As filed with the Securities and Exchange Commission on April 27, 2011

Registration No. 333-172900

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York

(State or other jurisdiction of incorporation or organization)

(Not applicable)

(Primary Standard Industrial Classification Code Number)

(Not applicable)

(I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000

(Address including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Keith F. Atkinson, Esquire
Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28226
(704) 988-1000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Jeffrey S. Puretz, Esquire
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller Reporting Company ☐

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580, 333-141513, 333-149862, 333-158136 and 333-165286 (collectively, the “Prior Registration Statements”).

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Accumulation units in TIAA Real Estate Account	*	*	$2,000,000,000**	$232,200**

*

The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

**

In addition to the $2,000,000,000 of accumulation units registered hereunder, the registrant is carrying forward securities which remain unsold but which were previously registered under the Prior Registration Statements for which filing fees were previously paid.

(1)

The Registrant paid filing fees in the amount of $71,300 in connection with the registration of accumulation units on its Registration Statement on Form S-1 (File No. 333-165286), which was initially filed with the Commission on March 5, 2010 and declared effective on April 30, 2010. The Registrant is not offsetting any filing fees previously paid in connection with any prior Registration Statement.

(2)	Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2011

PROSPECTUS

_____________, 2011

TIAA REAL ESTATE ACCOUNT

A Tax-Deferred Variable Annuity Option Offered by Teachers Insurance and Annuity Association of America

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, the income generated by those investments and the Account’s expenses. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate-related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs, costs associated with leverage on the Account’s properties, and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risk Factors” on page 14.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets over the next 12 months total 1.01%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of non-profit and governmental institutions. TIAA currently offers the Real Estate Account under the following annuity contracts:

▪	RA and GRAs (Retirement Annuities and Group Retirement Annuities)

▪	SRAs (Supplemental Retirement Annuities)

▪	GSRAs (Group Supplemental Retirement Annuities)

▪	Retirement Choice and Retirement Choice Plus Annuity

▪	GAs (Group Annuities) and Institutionally-Owned GSRAs

▪	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

▪	Keoghs

▪	ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval may be pending for certain of these contracts and they may not currently be available in your state. TIAA may also offer the Real Estate Account as an investment option under additional contracts, both at the individual and plan sponsor level, in the future.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please see Appendix C for definitions of certain special terms used in this prospectus.

The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

PROSPECTUS SUMMARY

TIAA REAL ESTATE ACCOUNT

          You should read this summary together with the more detailed information regarding the Account, including the Account’s financial statements and related notes, appearing elsewhere in this prospectus. More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877 518-9161 or visiting our website at www.tiaa-cref.org.

ABOUT THE TIAA REAL ESTATE ACCOUNT

          The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA) and interests in the Account were first offered to eligible participants on October 2, 1995. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

INVESTMENT OBJECTIVE

          The Account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs.

INVESTMENT STRATEGY

          Real Estate-Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in real estate,

•	Direct ownership of real estate through interests in joint ventures,

•	Indirect interests in real estate through real estate-related securities, such as:

•	real estate limited partnerships,

TIAA Real Estate Account ▪ Prospectus   3

•	real estate investment trusts (“REITs”), which investments may consist of common or preferred stock interests,

•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be REITs, and

•	conventional mortgage loans, participating mortgage loans, and collateralized mortgage obligations, including commercial mortgage-backed securities (“CMBS”) and other similar investments.

          The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account is targeted to hold between 65% and 80% of the Account’s net assets in such direct ownership interests at any time. Historically, over 70% of the Account’s net assets have been comprised of such direct ownership interests in real estate.

          In addition, while the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, such as REITs and CMBS, management intends that the Account will not hold more than 10% of its net assets in such securities on a long-term basis. Historically, less than 10% of the Account’s net assets have been comprised of interests in these securities. In particular, under the Account’s current investment guidelines, the Account is authorized to hold up to 10% of its net assets in CMBS. As of December 31, 2010, REIT securities comprised approximately 4.6% of the Account’s net assets, and the Account held no CMBS as of such date.

Non-Real Estate-Related Investments. The Account will invest the remaining portion of its assets (targeted to be between 15% and 25% of its net assets) in publicly-traded, liquid investments; namely:

•	U.S. treasury securities,

•	securities issued by U.S. government agencies or U.S. government sponsored entities,

•	corporate debt securities,

•	money market instruments, and

•	stock of companies that do not primarily own or manage real estate.

          However, from time to time (and most recently between late 2008 and mid 2010), the Account’s non-real estate-related liquid investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis and/or a gross basis), especially during and immediately following periods of significant net participant outflows, in particular due to significant participant transfer activity. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or there is a lack of attractive real estate-related investments available in the market.

Liquid Securities. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods of significant

4   Prospectus ▪ TIAA Real Estate Account

participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both publicly-traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).

          The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales of direct real estate assets, (iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to apply to acquire direct real estate investments, pay expenses or repay indebtedness.

          Foreign Investments. The Account from time to time will also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of December 31, 2010, foreign assets represented approximately 2.5% of the Account’s net assets (after netting out the fair value of debt on our foreign properties).

          Investments Summary. At December 31, 2010, the Account’s net assets totaled approximately $10.8 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, limited partnerships and real estate-related marketable securities, net of the fair value of mortgage loans payable on real estate, represented 77.6% of the Account’s net assets.

          At December 31, 2010, the Account held a total of 99 real estate property investments (including its interests in 11 real estate-related joint ventures), representing 75.0% of the Account’s total investments, measured on a gross asset value basis (“Total Investments”). As of that date, the Account also held investments in REIT equity securities (representing 3.9% of Total Investments), real estate limited partnerships (representing 2.14% of Total Investments), government agency notes (representing 11.8% of Total Investments) and U.S. Treasury Bills (representing 7.2% of Total Investments). See the Account’s audited financial statements for more information as to the Account’s investments as of December 31, 2010.

          Borrowing. The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30%. The Account’s “loan to value ratio” at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.

TIAA Real Estate Account ▪ Prospectus   5

However, under the Account’s investment guidelines, through December 31, 2011:

•

the Account will maintain outstanding debt in an aggregate principal amount not to exceed the principal amount of debt outstanding as of the date of adoption of such guidelines in July 2009 (approximately $4.0 billion); and

•

subject to this $4.0 billion limitation, the Account may incur and/or maintain debt on its properties (including refinancing outstanding debt, assuming debt on the Account’s properties, extending the maturity date of outstanding debt and/or incurring new debt on its properties).

As of December 31, 2010, the Account’s loan to value ratio was approximately 24.3%.

          In addition, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account. See “General Investment and Operating Policies — Other Real Estate-Related Policies — Borrowing” on page 38.

SUMMARY OF EXPENSE DEDUCTIONS

          Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

          The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2011 through April 30, 2012. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

6   Prospectus ▪ TIAA Real Estate Account

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.410%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees

Administration	0.265%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments

Distribution	0.075%	For services and expenses associated with distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.210%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction[1,2]	1.010%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.

Please see “Expense Deductions” on page 62 and “Selected Financial Data” on page 65 for additional information.

TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

          Example. The following table shows you an example of the expenses you would incur on a hypothetical investment of $10,000 in the TIAA Real Estate Account over several periods. The table assumes a 5% annual return on assets and an annual expense deduction equal to 1.01%. These figures do not represent actual expenses or investment performance, which may differ.

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	$104	$323	$560	$1,241

SUMMARY RISK FACTORS

          The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You may lose money by investing in this Account. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented in this prospectus before investing in the Account. The principal risks include the following:

•

Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or by tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism and acts of violence);

•

Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes

TIAA Real Estate Account ▪ Prospectus   7

represents its fair or full value, the lack of availability of financing (for potential purchasers of the Account’s properties), disruptions in the credit and capital markets, and the risk that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•

Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects, the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•

Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•

Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity and (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid real estate-related investments exceeding our long-term targeted holding levels;

•

Joint Venture Investments: The risks associated with joint venture partnerships, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;

•

Foreign Investments: The risks associated with purchasing, owning and disposing foreign investments (primarily real estate properties), including political risk, the risk associated with currency fluctuations, regulatory and taxation risks and risks of enforcing judgments;

•

Conflicts of Interests: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts associated

8   Prospectus ▪ TIAA Real Estate Account

with satisfying its fiduciary duties to all such accounts and funds associated with purchasing, selling and leasing of properties;

•

Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

•

Government and Government Agency Securities: Risks associated with investment securities issued by U.S. government agencies and U.S. government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. government, and that transaction activity may fluctuate significantly from time to time, which could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time; and

•

Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;

•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;

•	Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment; and

•	Deposit/money market risk — Risk that the Account could experience losses if banks fail.

          More detailed discussions of these risks and other risk factors associated with an investment in the Account are contained starting on page 14 of this prospectus in the section entitled “Risk Factors.”

VALUING THE ACCOUNT’S ASSETS

          The assets of the Account are valued at the close of each Valuation Day and the Account calculates and publishes a unit value, which is available on TIAA-CREF’s website (www.tiaa-cref.org), for each Valuation Day. The values of the Account’s properties are adjusted daily to account for capital expenditures and appraisals as they occur.

          With respect to the Account’s real property investments, following the initial purchase of a property or the making of a mortgage loan on a property by the Account (at which time the Account normally receives an independent appraisal on such property), each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties is appraised each quarter by an independent external state-certified (or its foreign equivalent) appraiser (which we refer to in this prospectus as an “independent appraiser”) who is a member of a professional

TIAA Real Estate Account ▪ Prospectus   9

appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each of these quarterly appraisals, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

          In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments and thus adjustments to the valuations of its holdings (to the extent adjustments are made) that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis and are included in the Account’s daily unit value.

          As of December 31, 2010, the Account’s net assets totaled approximately $10.8 billion. See “Valuing the Account’s Assets” on page 55 for more information on how each class of the Account’s investments are valued.

PAST PERFORMANCE

          The bar chart and performance table below illustrate how investment performance during the accumulation period has varied. The chart shows the Account’s total return (which includes all expenses) during the accumulation period over each of the last ten calendar years. It also shows the Account’s returns during the accumulation period for the one-, three-, five-and ten-year periods through December 31, 2010. These returns represent the total return during each such year and reflect both the Account’s investment income and capital appreciation from the Account’s total investments during each such year. How the Account has performed in the past is not necessarily an indication of how it will perform in the future. Please see “Risk Factors” beginning on page 14.

Best quarter: 5.68%, for the quarter ended December 31, 2010.
Worst quarter: –9.96%, for the quarter ended June 30, 2009.

10   Prospectus ▪ TIAA Real Estate Account

AVERAGE ANNUAL TOTAL RETURNS (AS OF DECEMBER 31, 2010)

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	13.3%	–11.1%	–1.8%	3.3%

ABOUT TIAA AND TIAA’S ROLE WITH THE ACCOUNT

          TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in New York State in 1952. Together, TIAA and CREF, serving approximately 3.7 million people and approximately 15,000 institutions as of December 31, 2010, form the principal retirement system for the nation’s education and research communities and form one of the largest pension systems in the U.S., based on assets under management. As of December 31, 2010, TIAA’s total statutory admitted assets were approximately $214.5 billion; the combined assets under management for TIAA, CREF and other entities within the TIAA-CREF organization (including TIAA-sponsored mutual funds) totaled approximately $453.4 billion. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

          The Account does not have officers, directors or employees. TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at-cost” basis.

          With its over 60 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2010, the TIAA General Account had a mortgage and real property portfolio (including interests in real estate funds and joint ventures but excluding Real Estate Account units owned by TIAA, mortgage-backed securities and REIT securities) valued at approximately $20.4 billion.

          Liquidity Guarantee. In the event that the Account’s level of liquidity is not sufficient to guarantee that Account participants may redeem their accumulation units (at their accumulation unit value as of the date of such redemption request received in good order), the TIAA General Account will purchase accumulation units issued by the Account (sometimes called “liquidity units”) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Account.

TIAA Real Estate Account ▪ Prospectus   11

          This liquidity guarantee was first exercised in December 2008 and, as of the date of this prospectus, has not been exercised since June 2009. As of the date of this prospectus, TIAA owns 4.7 million liquidity units, representing approximately 9.8% of the Account’s outstanding accumulation units as of such date. The Account’s independent fiduciary is vested with oversight of the liquidity guarantee, including overseeing the timing of any redemption of liquidity units held by TIAA.

          The independent fiduciary has indicated to management that, as of the date of this prospectus, it intends to initiate systematic redemptions of the liquidity units held by the TIAA General Account at such times as it deems appropriate but no earlier than June 2011. The independent fiduciary currently intends to cause such redemptions only (i) if recent historical net participant activity has been positive and (ii) if the Account is projected to hold at least 22% of its net assets in cash, cash equivalents and publicly traded, liquid non-real estate-related securities, after taking into account certain projected sources and uses of cash flow into the Account. In addition, the independent fiduciary’s intention is that redemptions over any given period would not exceed recent historical net participant activity. The independent fiduciary reserves the right to authorize or direct the redemption of all or a portion of liquidity units at any time. See “Establishing and Managing the Account — The Role of TIAA — Liquidity Guarantee” on page 42 and “—Role of the Independent Fiduciary” on page 44.

THE CONTRACTS

          TIAA offers the Account as a variable option for the annuity contracts listed on the cover page of this prospectus, although some employer plans may not offer the Account as an option for certain contracts. Each payment to the Account buys a number of accumulation units. Similarly, any transfer or withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for an accumulation unit, and the price you receive for an accumulation unit when you redeem accumulation units, is the accumulation unit value (which we sometimes call the “AUV”) calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer).

          The Right to Cancel Your Contract. Generally, you may cancel any RA, SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right.

          Transfers and Withdrawals. Subject to the terms of the contracts and your employer’s plan, you can move your money to and from the Account in the following ways:

•

from the Account to a CREF investment account, a TIAA Access variable account (if available), TIAA’s traditional annuity or a fund (including TIAA-CREF affiliated funds) or other option available under your plan;

•	to the Account from a CREF investment account, a TIAA Access variable account (if available), TIAA’s traditional annuity (transfers from TIAA’s

12    Prospectus ▪ TIAA Real Estate Account

traditional annuity under RA, GRA or Retirement Choice contracts are subject to restrictions), a TIAA-CREF affiliated fund or from other companies/plans;

•	by withdrawing cash; and/or

•	by setting up a program of automatic withdrawals or transfers.

          Importantly, transfers out of the Account to a TIAA or CREF account or into another investment option can be executed on any business day but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter. Other limited exceptions may apply. Also, transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.

          In addition, effective March 31, 2011 (or such later date as indicated in the contract or contract endorsement), individual participants with contracts issued in certain jurisdictions will be limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. Categories of transactions that TIAA deems “internal funding vehicle transfers” for purposes of this limitation are described in detail on page 116. By limiting these transfers to the Real Estate Account, we expect the amount of funds going into and out of the Account will be more predictable, which we believe will enhance our ability to invest and manage the Real Estate Account’s portfolio with a long-term perspective. Management expects that participant inflow activity will be tempered, perhaps to a significant degree, following the effective date of this limitation. See “How to Transfer and Withdraw Your Money” beginning on page 111.

          The Annuity Period. Your income payments may be paid out of the Account through a variety of income options. Ordinarily, your annuity payments begin on the date you designate as your annuity starting date, subject to the terms of your employer’s plan. Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date and annuity payments can change after the initial payment based on the Account’s investment experience, the income option you choose and the income change method you choose. Important tax considerations may also apply. See “Receiving Annuity Income” beginning on page 119.

          Death Benefits. Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death. Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse and federal and state law may impose additional restrictions. If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on

TIAA Real Estate Account ▪ Prospectus    13

interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period. Death benefits may be paid out during the accumulation period (currently under one of five available methods) or during the annuity period. Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. See “Death Benefits” on page 124.

RISK FACTORS

          The value of your investment in the Account will fluctuate based on the value of the Account’s assets, the income the assets generate and the Account’s expenses. You can lose money by investing in the Account. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. In particular, for a discussion of how forward-looking statements contained in this prospectus are subject to uncertainties that are difficult to predict, which may be beyond management’s control and which could cause actual results to differ materially from historical experience or management’s present expectations, please refer to the subsection entitled “Forward-Looking Statements,” which is contained in the section entitled “Management’s Discussion and Analysis of the Account’s Financial Condition and Results of Operations,” on page 67.

RISKS ASSOCIATED WITH REAL ESTATE INVESTING

          General Risks of Acquiring and Owning Real Property: As referenced elsewhere in this prospectus, the substantial majority of the Account’s net assets are comprised of direct ownership interests in real estate. As such, the Account is particularly subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Adverse Global and Domestic Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:

•

adverse domestic or global economic conditions, particularly in the event of a deep recession which results in significant employment losses across many sectors of the economy and reduced levels of consumer spending;

	•	a weak market for real estate generally and/or in specific locations where the Account may own property;

	•	the availability of financing (both for the Account and potential purchasers of the Account’s properties);

	•	an oversupply of, or a reduced demand for, certain types of real estate properties;

14   Prospectus ▪ TIAA Real Estate Account

•	business closings, industry or sector slowdowns, employment losses and related factors;

•	natural disasters, flooding and other significant and severe weather-related events, including those caused by global climate change;

•	terrorist attacks and/or other man-made events; and

•	decline in population or shifting demographics.

          The incidence of some or all of these factors could reduce occupancy, rental rates and the market value of the Account’s real properties or interests in investment vehicles (such as limited partnerships) which directly hold real properties.

•

Concentration Risk. The Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Further, while the Account seeks diversification across its four primary property types: office, industrial, retail and multi-family residential properties, the Account may experience periods where it has concentration in one property type, increasing the potential exposure if there were to be an oversupply of, or a reduced demand for, certain types of real estate properties in the markets in which the Account operates.

Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. In particular, the Account owns and operates a number of industrial properties, which typically feature larger tenant concentration. The insolvency and/or closing of a single tenant in one of our industrial properties may significantly impair the income generated by an industrial property, and may also depress the value of such property.

If any or all of these events occur, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated. Also, the Account could experience a more rapid negative change in the value of its real estate investments than would be the case if its real estate investments were more diversified.

•

Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue and investment return, to decline, which would adversely impact the Account’s results and investment returns. These factors include the following:

•

A property may be unable to attract new tenants or retain existing tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period or multiple tenants exercise early termination at the same time.

•

The financial condition of our tenants may be adversely impacted, particularly in a prolonged economic downturn. The Account could lose revenue if tenants do not pay rent when contractually obligated, request some form of rent relief and/or default under a lease at one of the Account’s properties. Such a default could occur if a tenant declared bankruptcy, suffered from a lack of liquidity, failed to continue to operate its business or

TIAA Real Estate Account ▪ Prospectus    15

for other reasons. In the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant, particularly if that tenant filed for bankruptcy protection. Further, any disputes with tenants could involve costly and time consuming litigation.

•

In the event a tenant vacates its space at one of the Account’s properties, whether as a result of a default, the expiration of the lease term, rejection of the lease in bankruptcy or otherwise, given current market conditions, we may not be able to re-lease the vacant space either (i) for as much as the rent payable under the previous lease or (ii) at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property.

•

In some instances, our properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require us to incur substantial expense in re-planning the space. Also, upon expiration of a lease, the space preferences of our major tenants may no longer align with the space they previously rented, which could cause those tenants to not renew their lease, or may require us to expend significant sums to reconfigure the space to their needs.

•

The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including variations in rental revenues due to customary “percentage rent” clauses which may be in place for retail tenants and the insolvency and/or closing of an anchor tenant. Many times, anchor tenants will be “big box” stores and other large retailers that can be particularly adversely impacted by a global recession and reduced consumer spending generally. Factors that can impact the level of consumer spending include increases in fuel and energy costs, residential and commercial real estate and mortgage conditions, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors.

•

Under certain circumstances, co-tenancy clauses in tenants’ leases may allow certain tenants in a retail property to terminate their leases, reduce or withhold rental payments when overall occupancy at the property falls below certain minimum levels. The insolvency and/or closing of an anchor tenant may also cause such tenants to terminate their leases, or to fail to renew their leases at expiration.

•

Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial

16   Prospectus ▪ TIAA Real Estate Account

developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies and policies (including the ability to incur significantly more leverage than the Account) that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results.

In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located, more suitable for tenants than our properties or have owners who may compete more aggressively for tenants, resulting in a competitive advantage for these other properties. We may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, limit our ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.

•

Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, litigation expenses associated with a property, maintenance and insurance costs that are not reimbursed by tenants increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations. In addition, our expenses of owning and operating a property are not necessarily reduced when our income from a property is reduced.

•

Condemnation. A governmental agency may condemn and convert for a public use (i.e., through eminent domain) all or a portion of a property owned by the Account. While the Account would receive compensation in connection with any such condemnation, such compensation may not be in an amount the Account believes represents equivalent value for the condemned property. Further, a partial condemnation could impair the ability of the Account to maximize the value of the property during its operation, including making it more difficult to find new tenants or retain existing tenants. Finally, a property which has been subject to a partial condemnation may be more difficult to sell at a price the Account believes is appropriate.

•

Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments. The Account cannot assure you that there will not be further terrorist attacks against the United States, U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent

TIAA Real Estate Account ▪ Prospectus    17

of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties and therefore your investment return.

          General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account.

•

The Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value. This illiquidity may result from the cyclical nature of real estate, general economic conditions impacting the location of the property, disruption in the credit markets or the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons. This might make it difficult to raise cash quickly which could impair the Account’s liquidity position (particularly during any period of sustained significant net participant outflows) and also could lead to Account losses. Further, the liquidity guarantee does not serve as a working capital facility or credit line to enhance the Account’s liquidity levels generally, as its purpose is tied to participants having the ability to redeem their accumulation units upon demand (thus, alleviating the Account’s need to dispose of properties solely to increase liquidity levels in what management deems a suboptimal sales environment).

•

The Account may need to provide financing to a purchaser if no cash buyers are available, or if buyers are unable to receive financing on terms enabling them to consummate the purchase. Such seller financing introduces a risk that the counterparty may not perform its obligations to repay the amounts borrowed from the Account to complete the purchase.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.

          Valuation and Appraisal Risks: Investments in the Account’s assets are stated at fair value, which is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value, particularly for real estate assets, involves significant judgment. Valuation of the Account’s real estate properties (which comprise a substantial majority of the Account’s net assets) are based on real estate appraisals, which are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other

18    Prospectus ▪ TIAA Real Estate Account

things, market prices for comparable real estate may be volatile, in particular if there has been a lack of recent transaction activity in such market. Recent disruptions in the macroeconomy, real estate markets and the credit markets have led to a significant decline in transaction activity in most markets and sectors and the lack of observable transaction data may have made it more difficult for an appraisal to determine the fair value of the Account’s real estate. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted, and subsequent changes to such data, after an appraiser has used such data in connection with the appraisal, may not be adequately captured in the appraised value.

          Further, as the Account generally obtains appraisals on a quarterly basis, there may be circumstances in the period between appraisals or interim valuation adjustments in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

          If the appraised values of the Account’s properties as a whole are too high, those participants who purchased accumulation units prior to (i) a downward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a lower price than the appraised value will be credited with less of an interest than if the value had previously been adjusted downward. Also, those participants who redeem during any such period will have received more than their pro rata share of the value of the Account’s assets, to the detriment of other non-redeeming participants. In particular, appraised property values may prove to be too high (as a whole) in a rapidly declining commercial real estate market. Further, implicit in the Account’s definition of fair value is a principal assumption that there will be a reasonable time to market a given property and that the property will be exchanged between a willing buyer and willing seller in a non-distressed scenario. However, an appraised value may not reflect the actual realizable value that would be obtained in a rush sale where time was of the essence. Also, appraised values may lag actual realizable values to the extent there is significant and rapid economic deterioration in a particular geographic market or a particular sector within a geographic market.

          If the appraised values of the Account’s properties as a whole are too low, those participants who redeem prior to (i) an upward valuation adjustment of a property or multiple properties or (ii) a property or properties being sold for a higher price than the appraised value will have received less than their pro rata share of the value of the Account’s assets, and those participants who purchase units during any such period will be credited with more than their pro rata share of the value of the Account’s assets.

          Finally, the Account recognizes items of income (such as net operating income from real estate investments, distributions from real estate limited partnerships or joint ventures, or dividends from REIT stocks) and expense in many cases on an intermittent basis, where the Account cannot predict with certainty the magnitude or the timing of such item. As such, even as the Account estimates items of net operating income on a daily basis, the AUV for the Account may

TIAA Real Estate Account ▪ Prospectus   19

fluctuate, perhaps significantly, from day to day, as a result of adjusting these estimates for the actual recognized item of income or expense.

          Investment Risk Associated with Participant Transactions: The amount we have available to invest in new properties and other real estate-related assets will depend, in large part, on the level of net participant transfers into or out of the Account as well as participant premiums into the Account. As noted elsewhere in this prospectus, the Account intends to hold between 15% and 25% of its net assets in investments other than real estate and real estate-related investments, comprised of publicly traded, liquid investments. These liquid assets are intended to be available to purchase real estate-related investments in accordance with the Account’s investment objective and strategy and are also available to meet participant redemption requests and the Account’s expense needs (including, from time to time, obligations on debt).

          In the second half of 2008 and in 2009, the Account experienced significant net participant transfers out of the Account. Due in large part to this activity, the TIAA liquidity guarantee was initially executed in December 2008. See “Establishing and Managing the Account — The Role of TIAA — Liquidity Guarantee” on page 42. The Account experienced net participant outflows in each quarter of 2009, causing the Account’s liquid assets to comprise less than 10% of the Account’s assets (on a net and total basis) throughout all of 2009 and into early 2010. Among other things, this continued shortfall in the amount of liquid assets impaired management’s ability to consummate new transactions. If the amount of net participant transfers out of the Account were to recur, particularly in the high volumes similar to that experienced in late 2008 and 2009, we may not have enough available liquid assets to pursue, or consummate, new investment opportunities presented to us that are otherwise attractive to the Account. This, in turn, could harm the Account’s returns. Even though net transfers out of the Account ceased in early 2010, there is no guarantee that redemption activity will not increase again, perhaps in a significant and rapid manner.

          Alternatively, periods of significant net transfer activity into the Account can result in the Account holding a higher percentage of its net assets in publicly traded liquid non-real estate-related investments than the Account’s managers would elect to hold under the Account’s long-term strategy. In the final three quarters of 2010, unlike the first quarter of 2010, the Account experienced net participant transfer activity into the Account in the amount of $1.4 billion, and net participant transfer activity was also positive in the first quarter of 2011. As of March 31, 2011, the Account’s non-real estate-related liquid investments (along with its cash and cash equivalents) comprised 24.9% of its net assets. At times, the portion of the Account’s net assets invested in these types of liquid instruments may exceed 25%, particularly if the Account receives a large inflow of money in a short period of time, coupled with a lack of attractive real estate-related investments on the market. In an appreciating real estate market generally, this large percentage of assets held in liquid investments and not in real estate and real estate-related investments may impair the Account’s overall returns. This scenario may be exacerbated in a low interest rate environment for U.S. Treasury securities and related highly liquid securities, such as has existed since 2009. In addition, to manage cash flow, the Account may

20   Prospectus ▪ TIAA Real Estate Account

temporarily hold a higher percentage of its net assets in liquid real estate-related securities, such as REIT and CMBS securities, than its long-term targeted holdings in such securities, particularly during and immediately following times of significant net transfer activity into the Account. Such holdings could increase the volatility of the Account’s returns.

          Risks of Borrowing: The Account acquires some of its properties subject to existing financing and from time to time borrows new funds at the time of purchase. Also, the Account may from time to time place new leverage on, increase the leverage already placed on, or refinance maturing debt on, existing properties the Account owns. Under the Account’s current investment guidelines, the Account intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto). As of December 31, 2010, the Account’s loan to value ratio was approximately 24.3%. However, through December 31, 2011, the Account is permitted to maintain indebtedness, in the aggregate, either directly or through its joint venture investments, in an amount up to approximately $4.0 billion, which, as of December 31, 2010, would represent a loan to value ratio of approximately 27.7%. Also, the Account may borrow up to 70% of the then-current value of a particular property. Non-construction mortgage loans on a property will be non-recourse to the Account.

          Among the risks of borrowing money or otherwise investing in a property subject to a mortgage are:

•

General Economic Conditions. General economic conditions, dislocations in the capital or credit markets generally or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing or refinancing for its property investments on favorable terms or at all, regardless of the quality of the Account’s property for which financing or refinancing is sought. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property. Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect our access to financing necessary to make profitable real estate investments. Our failure to obtain financing or refinancing on favorable terms due to the current state of the credit markets or otherwise could have an adverse impact on the returns of the Account.

•

Default Risk. The property may not generate sufficient cash flow to support the debt service on the loan, the property may fail to meet certain financial or operating covenants contained in the loan documents and/or the property may have negative equity (i.e., the loan balance exceeds the value of the property). In any of these circumstances, we may default on the loan, including due to the failure to make required debt service payments when due. If a loan is in default, the Account may determine that it is not economically desirable and/or in the best interests of the Account to continue to make payments on the loan (including accessing other sources of funds to support debt service on the loan), and/or the Account may not be able to otherwise remedy such

TIAA Real Estate Account ▪ Prospectus   21

default on commercially reasonable terms or at all. In either case, the lender then could accelerate the outstanding amount due on the loan and/or foreclose on the underlying property, in which case the Account could lose the value of its investment in the foreclosed property. Further, any such default or acceleration could trigger a default under loan agreements in respect of other Account properties pledged as security for the defaulted loan. Finally, any such default could increase the Account’s borrowing costs, or result in less favorable terms, with respect to financing future properties.

•

Balloon Maturities. If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property, and the Account could lose the value of its investment in that property.

•

Variable Interest Rate Risk. If the Account obtains variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time. Any hedging activities the Account engages in to mitigate this risk may not fully protect the Account from the impact of interest rate volatility.

•

Valuation Risk. The market valuation of mortgage loans payable could have an adverse impact on the Account’s performance. Valuations of mortgage loans payable are generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs, and such valuations are subject to a number of assumptions and factors with respect to the loan and the underlying property, a change in any of which could cause the value of a mortgage loan to fluctuate.

          A general disruption in the credit markets, such as the disruption experienced in 2008 and 2009, may aggravate some or all of these risks.

          Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks, many of which are exacerbated when the consent of parties other than the Account are required to take action.

•	The co-venturer may have interests or goals inconsistent with those of the Account, including during times when a co-venturer may be experiencing financial difficulty. For example:

•

a co-venturer may desire a higher current income return on a particular investment than does the Account (which may be motivated by a longer-term investment horizon or exit strategy), or vice versa, which could cause difficulty in managing a particular asset;

22   Prospectus ▪ TIAA Real Estate Account

	•	a co-venturer may desire to maximize or minimize leverage in the venture, which may be at odds with the Account’s strategy;

•

a co-venturer may be more or less likely than the Account to agree to modify the terms of significant agreements (including loan agreements) binding the venture, or may significantly delay in reaching a determination whether to do so, each of which may frustrate the business objectives of the Account; and

•

for reasons related to its own business strategy, a co-venturer may have different concentration standards as to its investments (geographically, by sector, or by tenant), which might frustrate the execution of the business plan for the joint venture.

•

The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of committed capital, expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, any of which could expose the Account to greater liabilities than expected and frustrate the investment objective of the venture.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•

The Account may have limited rights with respect to the underlying property pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property, and a co-venturer could have approval rights over the marketing or the ultimate sale of the underlying property.

•

The terms of the Account’s ventures often provide for complicated agreements which can impede our ability to direct the sale of the property owned by the venture at times the Account views most favorable. One such agreement is a “buy-sell” right, which may force us to make a decision (either to buy our co-venturer’s interest or sell our interest to our co-venturer) at inopportune times.

•	A co-venturer can make it harder for the Account to transfer its equity interest in the venture to a third party, which could adversely impact the valuation of the Account’s interest in the venture.

          Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multifamily residential properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of acquiring, owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.

          Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be

TIAA Real Estate Account ▪ Prospectus   23

liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it did not know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account does not properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds. These laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required cleanup relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets. Finally, while we may from time to time acquire third-party insurance related to environmental risks, such insurance coverage may be inadequate to cover the full cost of any loss and would cause us to be reliant on the financial health of our third-party insurer at the time any such claim is submitted.

          Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, wind, floods or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them. Further, the terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. If a disaster that we have not insured against occurs, if the insurance contains a high deductible, and/or if the aggregate insurance proceeds for a particular type of casualty are capped, the Account could lose some of its original investment and any future profits from the property. Also, the Account may not have sufficient access to internal or external sources of funding to repair or reconstruct a damaged property to the extent insurance proceeds do not cover the full loss. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant, and any such vacancy might impact the value of that property. Finally, as with respect to all third-party insurance, we are reliant on the continued financial health of such insurers and their ability to pay on valid claims. If the financial health of an insurer were to deteriorate quickly, we may not be able to find adequate coverage from another carrier on favorable terms, which could adversely impact the Account’s returns.

24   Prospectus ▪ TIAA Real Estate Account

          Risks of Developing or Redeveloping Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop or redevelop a property or buys a recently constructed property, it may face the following risks:

•

There may be delays or unexpected increases in the cost of property development, redevelopment and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

•

If we were viewed as developing or redeveloping underperforming properties, suffering losses on our investments, or defaulting on any loans on our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, venture partners and tenants.

•

Because external factors may have changed from when the project was originally conceived (e.g., slower growth in the local economy, higher interest rates, overbuilding in the area or the regulatory and permitting environment), the property may not attract tenants on the schedule we originally planned and/or may not operate at the income and expense levels first projected.

          Risks with Purchase-Leaseback Transactions: To the extent the Account invested in a purchase-leaseback transaction, the major risk is that the third party lessee will be unable to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

RISKS OF INVESTING IN REAL ESTATE INVESTMENT TRUST SECURITIES

          The Account from time to time invests in REIT securities. The Account’s investment in REITs may increase, as a percentage of net assets, during periods in which the Account is experiencing large net inflow activity, in particular due to net participant transfers into the Account. As of December 31, 2010, REIT securities comprised approximately 4.6% of the Account’s net assets. Investments in REIT securities are part of the Account’s real estate-related investment strategy and are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying properties owned by the entity, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own.

          REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. Many of the requirements to qualify as a REIT, however, are highly technical and complex. Failure to qualify as a

TIAA Real Estate Account ▪ Prospectus   25

REIT results in tax consequences, as well as disqualification from operating as a REIT for a period of time. Consequently, if we invest in a REIT security that later fails to qualify as a REIT, this may adversely affect the performance of our investment.

RISKS OF MORTGAGE-BACKED SECURITIES

          The Account from time to time has invested in mortgage-backed securities and may in the future invest in such securities. Mortgage-backed securities, such as CMBS, are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. The underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors.

          Importantly, the market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally (such as was recently the case, particularly in 2008 and 2009) may cause there to be a very limited or even no secondary market for these securities and they therefore may be harder to sell than other securities.

RISKS OF U.S. GOVERNMENT AGENCY SECURITIES AND CORPORATE OBLIGATIONS

          The Account invests in securities issued by U.S. government agencies and U.S. government-sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. government, which could adversely affect the pricing and value of such securities. Also, the Account invests in corporate obligations (such as commercial paper) and while the Account seeks out such holdings in short-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly when there are general dislocations in the finance or credit markets, such as has recently been the case. Any such volatility could have a negative impact on the value of these securities. Further, transaction activity generally may fluctuate significantly from time to time, which could impair the Account’s ability to dispose of a security at a

26   Prospectus ▪ TIAA Real Estate Account

favorable time, regardless of the credit quality of the underlying issuer. Further, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate, which could cause the obligations to be downgraded and hamper the value or the liquidity of these securities.

RISKS OF LIQUID INVESTMENTS

          The Account’s investments in liquid investments (whether real estate-related, such as REITs, CMBS or some mortgage loans receivable, or non-real estate-related, such as cash equivalents and government securities, and whether debt or equity), are subject to the following general risks:

•

Financial / Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets even regardless of the credit quality or financial condition of the underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility over the past year. Also, to the extent the Account holds debt securities, changes in overall interest rates can cause price fluctuations.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

•

Deposit / Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. In addition, there is some risk that investments held in money market accounts or funds can suffer losses.

          Further, to the extent that a significant portion of the Account’s net assets at any particular time are comprised of cash, cash equivalents and non-real estate-related liquid securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable real estate-related investments.

RISKS OF FOREIGN INVESTMENTS

          In addition to other investment risks noted above, foreign investments present the following special risks:

•

The value of foreign investments or rental income can increase or decrease due to changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments and foreign regulations. The Account translates into U.S. dollars purchases and sales of securities, income receipts and expense payments made in foreign currencies at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in currency exchange rates on investments and mortgage loans payable is included in the

TIAA Real Estate Account ▪ Prospectus   27

Account’s net realized and unrealized gains and losses. As such, fluctuations in currency exchange rates may impair the Account’s returns.

•	The Account may, but is not required to, hedge its exposure to changes in currency rates, which could involve extra costs. Further, any hedging activities might not be successful.

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•

The regulatory environment in non-U.S. jurisdictions may disfavor owners and operators of real estate investment properties, resulting in less predictable and/or economically harmful outcomes if the Account were to face a significant dispute with a tenant or with a regulator itself.

•

It may be more difficult to obtain and collect a judgment on foreign investments than on domestic investments, and the costs associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

•

We may invest from time to time in securities issued by (1) entities domiciled in foreign countries, (2) domestic affiliates of such entities and/or (3) foreign domiciled affiliates of domestic entities. Such investments could be subject to the risks associated with investments subject to foreign regulation, including political unrest or the repatriation or nationalization of the issuer’s assets. These events could depress the value of such securities and/or make such securities harder to sell on favorable terms, if at all.

RISKS OF INVESTING IN MORTGAGE LOANS

          The Account’s investment strategy includes, to a limited extent, investments in mortgage loans (i.e., the Account serving as lender).

•	General Risks of Mortgage Loans. The Account will be subject to the risks inherent in making mortgage loans, including:

•

The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security.

•

The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanics or tax liens, may have priority over the Account’s security interest.

•

A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

28   Prospectus ▪ TIAA Real Estate Account

	•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•

If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields than that which is then available in the market if interest rates rise generally.

•

Prepayment Risks. The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

•

Interest Limitations. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may be unable to enforce payment of the loan.

•	Risks of Participations. To the extent the Account invested in a participating mortgage, the following additional risks would apply:

•

The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

CONFLICTS OF INTEREST WITHIN TIAA

          General. TIAA and its affiliates (including Teachers Advisors, Inc., its wholly owned subsidiary and a registered investment adviser) have interests in other real estate programs and accounts and also engage in other business activities and as such, they will have conflicts of interest in allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of

TIAA Real Estate Account ▪ Prospectus   29

revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to other current and potential TIAA-sponsored investment vehicles with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives.

          Liquidity Guarantee: In addition, as discussed elsewhere in this prospectus, the TIAA General Account provides a liquidity guarantee to the Account. As of the date of this prospectus, TIAA owns liquidity units purchased pursuant to this guarantee. While an independent fiduciary is responsible for establishing a “trigger point” (a percentage of TIAA’s ownership of liquidity units beyond which TIAA’s ownership may be reduced at the fiduciary’s direction), there is no express cap on the amount TIAA may be obligated to fund under this guarantee. Further, the Account’s independent fiduciary will oversee any redemption of TIAA liquidity units and, as of the date of this prospectus, has indicated an intent to consider systematic redemptions commencing as early as June 2011. TIAA’s ownership of liquidity units (including the potential for changes in its levels of ownership in the future) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, the value of TIAA’s liquidity units fluctuates in the same manner as the value of accumulation units held by all participants. Any perception of a conflict of interest could cause participants to transfer accumulations out of the Account to another investment option, which could have an adverse impact on the Account’s ability to act most optimally upon its investment strategy. For a discussion of the relevant allocation policies and procedures TIAA has established as well as a summary of other conflicts of interest which may arise as a result of TIAA’s management of the Account, see “Establishing and Managing the Account — the Role of TIAA — Conflicts of Interest.”

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

          Investors do not have the opportunity to evaluate the economic or financial merit of the purchase of a property or other investment before the Account completes the purchase, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments in accordance with any such amended investment objective without the consent of the Account’s investors.

RISKS OF REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940

          The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to

30   Prospectus ▪ TIAA Real Estate Account

register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

          If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, record keeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.

THE ACCOUNT’S INVESTMENT OBJECTIVE AND STRATEGY

          Investment Objective: The Account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs.

          Investment Strategy:

          Real Estate-Related Investments. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. These investments may consist of:

•	Direct ownership interests in real estate,

•	Direct ownership of real estate through interests in joint ventures,

•	Indirect interests in real estate through real estate-related securities, such as:

	•	real estate limited partnerships,

	•	REITs, which investments may consist of common or preferred stock interests,

	•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) which may not be REITs, and

	•	conventional mortgage loans, participating mortgage loans, and collateralized mortgage obligations, including CMBS and other similar investments.

TIAA Real Estate Account ▪ Prospectus   31

          The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account is targeted to hold between 65% and 80% of the Account’s net assets in such direct ownership interests at any time. Historically, over 70% of the Account’s net assets have been comprised of such direct ownership interests in real estate.

          In addition, while the Account is authorized to hold up to 25% of its net assets in liquid real estate-related securities, such as REITs and CMBS, management intends that the Account will not hold more than 10% of its net assets in such securities on a long-term basis. Historically, less than 10% of the Account’s net assets have been comprised of interests in these securities. In particular, under the Account’s current investment guidelines, the Account is authorized to hold up to 10% of its net assets in CMBS. As of December 31, 2010, REIT securities comprised approximately 4.6% of the Account’s net assets, and the Account held no CMBS as of such date.

          Non-Real Estate-Related Investments. The Account will invest the remaining portion of its assets (targeted to be between 15% and 25% of its net assets) in publicly-traded, liquid investments; namely:

•	U.S. treasury securities,

•	securities issued by U.S. government agencies or U.S. government sponsored entities,

•	corporate debt securities,

•	money market instruments, and

•	stock of companies that do not primarily own or manage real estate.

          However, from time to time (and most recently between late 2008 and mid 2010), the Account’s non-real estate-related liquid investments may comprise less than 15% (and possibly less than 10%) of its assets (on a net basis and/or a gross basis), especially during and immediately following periods of significant net participant outflows, in particular due to significant participant transfer activity. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or there is a lack of attractive real estate-related investments available in the market.

          Liquid Securities. Primarily due to management’s need to manage fluctuations in cash flows, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, the Account may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets) in liquid securities of all types, including both publicly-traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).

          The portion of the Account’s net assets invested in liquid investments of all types may exceed the upper end of its target, for example, if (i) the Account receives a large inflow of money in a short period of time, in particular due to

32   Prospectus ▪ TIAA Real Estate Account

significant participant transfer activity into the Account, (ii) the Account receives significant proceeds from sales of direct real estate assets, (iii) there is a lack of attractive direct real estate investments available on the market, and/or (iv) the Account anticipates more near-term cash needs, including to apply to acquire direct real estate investments, pay expenses or repay indebtedness.

          At December 31, 2010, the Account’s net assets totaled approximately $10.8 billion. As of that date, the Account’s investments in real estate properties, real estate joint ventures, limited partnerships and real estate-related marketable securities, net of the fair value of mortgage loans payable on real estate, represented 77.6% of the Account’s net assets.

          As discussed in more detail on page 42 under “Establishing and Managing the Account — The Role of TIAA — Liquidity Guarantee” and pursuant to its existing liquidity guarantee obligation, TIAA has agreed to purchase accumulation units issued by the Account in the event the Account has insufficient cash and liquid investments to ensure the ability, on its own, to fund participant transfer, redemption or withdrawal requests. This liquidity guarantee was first exercised in December 2008 and as of the date of this prospectus, was last exercised in June 2009.

          Borrowing. The Account may borrow money and assume or obtain a mortgage on a property. Under the Account’s current investment guidelines, the Account intends to maintain a loan to value ratio at or below 30% (however, through December 31, 2011, the Account may incur leverage up to an aggregate principal amount of approximately $4.0 billion). See “About the Account’s Investments — In General” below for more information.

          At December 31, 2010, the Account held a total of 99 real estate property investments (including its interests in 11 real estate-related joint ventures), representing 75.0% of the Account’s total investments, measured on a gross asset value basis (“Total Investments”). As of that date, the Account also held investments in REIT equity securities (representing 3.9% of Total Investments), real estate limited partnerships (representing 2.1% of Total Investments), government agency notes (representing 11.8% of Total Investments) and U.S. Treasury Bills (representing 7.2% of Total Investments).

ABOUT THE ACCOUNT’S INVESTMENTS — IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

          Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, primarily office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion, the Account might invest in real estate development projects or engage in redevelopment projects. The Account does not directly invest in single-family residential real estate, nor does it currently invest in residential mortgage-backed securities (“RMBS”), although it may invest in such securities in the future.

TIAA Real Estate Account ▪ Prospectus   33

          Purchase-Leaseback Transactions: Although it has not yet done so, the Account can enter into purchase-leaseback transactions (leasebacks) in which it would buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

          In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account could seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest would be subject to greater risks.

INVESTMENTS IN MORTGAGES

          General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy — i.e., the Account will be a creditor. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized (i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity. In addition, the Account may originate a mortgage loan on a property it has recently sold (this is sometimes called “seller financing”).

          Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

          Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan;

•	extending the maturity of any mortgage loan made by the Account;

•	consenting to a sale of the property subject to a mortgage loan;

34   Prospectus ▪ TIAA Real Estate Account

•	financing the purchase of a property by making a new mortgage loan in connection with the sale; and/or
•	selling the mortgage loans, or portions of them, before maturity.

OTHER REAL ESTATE-RELATED INVESTMENTS

          Joint Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in joint ventures, limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate. Many times, the Account will have limited voting and management rights in a commingled vehicle, including over the selection and disposition of the underlying real estate-related assets owned by the vehicle, and the Account’s ability to sell freely its interests in commingled vehicles may be restricted by the terms of the governing agreements. From time to time, the Account may also serve as the manager or administrator for such a vehicle, for which it may earn fees. The Account will not hold real property jointly with TIAA or its affiliates.

          Real Estate Investment Trusts: The Account may invest in REITs, which are entities (usually publicly owned and traded) that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of an individual REIT, although at times it may gain exposure to REITs by purchasing index funds or exchange traded funds, or by purchasing REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as general economic and market conditions (in particular as to publicly traded REITs), the performance of the real estate sector in which the REIT primarily invests, cash flow, the skill of its management team, and defaults by its lessees or borrowers.

          Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including CMBS, RMBS, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related

TIAA Real Estate Account ▪ Prospectus   35

securities. Many classes of mortgage-backed securities have experienced volatility in pricing and liquidity since 2008.

          Stock of Companies Involved in Real Estate Activities: From time to time, the Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

NON-REAL ESTATE-RELATED INVESTMENTS

          The Account can also invest in:

•	U.S. treasury or U.S. government agency securities;

•

Money market instruments and other cash equivalents. These will usually be high-quality, short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities;

•

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multinational organizations, but only if they’re investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality); and

•	Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren’t involved in real estate, to a limited extent.

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

          The Account from time to time will also make foreign real estate investments. The Account from time to time will invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments, may not comprise more than 25% of the Account’s net assets. However, through the date of this prospectus, such foreign real estate-related investments have never represented more than 7.5% of the Account’s net assets and management does not intend such foreign investments to exceed 10% of the Account’s net assets. As of the date of this prospectus, the Account holds interests in two foreign property investments (one in the United Kingdom and one in France), which, after netting out the fair value of debt on such properties, as of December 31, 2010, represented approximately 2.5% of the Account’s net assets. See Appendix B for more information, including valuation information, concerning these investments.

          Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

36   Prospectus ▪ TIAA Real Estate Account

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

          Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property;

•	its operating history and its future income-producing capacity; and

•	the quality, operating experience, and creditworthiness of the tenants or the borrower.

          TIAA will also analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.

          Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property, geographic location and tenant mix. How much the Account diversifies will depend upon whether suitable investments are available, the Account’s ability to divest of properties that are in over-concentrated locations or sectors, and how much the Account has available to invest.

          Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85% of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

          Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits, although proceeds from sales of real estate investments do play a role in the Account’s cash management generally. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which management believes:

•	have maximized in value;

•	have underperformed or face deteriorating property-specific or market conditions;

•	represent properties needing significant capital infusions in the future;

•

management deems are appropriate to dispose of in order to remain consistent with its intent to diversify the Account by property type and geographic location (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations); and/or

•	otherwise do not satisfy the investment objectives or strategy of the Account.

          The Account will reinvest any sale proceeds that management doesn’t believe it will need to pay operating expenses, fund other obligations (such as debt obligations and funding commitments under limited partnership agreements) or to meet redemption requests (e.g., cash withdrawals or transfers).

TIAA Real Estate Account ▪ Prospectus   37

OTHER REAL ESTATE-RELATED POLICIES

          Appraisals and Valuations of Real Estate Assets: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans.

          Subsequently, each of the Account’s real properties are appraised, and mortgage loans are valued, at least once every calendar quarter. Each of the Account’s real estate properties are appraised each quarter by an independent third party appraiser who is a member of a professional appraisal organization. In addition, TIAA’s internal appraisal staff performs a review of each independent appraisal of each real estate property as the final step in the Account’s process of determining the value, in conjunction with the Account’s independent fiduciary, and TIAA’s internal appraisal staff or the independent fiduciary may request an additional appraisal or valuation outside of this quarterly cycle. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

          See “Valuing the Account’s Assets” on page 55 for more information on how each class of the Account’s investments (including assets other than real estate properties) are valued.

          Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. Under the Account’s current investment guidelines, management intends to maintain the Account’s loan to value ratio at or below 30%. However, through December 31, 2011:

•

the Account will maintain outstanding debt in an aggregate principal amount not to exceed the principal amount of debt outstanding as of the date of adoption of such guidelines in July 2009 (approximately $4.0 billion); and

•

subject to this $4.0 billion limitation, the Account is permitted under its investment guidelines to incur and/or maintain debt on its properties (including (i) refinancing outstanding debt, (ii) assuming debt on the Account’s properties, (iii) extending the maturity date of outstanding debt and/or (iv) incurring new debt on its properties).

          The Account’s loan to value ratio at any time is based on the ratio of the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets. By December 31, 2011, management intends the Account’s loan to value ratio to be 30% or less and thereafter intends to maintain its loan to value ratio at or below 30% (measured at the time of incurrence and after giving effect thereto).

38    Prospectus ▪ TIAA Real Estate Account

          In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio. Such prepayments may require the Account to pay fees or ‘yield maintenance’ amounts to lenders.

          In calculating outstanding indebtedness, we will include only the Account’s actual percentage interest in any borrowings on a joint venture investment and not that of any joint venture partner. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

          As of December 31, 2010, the aggregate principal amount of the Account’s outstanding debt (including the Account’s share of debt on its joint venture investments) was approximately $3.5 billion and the Account’s loan to value ratio was approximately 24.3%.

          The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse to the Account, meaning that if there is a default on a loan in respect of a specific property, the lender will have recourse to (i.e., be able to foreclose on) only the property encumbered (or the joint venture owning the property), or to other specific Account properties that may have been pledged as security for the defaulted loan, but not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

          The Account will not obtain mortgage financing on properties it owns from TIAA or any of its affiliates. Under certain circumstances, TIAA or an affiliate may provide a loan to a third party purchaser of a property sold by the Account, but no such financing will be made with respect to a property the Account still owns. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

          When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described in “Risk Factors – Risks of Borrowing” on page 21.

          In addition, while it has not done so through the date of this prospectus, the Account may obtain a line of credit to meet short-term cash needs, which line of credit may be unsecured and/or contain terms that may require the Account to secure a loan with one or more of its properties. Management expects the proceeds from any such short-term borrowing would be used to meet the cash flow needs of the Account’s properties and real estate-related investments, but depending on the circumstances, proceeds could be used for Account-level funding needs (including the need to honor unexpected participant withdrawal activity).

TIAA Real Estate Account ▪ Prospectus   39

          Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.

          Property Management and Leasing Services: The Account usually will hire a national or regional independent third party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, providing advice on major repairs and capital improvements and assisting the Account in ensuring compliance with environmental regulations. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

          Insurance: We intend to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real properties and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account currently participates in property, casualty and other related insurance programs as part of TIAA’s property insurance programs, and the Account only bears the cost of insuring only the properties it owns. The terms and conditions of the insurance coverage the Account has on its properties, in conjunction with the type of loss actually suffered at a property, may subject the property, or the Account as a whole, to a cap on insurance proceeds that is less than the loss or losses suffered. In addition, the Account’s insurance policies on its properties currently include catastrophic coverage for wind, earthquakes and terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for wind, earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires. While the Account will seek to have coverage placed with highly rated, financially healthy insurance carriers, the Account is reliant on the continued financial health of the third-party insurers it engages.

OTHER POLICIES

          Investment Company Act of 1940: The Account has not registered, and we intend to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act. This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.

          Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide to

40   Prospectus ▪ TIAA Real Estate Account

change, in its sole discretion, the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s traditional annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.

ESTABLISHING AND MANAGING THE ACCOUNT — THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

          TIAA’s Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the New York State Insurance Department (“NYSID”) and the insurance departments of the other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

          TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA has adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

•	identifying and recommending purchases, sales and financings of appropriate real estate-related and other investments;

•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account; and

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments.

          In addition, TIAA performs administration functions for the Account (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account (which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans) are performed by Services. TIAA and Services provide investment management, administration and distribution services, as applicable, on an “at-cost” basis. For more information about the charge for investment management, administration and distribution services, see “Expense Deductions” on page 62.

TIAA Real Estate Account ▪ Prospectus   41

          You don’t have the right to vote for TIAA Trustees. See “General Matters — Voting Rights” on page 132. For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio management team, see Appendix A of this prospectus.

          TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE

          The TIAA General Account provides the Account with a liquidity guarantee enabling the Account to have funds available to meet participant redemption, transfer or cash withdrawal requests. This guarantee is required by the NYID. If the Account can’t fund participant requests from the Account’s own cash flow and liquid investments, the TIAA General Account will fund such requests by purchasing accumulation units (accumulation units that are purchased by TIAA are generally referred to as “liquidity units”) issued by the Account. TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined after your transfer or cash withdrawal request is received in good order. Whether the liquidity guarantee is exercised is based on the cash level of the Account from time to time, as well as recent participant withdrawal activity and the Account’s expected working capital, debt service and cash needs, all subject to the oversight of the independent fiduciary. While the proceeds from liquidity unit purchases are not placed in a segregated account solely to fund participant requests, the guarantee is in place to meet participant needs. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (except for specifically prescribed systematic transfers established in accordance with the terms of the participant’s contract and employer’s plan), and cash withdrawals may be further restricted by the terms of your plan.

          TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described below under “—Role of the Independent Fiduciary,” the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds a predetermined trigger point. Even if this trigger point were reached and regardless of whether the independent fiduciary has required the Account to dispose of any assets, TIAA’s obligation to provide liquidity under the guarantee will continue.

          The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants. The independent fiduciary has indicated to management that,

42   Prospectus ▪ TIAA Real Estate Account

as of the date of this prospectus, it intends to initiate systematic redemptions of the liquidity units held by the TIAA General Account at such times as it deems appropriate but no earlier than June 2011. The independent fiduciary currently intends to cause such redemptions only (i) if recent historical net participant activity has been positive and (ii) if the Account is projected to hold at least 22% of its net assets in cash, cash equivalents and publicly traded, liquid non-real estate-related securities, after taking into account certain projected sources and uses of cash flow into the Account. In addition, the independent fiduciary’s intention is that redemptions over any given period would not exceed recent historical net participant activity. As of March 31, 2011, the Account held 24.9% of its net assets in such liquid non-real estate-related investments (along with its cash and cash equivalents).

          In administering redemptions, the independent fiduciary has indicated to management that it intends to evaluate, among other things (i) projected acquisitions and dispositions of real estate and real estate-related investments, (ii) participant inflow and outflow trends, (iii) the Account’s net income and (iv) obligations to make debt service payments and pay principal balances of mortgages on Account properties. The independent fiduciary is vested with oversight and approval over any redemption of liquidity units owned by TIAA, acting in the best interests of Real Estate Account participants.

          The independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed. There is no guarantee that the independent fiduciary will cause redemptions starting in June 2011 and even if redemptions do commence, management cannot predict the time period over which such redemptions would continue. Further, neither management nor the independent fiduciary can predict when TIAA’s liquidity units may be redeemed in full.

          Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. Finally, TIAA may redeem its liquidity units more frequently than once per calendar quarter, subject at all times to the oversight and approval of the Account’s independent fiduciary (discussed in more detail in the subsection entitled “—Role of the Independent Fiduciary” immediately below). The Account pays TIAA for the risk associated with providing the liquidity guarantee through a daily deduction from the Account’s net assets. See “Expense Deductions” on page 62.

          Primarily as a result of significant net participant transfers throughout 2008 (in particular, in the second half of 2008), pursuant to this liquidity guarantee obligation, the TIAA General Account first purchased liquidity units on December 24, 2008. Through the date of this prospectus, the TIAA General Account has paid an aggregate of approximately $1.2 billion to purchase liquidity units in a number of separate transactions, with the last such transaction occurring in June 2009. As of the date of this prospectus, no liquidity units have been redeemed by TIAA. Management cannot predict whether future liquidity unit purchases will be required under the liquidity guarantee.

TIAA Real Estate Account ▪ Prospectus   43

ROLE OF THE INDEPENDENT FIDUCIARY

          Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor in 1996 (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines. Real Estate Research Corporation, a real estate consulting firm whose principal offices are located in Chicago, Illinois, was initially appointed as independent fiduciary effective March 1, 2006 and currently serves as the Account’s independent fiduciary. The independent fiduciary’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;

•	reviewing and approving valuation procedures for the Account’s properties;

•

approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	reviewing and approving how the Account values accumulation and annuity units;

•	approving the appointment of all independent appraisers;

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values; and

•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to ensure the Account has correctly valued a property.

          In addition, Real Estate Research Corporation has certain responsibilities with respect to the Account that it had historically undertaken or is currently undertaking with respect to TIAA’s purchase and ownership of liquidity units, including among other things, reviewing the purchases and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In connection therewith, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total liquidity units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include:

44   Prospectus ▪ TIAA Real Estate Account

(i)	participating in the selection of properties for sale,

(ii)	providing sales guidelines, and

(iii)	approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

          As of the date of this prospectus, the independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary. As of December 31, 2010, TIAA owned approximately 9.8% of the outstanding accumulation units of the Account. In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with PTE 96-76 and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.

          A special subcommittee consisting of five (5) independent outside members of the Investment Committee of TIAA’s Board of Trustees renewed the appointment of Real Estate Research Corporation as the independent fiduciary for an additional three-year term, which appointment was effective as of January 1, 2009, and continues through February 29, 2012. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the subcommittee members disapprove the reappointment. The independent fiduciary can resign after at least 180 days’ written notice.

          TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA’s costs for retaining the independent fiduciary. Under PTE 96-76, the independent fiduciary must receive less than 5% of its annual gross revenues (including payment for its services to the Account) from TIAA and its affiliates.

          When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure, including the disclosure in this prospectus, you are also acknowledging that you approve and accept Real Estate Research Corporation or any successor to serve as the Account’s independent fiduciary.

CONFLICTS OF INTEREST

          General. Employees of TIAA that provide advice with respect to the Real Estate Account may also provide investment advice with respect to investments managed by Teachers Advisors, Inc. (“Advisors”), an indirect, wholly owned subsidiary of TIAA and a registered investment adviser. In addition, TIAA and its affiliates offer (and may in the future offer) other accounts and investment products that are not managed under an “at cost” expense structure. Therefore, TIAA and its employees may at times face various conflicts of interest. For example, the TIAA General Account and a privately offered core property investment fund managed by Advisors

TIAA Real Estate Account ▪ Prospectus   45

(the “core property investment fund”) may sometimes compete with the Real Estate Account in the purchase of investments. (Each of the TIAA General Account, the Real Estate Account and the core property investment fund together with any other real estate accounts or funds that are established or may be established by TIAA or its affiliates in the future, are herein referred to as an “account.”)

          Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Real Estate Account, the General Account, the core property investment fund and other accounts to avoid conflicts of interest. TIAA or its affiliates may form other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into these conflict of interest policies. TIAA does not accept acquisition or placement fees for the services it provides to the Account.

          Allocation Procedure. TIAA and its affiliates allocate new investments (including real property investments and discrete real estate-related investment opportunities, but generally not limited partnership investments) among the accounts in accordance with a written allocation procedure as adopted by TIAA and modified from time to time. Generally, the portfolio managers for each of the accounts will identify acquisition opportunities which conform to the investment strategy of the account. If more than one account expresses an interest and an informal resolution cannot be reached, a special TIAA Allocation Committee, consisting primarily of senior TIAA real estate professionals (including the portfolio managers for each account), will seek to resolve any conflict by considering a number of factors, including the investment strategy of the bidding account, the relative capital available for investment by each account, liquidity requirements, portfolio diversification, whether the property would be at a competitive disadvantage to properties owned by another account in the subject market and such other factors deemed relevant by the Allocation Committee (and subject to any investment limitations or other requirements in the account’s governing documents, investment guidelines or applicable laws or regulations (including ERISA and insurance laws)). If this analysis does not determine, by a unanimous vote of the Allocation Committee, which account should participate in a transaction, a strict rotation system will be used whereby the interested account highest on the list will be allowed to participate in the transaction, and then such account will drop to the bottom of the list thereafter. The secretary of the Allocation Committee will prepare a quarterly report describing the allocations made during the previous quarter based on this allocation procedure. This report will also be reviewed by a committee of senior TIAA executives which is separate from the Allocation Committee and which functions as an internal monitor of compliance with this allocation procedure.

          In addition, non-discretionary mandates within an account, where the account is a major co-investor, will be included as part of that account’s rotation and will not have a separate place in the foregoing rotation among accounts. If an account

46   Prospectus ▪ TIAA Real Estate Account

has more than one non-discretionary mandate with overlapping investment strategies, the portfolio manager for that account will maintain a strict rotation system to allocate among such mandates any opportunities that fit the mandates’ investment strategies and which the portfolio manager has elected to offer to the mandates. A non-discretionary mandate refers to a fund or account in which TIAA or its affiliates has no discretion to make investment decisions on behalf of the non-TIAA co-investor; in other words, each of TIAA and the co-investor would have to approve the acquisition of a property. Records of allocations made pursuant to intra-account rotations will be included on the quarterly real estate allocation report and provided to the Allocation Committee as described above.

          Leasing Conflicts. Conflicts could also arise because some properties in the TIAA General Account, the core property investment fund and other accounts may compete for tenants with the Real Estate Account’s properties. Management believes the potential for leasing conflicts are minimized by the unique characteristics of each property, including location, submarket, physical characteristics, amenities and lease rollover schedules. Management believes the differing business strategies of the accounts also reduce potential conflicts. If a conflict arises, as appropriate, the competing accounts will arrange that different property managers and leasing brokers are engaged, each charged with using their best efforts to support the property management and leasing activity for each particular property and an ethical screen will be placed between the internal asset managers for the respective properties. Any conflicts that arise will be reported to the next occurring TIAA Allocation Committee review meeting.

          Sales Conflicts. Conflicts could also potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers and/or if such purchaser has an ongoing business relationship with TIAA or one of its specific accounts.

          Liquidity Guarantee. TIAA’s ownership of liquidity units (including potential changes in future ownership levels) could result in the perception that TIAA is taking into account its own economic interests while serving as investment manager for the Account. In particular, there is the concern that TIAA could make investment decisions (and other management decisions) with respect to the Account which serve the interest of the TIAA General Account, at the expense of those participants that have chosen the Account as an investment option. This could manifest itself, among other ways, by the Account disposing its properties solely to raise liquidity in avoidance of having a need for the liquidity guarantee, or by foregoing otherwise attractive investment opportunities so as not to impair liquid asset levels.

          Management believes that any conflict (or potential conflict) is mitigated by, among other things, the detailed valuation procedure for the Account’s properties, which includes independent appraisals and the oversight of the independent fiduciary. Also, the independent fiduciary oversees the liquidity guarantee execution to ensure the proper unit values are applied, and the independent fiduciary will oversee any liquidity unit redemptions. Further, the independent fiduciary is vested with the right to establish a trigger point, which is a level of ownership at which the fiduciary is empowered, but not required, to reduce TIAA’s ownership interest (with

TIAA Real Estate Account ▪ Prospectus   47

the goal to mitigate any potential conflict of interest) through the means described in the immediately preceding section. For example, the independent fiduciary could perceive a conflict of interest if it believed that management directed the sale of properties solely to increase liquidity (not in accordance with the Account’s investment guidelines or at “fire sale” prices) with the sole goal of avoiding the need for further TIAA liquidity unit purchases under the liquidity guarantee. In such case, the independent fiduciary would be authorized to adjust the trigger point, at which time the fiduciary would have control over the sales of properties (including the timing and pricing) to ensure such sales are in the best interests of the Account.

          While it retains the oversight over the Account’s investment guidelines, valuation and appraisal matters and the liquidity guarantee as described above in “—Role of the Independent Fiduciary,” the independent fiduciary’s authority to override investment management decisions made by TIAA’s managers acting on behalf of the Account is limited to those circumstances after which the trigger point has been reached or during a wind-down of the Account.

INDEMNIFICATION

          The Account has agreed to indemnify TIAA and its affiliates, including its officers and trustees, against certain liabilities to the extent permitted by law, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

SUMMARY OF THE ACCOUNT’S PROPERTIES

THE PROPERTIES — IN GENERAL

          As of December 31, 2010, the Account owned a total of 99 real estate property investments (88 of which were wholly owned and 11 of which were held in real estate-related joint ventures), representing 75.0% of the Account’s total investment portfolio (on a gross asset value basis). The real estate portfolio included:

•	38 office property investments (four of which were held in joint ventures and one property located in London, United Kingdom);

•	25 industrial property investments (including one held in a joint venture);

•	20 apartment property investments;

•	15 retail property investments (including five held in joint ventures and one property located in Paris, France); and

•	a 75% joint venture interest in a portfolio of storage facilities located throughout the United States.

          Of the 99 real estate property investments, 29 were subject to mortgages (including seven joint venture property investments).

          In the tables and the footnotes contained in Appendix B to this prospectus, you will find more detailed information about each of the Account’s portfolio property investments as of December 31, 2010. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by

48   Prospectus ▪ TIAA Real Estate Account

the Account’s joint venture investments. Certain property investments detailed in Appendix B are comprised of a portfolio of properties.

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

          At December 31, 2010, the Account held 79 commercial (non-residential) property investments in its portfolio, including a portfolio of storage facilities located throughout the United States. Eleven of these property investments were held through joint ventures, and 29 were subject to mortgages (including seven joint venture property investments). Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed in whole or in part by the tenants.

          Management believes that the Account’s portfolio is diversified by both property type and geographic location. As of December 31, 2010, the portfolio consisted of:

•

Office. 38 property investments containing approximately 18.6 million square feet located in 12 states, the District of Columbia and the United Kingdom. As of December 31, 2010, the Account’s office properties had an aggregate market value of approximately $5.3 billion.

•

Industrial. 25 property investments containing approximately 30.2 million square feet located in 11 states, including a 60% interest in a portfolio of industrial properties located throughout the United States. As of December 31, 2010, the Account’s industrial properties had an aggregate market value of approximately $1.3 billion.

•

Retail. 15 property investments containing approximately 17.3 million square feet located in five states, the District of Columbia and Paris, France. As of December 31, 2010, the Account’s retail properties had an aggregate market value of approximately $1.4 billion. One of the retail property investments is an 85% interest in a portfolio containing 43 individual retail shopping centers located throughout the Eastern and Southeastern states.

          In addition, the Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 2.3 million square feet. As of December 31, 2010, the Account’s interest in this portfolio had a market value of approximately $52.8 million.

          As of December 31, 2010, the market value weighted average occupancy rate of the Account’s entire commercial real estate portfolio was 92.5%. On a weighted basis, the overall occupancy rate of the Account’s commercial real estate portfolio was 89.0%. The Account’s:

•	office property investments were 91.8% leased on a market value weighted basis and 86.7% leased on a weighted basis;

•	industrial property investments were 95.3% leased on a market value weighted basis and 92.8% leased on a weighted basis;

•	retail property investments were 92.7% leased on a market value weighted basis and 84.7% leased on a weighted basis; and

•	the storage portfolio was 84.0% leased.

TIAA Real Estate Account ▪ Prospectus   49

          Major Tenants: The following tables list the Account’s ten most significant tenants based on the total space they occupied as of December 31, 2010 in each of the Account’s commercial property types.

MAJOR OFFICE TENANTS	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Office Properties	Percentage of Total Rentable Area of Non-Residential Properties

BHP Petroleum (Americas), Inc.(1)	510,659	2.7%	0.8%
Deloitte and Touche USA LLP(1)	487,193	2.6%	0.7%
Crowell & Moring LLP(1)	377,911	2.0%	0.6%
The Bank of New York Mellon Corporation(2)	372,909	2.0%	0.6%
Microsoft Corporation(1)	361,528	1.9%	0.5%
Atmos Energy Corporation(1)	319,035	1.7%	0.5%
GE Healthcare(1)	309,278	1.7%	0.5%
Yahoo! Inc.(2)	302,324	1.6%	0.5%
Metropolitan Life Insurance Co.(3)	243,349	1.3%	0.4%
Pearson Education, Inc.(1)	225,299	1.2%	0.3%

MAJOR INDUSTRIAL TENANTS	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Industrial Properties	Percentage of Total Rentable Area of Non-Residential Properties

Wal-Mart Stores, Inc.(1)	1,099,112	3.6%	1.7%
General Electric Company(1)	1,004,000	3.3%	1.5%
Regal West Corporation(1)	968,535	3.2%	1.5%
Restoration Hardware Inc.(1)	886,052	2.9%	1.3%
Kuehne & Nagel(1)	840,902	2.8%	1.3%
Kumho Tire U.S.A. Inc.(1)	830,485	2.7%	1.3%
Tyco Healthcare Retail Group, Inc.(1)	800,000	2.6%	1.2%
Michelin North America, Inc(1)	756,690	2.5%	1.1%
Technicolor Videocassette of Michigan, Inc.(1)	708,532	2.3%	1.1%
Del Monte Fresh Produce, N.A., Inc.(1)	689,660	2.3%	1.0%

MAJOR RETAIL TENANTS	Occupied Square Feet	Percentage of Total Rentable Area of Account’s Retail Properties	Percentage of Total Rentable Area of Non-Residential Properties

Publix Super Markets, Inc.(3)	490,634	2.8%	0.7%
Dick’s Sporting Goods, Inc.(2)	477,486	2.8%	0.7%
Wal-Mart Stores, Inc.(2)	415,056	2.4%	0.6%
Ross Stores, Inc.(2)	414,732	2.4%	0.6%
Belk, Inc.(2)	371,706	2.2%	0.6%
PetSmart, Inc.(2)	370,037	2.1%	0.6%
Michael’s Stores, Inc.(3)	359,047	2.1%	0.5%
Bed Bath & Beyond Inc.(3)	350,418	2.0%	0.5%
Kohl’s Corporation(2)	348,057	2.0%	0.5%
Best Buy Co., Inc.(3)	277,720	1.6%	0.4%

(1)	Tenant occupied space within wholly owned property investments.
(2)	Tenant occupied space within joint venture investments.
(3)	Tenant occupied space within wholly owned property investments and joint venture investments.

50   Prospectus ▪ TIAA Real Estate Account

          The following tables list the rentable area subject to expiring leases during the next five years, and an aggregate figure for expirations in 2016 and thereafter, in the Account’s commercial (non-residential) properties. While many of these leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options, including those with terms that expired on December 31, 2010 or are month to month leases.

OFFICE PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Office Properties Represented by Expiring Leases

2011	1,904,179	10.2%
2012	1,259,844	6.8%
2013	1,521,804	8.2%
2014	2,222,745	11.9%
2015	1,895,299	10.2%
2016 and thereafter	7,135,067	38.3%

Total	15,938,938	85.6%

INDUSTRIAL PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Industrial Properties Represented by Expiring Leases

2011	3,895,917	12.9%
2012	3,128,561	10.4%
2013	5,241,902	17.3%
2014	2,039,814	6.8%
2015	6,676,316	22.1%
2016 and thereafter	6,898,302	22.8%

Total	27,880,812	92.3%

RETAIL PROPERTIES Year of Lease Expiration	Rentable Area Subject to Expiring Leases (sq. ft.)	Percentage of Total Rentable Area of Account’s Retail Properties Represented by Expiring Leases

2011	1,694,912	9.8%
2012	1,882,945	10.9%
2013	1,769,038	10.2%
2014	1,307,870	7.6%
2015	1,466,010	8.5%
2016 and thereafter	6,321,120	36.6%

Total	14,441,895	83.6%

RESIDENTIAL PROPERTIES

          The Account’s residential property portfolio currently consists of 20 property investments composed of first class or luxury multi-family, garden, midrise, and high-rise apartment buildings. The portfolio contains approximately 8,600 units located in nine states and has a 97% occupancy rate as of December 31, 2010. Ten of the residential properties in the portfolio are subject to mortgages. The complexes generally contain one- to three-bedroom apartment units with a range of amenities, such as patios or balconies, washers and dryers, and central air

TIAA Real Estate Account ▪ Prospectus   51

conditioning. Many of these apartment communities have on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating its residential properties.

          As of December 31, 2010, the Account’s residential properties had an aggregate market value of approximately $1.3 billion. Set forth in Appendix B to this prospectus is a table containing detailed information regarding the residential properties in the Account’s portfolio as of December 31, 2010.

RECENT TRANSACTIONS

          The following describes property and financing transactions by the Account since May 1, 2010. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

PURCHASES

Retail Properties

          Northpark Village Square—Valencia, CA

          On January 28, 2011, the Account purchased a retail property located in Valencia, California for $40.6 million. The property contains approximately 87,000 square feet and was 97.9% occupied at the time of purchase. The property was built in 1996 and expanded in 1999. The three largest tenants are Ralphs (46,657 square feet), Rite Aid Pharmacy (16,708 square feet) and Wells Fargo (6,260 square feet). This property is located in the Santa Clarita Valley retail submarket, which had a retail inventory of 4.7 million square feet and a vacancy rate of 12% at the time of purchase.

Multifamily Properties

Residence at Rivers Edge—Medford, MA

          On April 11, 2011, the Account purchased a multifamily residential property located in Medford, Massachusetts for $80.1 million. The property is a 222-unit mid-rise apartment building which was 95% leased at the time of purchase.

SALES

Office Properties

Tyson Executive Plaza II—McLean, VA

          On July 9, 2010, the Account sold its entire interest (representing a 50% interest) in an office building in McLean, Virginia for a sales price of $28.5 million and realized a loss of approximately $3.5 million. The Account purchased its joint venture interest in this property investment on July 11, 2000. The original investment in this portfolio was $24.7 million and costs to date, including the cost of the initial investment, were $32.0 million.

52   Prospectus ▪ TIAA Real Estate Account

          Inverness Center—Birmingham, AL

          On December 9, 2010, the Account sold an office property investment located in Birmingham, Alabama for a net sale price of $91.9 million and the Account realized a loss of $11.1 million from the sale, the majority of which had been previously recognized as an unrealized loss in the Account’s financial statements. The Account’s costs to date (including selling costs) at the date of the sale were $103.0 million.

          Wellpoint Office Campus—Westlake Village, CA

          On March 10, 2011, the Account sold an office campus located in Westlake Village, California for a net sale price of $36.4 million and realized a loss from the sale of $11.8 million, the majority of which had been previously recognized as an unrealized loss in the Account’s Statements of Operations. The Account’s cost basis (excluding selling costs) in the property as of the date of sale was $48.2 million according to the records of the Account.

Retail Properties

          DDR TC LLC—Various

          On November 2, 2010, a retail property located in Southern Pines, North Carolina was sold by the Account’s DDR joint venture. The Account holds an 85.0% interest in the DDR joint venture. The Account’s portion of the net sales price was $1.3 million (net of the Account’s portion of debt on the property equal to $2.5 million). The Account realized a loss from the sale of $1.4 million, the majority of which had been previously recognized as an unrealized loss in the Account’s financial statements. The Account’s portion of the costs to date (excluding selling costs) at the date of the sale were $5.2 million (excluding debt) according to the records of the Account.

          On November 9, 2010, a retail property located in Columbia, South Carolina was sold by the Account’s DDR joint venture. The Account’s portion of the sales price was $1.6 million. After consideration of the Account’s portion of debt on the property equal to $1.8 million, the Account contributed an additional $0.3 million to the DDR joint venture as part of the closing of the sale. The Account realized a loss from the sale of $6.6 million, the majority of which had been previously recognized as an unrealized loss in the Account’s financial statements. The Account’s portion of the costs to date (excluding selling costs) at the date of the sale were $8.2 million (excluding debt) according to the records of the Account.

          On December 23, 2010, four retail properties were sold in various locations by the Account’s DDR joint venture. The Account’s portion of the net sales price was $18.8 million (net of the Account’s portion of debt on one of these properties equal to $1.8 million). The Account realized a loss from the sale of $21.0 million, the majority of which had been previously recognized as an unrealized loss in the Account’s financial statements. The Account’s portion of the costs to date (excluding selling costs) at the date of the sale were $41.6 million (excluding debt) according to the records of the Account.

          On January 31, 2011, a retail property located in Augusta, Georgia was sold by the Account’s DDR joint venture. The Account’s portion of the net sale price was $0.5 million. The Account realized a loss from the sale of $1.5 million, the majority of which had been previously recognized as an unrealized loss in the Account’s

TIAA Real Estate Account ▪ Prospectus   53

Statements of Operations. The Account’s portion of its cost basis (excluding selling costs) in the property at the date of the sale was $2.0 million (excluding debt) according to the records of the Account. Concurrent with the DDR joint venture’s sale of the property located in Augusta, Georgia, the DDR joint venture settled debt associated with the property with proceeds from the sale. The Account’s proportionate share of the debt was $0.7 million.

          Storage Portfolio

          On April 1, 2011, two storage facilities located in Orem, Utah and Euless, Texas were sold by the Account’s Storage Portfolio I, LLC joint venture (“Storage Portfolio”). The Account holds a 75% interest in the Storage Portfolio. The Account’s portion of the net sales price was $5.4 million. The Account realized a gain from the sale of $1.3 million, the majority of which had been previously recognized as an unrealized gain in the Account’s Statements of Operations. The Account’s portion of its cost basis (excluding selling costs) in the property at the date of the sale was $4.1 million (excluding debt) according to the records of the Account. Concurrent with the sale of the facilities located in Utah and Texas, the Storage Portfolio settled debt associated with the property with proceeds from the sale. The Account’s proportionate share of the debt was $3.7 million.

FINANCINGS

          On September 30, 2010 the Account repaid a total of $326.0 million of its mortgage loans payable associated with its wholly owned real estate investments at 701 Brickell and Four Oaks Place.

          DDR TC LLC

          During February 2011, the revolving line of credit agreement held in the Account’s investment within the DDR joint venture was amended to extend the maturity date from February 2011 to February 2012. The maximum amount that may be drawn under this revolving line of credit agreement is $213.0 million, reduced by any outstanding letters of credit.

          Storage Portfolio

          On April 1, 2011, the Storage Portfolio refinanced its debt obligation of $115.0 million (the Account’s 75% proportionate share of this debt pay-off was $86.3 million) by concurrently entering into a new loan agreement in the amount of $100.0 million (the Account’s 75% proportionate share is $75.0 million).

          Florida Mall—Orlando, FL

          On August 10, 2010, a joint venture located in Orlando, Florida, in which the Account maintains a 50% ownership interest, obtained approximately $375.0 million in financing through two loans of approximately $187.5 million. A portion of the proceeds was used to repay an existing debt obligation within the joint venture of $240.6 million that had a fixed interest rate of 7.55%. These new obligations mature in 10 years and have fixed interest rates of 5.25%.

          1050 Lenox Park Apartment—Atlanta, GA

          On July 2, 2010, the Account entered into a mortgage agreement in the principal amount of $24.0 million with a fixed interest rate of 4.43% for a period of 5 years.

54   Prospectus ▪ TIAA Real Estate Account

          San Montego Apartments—Houston, TX

          On July 2, 2010, the Account entered into a mortgage agreement in the principal amount of $21.8 million with a fixed interest rate of 4.47% for a period of 5 years.

          Montecito Apartments—Houston, TX

          On July 2, 2010, the Account entered into a mortgage agreement in the principal amount of $20.3 million with a fixed interest rate of 4.47% for a period of 5 years.

          Phoenician Apartments—Houston, TX

          On July 2, 2010, the Account entered into a mortgage agreement in the principal amount of $21.3 million with a fixed interest rate of 4.47% for a period of 5 years.

          Ashford Meadows—Herndon, VA

          On July 2, 2010, the Account entered into a mortgage agreement in the principal amount of $44.6 million with a fixed interest rate of 5.17% for a period of 10 years.

          The Legend at Kierland—Phoenix, AZ

          On July 9, 2010, the Account entered into a mortgage agreement in the principal amount of $21.8 million with a fixed interest rate of 4.97% for a period of 7 years.

          The Tradition at Kierland—Phoenix, AZ

          On July 9, 2010, the Account entered into a mortgage agreement in the principal amount of $25.8 million with a fixed interest rate of 4.97% for a period of 7 years.

          Red Canyon at Palomino Park—Denver, CO

          On July 9, 2010, the Account entered into a mortgage agreement in the principal amount of $27.1 million with a fixed interest rate of 5.34% for a period of 10 years.

          Green River at Palomino Park—Denver, CO

          On July 9, 2010, the Account entered into a mortgage agreement in the principal amount of $33.2 million with a fixed interest rate of 5.34% for a period of 10 years.

          Blue Ridge at Palomino Park—Denver, CO

          On July 9, 2010, the Account entered into a mortgage agreement in the principal amount of $33.4 million with a fixed interest rate of 5.34% for a period of 10 years.

          For additional details concerning these and other of the Account’s mortgage loans payable, see Note 8—Mortgage Loans Payable in the Account’s audited financial statements appearing elsewhere in this prospectus.

VALUING THE ACCOUNT’S ASSETS

          We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•	an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related

TIAA Real Estate Account ▪ Prospectus   55

investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by the Account’s liabilities, including the daily investment management, administration and distribution fees and certain other fees and expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value. See “Expense Deductions” on page 62.

          Fair value for the Account’s assets is based upon quoted market prices in active exchange markets, where available. If listed prices or quotes in such markets are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, a counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

          The methods described above are considered to produce a fair value calculation that represents a good faith estimate as to what an unaffiliated buyer in the market place would pay to purchase the asset or receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

VALUING REAL ESTATE INVESTMENTS

          Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the TIAA Board of Trustees (the “Board”) and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation.

          Fair value for real estate properties is defined as the price that would be received to sell the asset in an orderly transaction between market participants at the measurement date. Determination of fair value involves significant levels of judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from

56   Prospectus ▪ TIAA Real Estate Account

each investment may vary significantly from the market value presented. Actual results could differ from those estimates. See “Risk Factors — Risks Associated with Real Estate Investing — Valuation and Appraisal Risks” on page 18.

          In accordance with the Account’s procedures designed to comply with Fair Value Measurements and Disclosures in U.S. Generally Accepted Accounting Principles, the Account values real estate properties purchased by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

          Subsequently, each property will be valued each quarter by an independent appraiser and the property value is updated as appropriate. In general, the Account obtains independent appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made), that happen regularly throughout each quarter and not on one specific day in each quarter.

          Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change (for example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale). The Account’s independent fiduciary, Real Estate Research Corporation, oversees the Account’s entire appraisal process and, among other things, must approve all independent appraisers used by the Account. TIAA’s internal appraisal staff oversees the entire appraisal process and reviews each independent quarterly appraisal, in conjunction with the Account’s independent fiduciary, prior to the value reflected in that appraisal being recorded in the Account. Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

          Real estate appraisals are estimates of property values based on a professional’s opinion. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. Further, these independent appraisers (as well as TIAA’s internal appraisal staff) are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

          We intend that the overarching principle and primary objective when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our

TIAA Real Estate Account ▪ Prospectus   57

definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

          Development Properties. Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. At a minimum, once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent external appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

          Property Portfolios. The Account may, at times, value individual properties together (whether or not purchased at the same time) in a portfolio as a single asset, to the extent we believe that the property may be sold as one portfolio. The Account may also realize efficiencies in property management by pooling a number of properties into a portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually. The Account will also, from time to time, sell one or more individual properties that comprise a portfolio, with the Account retaining title to the remaining individual properties comprising that portfolio. In such a circumstance, the Account could determine to no longer designate such remaining properties as one portfolio.

          Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them). See “—Valuation Adjustments” below.

          Valuing Real Property Subject to a Mortgage: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account will continue to use the revised value for

58   Prospectus ▪ TIAA Real Estate Account

each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuing Mortgage Loans Receivable (i.e., the Account as a creditor): Mortgage loans receivable are stated at fair value and are initially valued at the face amount of the mortgage loan funding. Subsequently, mortgage loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.

          Valuing Mortgage Loans Payable (i.e., the Account as a debtor): Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is generally based on the amount at which the liability could be transferred in a current transaction, exclusive of transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate.

          Valuing Real Estate Joint Ventures: Real estate joint ventures are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. In addition, any restrictions on the right of the Account to transfer its ownership interest to third parties could adversely affect the value of the Account’s interest. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.

          Valuing Real Estate Limited Partnerships: Limited partnerships are stated at the fair value of the Account’s ownership in the partnership, which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. As circumstances warrant, prior to the receipt of financial statements of the limited partnership, the Account will estimate the value of its interests in good faith and will from time to time seek input from the issuer or the sponsor of the investment vehicle.

          Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate

TIAA Real Estate Account ▪ Prospectus   59

amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual items of income, the Account’s net assets could be under- or over-valued.

          Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

          Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives income from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

          Valuation Adjustments: General. Management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. Also, the independent fiduciary can require additional appraisals if it believes a property’s value may have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. For example, under certain circumstances a valuation adjustment could be made when bids are obtained for properties held for sale by the Account. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors and we give different weight to different factors, we may not in all cases make a valuation adjustment where changing conditions could potentially affect the value of an investment.

          Required Approvals. The independent fiduciary will need to approve adjustments to any valuation of one or more properties or real estate-related assets that:

•	is made within three months of the annual independent appraisal, or

•	results in an increase or decrease of:

	•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal;

	•	more than 2 percent in the value of the Account since the prior calendar month; and/or

	•	more than 4 percent in the value of the Account within any calendar quarter.

          Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

60   Prospectus ▪ TIAA Real Estate Account

VALUING OTHER INVESTMENTS (INCLUDING CERTAIN REAL ESTATE-RELATED INVESTMENTS)

          Debt Securities and Money Market Instruments: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, such as FT Interactive Data Corp, Reuters and Bloomberg, except when we believe the prices do not accurately reflect the security’s fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or by using a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. Debt securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

          Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange (or any of its affiliated exchanges) at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

          We value equity securities traded on the Nasdaq Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices, exclusive of transaction costs. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.

          Mortgage-Backed Securities: We value mortgage-backed securities, including CMBS and RMBS, in the same manner in which we value debt securities, as described above.

          Foreign Securities: To value equity and fixed income securities traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

          Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA’s Board of Trustees and in accordance with the responsibilities of TIAA’s Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

TIAA Real Estate Account ▪ Prospectus   61

EXPENSE DEDUCTIONS

          Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage the Account’s investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Investment management, administration and distribution services are provided “at cost” by TIAA and Services. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. In addition, TIAA charges the Account a fee to bear certain mortality and expense risks, and risks associated with providing the liquidity guarantee. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

          The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2011 through April 30, 2012. Actual expenses may be higher or lower. The expenses identified in the table below do not include any fees which may be imposed by your employer under a plan maintained by your employer.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.410%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees

Administration	0.265%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments

Distribution	0.075%	For services and expenses associated with distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.210%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction[1,2]	1.010%	Total

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	Property-level expenses, including property management fees and transfer taxes, are not reflected in the table above; instead these expenses are charged directly to the Account’s properties.

          Since expenses for services provided to the Account are charged to the Account at cost, they are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures. In limited circumstances, TIAA may pay third parties for providing certain recordkeeping services for the Account.

          At the end of every quarter, we reconcile the amount deducted from the Account during that quarter as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the

62   Prospectus  ▪ TIAA Real Estate Account

Account in equal daily installments over the remaining days in the immediately following quarter, provided that material differences may be repaid in the current calendar quarter in accordance with generally accepted accounting principles (GAAP). Our at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer.

          The size of the Account’s assets can be affected by many factors, including changes in the value of portfolio holdings, net income earned on the Account’s investments, premium activity and participant transfers into or out of the Account and participant cash withdrawals from the Account. In addition, our operating expenses can fluctuate based on a number of factors including participant transaction volume, operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

          TIAA’s Board of Trustees can revise the estimated expense rates (the daily deduction rate before the quarterly adjustment referenced above) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.

          Currently there are no deductions from premiums, transfers or withdrawals, but we reserve the right to change this in the future. Any such deductions would only be assessed to the extent the relevant contract provided for such deductions at the time the contract was issued.

EMPLOYER PLAN FEE WITHDRAWALS

          Your employer may, in accordance with the terms of your plan, and in accordance with TIAA’s policies and procedures, withdraw amounts from your Real Estate Account accumulation under your Retirement Choice or Retirement Choice Plus contract, and, on a limited basis, under your GA, GSRA, GRA or Keogh contract, to pay fees associated with the administration of the plan. These fees are separate from the expense deductions of the Account, and are not included for purposes of TIAA’s guarantee that the total annual expense deduction of the Account will not exceed 2.50% of average net assets per year.

          The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

CERTAIN RELATIONSHIPS WITH TIAA

          As noted elsewhere in this prospectus, the TIAA General Account plays a significant role in operating the Real Estate Account, including providing a liquidity guarantee,

TIAA Real Estate Account ▪ Prospectus   63

and investment advisory, administration and other services. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.

          Liquidity Guarantee. As noted above under “Establishing and Managing the Account — The Role of TIAA — Liquidity Guarantee,” if the Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, the TIAA General Account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their net asset value next determined.

          In the years ended December 31, 2008 and December 31, 2009, TIAA purchased liquidity units in a number of separate transactions at a purchase price equal to $155.6 million and approximately $1.1 billion, respectively. Since January 1, 2010 and through the date of this prospectus, the TIAA General Account has purchased no additional liquidity units. These liquidity units are valued in the same manner as are accumulation units held by the Account’s participants.

          For the years ended December 31, 2010, December 31, 2009 and December 31, 2008, the Account expensed $13.1 million, $12.4 million and $19.7 million, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.

          Investment Advisory, Administration and Distribution Services/Mortality and Expense Risks Borne by TIAA. As noted above under “Expense Deductions” on page 62, deductions are made each Valuation Day from the net assets of the Account for various services required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each Valuation Day to cover mortality and expense risks borne by TIAA.

          For the years ended December 31, 2010, December 31, 2009 and December 31, 2008, the Account expensed $50.2 million, $42.5 million and $47.6 million, respectively, for investment advisory services and $4.4 million, $4.7 million and $8.1 million, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $28.1 million, $35.8 million and $77.6 million, respectively, for administrative and distribution services provided by TIAA and Services, as applicable.

LEGAL PROCEEDINGS

          The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.

64   Prospectus ▪ TIAA Real Estate Account

SELECTED FINANCIAL DATA

          The following selected financial data should be considered in conjunction with the Account’s financial statements and notes provided in this prospectus (amounts in thousands except for per accumulation unit amounts).

	Years Ended December 31,

	2010	2009	2008	2007	2006

Investment income:
Real estate income, net	$421,162	$479,657	$500,434	$529,412	$444,783
Income from real estate joint ventures and limited partnerships	89,268	114,578	116,889	93,724	60,789
Dividends and interest	8,581	1,733	81,523	141,914	135,407

Total investment income	519,011	595,968	698,846	765,050	640,979
Expenses	95,779	95,473	153,040	140,294	83,449

Investment income, net	423,232	500,495	545,806	624,756	557,530
Net realized and unrealized gains (losses) on investments and mortgage loans payable	756,968	(3,612,505)	(2,513,024)	1,438,435	1,056,671

Net increase (decrease) in net assets resulting from operations	1,180,200	(3,112,010)	(1,967,218)	2,063,191	1,614,201
Participant transactions	1,743,026	(1,575,700)	(4,339,995)	1,464,653	1,969,781
TIAA Purchase of Liquidity Units	—	1,058,700	155,600	—	—

Net increase (decrease) in net assets	$2,923,226	$(3,629,010)	$(6,151,613)	$3,527,844	$3,583,982

	Years Ended December 31,

	2010	2009	2008	2007	2006

Total assets	$12,839,962	$9,912,703	$13,576,954	$19,232,767	$15,759,961
Total liabilities	2,036,822	2,032,789	2,068,030	1,572,230	1,627,268

Total net assets	$10,803,140	$7,879,914	$11,508,924	$17,660,537	$14,132,693

Number of accumulation units outstanding	48,070	39,473	41,542	55,106	50,146

Net asset value, per accumulation unit	$219.173	$193.454	$267.348	$311.410	$273.650

Mortgage loans payable	$1,860,157	$1,858,110	$1,830,040	$1,392,093	$1,437,149

TIAA Real Estate Account ▪ Prospectus   65

QUARTERLY SELECTED FINANCIAL INFORMATION

          The following quarterly selected unaudited financial data for each full quarter of 2010 and 2009 are derived from the financial statements of the Account for the years ended December 31, 2010 and 2009 (amounts in thousands).

	2010				Year Ended December 31, 2010

	For the Three Months Ended

	March 31	June 30	September 30	December 31

Investment income, net	$96,557	$115,940	$112,639	$98,096	$423,232
Net realized and unrealized (loss) gain on investments and mortgage loans payable	(249,065)	240,970	300,772	464,291	756,968

Net (decrease) increase in net assets resulting from operations	$(152,508)	$356,910	$413,411	$562,387	$1,180,200

Total return	–1.94%	4.44%	4.68%	5.68%	13.29%

	2009				Year Ended December 31, 2009

	For the Three Months Ended

	March 31	June 30	September 30	December 31

Investment income, net	$119,440	$130,429	$135,536	$115,090	$500,495
Net realized and unrealized loss on investments and mortgage loans payable	(1,074,437)	(1,166,159)	(836,451)	(535,458)	(3,612,505)

Net decrease in net assets resulting from operations	$(954,997)	$(1,035,730)	$(700,915)	$(420,368)	$(3,112,010)

Total return	–8.36%	–9.96%	–7.64%	–5.05%	–27.64%

66   Prospectus ▪ TIAA Real Estate Account

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE ACCOUNT’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and notes contained in this prospectus and with consideration to the sub-section entitled “Forward-Looking Statements,” which begins below, and the section entitled “Risk Factors.” The past performance of the Account is not indicative of future results.

FORWARD-LOOKING STATEMENTS

          Some statements in this prospectus which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions and beliefs underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, domestic and global economic conditions, including conditions in the credit and capital markets, the sectors, and markets in which the Account invests and operates, and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. These risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. These risks and uncertainties include, but are not limited to, the following:

•

Acquiring and Owning Real Estate: The risks associated with acquiring and owning real property, including general economic and real estate market conditions, the availability of, and economic cost associated with, financing the Account’s properties, the risk that the Account’s properties become too concentrated (whether by geography, sector or by tenant mix), competition for acquiring real estate properties, leasing risk (including tenant defaults) and the risk of uninsured losses at properties (including due to terrorism and acts of violence);

•

Selling Real Estate: The risk that the sales price of a property might differ, perhaps significantly, from its estimated or appraised value, leading to losses or reduced profits to the Account, the risk that the Account might not be able to sell a property at a particular time for a price which management believes represents its fair or full value, the lack of availability of financing (for potential purchasers of the Account’s properties), disruptions in the credit and capital markets, and the risk that the Account may be required to make significant expenditures before the Account is able to market and/or sell a property;

•

Valuation: The risks associated with property valuations, including the fact that appraisals can be subjective in a number of respects, the fact that the Account’s appraisals are generally obtained on a quarterly basis and there may be periods in between appraisals of a property during which the value

TIAA Real Estate Account ▪ Prospectus   67

attributed to the property for purposes of the Account’s daily accumulation unit value may be more or less than the actual realizable value of the property;

•

Borrowing: Risks associated with financing the Account’s properties, including the risk of default on loans secured by the Account’s properties (which could lead to foreclosure), the risk associated with high loan to value ratios on the Account’s properties (including the fact that the Account may have limited, or no net value in such a property), the risk that significant sums of cash could be required to make principal and interest payments on the loans and the risk that the Account may not have the ability to obtain financing or refinancing on favorable terms (or at all), which may be aggravated by general disruptions in credit and capital markets;

•

Participant Transactions and Cash Management: Investment risk associated with participant transactions, in particular that (i) significant net participant transfers out of the Account may impair our ability to pursue or consummate new investment opportunities that are otherwise attractive to the Account and/or may result in sales of real estate-related assets to generate liquidity and (ii) significant net participant transfers into the Account may result, on a temporary basis, in our cash holdings and/or holdings in liquid real estate- related investments exceeding our long-term targeted holding levels;

•

Joint Venture Investments: The risks associated with joint venture partnerships, including the risk that a co-venturer may have interests or goals inconsistent with that of the Account, that a co-venturer may have financial difficulties, and the risk that the Account may have limited rights with respect to operation of the property and transfer of the Account’s interest;

•	Regulatory Matters: Uncertainties associated with environmental liability and regulations and other governmental regulatory matters such as zoning laws, rent control laws, and property taxes;

•

Foreign Investments: The risks associated with purchasing, owning and disposing foreign investments (primarily real estate properties), including political risk, the risk associated with currency fluctuations, regulatory and taxation risks and risks of enforcing judgments;

•

Conflicts of Interests: Conflicts of interest associated with TIAA serving as investment manager of the Account and provider of the liquidity guarantee at the same time as TIAA and its affiliates are serving as an investment manager to other real estate accounts or funds, including conflicts associated with satisfying its fiduciary duties to all such accounts and funds associated with purchasing, selling and leasing of properties;

•

Required Property Sales: The risk that, if TIAA were to own too large a percentage of the Account’s accumulation units through funding the liquidity guarantee (as determined by the independent fiduciary), the independent fiduciary could require the sales of properties to reduce TIAA’s ownership interest, which sales could occur at times and at prices that depress the sale proceeds to the Account;

68   Prospectus ▪ TIAA Real Estate Account

•

Government and Government Agency Securities: Risks associated with investment securities issued by U.S. government agencies and U.S. government-sponsored entities, including the risk that the issuer may not have their securities backed by the full faith and credit of the U.S. government, and that transaction activity may fluctuate significantly from time to time, which could negatively impact the value of the securities and the Account’s ability to dispose of a security at a favorable time; and

•

Liquid Assets and Securities: Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-related liquid assets, including:

•	Financial/credit risk — Risks that the issuer will not be able to pay principal and interest when due or that the issuer’s earnings will fall;

•	Market volatility risk — Risk that the changing conditions in financial markets may cause the Account’s investments to experience price volatility;

•	Interest rate volatility risk — Risk that interest rate volatility may affect the Account’s current income from an investment; and

•	Deposit/money market risk — Risk that the Account could experience losses if banks fail.

          More detailed discussions of certain of these risk factors are contained in the section of this prospectus entitled “Risk Factors” and in this section below and also in the section entitled “Quantitative and Qualitative Disclosures About Market Risk,” that could cause actual results to differ materially from historical experience or management’s present expectations.

          Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date of this prospectus. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

          Commercial real estate market statistics discussed in this section are obtained by the Account from sources that management considers reliable, but some of the data are preliminary for the year or quarter ended December 31, 2010 and may be subsequently revised. Prior period data may have been adjusted to reflect updated calculations. Investors should not rely exclusively on the data presented below in forming a judgment regarding the current or prospective performance of the commercial real estate market generally.

2010 U.S. ECONOMIC AND COMMERCIAL REAL ESTATE OVERVIEW

          Economic and Capital Markets Overview and Outlook

          While the U.S. economic recovery slowed during the second half of the year, there were indications that it was back on track as 2010 came to a close. Federal Reserve Chairman Ben Bernanke noted in a January 7, 2011, testimony before the U.S. Senate Committee on the Federal Budget that there was “…increased evidence that a self-sustaining recovery in consumer and business spending may be taking hold.” The housing market remains weak and the unemployment rate elevated, but the increase in consumer and business spending in the fourth quarter of 2010

TIAA Real Estate Account ▪ Prospectus   69

suggested “…the pace of economic recovery seems likely to be moderately stronger in 2011 than it was in 2010.” For 2010 as a whole, gross domestic product (“GDP”) grew 2.9%, including 2.6% growth in the third quarter and a preliminary estimate of 3.2% GDP growth in the fourth quarter. The increase in growth during the fourth quarter provided solid evidence that the recovery is on a self-sustaining pace, but the U.S. economy has so far been unable to produce the job growth needed to absorb the large numbers of unemployed. In 2010, 1.1 million net new jobs were generated, leaving considerable ground to make up after the 8.5 million jobs that were lost during the recession. Despite the official end to the recession in June 2009, the unemployment rate stood at an elevated 9.4% as 2010 drew to a close.

          While macroeconomic conditions in the U.S. slightly strengthened in the fourth quarter, growth in Europe weakened, and prospects for the European economy in 2011 grew more tenuous as a result of the ongoing sovereign debt crisis. After the bailouts of Greece and Ireland were completed, focus was directed to Portugal, Spain, and Italy, which also have sizeable deficits. Recently successful bond sales have temporarily assuaged fears of a further spread in the crisis, but investors remain skeptical that economic growth will be strong enough to achieve mandated deficit reductions, particularly given the planned cutbacks in government spending. The European Central Bank has pledged to make use of all of the tools at its disposal, but the uncertainty associated with these countries poses significant risk for global capital markets. While growth in emerging markets has been robust, concerns about a real estate bubble in China along with rising inflation in China, India and other developing nations has some potential to slow the global economy.

          Despite the uncertain macroeconomic environment, the Dow Jones Industrial Average added 7% in the fourth quarter of 2010 and gained 11% for 2010 as a whole. Similarly, the S&P 500 added 10% during the fourth quarter and 11% for the year. Investors responded positively to strong earnings reports from U.S. companies, and particularly those with sizeable international operations. At the same time, gold prices soared due to surging demand from the developing world, the perception of gold as a safe haven in times of economic uncertainty and speculation. Following reports that the economic recovery had stalled, yields on the 10-year Treasury hit a 2010 low of 2.38% early in the fourth quarter of 2010, but subsequently rose to close to 3.50% following the Federal Reserve’s announcement of additional Treasury purchases and the expectation that extension of the Bush-era tax cuts and other stimulus programs would produce stronger economic growth in 2011. The dollar weakened against the euro and most other major currencies, giving up the gains from the first half of the year. Still, U.S. exports remained relatively strong during the second half of 2010 which benefited the manufacturing sector.

          Notwithstanding the various potential downside risks, most economists expect the U.S. economy to grow at a modest pace in 2011, and for economic activity to strengthen over the course of the year. Prospects for 2011 are encouraging due in part to the recent pickup in consumer spending which is expected to continue in 2011. Consumer spending is expected to grow 2.6% in 2011 vs. 1.7% in 2010. The real driving force behind growth, however, is expected to remain with the business sector where investment spending will continue to thrive. Corporate profits

70   Prospectus ▪ TIAA Real Estate Account

soared in 2010 leaving businesses flush with cash and the appetite for investment in equipment and software to improve operational efficiency. Economists expect capital spending to taper off over the course of 2011, but with businesses increasing hiring in order to meet growing demand for their products.

          The December 2010 consensus of economists surveyed by the Blue Chip Economic Indicators publication is for GDP to grow 2.6% in 2011, with GDP growing at a modest 2.5–2.7% rate in the first half of the year and at a slightly stronger 3.0–3.2% rate in the second half of the year. Again, growth of this magnitude would not be strong enough to significantly reduce the unemployment rate. The mediocre growth expectations for 2011 reflect the ongoing drag from the depressed housing market, weak consumer confidence, tight credit for consumers and small businesses and the waning effects of 2009’s fiscal stimulus. At the same time, the recently passed extension of Bush-era tax cuts and the fiscal stimulus accompanying it will add positively to growth as will the ongoing accommodative stance of monetary policy. The Fed’s second round of quantitative easing is under way, targeting $600 billion in purchases of longer-term Treasuries. More importantly, this easing is intended to signal the Fed’s commitment to raising inflation closer to its target. Higher inflation expectations should stimulate spending or at least counteract any drag on growth from deflation fears.

          Recent trends in key economic indicators are summarized in the table below. The fourth quarter of 2010 saw a net gain of 384,000 jobs in the United States as compared to a loss of 91,000 during the third quarter of 2010. Growth in private sector employment (not shown below) has been relatively strong, growing by 372,000 and 385,000 in the third and fourth quarters of 2010, respectively. In 2010 as a whole, the private sector generated 1.35 million jobs as compared with a loss of 222,000 government sector jobs (of which a large number were temporary 2010 Census workers). Still, private sector employment grew by 112,000 per month in 2010 which is short of the job growth that is necessary to absorb the 150,000 persons that entered the labor force each month. However, stronger employment growth is expected in 2011, with job gains expected to total 2.2 million in 2011, or over 180,000 per month, as shown in the table below.

ECONOMIC INDICATORS*

						Forecast

	2010	2010Q1	2010Q2	2010Q3	2010Q4	2011	2012

Economy(1)
Gross Domestic Product (GDP)	2.9%	3.7%	1.7%	2.6%	3.2%	3.1%	3.2%
Employment Growth (Thousands)	1,124	261	570	–91	384	2,200	3,200
Interest Rates(2)
10 Year Treasury	3.22%	3.72%	3.49%	2.79%	2.86%	3.50%	4.20%
Federal Funds Rate	0.0–0.25%	0.0–0.25%	0.0–0.25%	0.0–0.25%	0.0–0.25%	N/A	N/A

Sources: BEA, BLS, Federal Reserve, Blue Chip Consensus Forecasts, and Economy.com.
*	Data subject to revision.
(1)	GDP growth rates are annual rates.
(2)	The Treasury rates are an average over the stated time period. The Federal Funds rates are as of the end of the stated time period.
N/A indicates data not available.

TIAA Real Estate Account ▪ Prospectus   71

          Other indicators of U.S. economic activity, such as those summarized in the table below, highlight the weaknesses that remain in the U.S. economy. Consumer confidence in 2010 inched up from its 2009 lows, but remained at a historically low level and was indicative of consumers’ cautious approach given the state of the U.S. economy and job market. Consumer confidence has also been affected by the lackluster recovery of the housing market. While existing home sales rose 12.3% in December 2010, sales ran at a seasonally adjusted annual rate of 5.28 million homes, still 3% below the December 2009 level. Prices of existing homes were stagnant in 2010 and the National Association of Realtors expects only minimal growth in home values in 2011. Similarly, new home sales in December 2010 were 8% below December 2009’s seasonally adjusted annual rate, and housing construction remains at historic lows as builders wait for the overhang of vacant and foreclosed homes to be absorbed. The unemployment rate remained elevated at 9.4% as of December 2010.

BROAD ECONOMIC INDICATORS*

	Full Year

			October 2010	November 2010	December 2010
	2009	2010

Consumer Confidence (1985 = 100)	45.2	53.3	49.9	54.3	53.3
% Change from prior month or year
Inflation (Consumer Price Index)	–0.4%	1.6%	0.2%	0.1%	0.5%
Retail Sales (excl. auto, parts & gas)	–2.0%	4.5%	0.8%	0.6%	0.4%
Existing Home Sales	4.9%	–4.8%	–2.2%	6.1%	12.3%
New Home Sales	–22.7%	–14.4%	–11.7%	0.0%	17.5%
Single-family Housing Starts	–28.4%	5.8%	–3.1%	5.8%	–9.0%
Annual or Monthly Average
Unemployment Rate	9.3%	9.6%	9.7%	9.8%	9.4%

* Data subject to revision
Inflation is the year-over-year percentage change in the unadjusted annual average.
Sources: Conference Board, Census Bureau, Bureau of Labor Statistics, National Association of Realtors

          Reports from the twelve Federal Reserve Districts (“Districts”) contained in the January 2011 Beige Book indicated that economic growth continued to expand moderately in all Districts during the November to December 2010 period. Improvements were noted in the manufacturing, retail, and non-financial services sectors in each of the twelve Districts. Manufacturing activity was characterized by a strong flow of new orders, with capacity utilization rates trending higher and approaching normal rates in a number of Districts. Consumer spending picked up, with retailers in most Districts reporting that 2010 holiday sales were above those in 2009. Non-financial services’ activity increased steadily, with increased demand for information technology, advertising and consulting, and legal services. However, residential real estate markets remained weak in all Districts, and commercial real estate markets were mixed, with increased leasing activity in several Districts, but “slow” and “subdued” construction in all Districts. Similarly, banking and financial services activity was mixed with loan demand either “stable,” “slightly softer,” or “slowly improving” despite improved credit quality. Labor markets firmed across the country, with no upward pressure on wages. All Districts reported employment levels that were rising modestly in at least some sectors. Similarly, in eight of the twelve Districts, business contacts reportedly planned to continue or increase the pace of

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hiring in 2011. In short, reports from the 12 Districts provided anecdotal confirmation of a modest improvement in economic activity during the fourth quarter of 2010.

          Real Estate Market Conditions and Outlook

          Commercial real estate market statistics discussed in this section are obtained by the Account from sources that management considers reliable, but some of the data is preliminary for the quarter ended December 31, 2010 and may subsequently be revised. Prior period numbers may have been adjusted to reflect updated data. Industry sources such as CB Richard Ellis Economic Advisors (“CBRE-EA”) calculate vacancy based on square footage. Except where otherwise noted, the Account’s vacancy data is calculated as a percentage of net rentable space leased, weighted by square footage, in keeping with industry standards. Investors should not rely exclusively on the data presented below in forming a judgment regarding the current or prospective performance of the real estate market generally.
          Capital flows to commercial real estate picked up significantly over the course of 2010, culminating in property sales of $52 billion in the fourth quarter of 2010. According to Real Capital Analytics, commercial real estate sales totaled $132 billion in 2010 as a whole, which was double the volume in 2009. Still, 2010 sales remained some 75% below sales activity at the 2007 market peak. The increase in activity in 2010 was evidenced by an increase in the number of larger deals, an increase in the number of properties sold, and an increase in average deal size. Activity in New York, Washington, DC and San Francisco was particularly strong and relatively stronger in other top markets. Office property sales saw a sizeable increase with a total $40 billion of property sold in the year, which represented an increase of 130% compared with 2009. Similarly, apartment property sales volume doubled while gains for retail and industrial property were more modest. Aggregate sales volume increased in part because of distressed property sales which totaled some $24 billion. Still, Real Capital Analytics noted that the amount of distressed property declined modestly in the fourth quarter of 2010, which potentially signals a turning point in the market.

          In addition to stronger sales activity, commercial property prices increased among all property types in the fourth quarter of 2010, as indicated by the Moody’s REAL Commercial Property Price Index (“Moody’s CPPI”) shown below. During the early part of 2011, however, commercial property prices at the national level retreated slightly, declining 3.3% in February, which followed a modest 1.2% decline in January. Moody’s CPPI is still down over 40% compared with the October 2007 peak.

	Sales Price Change

	National		Top 10 MSAs*

	Jan 2011– Feb 2011	3Q10– 4Q10	3Q10– 4Q10

All Property Types	-3.3%
Apartments		3.6%	9.5%
Industrial		4.9%	6.1%
Office		5.1%	3.5%
Retail		8.4%	–0.3%

*	Based on the total value of property sold by Metropolitan Statistical Area (“MSA”)
Source: Moody’s/REAL CPPI

TIAA Real Estate Account ▪ Prospectus   73

          By comparison, Green Street Advisors’ Commercial Property Price Index (“GSA CPPI”) indicated sizeable price increases in 2010 and from the market’s trough. The GSA CPPI increased 1% in December 2010, and was up 22% compared with December 2009; however, it is still 18% below the August 2007 cyclical peak. The difference between Moody’s and Green Street’s indices is primarily due to methodology as Moody’s index uses property sales in combination with econometric models to estimate “same property” values. Moody’s results also include distressed property sales which have contributed to the index’s modest recovery. By comparison, Green Street uses recent sales activity, changes in REIT company and property values, and anecdotal information from industry contacts to estimate overall commercial real estate values. Moreover, recent acquisitions by REITs, the greater interest in commercial real estate from institutional buyers, foreign buyers and funds along with improved credit market conditions collectively suggest that prices have probably increased measurably from their lows. According to Green Street, three factors are responsible for the rebound in prices: (1) plunging return hurdles across most asset classes; (2) a dearth of distressed sellers; and (3) a quicker than expected rebound in fundamentals in some major property sectors.

          Commercial real estate investment returns improved steadily over the course of 2010 even though economic growth was lackluster. For the four quarter period ending December 2010, NCREIF Property Index returns were 4.6%, consisting of a 1.6% income return and a 3.0% capital return. Returns were positive for every quarter of 2010 and across all property types.

          The rapid recovery of property values in the face of modest improvement in macroeconomic conditions and real estate market fundamentals has caused some analysts to voice concern. However, buyers are acting on the belief that economic conditions will continue to strengthen in 2011 and that real estate market fundamentals will benefit from stronger economic growth. Indeed, real estate market conditions have already started to improve, albeit very slowly. Vacancy rates remain elevated, but they have largely stabilized and have inched down in a number of markets. Similarly, rents remain under downward pressure, but leasing activity has picked up. Capitalization rates are still slightly higher than they were at the market peak such that cash-on-cash income returns for new acquisitions remain relatively attractive. In addition, pricing still appears attractive compared to replacement costs for most property types. Further, with rents at a trough, prospects for rent growth over the longer term are promising given a pickup in employment growth, the dearth of construction, and expectations that construction will remain modest over the next several years.

          Data for the Account’s top five markets in terms of market value as of December 31, 2010 are provided below. These markets represent 42% of the Account’s total real estate portfolio and occupancies of the properties owned in all of these markets except Boston–Quincy, MA remained above 90% overall. However, Account vacancies in the Boston office market are in-line with market vacancies as shown below. Information for the top five markets in each sector below reflect market values as of December 31, 2010.

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Metropolitan Area	Account % Leased Market Value Weighted*	# of Property Investments	Metro Area as a % of Total Real Estate Portfolio	Metro Area as a % of Total Investments

Washington-Arlington-Alexandria DC-VA-MD-WV	96.2%	8	14.2%	10.6%
Boston-Quincy MA	87.2%	5	7.4%	5.5%
Los Angeles-Long Beach-Glendale CA	93.4%	8	7.2%	5.4%
San Francisco-San Mateo-Redwood City CA	92.8%	4	6.7%	5.0%
Houston-Bay Town-Sugar Land TX	94.6%	3	6.4%	4.8%

*

Weighted by market value, which differs from the calculations provided for market comparisons to CBRE-EA data and are used here to reflect the fair market value of the Account’s monetary investments in those markets.

          Office

          According to CBRE-EA, the national office vacancy rate averaged 16.4% in the fourth quarter of 2010 as compared to 16.6% in the third quarter of 2010. By comparison, the vacancy rate for the Account’s office portfolio was 13.3% as of the fourth quarter of 2010, as compared with 14.2% in the third quarter of 2010. As shown in the table below, the average vacancy rates of the Account’s properties in its top markets generally declined or remained stable in the fourth quarter, with the exception of Washington, DC which increased slightly but still compared favorably to the 12.9% vacancy rate for the overall metro area. The vacancy rate for the Account’s properties in Seattle, which declined sharply in the fourth quarter to 8.1%, is similarly well below the 16.8% for the overall metro area. Demand for office space is driven largely by job growth in the financial sector, where employment grew by a mere 3,000 jobs in the fourth quarter of 2010, and professional and business services sectors, where employment grew by 96,000 jobs during the fourth quarter. The modest growth in office-using employment is a positive sign for U.S. office markets which were battered by sizeable job losses in the financial and professional and business services sectors in 2008 and 2009. With stronger employment growth expected in 2011, office properties in the Account’s top markets appear well positioned to benefit.

				Account Weighted Average Vacancy		Metropolitan Area Vacancy**

Sector	Metropolitan Area	Total Sector by Metro Area ($M)*	% of Total Investments	2010Q3	2010Q4	2010Q3	2010Q4

Office	National			14.2%	13.3%	16.6%	16.4%

1	Washington-Arlington-Alexandria DC-VA-MD-WV	$1,171.5	9.3%	5.8%	6.1%	13.1%	12.9%
2	Boston-Quincy MA	$675.9	5.4%	13.9%	13.8%	13.2%	13.0%
3	San Francisco-San Mateo-Redwood City CA	$560.8	4.4%	9.0%	8.4%	14.1%	13.7%
4	Seattle-Bellevue-Everett WA	$471.8	3.7%	9.3%	8.1%	16.8%	16.8%
5	Los Angeles-Long Beach-Glendale CA	$404.7	3.2%	20.5%	20.3%	17.2%	17.3%

*	Subsequent to December 31, 2010, the Houston-Bay Town-Sugar Land TX metropolitan area became the fifth largest market by asset value.
**	Source: CBRE-EA. Vacancy is defined as the percentage of space vacant. The Account’s vacancy is defined as the weighted percentage of unleased space.

TIAA Real Estate Account ▪ Prospectus   75

          Industrial

          Conditions in the industrial market are influenced to a large degree by GDP growth, industrial production and international trade flows. Despite five consecutive quarters of GDP growth, growth in industrial production, and a pickup in trade, U.S. industrial market conditions remained weak. However, industrial availabilities have declined for two consecutive quarters, which suggests that a recovery is slowly under way. According to CBRE-EA, the national industrial availability rate was 14.3% during the fourth quarter of 2010 as compared to 14.6% during the third quarter of 2010. By comparison, the vacancy rate for the Account’s industrial property portfolio declined more sharply and averaged 7.2% in the fourth quarter of 2010 as compared with 9.2% in the third quarter of 2010. As shown in the table below, the average vacancy rate of the Account’s properties in all but one of its major markets was well below the comparative market vacancy rate. The only exception was Los Angeles, where the average vacancy of the Account’s properties declined in the fourth quarter of 2010, but at 11.7% was still above the metro area average of 7.5%, as the re-leasing of space due to the expiration and default of several small tenants continues. During the first quarter of 2011, the Account’s industrial vacancy rate increased to average 9.5%, primarily due to increased vacancies in the Account’s properties located in the Riverside, Los Angeles and Atlanta metropolitan areas.

				Account Weighted Average Vacancy		Metropolitan Area Vacancy*

Sector	Metropolitan Area	Total Sector by Metro Area ($M)	% of Total Investments	2010Q3	2010Q4	2010Q3	2010Q4

Industrial	National			9.2%	7.2%	14.6%	14.3%

1	Riverside-San Bernardino-Ontario CA	$380.6	3.0%	0.0%	0.2%	15.5%	14.8%
2	Dallas-Plano-Irving TX	$179.0	1.4%	8.9%	7.2%	16.5%	15.9%
3	Chicago-Naperville-Joliet IL	$109.7	0.9%	1.9%	2.2%	15.8%	15.8%
4	Los Angeles-Long Beach-Glendale CA	$95.5	0.8%	15.8%	11.7%	7.8%	7.5%
5	Atlanta-Sandy Springs-Marietta GA	$87.8	0.7%	5.0%	5.0%	19.6%	19.0%

*	Source: CBRE-EA. Availability is defined as the percentage of space available for rent. The Account’s vacancy is defined as the weighted percentage of unleased space.

          Multi-Family

          Preliminary data from CBRE-EA indicate that the recovery in the apartment market strengthened during the second half of 2010. Apartment vacancies averaged 6.0% as of fourth quarter 2010 as compared to 7.4% at year-end 2009. (Year-over-year comparisons are necessary to account for seasonal leasing patterns.) The improvement in market conditions has been due to a decline in home-ownership rates resulting from the housing crisis and an increase in household formations as a result of modest job growth. Markets have also benefited from modest apartment construction. The vacancy rate of the Account’s multi-family portfolio averaged 3.3% in the fourth quarter of 2010 versus 2.7% in the third quarter of 2010. As shown in the table below, the average vacancy rates for the Account’s properties in its top apartment markets were all well below their comparative market averages.

76   Prospectus ▪ TIAA Real Estate Account

				Account Weighted Average Vacancy		Metropolitan Area Vacancy*

Sector	Metropolitan Statistical Area	Total Sector by Metro Area ($M)	% of Total Investments	2010Q3	2010Q4	2010Q3	2010Q4

Apartment	National			2.7%	3.3%	5.8%	6.0%

1	Houston-Bay Town-Sugar Land TX	$224.5	1.8%	3.3%	3.0%	9.7%	9.9%
2	Denver-Aurora CO	$208.4	1.7%	2.5%	4.7%	4.8%	4.7%
3	Atlanta-Sandy Springs-Marietta GA	$128.1	1.0%	1.9%	2.7%	9.3%	9.5%
5	New York-Wayne-White Plains NY-NJ	$123.0	1.0%	0.0%	0.0%	5.8%	5.5%
4	Phoenix-Mesa-Scottsdale AZ	$119.0	0.9%	3.4%	3.2%	9.6%	9.1%

*	Source: CBRE-EA. Vacancy is defined as the percentage of units vacant. The Account’s vacancy is defined as the weighted percentage of unleased space.

          Retail

          Macroeconomic support for the retail sector strengthened over the course of 2010. While U.S. households remained cautious, they started spending again to refresh wardrobes and home décor. Advanced estimates from the U.S. Census Bureau indicated that retail sales excluding motor vehicles increased 2.6% during the fourth quarter 2010 as compared to the third quarter. While 2010 comparisons are favorable partly because 2009 sales were extremely weak, many retailers have reported both healthy profits and sales growth. Most importantly, virtually all types of retailers, from discounters to department stores to luxury retailers, have reported growth in “same store sales,” a key industry metric. Growth in consumer spending is expected to continue in 2011 as economic conditions improve. Availability rates in community and neighborhood shopping centers were unchanged in the fourth quarter of 2010 averaging 13.0% as compared to 13.0% in the third quarter of 2010. The stabilization in availability rates coupled with growth in retail sales bodes well for retail market prospects. Reflective of both the modest improvement in the retail market and the challenging economic and leasing environment that remains, the vacancy rate for the Account’s retail portfolio declined to 15.3% during the fourth quarter of 2010 from 16.3% in the third quarter of 2010.

          2010 Summary and 2011 Outlook

          Typically lagging overall economic trends, commercial real estate market conditions responded to the economic recovery during the second half of 2010. Fundamentals do remain challenging, however, with minimal employment growth in particular keeping vacancy rates elevated. Rents in most markets and for most property types have stabilized, but demand remains weak and tenants typically have multiple space options. However, with demand growing slowly and likely to continue to increase as the economy strengthens, Management believes there should be opportunities for the Account to achieve growth in property rental income and portfolio net operating income as vacant space is leased and rent growth resumes. Further, there is very minimal new construction under way which, by limiting new supply, should allow vacancy rates to respond to improving demand. The turnaround in property values began in mid-2010 following the expectation early in the year that the economic recovery was strengthening. Property values on average have recouped a modest amount of the 30-40% decline

TIAA Real Estate Account ▪ Prospectus   77

from the 2007 peak, which could provide the potential for further capital appreciation in 2011 and beyond.

          During 2010, Management continued efforts to realign geographic and property sector concentrations to target major markets and a balanced mix of property types. In support of this strategy, 24 individual properties were sold in 2010; one wholly owned property and 23 properties from within the Account’s joint venture investments. The gross sales prices totaled $508.6 million ($92.5 million and $416.1 million related to a wholly owned property and properties within the Account’s investments in joint ventures, respectively). Of these sales, $119.4 million was sold in the fourth quarter, $92.5 million and $26.9 million related to a wholly owned property and properties within the Account’s investments in joint ventures, respectively. Additionally, Management was successful in reducing the Account’s level of debt and significantly lowered the overall interest rate. As of December 31, 2010, the Account’s loan to value ratio was 24.3%. The Account’s commercial property portfolio was 92.5% leased at December 31, 2010. Account returns in the fourth quarter of 2010 were bolstered by a 5.50% capital return and 1.79% income return. As shown in the graph below, returns for the fourth quarter of 2010 topped third quarter returns and were the highest quarterly returns in the Account’s history.

ACCOUNT RETURNS

          Cash management will be the Account’s primary focus for 2011 in response to the significant inflows during 2010 which continued into the early part of 2011. Management intends to manage the inflow of funds to maximize the performance of the Account in accordance with its investment objectives and strategy. This cash management will include the active pursuit of new acquisitions—primarily direct, privately owned real estate but such activity may also include liquid real estate-related securities, as it did in the second half of 2010. As the industry moves further into the recovery phase, the Account’s “core” investment strategy will continue to focus on institutional quality properties and markets. Potential

78   Prospectus ▪ TIAA Real Estate Account

acquisitions will be evaluated in the context of overall Account objectives, with an emphasis on industrial, retail, and multi-family properties in order to reduce the Account’s exposure to the office sector and at the same time diversifying the Account’s retail holdings. Management believes that the ongoing rebalancing of the portfolio has positioned the Account to build on the returns achieved in 2010.

          Investments as of December 31, 2010

          As of December 31, 2010, the Account had total net assets of $10.8 billion, a 12.9% increase from the end of the third quarter of 2010 and a 37.1% increase from December 31, 2009. The increase in the Account’s net assets from December 31, 2009 to December 31, 2010 was primarily caused by an increase in participant transactions into the account in addition to the appreciation in value of the Account’s wholly owned real estate properties and those owned in joint venture investments.

          As of December 31, 2010, the Account owned a total of 99 real estate property investments (88 of which were wholly owned, 11 of which were held in joint ventures). The real estate portfolio included 38 office property investments (four of which were held in joint ventures and one located in London, England), 25 industrial property investments (including one held in a joint venture), 20 apartment property investments, 15 retail property investments (including five held in joint ventures and one located in Paris, France), and one 75% owned joint venture interest in a portfolio of storage facilities.

          Of the 99 real estate property investments, 29 are subject to debt (including seven joint venture property investments). Total principal outstanding on the Account’s wholly owned real estate portfolio as of December 31, 2010 was $1.9 billion. The Account’s joint venture values shown in the Statement of Investments are presented net of debt; however, when the debt of the Account’s joint ventures are also considered, total principal outstanding on the Account’s portfolio as of December 31, 2010 was $3.5 billion. As of December 31, 2010, the loan to value ratio of the Account is 24.3%. As of December 31, 2010, the Account has no outstanding debt on which the Account itself is an obligor.

          Management believes that the Account’s real estate portfolio is diversified by location and property type. The Account’s largest investment, 1001 Pennsylvania Avenue located in Washington, DC, represented 6.2% of total real estate investments and 4.7% of total investments. As discussed in this prospectus, the Account does not intend to buy and sell its real estate investments simply to make short-term profits. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets that management believes (i) have maximized in value, (ii) have underperformed or face deteriorating property-specific or market conditions, (iii) need significant capital infusions in the future, (iv) are appropriate to dispose of in order to remain consistent with the Account’s intent to diversify the Account by property type and geographic location, (including reallocating the Account’s exposure to or away from certain property types in certain geographic locations), or (v) otherwise do not satisfy the investment objectives of the Account. The Account could reinvest any sale proceeds that it does not need to pay operating expenses or to meet debt service

TIAA Real Estate Account ▪ Prospectus   79

or redemption requests (e.g., cash withdrawals or transfers, and any redemption of TIAA’s liquidity units in the future).

          During 2010 there were no property investment acquisitions.

          During 2010, the Account sold one wholly owned property investment for a net sales price of $91.9 million, its 50% interest in one joint venture for a net sales price of $28.5 million, and 22 retail properties in various locations by the Account’s DDR TC LLC joint venture (the “DDR Joint Venture”). The Account holds an 85% interest in this joint venture. The Account’s portion of the net sales price was $47.2 million (after taking into account the pay down of $6.1 million and the assumption by the purchaser of the Account’s portion of debt on the properties equal to $329.5 million) and the Account realized a loss of $181.7 million, the majority of which had been previously recognized as an unrealized loss.

PROPERTY INVESTMENTS SOLD IN 2010

Property Name	Property Type	City	State	Net Sales Price in thousands (less selling expense	)

Wholly Owned
Inverness Center	Office	Birmingham	AL	$ 91,882
Joint Ventures
Tyson’s Executive Plaza II(1)	Office	McLean	VA	28,500
DDR TC LLC(2), (3)	Retail	Various	Various	47,217

Total				$167,599

(1)	The Account sold its entire 50% interest in this joint venture.

(2)	Represents the cumulative sale of 22 properties from within the Account’s investment from the joint venture.

(3)	Net of $335.6 million of debt paid in conjunction with the sales.

          The following charts reflect the diversification of the Account’s real estate assets by region and property type and list its ten largest investments by gross market value. All information is based on the fair values of the investments at December 31, 2010.

DIVERSIFICATION BY FAIR VALUE(1)

	East	West	South	Midwest	Foreign	(2)	Total

Office	24.5%	17.5%	10.4%	1.2%	2.7%		56.3%
Apartment	2.6%	6.2%	5.4%	0.0%	0.0%		14.2%
Industrial	1.3%	7.0%	4.1%	1.3%	0.0%		13.7%
Retail	3.2%	0.9%	8.5%	0.3%	2.4%		15.3%
Storage	0.2%	0.2%	0.1%	0.0%	0.0%		0.5%

Total	31.8%	31.8%	28.5%	2.8%	5.1%		100.0%

(1) Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
(2) Represents real estate investments in the United Kingdom and France.

Properties in the “East” region are located in: CT, DC, DE, KY, MA, MD, ME, NC, NH, NJ, NY, PA, RI, SC, VA, VT, WV.
Properties in the “West” region are located in: AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, WY.
Properties in the “South” region are located in: AL, AR, FL, GA, LA, MS, OK, TN, TX.
Properties in the “Midwest” region are located in: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI.

80   Prospectus ▪ TIAA Real Estate Account

TOP TEN LARGEST REAL ESTATE INVESTMENTS

Property Investment Name	City	State	Type	Value ($M	)(a)	Property as a % of Total Real Estate Portfolio	Property as a % of Total Investments

1001 Pennsylvania Avenue	Washington	DC	Office	589.8	(b)	6.23	4.67
Four Oaks Place	Houston	TX	Office	383.7		4.05	3.04
Fourth and Madison	Seattle	WA	Office	330.0	(c)	3.48	2.61
50 Fremont	San Francisco	CA	Office	315.1	(d)	3.33	2.49
DDR Joint Venture	Various	USA	Retail	303.9	(e)	3.21	2.40
780 Third Avenue	New York City	NY	Office	300.6		3.17	2.38
Westferry Circus	London	UK	Office	260.0	(f)	2.74	2.06
99 High Street	Boston	MA	Office	255.0	(g)	2.69	2.02
The Newbry	Boston	MA	Office	252.0		2.66	1.99
1900 K Street	Washington	DC	Office	246.1		2.60	1.95

(a)

Value as reported in the December 31, 2010 Statement of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest which is net of any debt.

(b)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $221.8 million.
(c)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $150.7 million.
(d)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $139.3 million.
(e)	This property is held in a 85% / 15% joint venture with DDR, and consists of 43 retail properties located in 13 states and is presented net of debt with fair value of $987.1 million.
(f)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $210.2 million.
(g)	This property investment is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $183.8 million.

          As of December 31, 2010, the Account’s net assets totaled $10.8 billion. At December 31, 2010, the Account held 75.0% of its total investments in real estate and real estate joint ventures. The Account also held investments in government agency notes representing 11.8% of total investments, U.S. Treasury securities representing 7.2% of total investments, real estate-related equity securities representing 3.9% of total investments, and real estate limited partnerships, representing 2.1% of total investments.

RESULTS OF OPERATIONS

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

          Performance

          The Account’s total return was 13.3% for the year ended December 31, 2010 as compared to –27.6% for the year ended 2009. The Account’s performance during the year ended December 31, 2010 reflects an increase in the aggregate value of the Account’s real estate property investments, including investments owned in joint ventures and limited partnerships resulting from the strengthened economy, financial and credit markets.

TIAA Real Estate Account ▪ Prospectus   81

          The Account’s annualized total returns over the one, three, five, and ten year periods ended December 31, 2010 were 13.3%, –11.1%, –1.8%, and 3.3%, respectively. As of December 31, 2010, the Account’s annualized total return since inception was 5.2%.

          The Account’s total net assets increased from $7.9 billion at December 31, 2009 to $10.8 billion at December 31, 2010. The primary driver of this 37.1% increase was net participant inflows into the Account in addition to appreciation in value of the Account’s wholly owned, joint venture, and limited partnership real estate investments.

          Income and Expenses

          The table below shows the net investment income for the years ended December 31, 2010 and 2009 and the dollar and percentage changes for those periods (dollars in thousands).

	Years Ended December 31,		Change
	2010	2009	$	%

INVESTMENT INCOME
Real estate income, net:
Rental income	$862,529	$948,315	$(85,786)	–9.0%

Real estate property level expenses and taxes:
Operating expenses	219,976	238,705	(18,729)	–7.8%
Real estate taxes	114,653	128,734	(14,081)	–10.9%
Interest expense	106,738	101,219	5,519	5.5%

Total real estate property level expenses and taxes	441,367	468,658	(27,291)	–5.8%

Real estate income, net	421,162	479,657	(58,495)	–12.2%
Income from real estate joint ventures and limited partnerships	89,268	114,578	(25,310)	–22.1%
Interest	2,963	1,733	1,230	71.0%
Dividends	5,618	—	5,618	N/M

TOTAL INVESTMENT INCOME	519,011	595,968	(76,957)	–12.9%

Expenses:
Investment advisory charges	50,225	42,521	7,704	18.1%
Administrative and distribution charges	28,061	35,805	(7,744)	–21.6%
Mortality and expense risk charges	4,373	4,736	(363)	–7.7%
Liquidity guarantee charges	13,120	12,411	709	5.7%

TOTAL EXPENSES	95,779	95,473	306	0.3%

INVESTMENT INCOME, NET	$423,232	$500,495	$(77,263)	–15.4%

N/M - Not meaningful

          The $85.8 million decrease in real estate rental income for the year ended December 31, 2010 as compared to the same period in 2009 is primarily a result of the seven full and six partial wholly owned property investment sales that occurred in the second half of 2009. These disposed properties accounted for $54.0 million, or 62.9%, of the $85.8 million total change. The remaining $31.8 million is attributed to increased vacancies at certain properties, reduced rental rates, and rent concessions for renewed leases, as well as unfavorable common area adjustments resulting from the properties maintaining lower property operating expenses.

82   Prospectus ▪ TIAA Real Estate Account

          Operating expenses declined 7.8% for the 12 months ended December 31, 2010 as compared to the same period in 2009 as a result of fewer property investments under management. Property investments that were sold accounted for $15.3 million, or 81.8%, of the total decline in operating expenses. The remaining decreases in expenses were primarily related to decreases in security expenses, insurance, and professional fees. The expense declines were partially offset by increases in utilities, general building expenses, and bad debt expense.

          Real estate taxes decreased 10.9% for the year ended December 31, 2010 as compared to the prior year. This was a result of fewer property investments under management and lower tax assessments across the existing properties held by the Account.

          Interest expense increased $5.5 million, or 5.5%, for the year ended December 31, 2010 as compared to the same period in 2009. This increase is a result of higher interest rates on new loan agreements entered into by the Account during the year ended December 31, 2010 as compared to the loan agreements that matured during 2010. See Note 9—Mortgage Loans Payable to the financial statements included herein.

          The $25.3 million decline in income from real estate joint ventures and limited partnerships for the year ended December 31, 2010 as compared to the same period in 2009 was primarily due to a decrease in revenues as a result of an increase in vacancies as well as rent concessions across the joint venture portfolios held by the Account and the sale of 22 properties from within the DDR Joint Venture and the Account’s interest in Tyson’s Executive Plaza II during 2010.

          The Account incurred overall Account level expenses of $95.8 million for the year ended December 31, 2010, which represents a 0.3% increase from $95.5 million for 2009. Administrative and distribution charges declined as a result of the general decline in costs allocated to manage and distribute the Account and the reduction in the average net assets of the Account. Unlike administrative and distribution charges, investment advisory charges do not decline at the same rate as average net assets as certain portions of investment advisory charges are fixed and not directly associated to the average net asset value of the Account. Investment advisory charges increased primarily due to costs associated with new investments in technology. Mortality and expense risk charges declined during the year ended December 31, 2010 primarily due to lower average net assets as compared to the same period in 2009. Liquidity guarantee expenses increased as a result of the increase in the fees that TIAA charges to provide the liquidity guarantee from 10 basis points to 15 basis points, which was effective as of May 1, 2009.

          Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable

          The table below shows the net realized and unrealized gain (loss) on investment and mortgage loans payable for the years ended December 31, 2010 and 2009 and the dollar and percentage changes for those periods (dollars in thousands).

TIAA Real Estate Account ▪ Prospectus   83

	Years Ended December 31,		Change
	2010	2009	$	%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	$(12,508)	$(281,798)	$269,290	–95.6%
Real estate joint ventures and limited partnerships	(185,753)	—	(185,753)	N/M
Marketable securities	429	1	428	N/M
Mortgage loans payable	—	(371)	371	N/M

Net realized (loss) on investments	(197,832)	(282,168)	84,336	–29.9%

Net change in unrealized appreciation (depreciation) on:
Real estate properties	638,183	(2,244,931)	2,883,114	–128.4%
Real estate joint ventures and limited partnerships	357,477	(1,030,179)	1,387,656	–134.7%
Marketable securities	15,032	22	15,010	N/M
Mortgage loans receivable	3,727	(494)	4,221	N/M
Mortgage loans payable	(59,619)	(54,755)	(4,864)	8.9%

Net change in unrealized appreciation (depreciation) on investments and mortgage loans payable	954,800	(3,330,337)	4,285,137	–128.7%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	$756,968	$(3,612,505)	$4,369,473	–121.0%

N/M - Not meaningful

          During the year ended December 31, 2010, the Account experienced a net realized and unrealized gain on investments and mortgage loans payable of $757.0 million, compared to a net realized and unrealized loss of $3.6 billion for the year ended December 31, 2009. The net realized and unrealized gains on investments and mortgage loans payable was primarily driven by net realized and unrealized gains on the Account’s wholly owned real estate property investments of $625.7 million for the year ended December 31, 2010 compared to a loss of $2.5 billion during the same period in 2009. The net realized and unrealized gains in the Account continue to be due to improved market conditions and real estate values that occurred throughout the year 2010. For the two International properties held by the Account, the foreign exchange fluctuations (losses) for the year ended December 31, 2010, partially offset the total net realized and unrealized gain by $20.3 million. The Account experienced losses from the foreign exchange fluctuation in the first two quarters of 2010, a reverse effect in the third quarter 2010 and stable rates during the fourth quarter of 2010.

          Real estate joint ventures and limited partnerships experienced a net realized and unrealized gain of $171.7 million for the year ended December 31, 2010 compared to a $1.0 billion loss for the year ended December 31, 2009. The net realized and unrealized gains on joint ventures and limited partnerships were due to increases in value of the Account’s existing real estate assets, which reflected the net effects of an improving overall economy, and an increase in value of the underlying property investments within the joint ventures and limited partnership funds.

84   Prospectus ▪ TIAA Real Estate Account

          During the year ended December 31, 2010, the Account’s marketable securities position was $2.9 billion, which was comprised of $495.3 million of real estate-related marketable securities and $2.4 billion of other securities such as U.S. Treasury securities and government agency notes. The net realized and unrealized gain of $15.5 million experienced by the Account on marketable securities was primarily due to increases in the value of real estate-related equity securities.

          For the year ended December 31, 2010, the Account had a net unrealized gain on the mortgage loan receivable of $3.7 million compared to $0.5 million loss for the comparable period in 2009 as a result of the mortgage loan receivable being settled in full at its face value during September 2010.

          Mortgage loans payable experienced a net realized and unrealized loss of $59.6 million during the year ended December 31, 2010 compared to net realized and unrealized loss of $55.1 million in the comparable period in 2009. Valuation adjustments associated with mortgage loans payable are highly dependent upon interest rates, spreads, investment return demands, the performance of the underlying real estate investment, and where applicable, foreign exchange. Of the $59.6 million realized and unrealized loss associated with mortgage loans payable, $66.2 million was related to valuation increases in mortgage loans payable offset in part by foreign exchange fluctuations of $6.6 million.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

          Performance

          The Account’s total return was –27.6% for the year ended December 31, 2009 as compared to –14.2% for the year ended December 31, 2008. The Account’s performance during the year ended December 31, 2009 reflects a decline in the aggregate net asset value of the Account’s real estate property investments, including investments owned in joint ventures and limited partnerships, lower income from marketable securities and unrealized losses from the mortgage loans payable. The twelve months of 2009 saw continued valuation declines resulting from the weakened economy and tightened financial and credit markets. Transaction activity continued to remain at historically low levels and capital depreciation occurred in most markets.

          The Account’s annualized total returns (after expenses) over the one, three, five, and ten year periods ended December 31, 2009 were –27.6%, –10.9%, –1.7% and 3.1% respectively. As of December 31, 2009, the Account’s annualized total return since inception was 4.7%.

          The Account’s total net assets decreased from $11.5 billion at December 31, 2008 to $7.9 billion at December 31, 2009. The primary driver of this 31.5% decrease was depreciation in value of the Account’s wholly owned, joint venture, and limited partnership real estate investments (86.0% of the decrease), while net participant withdrawals and transfers out of the Account (net of the $1.1 billion of liquidity units purchased by TIAA) accounted for 14.0% of the decrease.

TIAA Real Estate Account ▪ Prospectus   85

         Income and Expenses

          The table below shows the net investment income for the years ended December 31, 2009 and 2008 and the dollar and percentage changes for those periods (dollars in thousands).

	Years Ended December 31,		Change

	2009	2008	$	%

INVESTMENT INCOME
Real estate income, net:
Rental income	$948,315	$979,295	$(30,980)	–3.2%

Real estate property level expenses and taxes:
Operating expenses	238,705	257,351	(18,646)	–7.2%
Real estate taxes	128,734	132,979	(4,245)	–3.2%
Interest expense	101,219	88,531	12,688	14.3%

Total real estate property level expenses and taxes	468,658	478,861	(10,203)	–2.1%

Real estate income, net	479,657	500,434	(20,777)	–4.2%
Income from real estate joint ventures and limited partnerships	114,578	116,889	(2,311)	–2.0%
Interest	1,733	76,444	(74,711)	–97.7%
Dividends	—	5,079	(5,079)	N/M

TOTAL INVESTMENT INCOME	595,968	698,846	(102,878)	–14.7%

Expenses:
Investment advisory charges	42,521	47,622	(5,101)	–10.7%
Administrative and distribution charges	35,805	77,577	(41,772)	–53.8%
Mortality and expense risk charges	4,736	8,116	(3,380)	–41.6%
Liquidity guarantee charges	12,411	19,725	(7,314)	–37.1%

TOTAL EXPENSES	95,473	153,040	(57,567)	–37.6%

INVESTMENT INCOME, NET	$500,495	$545,806	$(45,311)	–8.3%

N/M - Not meaningful

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, generated 99.7% and 88.3% of the Account’s total investment income (before deducting Account level expenses) during the years ended December 31, 2009 and 2008, respectively. The 14.7% decrease in the Account’s total investment income was primarily due to a 97.9% decrease in the Account’s dividend income and interest income and a 4.2% decrease in net real estate income.

          Gross real estate rental income decreased by $31.0 million or 3.2% for the year ended December 31, 2009, as compared to the same period in 2008. Approximately $19.2 million of the decrease is primarily due to the property investment sales that occurred during 2008 and 2009. In addition to the reduction in rental income due to property investment sales, the Account also experienced a decrease in revenue due to various property specific items such as rent concessions, lower rents, increased vacancies at certain properties and reductions in common charges for many properties as a result of lower overall property operating expenses.

          Total real estate property level expenses and taxes for wholly owned property investments for the year ended December 31, 2009 decreased to $468.7 million as compared to $478.9 million of the year ended December 31, 2008. The overall

86   Prospectus ▪ TIAA Real Estate Account

decline in expenses is primarily due to a 7.2% decrease in operating expenses, a 3.2% decrease in real estate taxes offset by a 14.3% increase in interest expense. Operating expenses decreased during 2009 primarily due to an overall reduction in repairs and maintenance, utility expense, insurance expense, bad debt expense, and various other miscellaneous operating expenses. In addition to the reduction of general expenses, the property investment sales during 2008 and 2009 eliminated some operating expenses. Real estate taxes decreased due to lower tax assessments and reduced number of properties under management. The increase in interest expense is due to $557 million of new debt financing that was obtained during the third and fourth quarters of 2008.

          Income from real estate joint ventures and limited partnerships was $114.6 million for the year ended December 31, 2009 compared to $116.9 million for the year ended December 31, 2008. This 2.0% decrease was due to a decrease in gross rental income from joint venture properties as a result of increased vacancies and select rent reductions. More specifically, the DDR Joint Venture experienced an increase in vacancies in late 2008 which resulted in lower income in 2009.

          Investment income on the Account’s investments in marketable securities decreased 97.9%, from $81.5 million for the year ended December 31, 2008 to $1.7 million for the comparable period in 2009. The variance was due to the decrease in the rates of return on the marketable securities as well as a lower marketable security invested balance for 2009 compared to the year ended December 31, 2008.

          The Account incurred overall Account level expenses of $95.5 million for the year ended December 31, 2009, which represents a 37.6% decrease from $153.0 million for the same period in 2008. The decreases in investment advisory and administrative and distribution charges are due to two factors. First, during the first quarter of 2008, increased costs were allocated to the Account associated with new technology investments in 2008 that were reduced significantly during the year ended December 31, 2009. Finally, the general decline in the costs allocated to manage and distribute the Account is consistent with the reduction in the average net assets of the Account. In the future, investment advisory charges are not expected to decline at the same rate as net assets as certain portions of these costs are not directly associated to the net asset value of the Account. Mortality and expense risk charges and liquidity guarantee expenses declined during the year ended December 31, 2009 primarily due to lower net assets as compared to the same period in 2008. The decline of the liquidity guarantee expenses resulting from the decline in net assets was partially offset by the increase in the fees that TIAA charges to provide the liquidity guarantee from 10 basis points to 15 basis points which was effective as of May 1, 2009.

Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable

          The table below shows the net realized and unrealized gain (loss) on investments and mortgage loans payable for the years ended December 31, 2009 and 2008 and the dollar and percentage changes for those periods (dollars in thousands).

TIAA Real Estate Account ▪ Prospectus   87

	Years Ended December 31,		Change

	2009	2008	$	%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	$(281,798)	$(18,097)	$(263,701)	N/M
Real estate joint ventures and limited partnerships	—	(17)	17	N/M
Marketable securities	1	(11,041)	11,042	N/M
Mortgage loans payable	(371)	—	(371)	N/M

Net realized (loss) on investments	(282,168)	(29,155)	(253,013)	867.8%

Net change in unrealized appreciation (depreciation) on:
Real estate properties	(2,244,931)	(1,905,930)	(339,001)	17.8%
Real estate joint ventures and limited partnerships	(1,030,179)	(702,797)	(327,382)	46.6%
Marketable securities	22	15,820	(15,798)	–99.9%
Mortgage loans receivable	(494)	(753)	259	–34.4%
Mortgage loans payable	(54,755)	109,791	(164,546)	–149.9%

Net change in unrealized appreciation (depreciation) on investments and mortgage loans payable	(3,330,337)	(2,483,869)	(846,468)	34.1%

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	$(3,612,505)	$(2,513,024)	$(1,099,481)	43.8%

N/M - Not meaningful

          The Account had net realized and unrealized losses on investments and mortgage loans payable of $3.6 billion for the year ended December 31, 2009, a $1.1 billion increase when compared to a net realized and unrealized loss of $2.5 billion for the year ended December 31, 2008. The increase in net realized and unrealized losses on investments and mortgage loans payable was primarily driven by net realized and unrealized losses on the Account’s wholly owned real estate property investments of $2.5 billion for the year ended December 31, 2009 compared to a loss of $1.9 billion during the same period in 2008. The Account’s interests in joint ventures and limited partnerships posted a net realized and unrealized loss of $909.3 million and $120.9 million, respectively, for a net total of over $1.0 billion for the year ended December 31, 2009. When compared to the year ended December 31, 2008, joint ventures and limited partnerships posted a net realized and unrealized loss of $652.4 million and $50.4 million, respectively, for a net total of $702.8 million.

          The net realized and unrealized losses on wholly owned real estate property investments and those held in joint ventures and limited partnerships were due to the decline in value of the Account’s existing real estate assets, which reflected the net effects of a weaker overall economy, a decline in value of the underlying property investments within the joint ventures and limited partnership funds and continued shortage of liquidity in the commercial real estate markets during the year ended December 31, 2009. Real estate market values have declined throughout 2009 primarily due to increasing actual and projected vacancy rates resulting in longer tenant replacement timeframes, lower market rents, and higher capitalization rates.

88   Prospectus ▪ TIAA Real Estate Account

          Mortgage loans payable experienced a net realized and unrealized loss of $55.1 million during the year ended December 31, 2009 compared to net realized and unrealized gain of $109.8 million in the same period in 2008. Valuation adjustments associated with mortgage loans payable are highly dependent upon interest rates, spreads, investment return demands, the performance of the underlying real estate investment, and where applicable, foreign exchange. Of the $55.1 million realized and unrealized loss, foreign exchange fluctuations (due to a weakening U.S. dollar during the year ended 2009) accounted for $23.8 million of the total year-to-date loss. The remaining $30.9 million loss related to mortgage payable values is reflected in the fluctuations in the U.S. Treasury rates and higher loan to value ratios on the Account’s underlying properties (as a result of the significant declines in property values) and a $0.4 million realized loss due to the debt that was assumed in connection with the sale of a property investment.

          During the year ended December 31, 2009, the Account also sold one retail property investment, one industrial property investment, five office property investments and eight partial apartment property investments for net proceeds of $394.8 million and realized a loss of $281.8 million.

LIQUIDITY AND CAPITAL RESOURCES

          As of December 31, 2010 and 2009, the Account’s liquid assets (i.e., cash and non-real estate-related marketable securities) had a value of $2.4 billion and $696.1 million, respectively (22.3% and 8.8% of the Account’s net assets at such dates, respectively). When compared to December 31, 2009, the Account’s non-real estate-related liquid assets have increased by $1.7 billion. This increase is primarily the result of increased net participant activity into the Account (in particular, transfers into the Account), income generated from its real estate investments, income earned from joint venture investments, and proceeds from selective sales of real estate properties.

          During the twelve months ended December 31, 2010, the Account received $2.6 billion in premiums, which included $1.9 billion of participant transfers into the Account. The Account had outflows of $851.5 million in annuity payments, withdrawals and death benefits, which included $520.9 million of participant transfers out of the Account. During the twelve months ended December 31, 2009, the Account received $1.1 billion in premiums, which included $362.3 million of participant transfers into the Account and excludes the $1.1 billion purchase of liquidity units by TIAA. The Account had outflows of $2.6 billion in annuity, withdrawals and death benefits, which included $2.3 billion of participant transfers out of the Account. See Note 1—Organization and Significant Accounting Policies of the financial statements as included herein.

Liquidity Guarantee

          Primarily as a result of significant net participant transfers out of the Account during late 2008 and early 2009, pursuant to TIAA’s existing liquidity guarantee obligation, the TIAA general account purchased $1.2 billion of accumulation units

TIAA Real Estate Account ▪ Prospectus   89

(“liquidity units”) issued by the Account in a number of separate transactions between December 24, 2008 and June 1, 2009. Subsequent to June 1, 2009 and through the date of this prospectus, the TIAA general account has not purchased any additional liquidity units. As disclosed under “Establishing and Managing the Account — the Role of TIAA — Liquidity Guarantee,” in accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order.

          Net participant transfers out of the Account significantly slowed following the first quarter of 2009, and net participant transfer activity turned to inflows in early 2010, which has continued through the date of this prospectus. As a result, while management cannot predict whether any future TIAA liquidity unit purchases will be required under the liquidity guarantee, it is unlikely that additional purchases will be required in the near term. However, management cannot predict for how long net inflows will continue to occur. In addition, effective March 31, 2011, individual participants will be limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. This limitation is subject to certain exceptions and will be in effect in the jurisdictions that have approved the limitation. Management expects that participant inflow activity will be tempered, perhaps to a significant degree, following the effective date of this limitation. If net outflows were again to occur (even if not at the same intensity as in 2008 and early 2009), it could have a negative impact on the Account’s operations and returns and could require TIAA to purchase additional liquidity units, perhaps to a significant degree, as was the case in late 2008 and early 2009.

          TIAA’s obligation to provide Account participants liquidity through purchases of liquidity units is not subject to an express regulatory or contractual limitation, although as described in the paragraph below, the independent fiduciary may (but is not obligated to) require the reduction of TIAA’s interest through sales of assets from the Account if TIAA’s interest exceeds the trigger point. Even if the independent fiduciary so requires, TIAA’s obligation to provide liquidity under the guarantee, which is required by the New York State Insurance Department, will continue. Management believes that TIAA has the ability to meet its obligations under this liquidity guarantee.

          Whenever TIAA owns liquidity units, the duties of the Account’s independent fiduciary, as part of its monitoring of the Account, include reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct accumulation unit values. In addition, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for reviewing the trigger point;

90   Prospectus ▪ TIAA Real Estate Account

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. If the independent fiduciary were to determine that TIAA’s ownership should be reduced following the trigger point, its role in participating in any asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

          As of the date of this prospectus, the independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units, and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary. As of December 31, 2010, TIAA owned 9.8% of the outstanding accumulation units of the Account. In establishing the appropriate trigger point, including whether or not to require certain actions once the trigger point has been reached, the independent fiduciary will assess, among other things and to the extent consistent with the Prohibited Transaction Exemption (PTE 96-76) issued by the U.S. Department of Labor in 1996 with respect to the liquidity guarantee and the independent fiduciary’s duties under ERISA, the risk that a conflict of interest could arise due to the level of TIAA’s ownership interest in the Account.

          The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants. The independent fiduciary has indicated to management that, as of the date of this prospectus, it intends to initiate systematic redemptions of the liquidity units held by the TIAA General Account at such times as it deems appropriate but no earlier than June 2011. The independent fiduciary currently intends to cause such redemptions only (i) if recent historical net participant activity has been positive and (ii) if the Account is projected to hold at least 22% of its net assets in cash, cash equivalents and publicly traded, liquid non-real estate-related securities, after taking into account certain projected sources and uses of cash flow into the Account. In addition, the independent fiduciary’s intention is that redemptions over any given period would not exceed recent historical net participant activity.

          In administering redemptions, the independent fiduciary has indicated to management that it intends to evaluate, among other things (i) projected acquisitions and dispositions of real estate and real estate-related investments, (ii) participant inflow and outflow trends, (iii) the Account’s net income and (iv) obligations to make debt service payments and pay principal balances of mortgages on Account properties. The independent fiduciary is vested with oversight and approval over any redemption of liquidity units owned by TIAA, acting in the best interests of Real Estate Account participants.

TIAA Real Estate Account ▪ Prospectus   91

          The independent fiduciary may authorize or direct the redemption of all or a portion of liquidity units at any time and TIAA will request the approval of the independent fiduciary before any liquidity units are redeemed. There is no guarantee that the independent fiduciary will cause redemptions starting in June 2011 and even if redemptions do commence, management cannot predict the time period over which such redemptions would continue. Further, neither management nor the independent fiduciary can predict when TIAA’s liquidity units may be redeemed in full.

          Upon termination and liquidation of the Account (wind-up), any liquidity units held by TIAA will be the last units redeemed, unless the independent fiduciary directs otherwise. The Account pays TIAA for the risk associated with providing the liquidity guarantee through a daily deduction from the Account’s net assets.

          The Account’s net investment income continues to be an additional source of liquidity for the Account. Net investment income decreased from $500.5 million for the twelve months ended December 31, 2009 to $423.2 million for the twelve months ended December 31, 2010. The total decline was a result of wholly owned property investment sales that occurred in the second half of 2009, joint venture sales and joint venture property sales that occurred during 2010, as well as increased vacancies at certain properties, reduced rental rates, rent concessions for renewed leases, and lower common area charges resulting from the properties maintaining lower property operating expenses in 2010.

          The Account’s investment strategy remains to invest between 75% and 85% of its net assets directly in real estate or real estate-related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. As of December 31, 2010, cash, along with real estate-related and non-real estate-related marketable securities, comprised 26.9% of the Account’s net assets. The Account’s liquid assets continue to be available to purchase additional suitable real estate properties and to meet the Account’s debt obligations, expense needs, and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers).

          As of December 31, 2010, the Account had $263.0 million in principal amount of debt obligations due during 2011 of which $13.1 million was related to wholly owned real estate investments and $249.9 million was related to the Account’s share of debt associated with its investments in joint ventures. Management believes that the Account, and the joint venture entities in which the Account invests, will have the ability to address these obligations in a number of ways, including among others, refinancing or extending such debt or repaying the principal due at maturity.

          Leverage

          The Account may borrow money and assume or obtain a mortgage on a property to make leveraged real estate investments. Also, to meet any short-term cash needs, the Account may obtain a line of credit that may be unsecured and/or contain terms that may require the Account to secure the loan with one or more of its properties.

92   Prospectus ▪ TIAA Real Estate Account

          The Account is authorized to borrow money in accordance with its investment guidelines. Under the Account’s current investment guidelines, the Account’s loan to value ratio (as described below) is to be maintained at or below 30%. However, until December 31, 2011, the Account is authorized to incur and/or maintain indebtedness on its properties in an aggregate principal amount not to exceed the aggregate principal amount of debt outstanding as of the date of adoption of such guidelines in July 2009 ($4.0 billion). Such incurrences of debt from time to time may include:

•	placing new debt on properties;

•	refinancing outstanding debt;

•	assuming debt on acquired properties or interests in the Account’s properties; and/or

•	extending the maturity date of outstanding debt.

          In calculating this limit, only the Account’s actual percentage interest in any borrowings is included, and not that percentage interest held by any joint venture partner. Further, the Account may only borrow up to 70% of the then-current value of a property, although construction loans may be for 100% of the costs incurred in developing a property. As of December 31, 2010 the Account did not have any construction loans. Also, at the time the Account (or a joint venture in which the Account is a partner) enters into a revolving line of credit, management deems the maximum amount which may be drawn under that line of credit as fully incurred, regardless of whether the maximum amount available has been drawn from time to time.

          As of December 31, 2010, management reduced the Account’s ratio of outstanding principal amount of debt to total gross asset value (i.e., a “loan to value ratio”) to less than 30% and intends to maintain its loan to value ratio at or below 30% (this ratio is measured at the time of incurrence and after giving effect thereto). The Account’s total gross asset value, for these purposes, is equal to the total fair value of the Account’s assets (including the fair value of the Account’s interest in joint ventures), with no reduction associated with any indebtedness on such assets.

          In times of high net inflow activity, in particular during times of high net participant transfer inflows, management may determine to apply a portion of such cash flows to make prepayments of indebtedness prior to scheduled maturity, which would have the effect of reducing the Account’s loan to value ratio.

          As of December 31, 2010, the Account’s loan to value ratio was 24.3%.

RECENT TRANSACTIONS

          The following describes property transactions by the Account in the fourth quarter of 2010. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

TIAA Real Estate Account ▪ Prospectus   93

PURCHASES

          None.

SALES

DDR TC LLC

          On November 2, 2010, a retail property located in Southern Pines, North Carolina was sold by the Account’s DDR Joint Venture. The Account holds an 85.0% interest in the DDR Joint Venture. The Account’s portion of the net sales price was $1.3 million (net of the Account’s portion of debt on the property equal to $2.5 million). The Account realized a loss from the sale of $1.4 million, the majority of which had been previously recognized as an unrealized loss in the Account’s Statements of Operations. The Account’s portion of the costs to date (excluding selling costs) at the date of the sale were $5.2 million (excluding debt) according to the records of the Account.

          On November 9, 2010, a retail property located in Columbia, South Carolina was sold by the Account’s DDR Joint Venture. The Account’s portion of the sales price was $1.6 million. After consideration of the Account’s portion of debt on the property equal to $1.8 million, the Account contributed an additional $0.3 million to the DDR Joint Venture as part of the closing of the sale. The Account realized a loss from the sale of $6.6 million, the majority of which had been previously recognized as an unrealized loss in the Account’s Statements of Operations. The Account’s portion of the costs to date (excluding selling costs) at the date of the sale were $8.2 million (excluding debt) according to the records of the Account.

          On December 23, 2010, four retail properties were sold in various locations by the Account’s DDR Joint Venture. The Account’s portion of the net sales price was $18.8 million (net of the Account’s portion of debt on one of these properties equal to $1.8 million). The Account realized a loss from the sale of $21.0 million, the majority of which had been previously recognized as an unrealized loss in the Account’s Statements of Operations. The Account’s portion of the costs to date (excluding selling costs) at the date of the sale were $41.6 million (excluding debt) according to the records of the Account.

Inverness Center

          On December 9, 2010, the Account sold an office property investment located in Birmingham, Alabama for a net sale price of $91.9 million and the Account realized a loss of $11.1 million from the sale, the majority of which had been previously recognized as an unrealized loss in the Account’s Statements of Operations. The Account’s costs to date (excluding selling costs) at the date of the sale were $103.0 million.

FINANCINGS

          None.

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CONTRACTUAL OBLIGATIONS

          The following table sets forth a summary regarding the Account’s known contractual obligations, including required interest payments for those items that are interest bearing, at December 31, 2010 (amounts in thousands):

	Amounts Due During Years Ending December 31,

	2011	2012	2013	2014	2015	Thereafter	Total

Mortgage Loans Payable:
Principal Payments	$13,082	$215,236	$552,853	$225,273	$462,525	$373,945	$1,842,914
Interest Payments(1)	105,265	104,863	93,349	63,860	35,766	59,589	462,692

Total Mortgage Loans Payable	118,347	320,099	646,202	289,133	498,291	433,534	2,305,606
Joint Venture Funding Commitments	263	—	—	—	—	—	263
Other Commitments(2)	33,689	—	—	—	—	—	33,689
Tenant improvements(3)	101,234	—	—	—	—	—	101,234

Total Contractual Obligations	$253,533	$320,099	$646,202	$289,133	$498,291	$433,534	$2,440,792

(1)

These amounts represent interest payments due on mortgage loans payable of wholly owned real estate properties based on the stated rates and, where applicable, the foreign currency exchange rates at December 31, 2010.

(2)	This includes the Account’s commitment to purchase interest in four limited partnerships, which could be called by the partner at any time.
(3)	This amount represents tenant improvements and leasing inducements committed to by the Account in tenant leases that have not been incurred as of the year ended December 31, 2010.

          Note that the Contractual Obligations table above does not include payments on debt held in Investments in Joint Ventures which are the obligation of the individual joint venture entities. See Note 7—Investments in Joint Ventures to the Account’s financial statements.

EFFECTS OF INFLATION AND INCREASING OPERATING EXPENSES

          Inflation, along with increased insurance, taxes, utilities and security costs, may increase property operating expenses in the future. Any such increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. The Account remains responsible for the expenses for unleased space in a property as well as expenses which may not be reimbursed under the terms of an existing lease.

          Critical Accounting Policies

          The financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States of America.

          In preparing the Account’s financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

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          Determination of Investments at Fair Value: The Account reports all investments and investment related mortgage loans payable at fair value. The Financial Accounting Standards Board (“FASB”) has defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

          The following is a description of the valuation methodologies used to determine the fair value of the Account’s investments and investment related mortgage payables.

          Valuation of Real Estate Properties — Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Determination of fair value involves judgment because the actual fair value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a reasonable estimate of the fair value of its investments. Implicit in the Account’s definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Key inputs and assumptions include rental income and expense amounts, related rental income and expense growth rates, discount rates and capitalization rates. Valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or multiples applied to earnings from the property, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties. Amounts ultimately realized from each investment may vary significantly from the fair value presented.

          Real estate properties owned by the Account are initially valued based on an independent third party appraisal, as reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the

96   Prospectus ▪ TIAA Real Estate Account

difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

          Subsequently, each property is appraised each quarter by an independent third party appraiser, reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary. In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day or month in each period.

          Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when the account receives a bona fide bid for the sale of a property held within the Account or one of the Account’s joint ventures. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Alternatively, adjustments may be made to reflect the execution or renewal of a significant lease. Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. TIAA’s internal appraisal staff oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary (the independent fiduciary is more fully described in the paragraph below). Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

          The independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

TIAA Real Estate Account ▪ Prospectus   97

          Also, the independent fiduciary can require additional appraisals if factors or events have occurred that could materially change a property’s value (including those identified above) and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate-related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the property is valued independently of the mortgage and the property and mortgage fair values are reported separately (see “Valuation of Mortgage Loans Payable” below). The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures — Real estate joint ventures are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

          Valuation of Real Estate Limited Partnerships — Limited partnership interests are stated at the fair value of the Account’s ownership in the partnership which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

          Valuation of Marketable Securities — Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities market or exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such market or exchange, exclusive of transaction costs.

          Debt securities, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix.

          Equity and fixed income securities traded on a foreign exchange or in foreign markets are valued using their closing values under the valuation methods

98   Prospectus ▪ TIAA Real Estate Account

generally accepted in the country where traded, as of the valuation date. This value is converted to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

          Valuation of Mortgage Loans Receivable — Mortgage loans receivable are stated at fair value and are initially valued at the face amount of the mortgage loan funding. Subsequently, mortgage loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.

          Valuation of Mortgage Loans Payable — Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable are based on the amount at which the liability could be transferred to a third party exclusive of transaction costs. Mortgage loans payable are valued internally by TIAA’s internal appraisal department, as reviewed by the Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Interest expense for mortgage loans payable is recorded on the accrual basis taking into account the outstanding principal and contractual interest rates.

          See Note 6—Assets and Liabilities Measured at Fair Value on a Recurring Basis for further discussion and disclosure regarding the determination of the Account’s investments fair values.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are included in net realized and unrealized gains and losses on real estate properties and mortgage loans payable. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Accumulation and Annuity Funds: The accumulation fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The annuity fund represents the net assets attributable to

TIAA Real Estate Account ▪ Prospectus   99

the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts pursuant to which the Account is offered are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is not to exceed to 2.5% of average net assets per year. The Account pays a fee to TIAA to assume mortality and expense risks.

          Accounting for Investments: The investments held by the Account are accounted as follows:

          Real Estate Properties — Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

          Real Estate Joint Ventures — The Account has limited ownership interests in various real estate joint ventures (collectively, the “Joint Ventures”). The Account records its contributions as increases to its investments in the Joint Ventures, and distributions from the Joint Ventures are treated as income within income from real estate joint ventures and limited partnerships in the Account’s Statements of Operations. Distributions that are identified as returns of capital or capital gains or losses are recorded as unrealized gains and realized gains and losses, respectively. Income from the Joint Ventures is recorded based on the Account’s proportional interest of the income distributed by the Joint Ventures. Income earned by the Joint Ventures, but not yet distributed to the Account by the Joint Ventures is recorded as unrealized gains and losses.

          Limited Partnerships — The Account has limited ownership interests in various private real estate funds (primarily limited partnerships) and a private real estate investment trust (collectively, the “Limited Partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as income within income from real estate joint ventures and limited partnerships in the Account’s Statements of Operations. Distributions that are identified as returns of capital or capital gains or losses are recorded as unrealized gains and realized gains and losses, respectively. Unrealized gains and losses are recorded based upon the changes in the net asset values of the Limited Partnerships as determined from the financial statements of the Limited Partnerships when received by the Account. Prior to the receipt of the financial

100   Prospectus ▪ TIAA Real Estate Account

statements from the Limited Partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investment. Changes in value based on such estimates are recorded by the Account as unrealized gains and losses.

          Marketable Securities — Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date within dividend income. Dividends that are identified as returns of capital or capital gains or losses are recorded as unrealized gains and realized gains or losses, respectively. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Realized and Unrealized Gains and Losses — Unrealized gains and losses are recorded as the fair values of the Account’s investments are adjusted, and as discussed within the Real Estate Joint Ventures and Limited Partnership sections above. Realized gains and losses are recorded at the time an investment is sold or a distribution is received from the Joint Ventures or Limited Partnerships. Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price.

          Net Assets — The Account’s net assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash; cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non-real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non-real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments).

and then reducing the sum by liabilities held within the Account, including the daily investment management fee, administration and distribution fees and certain other expenses attributable to operating the Account. Daily estimates of net operating income are adjusted to reflect actual net operating income on a monthly basis, at which time such adjustments (if any) are reflected in the Account’s unit value.

TIAA Real Estate Account ▪ Prospectus   101

          After the end of every quarter, the Account reconciles the amount of expenses deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the following quarter. Material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by the difference between management’s projections and the Account’s actual assets or expenses.

          Federal Income Taxes: Based on provisions of the Internal Revenue Code (the “Code”), Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account should incur no material federal income tax attributable to the net investment activity of the Account. Management has concluded that the Account does not have any uncertain tax positions as of December 31, 2010.

           New Accounting Pronouncements

          In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends guidance related to the identification of a variable interest entity, variable interests, the primary beneficiary, and expands required note disclosures to provide greater transparency to the users of financial statements. In December 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which amended the Codification with the guidance contained in SFAS No. 167. In February 2010, the FASB issued ASU No. 2010-10, “Amendments for Certain Investment Funds,” which defers the applicability of ASU No. 2009-17 in certain instances. These standards were effective on January 1, 2010 and did not result in a significant impact to the Account’s financial position or results of operations.

          In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” which requires new disclosures related to transfers in and out of levels 1 and 2, and the separate disclosure of purchases, sales, issuances and settlements when reconciling activity in level 3. This ASU also amends prior disclosure requirements to call for the disaggregation of assets and liabilities into appropriate subsets, and the disclosure of valuation techniques and inputs for recurring and nonrecurring fair value measurements in levels 2 and 3. The new disclosure requirement for reconciling level 3 activity is effective January 1, 2011. All other new or amended disclosure requirements were effective January 1, 2010 for the Account and are reflected in the notes to the financial statements. These changes did not impact the Account’s financial position or results of operations.

102   Prospectus ▪ TIAA Real Estate Account

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, which, as of December 31, 2010, represented 77.1% of the Account’s Total Investments, expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, disruptions in the credit and/or capital markets, or changing supply and demand for certain types of properties;

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses;

•

Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property, buys a property subject to a mortgage or holds a property subject to a mortgage; and

•

Foreign Currency Risk — The risk that the value of the Account’s foreign investments, related debt, or rental income could increase or decrease due to changes in foreign currency exchange rates or foreign currency exchange control regulations, and hedging against such changes, if undertaken by the Account, may entail additional costs and be unsuccessful.

          The Account believes the diversification of its real estate portfolio, both geographically and by sector, along with its quarterly valuation procedure, helps manage the real estate and appraisal risks described above.

          As of December 31, 2010, 22.9% of the Account’s Total Investments were comprised of marketable securities. As of December 31, 2010, marketable securities include high-quality debt instruments (i.e., government agency notes) and REIT securities. The Statement of Investments for the Account sets forth the general financial terms of these instruments, along with their fair values, as determined in accordance with procedures described earlier in Critical Accounting Policies section above and in Note 1—Organization and Significant Accounting Policies to the Account’s financial statements included herewith. The Account’s marketable securities are considered held for trading purposes. Currently, the Account does not invest in derivative financial investments, nor does the Account engage in any hedging activity.

          Risks associated with investments in real estate-related liquid assets (which could include, from time to time, REIT securities and CMBS), and non-real estate-

TIAA Real Estate Account ▪ Prospectus   103

related liquid assets, including financial/credit risk, market volatility risk, interest rate volatility risk and deposit/money market risk.

•

Financial/Credit Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due (and/or declare bankruptcy or be subject to receivership) and, for equity securities such as common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

•

Market Volatility Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets regardless of the credit quality or financial condition of the underlying issuer. This risk is particularly acute to the extent the Account holds equity securities, which have experienced significant short-term price volatility over the past year. Also, to the extent the Account holds debt securities; changes in overall interest rates can cause price fluctuations.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

•

Deposit/Money Market Risk — The risk that, to the extent the Account’s cash held in bank deposit accounts exceeds federally insured limits as to that bank, the Account could experience losses if banks fail. The Account does not believe it has exposure to significant concentration of deposit risk. In addition, there is some risk that investments held in money market accounts can suffer losses.

          In addition, to the extent the Account were to hold mortgage-backed securities (including commercial mortgage-backed securities) these securities are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated repayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. These securities may be harder to sell than other securities.

          In addition to these risks, real estate equity securities (such as REIT stocks and mortgage-backed securities) would be subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. For more information on the risks associated with all of the Account’s investments, see “Risk Factors” in this prospectus.

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THE CONTRACTS

          TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GA, SRA, GRA, GSRA (including institutionally owned GSRA), Retirement Choice, Retirement Choice Plus or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA traditional annuity, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time and particular funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.

          Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.

RA (RETIREMENT ANNUITY) AND GRA (GROUP RETIREMENT ANNUITY)

          RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

          Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer (though some such premiums may be paid by your employer pursuant to a salary reduction agreement). If you’re paying some or all of the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Your GRA premiums can be from pre-tax or after-tax contributions. Ask your employer for more information about these contracts. Your GRA premiums can be from pre-tax or after-tax contributions. As with RAs, you can transfer your accumulations from another investment choice under your employer’s plan to your GRA contract.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY) AND
GSRA (GROUP SUPPLEMENTAL RETIREMENT ANNUITY)

          These are generally limited to supplemental voluntary tax-deferred annuity (TDA) plans and supplemental 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these

TIAA Real Estate Account ▪ Prospectus   105

contributions. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans.

RETIREMENT CHOICE/RETIREMENT CHOICE PLUS ANNUITIES

          These are very similar in operation to the GRAs and GSRAs, respectively, except that, unlike GRAs, they are issued directly to your employer or your plan’s trustee, and they may be issued to your employer directly without participant recordkeeping. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

CLASSIC IRA AND ROTH IRA

          Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $5,000 or by rolling over funds from another IRA or eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2011; different dollar limits may apply in future years.)

          Roth IRAs are also individual contracts issued directly to you. You and your spouse can each open a Roth IRA with an annual contribution up to $5,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $6,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2011; different dollar limits may apply in future years.)

          We can’t issue a joint Classic IRA or Roth IRA contract. Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

          Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (GROUP ANNUITY) AND INSTITUTIONALLY OWNED GSRAS

          These are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

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KEOGH CONTRACTS

          TIAA also offers contracts under Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements.

ATRA (AFTER-TAX RETIREMENT ANNUITY)

          The after-tax retirement annuities (ATRA) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes” on page 126 for more information.

ELIGIBILITY FOR IRA AND KEOGH CONTRACTS

          Each of you and your spouse can open a Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an Eligible Institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

REAL ESTATE ACCOUNT ACCUMULATION CONTRACT

          TIAA offers a new accumulation-only contract for certain institutions. Under this plan-level contract, the plan sponsor creates custom fund-of-funds allocations for participants by selecting various underlying investment options, including, among others, the TIAA Real Estate Account and other TIAA-CREF-affiliated options. The plan sponsor can (i) make withdrawals to satisfy withdrawal requests by individual participants, (ii) make withdrawals to achieve the rebalancing objectives and stated investment percentages of the custom fund-of-funds or (iii) choose to discontinue the contract and cash out in a lump sum any accumulations under the contract. In addition, TIAA can choose to discontinue the contract if continuance is materially detrimental to its interests, in which case any accumulations under the contract will be paid out. The contract contains specific provisions regarding the effective date for withdrawals and crediting premiums to the contract. Ask your employer or plan administrator for more information.

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STATE REGULATORY APPROVAL

          State regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

STARTING OUT

          Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the transaction. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

          If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time. See also “—Determining the Value of Your Interest in the Account — Accumulation Units” below.

          If we receive premiums from your employer and, where applicable, a completed application from you before we receive your specific allocation instructions (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option your employer has designated. We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to determine your employer’s designated default option and to obtain information about that option. Further, to the extent you hold an IRA contract, the default option will be that fund or account specified in your IRA forms. When we receive complete allocation instructions from you, we’ll follow your instructions for future premiums. However, if you want the premiums previously allocated to the default option (and earnings and losses on them) to be transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices.

          Amounts may be invested in an account other than the Real Estate Account (absent a participant’s specific instructions) only in the limited circumstances identified in the paragraph immediately above and the circumstances outlined below under “How to Transfer and Withdraw Your Money — Restrictions on Premiums and Transfers to the Account,” namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a

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participant’s allocations violate employer plan restrictions or do not total 100%, or (3) we stop accepting premiums for and/or transfers into the Account.

          TIAA generally doesn’t currently restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The restrictions relating to these premiums are in the contract itself.

          In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or be forfeited for nonpayment of premiums. However, TIAA can stop accepting premiums to the Real Estate Account at any time.

          You may remit premium payments to the following address: P.O. Box 1259, Charlotte, N.C. 28201.

          Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

          You will receive a confirmation statement each time you make a transfer to or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re remitting premiums through an employer or other qualified plan, using an automatic investment plan or systematic withdrawal plan, you may instead receive a statement confirming those transactions following the end of each calendar quarter.

          If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;

(2)	The number and dollar value of accumulation units in the Account credited to you during the quarter and in total;

(3)	Cash withdrawals, if any, from the Account during the quarter; and

(4)	Any transfers during the quarter.

          You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

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          What this means for you: When you open an account, we will ask for your name, street address (not a post office box), date of birth, Social Security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.

CHOOSING AMONG INVESTMENT ACCOUNTS

          Once an account is opened on your behalf, you may allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s traditional annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA annuities and separate accounts offered from time to time (if available under the terms of your employer’s plan) and, in some cases, certain funds if the account or fund is available under your employer’s plan.

          You can change your allocation choices for future premiums by:

•	writing to our office at P.O. Box 1259, Charlotte, N.C. 28201;

•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org; or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.

THE RIGHT TO CANCEL YOUR CONTRACT

          Generally, you may cancel any RA, SRA, GSRA, Classic IRA, Roth IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) and subject to the time period regulated by the state in which the contract is issued. Although the contract terms and state law provisions differ, you will generally have between 10 and 60 days to exercise this cancellation right. To cancel a contract, mail or deliver the contract with your cancellation instructions (or signed Notice of Cancellation when such has been provided with your contract) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the state in which your contract was issued, to whomever originally submitted the premiums. Unless we are returning premiums paid as required by state law, you will bear the investment risk during this period.

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT — ACCUMULATION UNITS

          Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of

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the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.

          Payments and orders to redeem accumulation units (or adjustments thereto) may be processed after the effective date. “Processed” means when amounts are credited or debited to you in the Account. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be paid or retained by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to participants in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.

          The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

          Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW YOUR MONEY

          Generally, TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, a TIAA Access variable account (if available) or TIAA’s traditional annuity;

•

to the Real Estate Account from a CREF investment account, a TIAA Access variable account (if available) or TIAA’s traditional annuity (transfers from TIAA’s traditional annuity under RA, GRA or Retirement Choice contracts are subject to restrictions);

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•	from the Real Estate Account to a fund (including TIAA-CREF affiliated funds), if available under your plan;

•	to the Real Estate Account from a TIAA-CREF affiliated fund, if available under your plan;

•

depending on the terms of your plan, contracts and governing instruments, to the Real Estate Account from other TIAA annuity products and separate accounts, and/or from the Real Estate Account to other TIAA annuity products and separate accounts;

•	from the Real Estate Account to investment options offered by other companies, if available under your plan;

•	to the Real Estate Account from other companies/plans;

•	by withdrawing cash; and

•	by setting up a program of automatic withdrawals or transfers.

          For more information regarding the transfer policies of CREF, TIAA Access, TIAA’s traditional annuity or another investment option listed above, please see the respective contract, prospectus or other governing instrument. These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below.

          Currently, transfers from the Real Estate Account to any TIAA annuity offered by your employer’s plan, to one of the CREF accounts or to funds offered under the terms of your plan must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. In the future, we may eliminate these minimum transaction levels. Cash withdrawals from the Real Estate Account and transfers to other companies are not subject to a minimum amount. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and/or withdrawals in the future.

          As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good order. You can also choose to have transfers and withdrawals take effect at the close of any future valuation day. For any transfers to TIAA’s traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day that you participate in TIAA’s traditional annuity, which is the next business day after the effective date of the transfer.

          To request a transfer or to withdraw cash, you may:

•	write to TIAA’s office at P.O. Box 1259, Charlotte, N.C. 28201;

•	call us at 800 842-2252; or

•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org

If you are married, and all or part of your accumulation is attributable to contributions made under

•	an employer plan subject to ERISA; or

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•

an employer plan that provides for spousal rights to benefits, then only to the extent required by the IRC or ERISA or the terms of your employer plan, your rights to choose certain benefits are restricted by the rights of your spouse to benefits.

          You may be required to complete and return certain forms to effect these transactions. We can limit, suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason. Note that, currently, all requests to make lump-sum transfers out of the Real Estate Account to another investment option (whether or not affiliated with TIAA-CREF) may not be made by means of TIAA-CREF’s Internet website.

          Before you transfer or withdraw cash, please make sure that you consult the terms of your employer’s plan, as it may contain additional restrictions. In addition, please make sure you understand the possible federal and other income tax consequences. See “Taxes” on page 126.

TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS AND FUNDS

          Transfers from the Real Estate Account. Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s traditional annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts, to a TIAA Access variable annuity account or to funds (which may include TIAA-CREF affiliated funds) offered under the terms of your employer’s plan. Transfers to TIAA’s traditional annuity or other TIAA annuities or accounts, a CREF account or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract. In addition, there are important exceptions to this once per calendar quarter limitation, as outlined below under “—Market Timing / Excessive Trading Policy.”

          Transfers to the Real Estate Account. Currently, you can also transfer some or all of your accumulation in TIAA’s traditional annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account; subject to the terms of the plan, current tax law and the terms of your contract. Transfers from TIAA’s traditional annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to 10 annual installments) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

          Currently, these transfers must generally be at least $1,000 (except for systematic transfers, which must be at least $100) or your entire accumulation, if less. Because excessive transfer activity can hurt Account performance and other participants, subject to applicable state law and the terms of your contract, we may seek to further limit how often, or in what amounts, you may make transfers, or we may otherwise modify the transfer privilege generally. See “—Restrictions on Premiums and Transfers to the Account” below.

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TRANSFERS TO OTHER COMPANIES

          Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan or the terms of your contract. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans.

          Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.

TRANSFERS FROM OTHER COMPANIES/PLANS

          Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, subject to your employer’s plan, you may be able to roll over funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA or, subject to applicable income limits, from an IRA containing funds originally contributed to such plans, to either a TIAA Classic or Roth IRA, subject to rules applicable to Roth IRA conversion. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

WITHDRAWING CASH

          You may withdraw cash from your SRA, GSRA, IRA, ATRA or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below) and to the extent permitted under the terms of your employer’s plan. Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements.

          Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, die, satisfy requirements related to qualified distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, and not investment earnings. You may be subject to a 10% penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation.

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          Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½, leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½). If you’re married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.

          Special rules and restrictions apply to Classic and Roth IRAs.

          If you request a withdrawal, we will send the proceeds by check to the address of record, or by electronic funds transfer to the bank account on file. A letter of instruction with a bank signature guarantee is required if the withdrawal is sent to a bank account not on file, to an address other than the address of record, or to an address of record that has been changed within the last 14 calendar days. You may obtain a signature guarantee from some commercial or savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange. A notary public cannot provide a signature guarantee. Please contact us for further information. We reserve the right to require a signature guarantee on any redemption.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

          If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw from your Real Estate Account accumulation, or transfer to or from the Real Estate Account, any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically transferred or withdrawn at a time. In the future, we may eliminate this minimum transfer amount. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan.

WITHDRAWALS TO PAY ADVISORY FEES

          You may authorize a series of systematic withdrawals to pay the fees of a financial advisor. Such systematic withdrawals are subject to all provisions applicable to systematic withdrawals, except as otherwise described in this section. One series of systematic withdrawals to pay financial advisor fees may be in effect at the same time that one other series of systematic withdrawals is also in effect. Systematic withdrawals to pay financial advisor fees must be scheduled to be made quarterly only, on the first day of each calendar quarter. The amount withdrawn from each investment account must be specified in dollars or percentage of accumulation, and will be in proportion to the accumulations in each account at the end of the business day prior to the withdrawal. The financial advisor may request that we stop making withdrawals. We reserve the right to determine the eligibility of financial advisors for this type of fee reimbursement. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” below.

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RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

          From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions or to the liquidity needs and demands of the Account, we reserve the right (subject to the terms of some contracts) to stop accepting premiums and/or transfers at any time without prior notice.

          Effective March 31, 2011 (or such later date as indicated in the contract or contract endorsement), individual participants in certain jurisdictions will be limited from making internal funding vehicle transfers into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. This limitation currently impacts those participants with contracts issued in a jurisdiction that has approved the limitation. When and to the extent a jurisdiction approves this limitation, we will mail participants appropriate contracts or contract endorsements detailing the limitation and the effective date thereof. These contracts or endorsements will contain important details with respect to this limitation.

          Under this limitation, an internal funding vehicle transfer means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	a TIAA Traditional annuity accumulation,

•	a Real Estate Account accumulation (from one contract to another),

•	a companion CREF certificate,

•	other TIAA separate account accumulations, and

•	any other funding vehicle accumulation which is administered by TIAA or CREF on the same record-keeping system as the contract.

The following transfers are currently not subject to this limitation:

•	systematic transfers,

•	automatic rebalancing activity,

•	any transaction arising from a TIAA-sponsored advice product or service, and

•	Transfer Payout Annuity payments directed to the Account.

          This limitation does not apply to most types of premium contributions and certain group contracts recordkept on non-TIAA platforms. Minimum Distribution Option (MDO) contracts will be subject to this limitation, but the limitation does not apply to other annuity pay-out contracts.

          A transfer which cannot be applied pursuant to this limitation, along with any other attempted movements of funds submitted as part of a noncompliant transfer request into the Account, will be rejected in its entirety and therefore the funds that were to be transferred will remain in the investment option from which the transfer was to be made. The Account accumulation unit values used in

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applying this provision will be those calculated as of the valuation day preceding the day on which the proposed transfer is to be effective. A participant will not be required to reduce his or her accumulation to a level at or below $150,000 if the total value of the participant’s Account accumulation under all contracts exceeds $150,000 as of March 31, 2011 or such later date as indicated in the contract or contract endorsement. TIAA reserves the right in the future to modify the nature of this limitation and to include categories of transactions associated with services that may be introduced in the future.

          If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead (or the default option specified on your IRA forms), unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

ADDITIONAL LIMITATIONS

          Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

MARKET TIMING / EXCESSIVE TRADING POLICY

          There are participants who may try to profit from making transactions back and forth among the CREF accounts, the Real Estate Account, the TIAA Access variable accounts and the funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.

          To discourage this activity, transfers of accumulations from the Real Estate Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter. A few limited exceptions to this once per calendar quarter limitation apply, including:

(i)	systematic transfers out of the Real Estate Account (as described on page 115 in “—Systematic Withdrawals and Transfers”),

TIAA Real Estate Account ▪ Prospectus   117

(ii)	annual portfolio rebalancing activities,

(iii)	plan or plan-sponsor initiated transactions, including transfers and rollovers made to external carriers,

(iv)	participants enrolled in TIAA’s qualified managed account for retirement plan assets,

(v)	single-sum distributions where funds are moved from one TIAA annuity contract or certificate to another, as well as those made directly to a participant,

(vi)	asset allocation programs and similar programs approved by TIAA’s management,

(vii)	death and hardship withdrawals or withdrawals made pursuant to a quali-fied domestic relations order (QDRO), and

(viii)	certain transactions made within a retirement or employee benefit plan, such as contributions, mandatory (or minimum) distributions and loans.

          TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances. Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account participants. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against participants who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.

          The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity.

          Participants seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such participants or curtail their trading practices.

          If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

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RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

          You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59½ to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70½ or you retire. Please consult your tax advisor. For more information, see “Taxes —Minimum Distribution Requirements,” on page 127. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

          Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream. Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

          Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

          There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (from the day following the last valuation day in March of the prior year through the last valuation day in the March of the current year). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see pages 122-123. The total value of your annuity payments may be more or less than your total premiums. TIAA reserves the right to modify or stop offering the annual or monthly change methods at any time.

ANNUITY STARTING DATE

          Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive the missing items and/or information. You may designate any future date for your annuitization request, in accordance with our procedures and as long as it is one on which we process annuitizations. Your first annuity check may be

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delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you have given us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

ANNUITY INCOME OPTIONS

          Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date. After your annuity starting date, you cannot change your income option.

          All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so that it’s possible for you to receive only one payment if you die less than a month after payments start.

•	Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years (2 to 30 years for RAs, SRAs and GRAs). This option is not available under all contracts.

•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

Minimum Distribution Option (MDO) Annuity: Generally available only if you must begin annuity payments under the Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. Please consult your tax advisor for more information.

          You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease

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during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can elect a distribution option other than the MDO option and apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you’re eligible. Using an MDO won’t affect your right to take a cash withdrawal of any accumulation not yet distributed. This pay-out annuity is not available under Retirement Choice or Retirement Choice Plus contracts, and is not available for IRA contracts issued on or after October 11, 2010. Instead, required minimum distributions, under Retirement Choice or Retirement Choice Plus contracts, will be paid directly from these contracts pursuant to the terms of your employer’s plan.

          For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner, and other IRC stipulations may make some income options unavailable to you. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

          Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes” on page 126.

          If you haven’t picked an income option when the annuity starting date arrives for your contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you’re unmarried, subject to the terms of your plan, paid from TIAA’s traditional annuity. If you’re married, we may assume for you a survivor annuity with half-benefit to annuity partner with a 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA’s traditional annuity. If you haven’t picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

TRANSFERS DURING THE ANNUITY PERIOD

          After you begin receiving annuity income, you can transfer all or part of the future annuity income (which is the actuarial present value of the payments based on the applicable interest rate and the mortality basis associated with that fund at the time of the transfer) payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities

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are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

          We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the last valuation day of the following March. Although the payout streams are actuarially equivalent and there is no charge for engaging in such a transfer, it is possible that the new funds may apply different mortality or interest assumptions, and could therefore result in variation between the initial payments from the new fund and the payments that were being made out of the original fund.

ANNUITY PAYMENTS

          The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

          Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year (or, if March 31 is not a valuation day, the immediately preceding valuation day). This date is called the “annual payment valuation day.” Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following the annual payment valuation day will be reflected in the annuity unit value determined on the next year’s annual payment valuation day.

          Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

          Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity

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in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

          The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

          The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

          Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each valuation day. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

          The initial value of the annuity unit for a new annuitant is the value determined as of the valuation day before annuity payments start.

          For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of the last valuation day in March.

          For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

          Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.

          TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.

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DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

          Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE’S RIGHTS

          Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

          If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period.

PAYMENT OF DEATH BENEFIT

          To authorize payment and pay a death benefit, we must have received all necessary forms and documentation, including proof of death and the selection of the method of payment.

METHODS OF PAYMENT OF DEATH BENEFITS

          Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. In addition, the TIAA-CREF Savings & Investment Plan is not available under Retirement Choice, Retirement Choice Plus or IRA contracts issued on or after October 11, 2010. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

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          Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

•

Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Choice or Retirement Choice Plus), in which the death benefit is paid for a fixed period (This option is not available under all contracts);

•

Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); (This option is not available under all contracts) and

•

Minimum Distribution Option (also called the TIAA-CREF Savings & Investment Plan), which automatically pays income according to the Code’s minimum distribution requirements. This option is not available under Retirement Choice or Retirement Choice Plus contracts, and is not available for IRA contracts issued on or after October 11, 2010. It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary won’t receive income for life.

          Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments. Note that for Retirement Choice, Retirement Choice Plus and IRA contracts issued on or after October 11, 2010, instead of an annuity for a fixed period, beneficiaries may only receive either a single-sum payment or a one-life annuity.

          Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

          Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

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TAXES

          This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

          The Account is not a separate taxpayer for purposes of the Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

          During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a), 403(b) or governmental 457(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed. Generally, contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $16,500 per year ($22,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $19,500 per year in a 403(b) plan ($25,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $5,000 per year ($6,000 per year for taxpayers age 50 or older). The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $16,500 ($22,000 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

          Note that the dollar limits listed above are for 2011; different dollar limits may apply in future years.

EARLY DISTRIBUTIONS

          If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59½, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once

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aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

          In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70½, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70½. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.

WITHHOLDING ON DISTRIBUTIONS

          If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

          For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

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SPECIAL RULES FOR AFTER-TAX RETIREMENT ANNUITIES

          If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

          In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

          Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

          Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

          Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior to age 59½. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

          Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

          Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

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          Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

          Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.

          Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.

FEDERAL ESTATE TAXES

          While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

GENERATION-SKIPPING TRANSFER TAX

          Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

RESIDENTS OF PUERTO RICO

          The IRS has announced that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.

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ANNUITY PURCHASES BY NONRESIDENT ALIENS

          The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

SPECIAL RULES FOR WITHDRAWALS TO PAY ADVISORY FEES

          If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•

your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.

          However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions.

FOREIGN TAX CREDIT

          The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA will receive a foreign tax credit, which may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore

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does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.

POSSIBLE TAX LAW CHANGES

          Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

          We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

GENERAL MATTERS

MAKING CHOICES AND CHANGES

          You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

          You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s traditional annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. Note that, currently, all requests to make lump-sum transfers out of the Real Estate Account to another investment option (whether or not affiliated with TIAA or CREF) may not be made by means of TIAA-CREF’s Internet website. You will be asked to enter your Personal Identification Number (PIN) and Social Security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

          To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at www.tiaa-cref.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

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VOTING RIGHTS

          You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

          If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

HOUSEHOLDING

          To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

MISCELLANEOUS POLICIES

          Amending the Contracts: The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.

          If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

          Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

          Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

          Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.

          Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

132   Prospectus ▪ TIAA Real Estate Account

          Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

          Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

          Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

          Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTION

          The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Teachers Personal Investors Services, Inc. (“TPIS”), also a broker-dealer registered with the SEC and a member of FINRA, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect wholly owned subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

STATE REGULATION

          TIAA, the Real Estate Account, and the contracts (including any proposed modification thereto) are subject to regulation by the NYID as well as by the insurance regulatory authorities of certain other states and jurisdictions.

          TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

          All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by Jon Feigelson, Senior Vice President, General Counsel and Head of Corporate Governance of TIAA. Dechert

TIAA Real Estate Account ▪ Prospectus   133

LLP has provided legal advice to the Account related to certain matters under the federal securities laws.

EXPERTS

          The financial statements as of December 31, 2010 and December 31, 2009 and for each of the three years in the period ended December 31, 2010 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

          The statutory statements of admitted assets, liabilities and capital and contingency reserves of TIAA as of December 31, 2010 and December 31, 2009 and for each of the three years in the period ended December 31, 2010 included in this registration statement of which this Prospectus forms a part have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

          The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (www.sec.gov). The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 800 SEC-0330.

FURTHER INFORMATION; REPORTS TO PARTICIPANTS

          TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

CUSTOMER COMPLAINTS

          Customer complaints may be directed to our Participant Relations Unit, P. O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2252.

134   Prospectus ▪ TIAA Real Estate Account

FINANCIAL STATEMENTS

          The financial statements of the TIAA Real Estate Account and condensed unaudited statutory-basis financial statements of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

          The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

136	Report of Management Responsibility
137	Report of the Audit Committee
139	Statements of Assets and Liabilities
140	Statements of Operations
141	Statements of Changes in Net Assets
142	Statements of Cash Flows
143	Notes to Financial Statements
167	Statement of Investments
177	Report of Independent Registered Public Accounting Firm

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

178	Condensed Statutory-Basis Financial Statements Information
179	Basis of Presentation

TIAA Real Estate Account ▪ Prospectus   135

REPORT OF MANAGEMENT RESPONSIBILITY

To the Participants of the TIAA Real Estate Account:

          The accompanying financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with accounting principles generally accepted in the United States of America and have been presented fairly and objectively in accordance with such principles.

          TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of the Account, and the Senior Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

          The independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the accompanying financial statements for the years ended December 31, 2010, 2009 and 2008. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be the Account’s policy (consistent with TIAA’s specific auditor independence policies, which are designed to avoid such conflicts) that any management advisory or consulting services would be obtained from a firm other than the independent accounting firm. The independent auditors’ report expresses an independent opinion on the fairness of presentation of the Account’s financial statements.

          The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent registered public accounting firm and internal audit group personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the Account’s financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of the Account as part of their periodic corporate examinations.

March 17, 2011

/s/ Roger W. Ferguson, Jr.	/s/ Virginia M. Wilson
Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

136   Prospectus ▪ TIAA Real Estate Account

REPORT OF THE AUDIT COMMITTEE

To the Participants of the TIAA Real Estate Account:

          The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

          Management has the primary responsibility for the Account’s financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

          The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements. The Committee has also discussed the audited financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited financial statements with accounting principles generally accepted in the United States of America.

          The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Securities and Exchange Commission.

TIAA Real Estate Account ▪ Prospectus   137

          Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Jeffrey R. Brown, Audit Committee Member
Lawrence H. Linden, Audit Committee Member
Donald K. Peterson, Audit Committee Member
David L. Shedlarz, Audit Committee Member

March 17, 2011

138   Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF ASSETS AND LIABILITIES

TIAA REAL ESTATE ACCOUNT

	December 31,

(In thousands, except per accumulation unit amounts)	2010	2009

ASSETS
Investments, at fair value:
Real estate properties (cost: $9,449,056 and $9,408,978)	$8,115,516	$7,437,344
Real estate joint ventures and limited partnerships (cost: $2,223,304 and $2,437,795)	1,629,110	1,514,876
Marketable securities:
Real estate related (cost: $480,363 and $–)	495,294	—
Other (cost: $2,396,615 and $671,235)	2,396,746	671,267
Mortgage loan receivable (cost: $– and $75,000)	—	71,273

Total investments (cost: $14,549,338 and $12,593,008)	12,636,666	9,694,760

Cash and cash equivalents	12,932	24,859
Due from investment advisor	11,054	4,290
Other	179,310	188,794

TOTAL ASSETS	12,839,962	9,912,703

LIABILITIES
Mortgage loans payable, at fair value–Note 9 (principal outstanding: $1,842,914 and $1,907,090)	1,860,157	1,858,110
Payable for securities transactions	—	49
Accrued real estate property level expenses	153,742	151,808
Security deposits held	22,923	22,822

TOTAL LIABILITIES	2,036,822	2,032,789

COMMITMENTS AND CONTINGENCIES–Note 12
NET ASSETS
Accumulation Fund	10,535,737	7,636,115
Annuity Fund	267,403	243,799

TOTAL NET ASSETS	$10,803,140	$7,879,914

NUMBER OF ACCUMULATION UNITS OUTSTANDING–Notes 10 and 11	48,070	39,473

NET ASSET VALUE, PER ACCUMULATION UNIT–Note 10	$219.173	$193.454

See notes to financial statements	TIAA Real Estate Account ▪ Prospectus 139

STATEMENTS OF OPERATIONS

TIAA REAL ESTATE ACCOUNT

	Years Ended December 31,

(In thousands)	2010	2009	2008

INVESTMENT INCOME
Real estate income, net:
Rental income	$862,529	$948,315	$979,295

Real estate property level expenses and taxes:
Operating expenses	219,976	238,705	257,351
Real estate taxes	114,653	128,734	132,979
Interest expense	106,738	101,219	88,531

Total real estate property level expenses and taxes	441,367	468,658	478,861

Real estate income, net	421,162	479,657	500,434
Income from real estate joint ventures and limited partnerships	89,268	114,578	116,889
Interest	2,963	1,733	76,444
Dividends	5,618	—	5,079

TOTAL INVESTMENT INCOME	519,011	595,968	698,846

EXPENSES—NOTE 2:
Investment advisory charges	50,225	42,521	47,622
Administrative charges	22,081	28,026	58,080
Distribution charges	5,980	7,779	19,497
Mortality and expense risk charges	4,373	4,736	8,116
Liquidity guarantee charges	13,120	12,411	19,725

TOTAL EXPENSES	95,779	95,473	153,040

INVESTMENT INCOME, NET	423,232	500,495	545,806

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on investments:
Real estate properties	(12,508)	(281,798)	(18,097)
Real estate joint ventures and limited partnerships	(185,753)	—	(17)
Marketable securities	429	1	(11,041)
Mortgage loans payable	—	(371)	—

Net realized (loss) on investments	(197,832)	(282,168)	(29,155)

Net change in unrealized appreciation (depreciation) on:
Real estate properties	638,183	(2,244,931)	(1,905,930)
Real estate joint ventures and limited partnerships	357,477	(1,030,179)	(702,797)
Marketable securities	15,032	22	15,820
Mortgage loans receivable	3,727	(494)	(753)
Mortgage loans payable	(59,619)	(54,755)	109,791

Net change in unrealized appreciation (depreciation) on investments and mortgage loans payable	954,800	(3,330,337)	(2,483,869)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	756,968	(3,612,505)	(2,513,024)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,180,200	$(3,112,010)	$(1,967,218)

140 Prospectus ▪ TIAA Real Estate Account	See notes to financial statements

STATEMENTS OF CHANGES IN NET ASSETS

TIAA REAL ESTATE ACCOUNT

	Years Ended December 31,

(In thousands)	2010	2009	2008

FROM OPERATIONS
Investment income, net	$423,232	$500,495	$545,806
Net realized loss on investments	(197,832)	(282,168)	(29,155)
Net change in unrealized appreciation (depreciation) on investments and mortgage loans payable	954,800	(3,330,337)	(2,483,869)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	1,180,200	(3,112,010)	(1,967,218)

FROM PARTICIPANT TRANSACTIONS
Premiums	2,594,502	1,065,801	1,985,661
Purchase of Liquidity Units by TIAA	—	1,058,700	155,600
Annuity payments	(19,121)	(26,872)	(35,834)
Withdrawals and death benefits	(832,355)	(2,614,629)	(6,289,822)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	1,743,026	(517,000)	(4,184,395)

NET INCREASE (DECREASE) IN NET ASSETS	2,923,226	(3,629,010)	(6,151,613)

NET ASSETS
Beginning of period	7,879,914	$11,508,924	17,660,537

End of period	$10,803,140	$7,879,914	$11,508,924

See notes to financial statements	TIAA Real Estate Account ▪ Prospectus 141

STATEMENTS OF CASH FLOWS

TIAA REAL ESTATE ACCOUNT

	Years Ended December 31,

(In thousands)	2010	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase (decrease) in net assets resulting from operations	$1,180,200	$(3,112,010)	$(1,967,218)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash (used in) provided by operating activities:
Net realized loss on investments	197,832	282,168	29,155
Net change in unrealized (appreciation) depreciation on investments and mortgage loans payable	(954,800)	3,330,337	2,483,869
Purchase of real estate properties	—	—	(164,104)
Capital improvements on real estate properties	(130,367)	(141,493)	(131,926)
Proceeds from sale of real estate properties	91,882	408,794	93,113
Proceeds from mortgage loan receivable	75,000	—	—
Proceeds from long term investments	97,239	—	480,952
Purchases of long term investments	(598,299)	(81,308)	(61,041)
(Increase) decrease in other investments	(1,646,761)	(160,084)	2,864,516
Decrease in payable for securities transactions	(49)	(59)	(758)
Change in due (from) to investment advisor	(6,764)	(14,182)	21,088
Decrease (increase) in other assets	8,744	14,319	(1,290)
(Decrease) increase in accrued real estate property level expenses	(11,340)	(1,900)	6,801
Increase (decrease) in security deposits held	101	(1,294)	(516)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,697,382)	523,288	3,652,641

CASH FLOWS FROM FINANCING ACTIVITIES
Mortgage loans proceeds received	273,255	—	548,567
Principal payments of mortgage loans payable	(330,826)	(3,556)	(830)
Premiums	2,594,502	1,065,801	1,985,661
Purchase of Liquidity Units by TIAA	—	1,058,700	155,600
Annuity payments	(19,121)	(26,872)	(35,834)
Withdrawals and death benefits	(832,355)	(2,614,629)	(6,289,822)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,685,455	(520,556)	(3,636,658)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(11,927)	2,732	15,983

CASH AND CASH EQUIVALENTS
Beginning of period	24,859	22,127	6,144

End of period	$12,932	$24,859	$22,127

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$106,075	$102,572	$88,723

Debt transferred in sale of property	$—	$(23,500)	$—

142 Prospectus ▪ TIAA Real Estate Account	See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Note 1—Organization and Significant Accounting Policies

          Business: The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees (the “Board”) on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account, and make withdrawals from the Account on a daily basis under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

          The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate and real estate-related investments owned by the Account. The Account holds real estate properties directly and through subsidiaries wholly owned by TIAA for the benefit of the Account. The Account also holds interests in real estate joint ventures and limited partnerships in which the Account does not hold a controlling interest; as such, such interests are not consolidated into these financial statements. The Account also has invested in mortgage loans receivable collateralized by commercial real estate properties. Additionally, the Account invests in real estate-related and non real estate-related publicly-traded securities, cash and other instruments to maintain adequate liquidity levels for operating expenses, capital expenditures and to fund benefit payments (withdrawals, transfers and related transactions).

          The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, which may require the use of estimates made by management. Actual results may vary from those estimates and such differences may be material. The following is a summary of the significant accounting policies of the Account.

          Basis of Presentation: The accompanying financial statements include the Account and those subsidiaries wholly owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions between the Account and such subsidiaries have been eliminated.

          Determination of Investments at Fair Value: The Account reports all investments and investment related mortgage loans payable at fair value. The Financial Accounting Standards Board (“FASB”) has defined fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

TIAA Real Estate Account ▪ Prospectus   143

NOTES TO FINANCIAL STATEMENTS	continued

          The following is a description of the valuation methodologies used to determine the fair value of the Account’s investments and investment related mortgage payables.

          Valuation of Real Estate Properties — Investments in real estate properties are stated at fair value, as determined in accordance with policies and procedures reviewed by the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole. Accordingly, the Account does not record depreciation. Determination of fair value involves significant levels of judgment because the actual fair value of real estate can be determined only by negotiation between the parties in a sales transaction. The Account’s primary objective when valuing its real estate investments will be to produce a valuation that represents a reasonable estimate of the fair value of its investments. Implicit in the Account’s definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates, and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Key inputs and assumptions include rental income and expense amounts, related rental income and expense growth rates, discount rates and capitalization rates. Valuation techniques include discounted cash flow analysis, prevailing market capitalization rates or multiples applied to earnings from the property, analysis of recent comparable sales transactions, actual sale negotiations and bona fide purchase offers received from third parties. Amounts ultimately realized from each investment may vary significantly from the fair value presented.

          Real estate properties owned by the Account are initially valued based on an independent third party appraisal, as reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

144   Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          Subsequently, each property is appraised each quarter by an independent third party appraiser, reviewed by TIAA’s internal appraisal staff and as applicable the Account’s independent fiduciary. In general, the Account obtains appraisals of its real estate properties spread out throughout the quarter, which is intended to result in appraisal adjustments, and thus, adjustments to the valuations of its holdings (to the extent such adjustments are made) that happen regularly throughout each quarter and not on one specific day or month in each period.

          Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change. For example, under certain circumstances a valuation adjustment could be made when the account receives a bona fide bid for the sale of a property held within the Account or one of the Account’s joint ventures. In addition, adjustments may be made for events or circumstances indicating an impairment of a tenant’s ability to pay amounts due to the Account under a lease (including due to a bankruptcy filing of that tenant). Alternatively, adjustments may be made to reflect the execution or renewal of a significant lease. Also, adjustments may be made to reflect factors (such as sales values for comparable properties or local employment rate) bearing uniquely on a particular region in which the Account holds properties. TIAA’s internal appraisal staff oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary (the independent fiduciary is more fully described in the paragraph below). Any differences in the conclusions of TIAA’s internal appraisal staff and the independent appraiser will be reviewed by the independent fiduciary, which will make a final determination on the matter (which may include ordering a subsequent independent appraisal).

          The independent fiduciary, Real Estate Research Corporation has been appointed by a special subcommittee of the Investment Committee of the Board to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Account. All appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices, the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Appraisals of properties held outside of the U.S. are performed in accordance with industry standards commonly applied in the applicable jurisdiction. These independent appraisers are always expected to be MAI-designated members of the Appraisal Institute (or its European equivalent, Royal Institute of Chartered Surveyors) and state certified appraisers from national or regional firms with relevant property type experience and market knowledge. Under the Account’s current procedures, each independent appraisal firm will be rotated off of a particular property at least every three years, although

TIAA Real Estate Account ▪ Prospectus   145

NOTES TO FINANCIAL STATEMENTS	continued

such appraisal firm may perform appraisals of other Account properties subsequent to such rotation.

          Also, the independent fiduciary can require additional appraisals if factors or events have occurred that could materially change a property’s value (including those identified above) and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change of real estate-related assets where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior calendar month. When a real estate property is subject to a mortgage, the property is valued independently of the mortgage and the property and mortgage fair values are reported separately (see “Valuation of Mortgage Loans Payable” below). The independent fiduciary reviews and approves all mortgage valuation adjustments before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures — Real estate joint ventures are stated at the fair value of the Account’s ownership interests of the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, which occurs prior to the dissolution of the investee entity.

          Valuation of Real Estate Limited Partnerships — Limited partnership interests are stated at the fair value of the Account’s ownership in the partnership which is based on the most recent net asset value of the partnership, as reported by the sponsor. Since market quotations are not readily available, the limited partnership interests are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board and in accordance with the responsibilities of the Board as a whole.

          Valuation of Marketable Securities — Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities market or exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such market or exchange, exclusive of transaction costs.

          Debt securities, other than money market instruments, are generally valued at the most recent bid price or the equivalent quoted yield for such securities (or

146   Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix.

          Equity and fixed income securities traded on a foreign exchange or in foreign markets are valued using their closing values under the valuation methods generally accepted in the country where traded, as of the valuation date. This value is converted to U.S. dollars at the exchange rate in effect on the valuation day. Under certain circumstances (for example, if there are significant movements in the United States markets and there is an expectation the securities traded on foreign markets will adjust based on such movements when the foreign markets open the next day), the Account may adjust the value of equity or fixed income securities that trade on a foreign exchange or market after the foreign exchange or market has closed.

          Valuation of Mortgage Loans Receivable — Mortgage loans receivable are stated at fair value and are initially valued at the face amount of the mortgage loan funding. Subsequently, mortgage loans receivable are valued at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for mortgage loans of similar characteristics, the performance of the underlying collateral and the credit quality of the counterparty.

          Valuation of Mortgage Loans Payable — Mortgage loans payable are stated at fair value. The estimated fair values of mortgage loans payable are based on the amount at which the liability could be transferred to a third party exclusive of transaction costs. Mortgage loans payable are valued internally by TIAA’s internal appraisal department, as reviewed by the Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market, and the credit quality of the Account. Interest expense for mortgage loans payable is recorded on the accrual basis taking into account the outstanding principal and contractual interest rates.

          See Note 6—Assets and Liabilities Measured at Fair Value on a Recurring Basis for further discussion and disclosure regarding the determination of the fair value of the Account’s investments.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are included

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NOTES TO FINANCIAL STATEMENTS	continued

in net realized and unrealized gains and losses on real estate properties and mortgage loans payable. Net realized gains and losses on foreign currency transactions include disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Accumulation and Annuity Funds: The accumulation fund represents the net assets attributable to participants in the accumulation phase of their investment (“Accumulation Fund”). The annuity fund represents the net assets attributable to the participants currently receiving annuity payments (“Annuity Fund”). The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, payment levels are not adjusted as a result of the Account’s mortality experience. In addition, the contracts pursuant to which the Account is offered are required to stipulate the maximum expense charge for all Account level expenses that can be assessed, which is not to exceed to 2.5% of average net assets per year. The Account pays a fee to TIAA to assume mortality and expense risks.

          Accounting for Investments: The investments held by the Account are accounted as follows:

           Real Estate Properties — Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

          Real Estate Joint Ventures — The Account has limited ownership interests in various real estate joint ventures (collectively, the “Joint Ventures”). The Account records its contributions as increases to its investments in the Joint Ventures, and distributions from the Joint Ventures are treated as income within income from real estate joint ventures and limited partnerships in the Account’s Statements of Operations. Distributions that are identified as returns of capital or capital gains or losses are recorded as unrealized gains and realized gains and losses, respectively. Income from the Joint Ventures is recorded based on the Account’s proportional interest of the income distributed by the Joint Ventures. Income earned by the Joint Venture, but not yet distributed to the Account by the Joint Ventures is recorded as unrealized gains and losses.

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          Limited Partnerships — The Account has limited ownership interests in various private real estate funds (primarily limited partnerships) and a private real estate investment trust (collectively, the “Limited Partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as income within income from real estate joint ventures and limited partnerships in the Account’s Statements of Operations. Distributions that are identified as returns of capital or capital gains or losses are recorded as unrealized gains and realized gains and losses, respectively. Unrealized gains and losses are recorded based upon the changes in the net asset values of the Limited Partnerships as determined from the financial statements of the Limited Partnerships when received by the Account. Prior to the receipt of the financial statements from the Limited Partnerships, the Account estimates the value of its interest in good faith and will from time to time seek input from the issuer or the sponsor of the investments. Changes in value based on such estimates are recorded by the Account as unrealized gains and losses.

          Marketable Securities — Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date within dividend income. Dividends that are identified as returns of capital or capital gains or losses are recorded as unrealized gains and realized gains and losses, respectively. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Realized and Unrealized Gains and Losses — Unrealized gains and losses are recorded as the fair values of the Accounts investments are adjusted, and as discussed within the Real Estate Joint Ventures and Limited Partnership sections above.

          Realized gains and losses are recorded at the time an investment is sold or a distribution is received from the Joint Ventures or Limited Partnerships. Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a realized gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A realized loss occurs when the cost-to-date exceeds the sales price.

          Net Assets — The Account’s net assets as of the close of each valuation day are valued by taking the sum of:

•	the value of the Account’s cash; cash equivalents, and short-term and other debt instruments;

•	the value of the Account’s other securities and other non-real estate assets;

•	the value of the individual real properties (based on the most recent valuation of that property) and other real estate-related investments owned by the Account;

TIAA Real Estate Account ▪ Prospectus   149

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•

an estimate of the net operating income accrued by the Account from its properties, other real estate-related investments and non real estate-related investments (including short-term marketable securities) since the end of the prior valuation day; and

•

actual net operating income earned from the Account’s properties, other real estate-related investments and non real estate-related investments (but only to the extent any such item of income differs from the estimated income accrued for on such investments), and then reducing the sum by liabilities held within the Account, including the daily investment management fee, administration and distribution fees, mortality and expense fee, and liquidity guarantee fee, and certain other expenses attributable to operating the Account.

          After the end of every quarter, the Account reconciles the amount of expenses deducted from the Account (which is established in order to approximate the costs that the Account will incur) with the expenses the Account actually incurred. If there is a difference, the Account adds it to or deducts it from the Account in equal daily installments over the remaining days of the following quarter. Material differences may be repaid in the current calendar quarter. The Account’s at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by the difference between management’s projections and the Account’s actual assets or expenses.

          Cash and Cash Equivalents: Cash and cash equivalents are balances held by the Account in bank deposit accounts which, at times, exceed federally insured limits. The Account’s management monitors these balances to mitigate the exposure of risk due to concentration and has not experienced any losses from such concentration.

          Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account should incur no material federal income tax attributable to the net investment activity of the Account. Management has analyzed the Account’s tax positions taken for all open federal income tax years (2005–2009) and has concluded no provisions for federal income tax is required as of December 31, 2010.

          Restricted Cash: The Account held $18.9 million and $12.9 million as of December 31, 2010 and 2009, respectively, in escrow accounts for property taxes, insurance, and various other property related matters as required by certain creditors related to the Account’s outstanding mortgage loans payable. These amounts are recorded within other assets on the Statements of Assets and Liabilities. See Note 9—Mortgage Loans Payable for additional information regarding the Account’s outstanding mortgage loans payables.

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NOTES TO FINANCIAL STATEMENTS	continued

          Changes in Net Assets: Premiums include premiums paid by existing accumulation unit holders in the Account and transfers into the Account. Withdrawals and death benefits include withdrawals out of the Account which include transfers out of the Account and required minimum distributions.

          Due from Investment Advisor: Due to/from investment advisor represents amounts that were paid or received by TIAA on behalf of the Account. Amounts generally are paid or received by the Account within one or two business days and no interest is contractually charged on these amounts.

          Reclassifications: The Account has reclassified the presentation in the statements of changes in net assets with regard to transfers to and from TIAA, CREF Accounts, and TIAA-CREF Funds. Transfers into the Account have been reclassified to Premiums, and transfers out of the Account have been reclassified amongst annuity and other periodic payments and withdrawals and death benefits as appropriate.

          Certain other prior period amounts have been reclassified to conform to the current presentation. These reclassifications did not affect the Account’s total net assets, results of operations or net changes in net assets previously reported.

Note 2—Management Agreements and Arrangements

          Investment advisory services for the Account are provided by TIAA employees, under the direction of the Board and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

          The Account is a party to the Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account (the “Distribution Agreement”), dated January 1, 2008, by and among TIAA, for itself and on behalf of the Account, and TIAA-CREF Individual and Institutional Services, LLC (“Services”), a wholly owned subsidiary of TIAA, a registered broker-dealer and a member of the Financial Industry Regulatory Authority. Pursuant to the Distribution Agreement, Services performs distribution services for the Account which include, among other things, (i) distribution of annuity contracts issued by TIAA and funded by the Account, (ii) advising existing annuity contract owners in connection with their accumulations and (iii) helping employers implement and manage retirement plans. In addition, TIAA performs administrative functions for the Account, which include, among other things, (i) computing the Account’s daily unit value, (ii) maintaining accounting records and performing accounting services, (iii) receiving and allocating premiums, (iv) calculating and making annuity payments, (v) processing withdrawal requests, (vi) providing regulatory compliance and reporting services,

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NOTES TO FINANCIAL STATEMENTS	continued

(vii) maintaining the Account’s records of contract ownership and (viii) otherwise assisting generally in all aspects of the Account’s operations. Both distribution services (pursuant to the Distribution Agreement) and administrative services are provided to the Account by Services and TIAA, as applicable, on an at cost basis.

          The Distribution Agreement is terminable by either party upon 60 days written notice and terminates automatically upon any assignment thereof.

          TIAA and Services provide their services at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year and adjusted periodically with the objective of keeping the payments as close as possible to the expenses actually incurred. Any differences between actual expenses and the amounts paid by the Account are adjusted quarterly.

          TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA ensures sufficient funds are available for such transfer and withdrawal requests by purchasing accumulation units of the Account. See Note 3 – Related Party Transactions below.

          To the extent TIAA owns accumulation units issued pursuant to the liquidity guarantee, the independent fiduciary monitors and oversees, among other things, TIAA’s ownership interest in the Account and may require TIAA to eventually redeem some of its units, particularly when the Account has uninvested cash or liquid investments available. TIAA also receives a fee for assuming certain mortality and expense risks.

          The expenses for the services noted above that are provided to the Account by TIAA and Services are identified in the accompanying Statements of Operations and are reflected in Note 10 – Condensed Financial Information.

Note 3—Related Party Transactions

          Pursuant to its existing liquidity guarantee obligation, as of December 31, 2010, the TIAA General Account owned 4.7 million accumulation units (which are generally referred to as “liquidity units”) issued by the Account. Since December 2008 and through December 31, 2010, TIAA paid an aggregate of $1.2 billion to purchase these liquidity units in multiple transactions. TIAA has purchased no liquidity units since June 1, 2009.

          In accordance with this liquidity guarantee obligation, TIAA guarantees that all participants in the Account may redeem their accumulation units at their accumulation unit value next determined after their transfer or cash withdrawal request is received in good order. Liquidity units owned by TIAA are valued in the same manner as accumulation units owned by the Account’s participants.

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Management believes that TIAA has the ability to meet its obligations under the liquidity guarantee.

          As discussed in the Account’s prospectus and in accordance with a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76), the Account’s independent fiduciary, Real Estate Research Corporation, has certain responsibilities with respect to the Account that it has undertaken or is currently undertaking with respect to TIAA’s purchase of liquidity units, including among other things, reviewing the purchase and redemption of liquidity units by TIAA to ensure the Account uses the correct unit values. In addition, as set forth in PTE 96-76, the independent fiduciary’s responsibilities include:

•	establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s ownership interest in the Account and, in its discretion, requiring an adjustment if TIAA’s ownership of liquidity units reaches the trigger point; and

•

once the trigger point has been reached, participating in any program to reduce TIAA’s ownership in the Account by utilizing cash flow or liquid investments in the Account, or by utilizing the proceeds from asset sales. The independent fiduciary’s role in participating in any such asset sales program would include (i) participating in the selection of properties for sale, (ii) providing sales guidelines and (iii) approving those sales if, in the independent fiduciary’s opinion, such sales are desirable to reduce TIAA’s ownership of liquidity units.

          The independent fiduciary, which has the right to adjust the trigger point, has established the trigger point at 45% of the outstanding accumulation units and it will continue to monitor TIAA’s ownership interest in the Account and provide further recommendations as necessary. As of December 31, 2010, TIAA owned 9.8% of the outstanding accumulation units of the Account.

          As discussed in Note 2—Management Agreements and Arrangements, TIAA and Services provide services to the Account on an at cost basis. See Note 10—Condensed Financial Information for details of the expense charge and expense ratio.

Note 4—Credit Risk Concentrations

          Concentrations of credit risk may arise when a number of properties or tenants are located in a similar geographic region such that the economic conditions of that region could impact tenants’ obligations to meet their contractual obligations or cause the values of individual properties to decline. The Account has no significant concentrations of tenants as no single tenant has annual contract rent that makes up more than 2% of the rental income of the Account.

TIAA Real Estate Account ▪ Prospectus   153

NOTES TO FINANCIAL STATEMENTS	continued

          The substantial majority of the Account’s wholly owned real estate investments and investments in joint ventures are located in the United States. The following table represents the diversification of the Account’s portfolio by region and property type:

DIVERSIFICATION BY FAIR VALUE(1)

	East	West	South	Midwest	Foreign(2)	Total

Office	24.5%	17.5%	10.4%	1.2%	2.7%	56.3%
Apartment	2.6%	6.2%	5.4%	0.0%	0.0%	14.2%
Industrial	1.3%	7.0%	4.1%	1.3%	0.0%	13.7%
Retail	3.2%	0.9%	8.5%	0.3%	2.4%	15.3%
Storage	0.2%	0.2%	0.1%	0.0%	0.0%	0.5%

Total	31.8%	31.8%	28.5%	2.8%	5.1%	100.0%

(1)	Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
(2)	Represents real estate investments in the United Kingdom and France.
Properties in the “East” region are located in: CT, DC, DE, KY, MA, MD, ME, NC, NH, NJ, NY, PA, RI, SC, VA, VT, WV
Properties in the “West” region are located in: AK, AZ, CA, CO, HI, ID, MT, NM, NV, OR, UT, WA, WY
Properties in the “South” region are located in: AL, AR, FL, GA, LA, MS, OK, TN, TX
Properties in the “Midwest” region are located in: IA, IL, IN, KS, MI, MN, MO, ND, NE, OH, SD, WI

Note 5—Leases

          The Account’s wholly owned real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2038. Aggregate minimum annual rentals for the wholly owned properties owned, excluding short-term residential leases, are as follows (in thousands):

Years Ending December 31,

2011	$518,286
2012	472,741
2013	419,681
2014	356,530
2015	273,085
Thereafter	1,009,995

Total	$3,050,318

          Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

Note 6—Assets and Liabilities Measured at Fair Value on a Recurring Basis

          Valuation Hierarchy: The Account’s fair value measurements are grouped categorically into three levels, as defined by the FASB. The levels are defined as follows:

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NOTES TO FINANCIAL STATEMENTS	continued

          Level 1—Valuations using unadjusted quoted prices for assets traded in active markets, such as stocks listed on the New York Stock Exchange. Active markets are defined as having the following characteristics for the measured asset or liability: (i) many transactions, (ii) current prices, (iii) price quotes not varying substantially among market makers, (iv) narrow bid/ask spreads and (v) most information regarding the issuer is publicly available. Level 1 assets held by the Account are generally marketable equity securities.

          Level 2—Valuations for assets and liabilities traded in less active, dealer or broker markets. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities. Level 2 inputs for fair value measurements are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

a.	Quoted prices for similar assets or liabilities in active markets;

b.

Quoted prices for identical or similar assets or liabilities in markets that are not active (that is, markets in which there are few transactions for the asset (or liability), the prices are not current, price quotations vary sub-stantially either over time or among market makers (for example, some brokered markets), or in which little information is released publicly);

c.

Inputs other than quoted prices that are observable within the market for the asset (or liability) (for example, interest rates and yield curves, volatilities, prepayment speeds, loss severities, credit risks, and default rates that are observable at commonly quoted intervals); and

d.	Inputs that are derived principally from or corroborated by observable market data by correlation or other means (for example, market- corroborated inputs).

Examples of securities which may be held by the Account and included in Level 2 include certificates of deposit, commercial paper, government agency notes, variable notes, United States Treasury securities, and debt securities.

          Level 3—Valuations for assets and liabilities that are derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and are not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market, and require significant professional judgment in determining the fair value assigned to such assets or liabilities. Examples of Level 3 assets and liabilities which may be held by the Account from time to time include investments in real estate, investments in joint ventures and limited partnerships, and mortgage loans receivable and payable.

TIAA Real Estate Account ▪ Prospectus   155

NOTES TO FINANCIAL STATEMENTS	continued

          An investment’s categorization within the valuation hierarchy described above is based upon the lowest level of input that is significant to the fair value measurement.

          The Account’s determination of fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon vendor-provided, evaluated prices or internally-developed models that primarily use market-based or independently-sourced market data, including interest rate yield curves, market spreads, and currency rates. Valuation adjustments will be made to reflect changes in credit quality, counterparty’s creditworthiness, the Account’s creditworthiness, liquidity, and other observable and unobservable inputs that are applied consistently over time.

          The methods described above are considered to produce fair values that represent a good faith estimate of what an unaffiliated buyer in the marketplace would pay to purchase the asset or would receive to transfer the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date. As discussed in Note 1—Organization and Significant Accounting Policies in more detail, the Account generally obtains independent third party appraisals on a quarterly basis; there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals.

156   Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          The following tables show the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 and December 31, 2009, using unadjusted quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3) (in thousands):

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2010

Real estate properties	$—	$—	$8,115,516	$8,115,516
Real estate joint ventures	—	—	1,358,826	1,358,826
Limited partnerships	—	—	270,284	270,284
Marketable securities:
Real estate related	495,294	—	—	495,294
Government agency notes	—	1,484,774	—	1,484,774
United States Treasury securities	—	911,972	—	911,972

Total Investments at December 31, 2010	$495,294	$2,396,746	$9,744,626	$12,636,666

Mortgage loans payable	$—	$—	$(1,860,157)	$(1,860,157)

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2009

Real estate properties	$—	$—	$7,437,344	$7,437,344
Real estate joint ventures	—	—	1,314,603	1,314,603
Limited partnerships	—	—	200,273	200,273
Marketable securities:
Government agency notes	—	465,092	—	465,092
United States Treasury securities	—	206,175	—	206,175
Mortgage loan receivable	—	—	71,273	71,273

Total Investments at December 31, 2009	$—	$671,267	$9,023,493	$9,694,760

Mortgage loans payable	$—	$—	$(1,858,110)	$(1,858,110)

TIAA Real Estate Account ▪ Prospectus   157

NOTES TO FINANCIAL STATEMENTS	continued

          The following tables show the reconciliation of the beginning and ending balances for assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2010 and December 31, 2009 (in thousands):

	Real Estate Properties	Real Estate Joint Ventures	Limited Partnerships	Mortgage Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2010:
Beginning balance January 1, 2010	$7,437,344	$1,314,603	$200,273	$71,273	$9,023,493	$(1,858,110)
Total realized and unrealized gains (losses) included in changes in net assets	625,675	106,841	64,883	3,727	801,126	(59,619)
Purchases, sales, issuances, and settlements(1)	52,497	(62,618)	5,128	(75,000)	(79,993)	57,572

Ending balance December 31, 2010	$8,115,516	$1,358,826	$270,284	—	$9,744,626	$(1,860,157)

	Real Estate Properties	Real Estate Joint Ventures	Limited Partnerships	Mortgage Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2009:
Beginning balance January 1, 2009	$10,305,040	$2,176,711	$286,485	$71,767	$12,840,003	$(1,830,040)
Total realized and unrealized gains (losses) included in changes in net assets	(2,526,729)	(909,324)	(120,855)	(494)	(3,557,402)	(55,126)
Purchases, sales, issuances, and settlements(1)	(340,967)	47,216	34,643	—	(259,108)	27,056

Ending balance December 31, 2009	7,437,344	1,314,603	200,273	71,273	9,023,493	(1,858,110)

(1)

This line includes the net of contributions, distributions, and accrued operating income for real estate joint ventures and limited partnerships, principal payments received on mortgage loan receivable and principal payments made on mortgage loans payable.

          During the years ended December 31, 2010 and 2009 there were no transfers in or out of Levels 1, 2 or 3.

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NOTES TO FINANCIAL STATEMENTS	continued

          The amount of total gains (losses) included in changes in net assets attributable to the change in unrealized gains (losses) relating to investments and mortgage loans payable using significant unobservable inputs still held as of the reporting date is as follows (in thousands):

	Real Estate Properties	Real Estate Joint Ventures	Limited Partnerships	Mortgage Loan Receivable	Total Level 3 Investments	Mortgage Loans Payable

For the year ended December 31, 2010	$628,044	$113,326	$64,883	$—	$806,253	$(59,619)

For the year ended December 31, 2009	$(2,520,545)	$(909,324)	$(120,855)	$(494)	$(3,551,218)	$(54,881)

Note 7—Investments in Joint Ventures

          The Account owns interests in several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest percentages. Several of these joint ventures have mortgage loans payable on the properties owned by the joint ventures. At December 31, 2010, the Account held 11 investments in joint ventures with non-controlling ownership interest percentages that ranged from 50% to 85%. Certain joint ventures are subject to adjusted distribution percentages when earnings in the investment reach a pre-determined threshold. The Account’s equity in the joint ventures at December 31, 2010 and December 31, 2009 was $1.4 billion and $1.3 billion, respectively. The Account’s most significant joint venture investment is with the DDR TC LLC joint venture (the “DDR Joint Venture”), which is the fifth largest investment in the Account as of December 31, 2010. On July 9, 2010, The Account sold its entire interest in the Teachers REA IV, LLC (Tyson’s Executive Plaza II) joint venture for a sales price of $28.5 million resulting in a realized loss of $3.5 million.

          The Account’s share of the mortgage loans payable within the joint venture investments at fair value was $1.6 billion and $1.8 billion at December 31, 2010 and December 31, 2009, respectively. The Account’s share in the outstanding principal of the mortgage loans payable on joint ventures was $1.6 billion and $2.0 billion at December 31, 2010 and December 31, 2009, respectively.

          During 2010, the Account contributed a total of $79.0 million to certain properties within the DDR Joint Venture to fund the Account’s share of debt associated with properties within the DDR Joint Venture that came due and was paid off during 2010.

TIAA Real Estate Account ▪ Prospectus   159

NOTES TO FINANCIAL STATEMENTS	continued

          A condensed summary of the financial position and results of operations of the joint ventures are shown below (in thousands):

	December 31, 2010	December 31, 2009

Assets
Real estate properties, at fair value	$4,454,893	$4,618,202
Other assets	141,813	89,569

Total assets	$4,596,706	$4,707,771

Liabilities and Equity
Mortgage loans payable, at fair value	$2,276,928	$2,526,666
Other liabilities	97,525	52,639

Total liabilities	2,374,453	2,579,305
Equity	2,222,253	2,128,466

Total liabilities and equity	$4,596,706	$4,707,771

	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008

Operating Revenues and Expenses
Revenues	$466,479	$519,239	$562,031
Expenses	287,627	317,428	333,700

Excess of revenues over expenses	$178,852	$201,811	$228,331

          Principal payment schedule on mortgage loans payable within the joint ventures as of December 31, 2010 is as follows (in thousands):

Amount

2011*	$310,369
2012	727,109
2013	96,148
2014	8,168
2015	258,660
Thereafter	931,521

Total maturities	$2,331,975

*	Includes DDR Joint Venture revolving line of credit.

160   Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          On April 30, 2010 one of the properties held within the DDR Joint Venture defaulted on its interest payment on the $7.4 million mortgage secured by such property. On April 30, 2010, the loan matured in accordance with its terms and the venture did not make the required pay off on such date. Currently, the managing member of the venture is in negotiations with the lender regarding such defaults. These defaults on this non-recourse loan did not impact any of the other properties within the venture, the venture itself, or the Account.

          Management of the Account monitors the financial position of the Account’s joint venture partners. To the extent that management of the Account determines that a joint venture partner has financial or liquidity concerns, management will evaluate all actions and remedies available to the Account under the applicable joint venture agreement to minimize any potential adverse implications to the Account.

Note 8—Investments in Limited Partnerships

          The Account invests in limited partnerships that own real estate properties and real estate-related securities and the Account receives distributions from the limited partnerships based on the Account’s ownership interest percentages. At December 31, 2010, the Account held five limited partnership investments and one private real estate equity investment trust (all of which featured non-controlling ownership interests) with ownership interest percentages that ranged from 5.3% to 18.5%. Under the terms of the partnership agreements governing such investments, and based upon the expected term of each such partnership, the partnerships could engage in liquidation activities beginning in 2012 through 2015. The Account’s ownership interest in limited partnerships was $270.3 million and $200.3 million at December 31, 2010 and December 31, 2009, respectively.

TIAA Real Estate Account ▪ Prospectus   161

NOTES TO FINANCIAL STATEMENTS	continued

Note 9—Mortgage Loans Payable

          At December 31, 2010, the Account had outstanding mortgage loans payable secured by the following properties (in thousands):

Property	Interest Rate and Payment Frequency	(3)	Principal Amounts as of December 31, 2010	Maturity

Ontario Industrial Portfolio(1)	7.42% paid monthly		$8,216	May 1, 2011
1 & 7 Westferry Circus(2)(5)	5.40% paid quarterly		210,150	November 15, 2012
Reserve at Sugarloaf(1)(5)	5.49% paid monthly		24,738	June 1, 2013
South Frisco Village	5.85% paid monthly		26,251	June 1, 2013
Fourth & Madison	6.40% paid monthly		145,000	August 21, 2013
1001 Pennsylvania Avenue	6.40% paid monthly		210,000	August 21, 2013
50 Fremont	6.40% paid monthly		135,000	August 21, 2013
Pacific Plaza(1)(5)	5.55% paid monthly		8,400	September 1, 2013
Wilshire Rodeo Plaza(5)	5.28% paid monthly		112,700	April 11, 2014
1401 H Street(1)(5)	5.97% paid monthly		113,677	December 7, 2014
1050 Lenox Park Apartments(5)(9)	4.43% paid monthly		24,000	August 1, 2015
San Montego Apartments(5)(6)(9)	4.47% paid monthly		21,780	August 1, 2015
Montecito Apartments(5)(6)(9)	4.47% paid monthly		20,250	August 1, 2015
Phoenician Apartments(5)(6)(9)	4.47% paid monthly		21,280	August 1, 2015
The Colorado(1)(5)	5.65% paid monthly		85,568	November 1, 2015
99 High Street	5.52% paid monthly		185,000	November 11, 2015
The Legacy at Westwood(1)(5)	5.95% paid monthly		40,999	December 1, 2015
Regents Court(1)(5)	5.76% paid monthly		35,011	December 1, 2015
The Caruth(1)(5)	5.71% paid monthly		40,949	December 1, 2015
Lincoln Centre	5.51% paid monthly		153,000	February 1, 2016
The Legend at Kierland(5)(7)(9)	4.97% paid monthly		21,825	August 1, 2017
The Tradition at Kierland(5)(7)(9)	4.97% paid monthly		25,800	August 1, 2017
Red Canyon at Palomino Park(5)(8)(9)	5.34% paid monthly		27,120	August 1, 2020
Green River at Palomino Park(5)(8)(9)	5.34% paid monthly		33,220	August 1, 2020
Blue Ridge at Palomino Park(5)(8)(9)	5.34% paid monthly		33,380	August 1, 2020
Ashford Meadows(5)(6)(9)	5.17% paid monthly		44,600	August 1, 2020
Publix at Weston Commons(5)	5.08% paid monthly		35,000	January 1, 2036

Total Principal Outstanding			1,842,914
Fair Value Adjustment(4)			17,243

Total mortgage loans payable, at fair value			$1,860,157

(1)	The mortgage is adjusted monthly for principal payments.
(2)

The mortgage is denominated in British pounds and the principal payment had been converted to U.S. dollars using the exchange rate as of December 31, 2010. The interest rate is fixed. The cumulative foreign currency translation adjustment (since inception) was an unrealized gain of $22 million.

(3)	Interest rates are fixed, unless stated otherwise.
(4)

The fair value adjustment consists of the difference (positive or negative) between the principal amount of the outstanding debt and the fair value of the outstanding debt. See Note 1—Organization and Significant Accounting Policies.

(5)

These properties are each owned by separate wholly owned subsidiaries of TIAA for benefit of the Account. The assets and credit of each of these borrowing entities are not available to satisfy the debts and other obligations of the Account or any other entity or person other than such borrowing entity.

(6)	Represents mortgage loans payable on these individual properties which are held within the Houston Apartment Portfolio.
(7)	Represents mortgage loans payable on these individual properties which are held within the Kierland Apartment Portfolio.
(8)	Represents mortgage loans payable on these individual properties which are held within the Palomino Park.
(9)	During the year ended December 31, 2010 the Account entered into several new loans in the aggregate amount of $273.3 million.

162   Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          Principal payment schedule on mortgage loans payable as of December 31, 2010 is due as follows (in thousands):

Amount

2011	$13,082
2012	215,236
2013	552,853
2014	225,273
2015	462,525
Thereafter	373,945

Total maturities	$1,842,914

TIAA Real Estate Account ▪ Prospectus   163

NOTES TO FINANCIAL STATEMENTS	continued

Note 10—Condensed Financial Information

          Selected condensed financial information for an Accumulation Unit of the Account is presented below. Per Accumulation Unit data is calculated on average units outstanding.

	Years Ended December 31,

	2010	2009	2008	2007	2006

PER ACCUMULATION UNIT DATA:
Rental income	$19.516	$22.649	$18.794	$17.975	$16.717
Real estate property level expenses and taxes	9.987	11.193	9.190	8.338	7.807

Real estate income, net	9.529	11.456	9.604	9.637	8.910
Other income	2.214	2.778	3.808	4.289	3.931

Total income	11.743	14.234	13.412	13.926	12.841
Expense charges(1)	2.167	2.280	2.937	2.554	1.671

Investment income, net	9.576	11.954	10.475	11.372	11.170
Net realized and unrealized gain (loss) on investments and mortgage loans payable	16.143	(85.848)	(54.541)	26.389	22.530

Net (decrease) increase in Accumulation Unit Value	25.719	(73.894)	(44.066)	37.761	33.700
Accumulation Unit Value:
Beginning of period	193.454	267.348	311.414	273.653	239.953

End of period	219.173	193.454	267.348	311.414	273.653

TOTAL RETURN	13.29%	(27.64)%	(14.15)%	13.80%	14.04%

RATIOS TO AVERAGE NET ASSETS:
Expenses(1)	1.09%	1.01%	0.95%	0.87%	0.67%
Investment income, net	4.84%	5.29%	3.38%	3.88%	4.49%
Portfolio turnover rate:
Real estate properties(2)	1.01%	0.75%	0.64%	5.59%	3.62%
Marketable securities(3)	19.18%	0.00%	25.67%	13.03%	51.05%
Accumulation Units outstanding at end of period (in thousands):	48,070	39,473	41,542	55,106	50,146
Net assets end of period (in thousands)	$10,803,140	$7,879,914	$11,508,924	$17,660,537	$14,132,693

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to average net assets reflect the year to date Account-level expenses and exclude real estate property level expenses which are included in real estate income, net. If the real estate property level expenses were included, the expense charge per Accumulation Unit for the twelve months ended December 31, 2010 would be $12.154 ($13.473, $12.127, $10.892, and $9.478 for the years ended December 31, 2009, 2008, 2007 and 2006, respectively), and the Ratio of Expenses to average net assets for the twelve months ended December 31, 2010 would be 6.14% (5.96%, 3.91%, 3.71%, and 3.81% for the years ended December 31, 2009, 2008, 2007 and 2006, respectively).

(2)

Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

(3)

Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

164   Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

Note 11—Accumulation Units

          Changes in the number of Accumulation Units outstanding were as follows (in thousands):

	For the Years Ended,

	2010	2009	2008

Outstanding:
Beginning of period	39,473	41,542	55,106
Credited for premiums	12,853	4,807	6,417
Credited for purchase of units by TIAA (see Note 3)	—	4,139	577
Annuity, other periodic payments, withdrawals and death benefits	(4,256)	(11,015)	(20,558)

End of period	48,070	39,473	41,542

Note 12—Commitments, Contingencies, and Subsequent Events

          Commitments—As of December 31, 2010, the Account had outstanding commitments to purchase additional interests in three of its limited partnership investments. As of December 31, 2010, the Account’s remaining commitments totaled $33.7 million, which can be called in full or in part by each limited partnership at any time.

          As of December 31, 2010, the Account has committed to fund $0.3 million to one of its joint venture investments for an expansion project for that venture.

          As of December 31, 2010 the Account has committed a total of $101.2 million to various tenants for tenant improvements and leasing inducements which as of December 31, 2010 have not been incurred.

          Contingencies—The Account is party to various claims and routine litigation arising in the ordinary course of business. Management of the Account does not believe the results of any such claims or litigation, individually, or in the aggregate, will have a material effect on the Account’s business, financial position, or results of operations.

          Subsequent Events—During February 2011, the revolving line of credit agreement held in the Account’s investment within the DDR Joint Venture was amended to extend the maturity date from February 2011 to February 2012. The maximum amount that may be drawn under this revolving line of credit agreement is $213.0 million, reduced by any outstanding letters of credit.

          During February 2011, the Account purchased an additional $101.1 million of real estate-related marketable securities.

TIAA Real Estate Account ▪ Prospectus   165

NOTES TO FINANCIAL STATEMENTS	continued

Note 13—New Accounting Pronouncements

          In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends guidance related to the identification of a variable interest entity, variable interests, the primary beneficiary, and expands required note disclosures to provide greater transparency to the users of financial statements. In December 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which amended the Codification with the guidance contained in SFAS No. 167. In February 2010, the FASB issued ASU No. 2010-10, “Amendments for Certain Investment Funds,” which defers the applicability of ASU No. 2009-17 in certain instances. These standards were effective on January 1, 2010 and did not result in a significant impact to the Account’s financial position or results of operations.

          In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” which requires new disclosures related to transfers in and out of levels 1 and 2, and the separate disclosure of purchases, sales, issuances and settlements when reconciling activity in level 3. This ASU also amends prior disclosure requirements to call for the disaggregation of assets and liabilities into appropriate subsets, and the disclosure of valuation techniques and inputs for recurring and nonrecurring fair value measurements in levels 2 and 3. The new disclosure requirement for reconciling level 3 activity is effective January 1, 2011. All other new or amended disclosure requirements were effective January 1, 2010 for the Account and are reflected in the notes to the financial statements. These changes did not impact the Account’s financial position or results of operations.

166   Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF INVESTMENTS

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

	Fair Value

Location/Description—Type	2010		2009

REAL ESTATE PROPERTIES—64.22% AND 76.71%
ALABAMA:
Inverness Center—Office	$—		$90,315
ARIZONA:
Camelback Center—Office	33,213		37,774
Kierland Apartment Portfolio—Apartments	96,002	(1)	78,060
Phoenix Apartment Portfolio—Apartments	22,978		21,767
CALIFORNIA:
3 Hutton Centre Drive—Office	32,195		28,752
50 Fremont Street—Office	315,072	(1)	284,283	(1)
88 Kearny Street—Office	65,407		61,600
275 Battery Street—Office	180,364		164,390
Rancho Cucamonga Industrial Portfolio—Industrial	83,400		57,327
Centerside I—Office	34,000		27,012
Centre Pointe and Valley View—Industrial	19,946		18,929
Great West Industrial Portfolio—Industrial	73,500		65,000
Larkspur Courts—Apartments	70,098		50,111
Northern CA RA Industrial Portfolio—Industrial	39,730		42,437
Ontario Industrial Portfolio—Industrial	223,700	(1)	167,998	(1)
Pacific Plaza—Office	56,201	(1)	60,075	(1)
Regents Court—Apartments	65,005	(1)	50,505	(1)
Southern CA RA Industrial Portfolio—Industrial	75,512		75,817
The Legacy at Westwood—Apartments	93,242	(1)	77,836	(1)
Wellpoint—Office	41,000		37,400
Westcreek—Apartments	29,616		23,061
West Lake North Business Park—Office	40,765		32,407
Westwood Marketplace—Retail	89,001		77,077
Wilshire Rodeo Plaza—Office	165,513	(1)	151,209	(1)
COLORADO:
Palomino Park—Apartments	168,708	(1)	143,907
The Lodge at Willow Creek—Apartments	39,709		31,624
CONNECTICUT:
Ten & Twenty Westport Road—Office	100,663		126,860
FLORIDA:
701 Brickell Avenue—Office	201,170		198,630	(1)
North 40 Office Complex—Office	36,353		33,969
Plantation Grove—Retail	9,400		9,600
Pointe on Tampa Bay—Office	35,188		35,060
Publix at Weston Commons—Retail	45,200	(1)	38,100	(1)
Quiet Waters at Coquina Lakes—Apartments	23,730		19,918
Seneca Industrial Park—Industrial	63,267		62,341
South Florida Apartment Portfolio—Apartments	60,029		48,366
Suncrest Village Shopping Center—Retail	12,600		12,329
The Fairways of Carolina—Apartments	22,317		18,628
Urban Centre—Office	89,727		80,282

TIAA Real Estate Account ▪ Prospectus   167

STATEMENTS OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

	Fair Value

Location/Description—Type	2010		2009

FRANCE:
Printemps de L’Homme—Retail	$223,743		$200,995
GEORGIA:
Atlanta Industrial Portfolio—Industrial	38,800		39,519
Glenridge Walk—Apartments	33,605		30,326
Reserve at Sugarloaf—Apartments	43,720	(1)	37,710	(1)
Shawnee Ridge Industrial Portfolio—Industrial	49,001		52,219
Windsor at Lenox Park—Apartments	50,805	(1)	48,223
ILLINOIS:
Chicago Caleast Industrial Portfolio—Industrial	50,801		48,304
Chicago Industrial Portfolio—Industrial	58,865		60,908
Oak Brook Regency Towers—Office	70,574		64,265
Parkview Plaza—Office	43,112		44,360
MARYLAND:
Broadlands Business Park—Industrial	24,200		23,600
GE Appliance East Coast Distribution Facility—Industrial	29,100		28,900
MASSACHUSETTS:
99 High Street—Office	255,014	(1)	253,557	(1)
Needham Corporate Center—Office	18,566		16,196
Northeast RA Industrial Portfolio—Industrial	22,077		24,845
The Newbry—Office	252,017		230,375
MINNESOTA:
Champlin Marketplace—Retail	12,712		13,801
NEVADA:
Fernley Distribution Facility—Industrial	7,100		7,600
NEW JERSEY:
Konica Photo Imaging Headquarters—Industrial	14,505		15,100
Marketfair—Retail	66,245		65,594
Morris Corporate Center III—Office	71,896		66,478
Plainsboro Plaza—Retail	27,504		26,962
South River Road Industrial—Industrial	38,465		28,656
NEW YORK:
780 Third Avenue—Office	300,616		240,077
The Colorado—Apartments	123,039	(1)	110,144	(1)
PENNSYLVANIA:
Lincoln Woods—Apartments	29,124		28,728
TENNESSEE:
Airways Distribution Center—Industrial	12,113		12,600
Summit Distribution Center—Industrial	15,800		12,300
TEXAS:
Dallas Industrial Portfolio—Industrial	140,638		125,275
Four Oaks Place—Office	383,676		409,027	(1)
Houston Apartment Portfolio—Apartments	186,924	(1)	179,717
Lincoln Centre—Office	195,416	(1)	202,029	(1)
Pinnacle Industrial Portfolio—Industrial	38,400		34,148
South Frisco Village—Retail	29,000	(1)	26,900	(1)
The Caruth—Apartments	56,083	(1)	49,641	(1)
The Maroneal—Apartments	37,614		32,179

168   Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

	Fair Value

Location/Description—Type	2010		2009

UNITED KINGDOM:
1 & 7 Westferry Circus—Office	$260,045	(1)	$239,036	(1)
VIRGINIA:
8270 Greensboro Drive—Office	27,895		34,200
Ashford Meadows Apartments—Apartments	95,436	(1)	71,105
One Virginia Square—Office	51,700		40,503
The Ellipse at Ballston—Office	76,716		65,505
WASHINGTON:
Creeksides at Centerpoint—Office	16,611		18,724
Fourth and Madison—Office	330,007	(1)	295,000	(1)
Millennium Corporate Park—Office	125,228		116,548
Northwest RA Industrial Portfolio—Industrial	17,000		17,800
Rainier Corporate Park—Industrial	66,800		65,277
Regal Logistics Campus—Industrial	52,500		47,955
WASHINGTON DC:
1001 Pennsylvania Avenue—Office	589,839	(1)	480,622	(1)
1401 H Street, NW—Office	179,294	(1)	143,555	(1)
1900 K Street, NW—Office	246,054		204,000
Mazza Gallerie—Retail	76,000		65,500

TOTAL REAL ESTATE PROPERTIES
(Cost $9,449,056 and $9,408,978)	8,115,516		7,437,344

TIAA Real Estate Account ▪ Prospectus   169

STATEMENTS OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

OTHER REAL ESTATE-RELATED INVESTMENTS—12.89% AND 15.63%
REAL ESTATE JOINT VENTURES—10.75% AND 13.56%
	Fair Value

Location/Description	2010		2009

CALIFORNIA:
CA-Colorado Center LP
Yahoo Center (50% Account Interest)	$157,452	(2)	$133,227	(2)
CA-Treat Towers LP
Treat Towers (75% Account Interest)	67,108		66,435
FLORIDA:
Florida Mall Associates, Ltd
The Florida Mall (50% Account Interest)	238,966	(2)	252,432	(2)
TREA Florida Retail, LLC
Florida Retail Portfolio (80% Account Interest)	165,458		162,204
West Dade Associates
Miami International Mall (50% Account Interest)	93,221	(2)	76,856	(2)
GEORGIA:
GA-Buckhead LLC
Prominence in Buckhead (75% Account Interest)	39,799		30,952
MASSACHUSETTS:
MA-One Boston Place REIT
One Boston Place (50.25% Account Interest)	150,276		129,922
TENNESSEE:
West Town Mall, LLC
West Town Mall (50% Account Interest)	50,613	(2)	37,262	(2)
VIRGINIA:
Teachers REA IV, LLC
Tyson’s Executive Plaza II (50% Account Interest)	–		26,275
VARIOUS:
DDR TC LLC
DDR Joint Venture (85% Account Interest)	303,866	(2,3)	312,182	(2,3)
Storage Portfolio I, LLC
Storage Portfolio (75% Account Interest)	52,812	(2,3)	46,269	(2,3)
Strategic Ind Portfolio I, LLC
IDI Nationwide Industrial Portfolio (60% Account Interest)	39,255	(2,3)	40,587	(2,3)

TOTAL REAL ESTATE JOINT VENTURES
(Cost $1,922,397 and $2,142,016)	1,358,826		1,314,603

LIMITED PARTNERSHIPS—2.14% AND 2.07%
Cobalt Industrial REIT (10.998% Account Interest)	26,317		20,341
Colony Realty Partners LP (5.27% Account Interest)	18,100		12,123
Heitman Value Partners Fund (8.43% Account Interest)	17,300		13,736
Lion Gables Apartment Fund (18.46% Account Interest)	190,024		142,999
MONY/Transwestern Mezz RP II (16.67% Account Interest)	9,694		9,267
Transwestern Mezz Realty Partners III, LLC (11.708% Account Interest)	8,849		1,807

TOTAL LIMITED PARTNERSHIPS
(Cost $300,907 and $295,779)	270,284		200,273

TOTAL REAL ESTATE JOINT VENTURES AND LIMITED PARTNERSHIPS
(Cost $2,223,304 and $2,437,795)	1,629,110		1,514,876

170   Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF INVESTMENTS	continued
TIAA REAL ESTATE ACCOUNT ■ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)
MARKETABLE SECURITIES—22.89% AND 6.93%
REAL ESTATE-RELATED MARKETABLE SECURITIES—3.92% AND 0.00%

Shares			Fair Value

2010	2009	Issuer	2010	2009

50,398	—	Acadia Realty Trust	$919	$—
11,416	—	Agree Realty Corporation	299	—
2,574	—	Alexander’s, Inc.	1,061	—
66,883	—	Alexandria Real Estate Equities, Inc.	4,900	—
200,791	—	AMB Property Corporation	6,367	—
81,463	—	American Campus Communities, Inc.	2,587	—
142,051	—	Apartment Investment and Management Company	3,671	—
65,637	—	Ashford Hospitality Trust, Inc.	633	—
52,433	—	Associated Estates Realty Corporation	802	—
102,725	—	Avalonbay Communities, Inc.	11,562	—
155,007	—	BioMed Realty Trust, Inc.	2,891	—
168,877	—	Boston Properties, Inc.	14,540	—
157,851	—	Brandywine Realty Trust	1,839	—
77,519	—	BRE Properties, Inc.	3,372	—
83,321	—	Camden Property Trust	4,498	—
37,593	—	Campus Crest Communities, Inc.	527	—
75,517	—	CapLease, Inc.	440	—
167,965	—	CBL & Associates Properties, Inc.	2,939	—
70,256	—	Cedar Shopping Centers, Inc.	442	—
8,763	—	Chatham Lodging Trust	151	—
20,047	—	Chesapeake Lodging Trust	377	—
54,270	—	Cogdell Spencer Inc.	315	—
95,610	—	Colonial Properties Trust	1,726	—
20,917	—	CoreSite Realty Corporation	285	—
80,891	—	Corporate Office Properties Trust	2,827	—
123,682	—	Cousins Properties Incorporated	1,032	—
253,113	—	DCT Industrial Trust Inc.	1,344	—
309,541	—	Developers Diversified Realty Corporation	4,361	—
188,954	—	DiamondRock Hospitality Company	2,267	—
107,907	—	Digital Realty Trust, Inc.	5,562	—
113,097	—	Douglas Emmett, Inc.	1,877	—
298,785	—	Duke Realty Corporation	3,723	—
72,632	—	DuPont Fabros Technology, Inc.	1,545	—
33,167	—	EastGroup Properties, Inc.	1,404	—
65,151	—	Education Realty Trust, Inc.	506	—
56,762	—	Entertainment Properties Trust	2,625	—
37,659	—	Equity Lifestyle Properties, Inc.	2,106	—
58,543	—	Equity One, Inc.	1,064	—
339,604	—	Equity Residential	17,642	—
38,018	—	Essex Property Trust, Inc.	4,342	—
21,898	—	Excel Trust, Inc.	265	—
107,440	—	Extra Space Storage Inc.	1,869	—
73,740	—	Federal Realty Investment Trust	5,747	—

TIAA Real Estate Account ▪ Prospectus   171

STATEMENTS OF INVESTMENTS	continued
TIAA REAL ESTATE ACCOUNT ■ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

Shares			Fair Value

2010	2009	Issuer	2010	2009

122,336	—	FelCor Lodging Trust Incorporated	$861	$—
71,146	—	First Industrial Realty Trust, Inc.	623	—
57,529	—	First Potomac Realty Trust	968	—
98,729	—	Franklin Street Properties Corp.	1,407	—
560,577	—	General Growth Properties, Inc.	8,678	—
28,271	—	Getty Realty Corp.	884	—
10,676	—	Gladstone Commercial Corporation	201	—
107,080	—	Glimcher Realty Trust	899	—
38,023	—	Government Properties Income Trust	1,019	—
387,498	—	HCP, Inc.	14,256	—
175,223	—	Health Care REIT, Inc.	8,348	—
79,299	—	Healthcare Realty Trust Incorporated	1,679	—
209,343	—	Hersha Hospitality Trust	1,382	—
84,755	—	Highwoods Properties, Inc.	2,699	—
45,795	—	Home Properties, Inc.	2,541	—
150,100	—	Hospitality Properties Trust	3,458	—
798,787	—	Host Hotels & Resorts, Inc.	14,274	—
88,294	—	HRPT Properties Trust	2,252	—
20,487	—	Hudson Pacific Properties, Inc.	308	—
109,424	—	Inland Real Estate Corporation	963	—
98,903	—	Investors Real Estate Trust	887	—
1,500,000	—	iShares Dow Jones US Real Estate Index Fund	83,943	—
61,706	—	Kilroy Realty Corporation	2,250	—
485,461	—	Kimco Realty Corporation	8,758	—
83,099	—	Kite Realty Group Trust	450	—
86,269	—	LaSalle Hotel Properties	2,278	—
165,849	—	Lexington Realty Trust	1,318	—
138,566	—	Liberty Property Trust	4,423	—
30,038	—	LTC Properties, Inc.	843	—
93,900	—	Mack-Cali Realty Corporation	3,104	—
53,134	—	Maguire Properties, Inc.	146	—
136,282	—	Medical Properties Trust, Inc.	1,476	—
41,729	—	Mid-America Apartment Communities, Inc.	2,649	—
20,269	—	Mission West Properties, Inc.	136	—
44,989	—	Monmouth Real Estate Investment Corporation	382	—
34,293	—	National Health Investors, Inc.	1,544	—
101,670	—	National Retail Properties, Inc.	2,694	—
152,266	—	Nationwide Health Properties, Inc.	5,539	—
120,251	—	Omega Healthcare Investors, Inc.	2,698	—
16,016	—	One Liberty Properties, Inc.	267	—
27,787	—	Parkway Properties, Inc.	487	—
63,708	—	Pennsylvania Real Estate Investment Trust	926	—
77,918	—	Piedmont Office Realty Trust, Inc.	1,569	—
196,790	—	Plum Creek Timber Company, Inc.	7,370	—
59,612	—	Post Properties, Inc.	2,164	—
49,003	—	Potlatch Corporation	1,595	—
681,117	—	ProLogis	9,835	—

172   Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF INVESTMENTS	continued
TIAA REAL ESTATE ACCOUNT ■ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

Shares					Fair Value

2010	2009	Issuer			2010	2009

22,706	—	PS Business Parks, Inc.			$1,265	$ —
153,807	—	Public Storage, Inc.			15,599	—
42,225	—	Ramco-Gershenson Properties Trust			526	—
97,616	—	Rayonier Inc.			5,127	—
141,919	—	Realty Income Corporation			4,854	—
97,060	—	Regency Centers Corporation			4,100	—
17,498	—	Saul Centers, Inc.			829	—
150,706	—	Senior Housing Properties Trust			3,306	—
352,460	—	Simon Property Group, Inc.			35,066	—
93,168	—	SL Green Realty Corp.			6,290	—
34,147	—	Sovran Self Storage, Inc.			1,257	—
186,401	—	Strategic Hotels & Resorts, Inc.			986	—
24,737	—	Sun Communities, Inc.			824	—
29,324	—	Sun Healthcare Group, Inc.			540	—
137,832	—	Sunstone Hotel Investors, L.L.C.			1,424	—
49,191	—	Tanger Factory Outlet Centers, Inc.			2,518	—
50,042	—	Taubman Centers, Inc.			2,526	—
11,532	—	Terreno Realty Corporation			207	—
155,462	—	The Macerich Company			7,364	—
220,400	—	UDR, Inc.			5,184	—
5,400	—	UMH Properties, Inc.			55	—
16,113	—	Universal Health Realty Income Trust			589	—
27,120	—	Urstadt Biddle Properties Inc.			527	—
119,610	—	U-Store-It Trust			1,140	—
188,915	—	Ventas, Inc.			9,914	—
219,149	—	Vornado Realty Trust			18,262	—
78,376	—	Washington Real Estate Investment Trust			2,429	—
142,411	—	Weingarten Realty Investors			3,384	—
646,348	—	Weyerhaeuser Company			12,235	—
22,256	—	Winthrop Realty Trust			285	—

TOTAL REAL ESTATE-RELATED MARKETABLE SECURITIES
(Cost $480,363 and $—)					495,294	—

OTHER MARKETABLE SECURITIES—18.97% AND 6.93%
GOVERNMENT AGENCY NOTES—11.75% AND 4.80%

Principal					Fair Value

2010	2009	Issuer	Yield(4)	Maturity Date	2010	2009

$—	$4,700	Fannie Mae Discount Notes	0.041%	1/13/10	$—	$4,700
—	25,000	Fannie Mae Discount Notes	0.091%	1/19/10	—	25,000
—	49,300	Fannie Mae Discount Notes	0.020%	1/27/10	—	49,299
—	25,000	Fannie Mae Discount Notes	0.051%	2/4/10	—	24,999
—	20,000	Fannie Mae Discount Notes	0.091%	2/8/10	—	19,999
—	18,873	Fannie Mae Discount Notes	0.071%	2/16/10	—	18,872
—	10,000	Fannie Mae Discount Notes	0.101%	3/1/10	—	9,999
—	17,470	Fannie Mae Discount Notes	0.167%	5/5/10	—	17,463

TIAA Real Estate Account ▪ Prospectus   173

STATEMENTS OF INVESTMENTS	continued
TIAA REAL ESTATE ACCOUNT ■ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

Principal					Fair Value

2010	2009	Issuer	Yield(4)	Maturity Date	2010	2009

$15,070	$ —	Fannie Mae Discount Notes	0.172%	1/18/11	$15,070	$—
21,225	—	Fannie Mae Discount Notes	0.172%	2/1/11	21,224	—
43,640	—	Fannie Mae Discount Notes	0.183%	2/3/11	43,637	—
13,515	—	Fannie Mae Discount Notes	0.183%	2/14/11	13,514	—
50,000	—	Fannie Mae Discount Notes	0.137%	2/15/11	49,995	—
32,479	—	Fannie Mae Discount Notes	0.162–0.178%	3/1/11	32,474	—
32,445	—	Fannie Mae Discount Notes	0.172%	3/2/11	32,440	—
14,000	—	Fannie Mae Discount Notes	0.162%	3/8/11	13,998	—
19,600	—	Fannie Mae Discount Notes	0.178%	3/21/11	19,596	—
31,935	—	Fannie Mae Discount Notes	0.162%	3/23/11	31,928	—
20,210	—	Fannie Mae Discount Notes	0.178%	4/13/11	20,204	—
31,800	—	Federal Farm Credit Bank Discount Notes	0.172%	5/9/11	31,786	—
—	10,990	Federal Home Loan Bank Discount Notes	0.001%	1/4/10	—	10,990
—	4,419	Federal Home Loan Bank Discount Notes	0.041%	1/13/10	—	4,419
—	44,000	Federal Home Loan Bank Discount Notes	0.081%	1/15/10	—	44,000
—	25,300	Federal Home Loan Bank Discount Notes	0.071%	1/22/10	—	25,300
—	41,200	Federal Home Loan Bank Discount Notes	0.051%	2/24/10	—	41,200
—	15,770	Federal Home Loan Bank Discount Notes	0.081%	3/5/10	—	15,770
29,975	—	Federal Home Loan Bank Discount Notes	0.162%	1/5/11	29,975	—
25,000	—	Federal Home Loan Bank Discount Notes	0.162%	1/7/11	25,000	—
30,000	—	Federal Home Loan Bank Discount Notes	0.172%	1/12/11	30,000	—
50,000	—	Federal Home Loan Bank Discount Notes	0.183%	1/14/11	49,999	—
30,000	—	Federal Home Loan Bank Discount Notes	0.177%	1/19/11	29,999	—
15,800	—	Federal Home Loan Bank Discount Notes	0.157%	1/20/11	15,800	—
30,000	—	Federal Home Loan Bank Discount Notes	0.177%	1/21/11	29,999	—
36,400	—	Federal Home Loan Bank Discount Notes	0.122%	1/26/11	36,399	—
49,977	—	Federal Home Loan Bank Discount Notes
			0.157–0.172%	1/28/11	49,975	—
39,060	—	Federal Home Loan Bank Discount Notes
			0.167–0.178%	2/2/11	39,057	—
30,000	—	Federal Home Loan Bank Discount Notes	0.167%	2/4/11	29,998	—
20,115	—	Federal Home Loan Bank Discount Notes	0.157%	2/9/11	20,113	—
47,000	—	Federal Home Loan Bank Discount Notes	0.147%	2/16/11	46,995	—
41,381	—	Federal Home Loan Bank Discount Notes
			0.157–0.183%	2/18/11	41,377	—
35,415	—	Federal Home Loan Bank Discount Notes	0.183%	2/23/11	35,411	—
25,000	—	Federal Home Loan Bank Discount Notes	0.188%	2/25/11	24,997	—
32,810	—	Federal Home Loan Bank Discount Notes	0.162%	3/9/11	32,804	—
27,700	—	Federal Home Loan Bank Discount Notes	0.162%	3/11/11	27,695	—
25,000	—	Federal Home Loan Bank Discount Notes	0.162%	3/16/11	24,995	—
23,810	—	Federal Home Loan Bank Discount Notes	0.178%	4/15/11	23,803	—
16,115	—	Federal Home Loan Bank Discount Notes	0.178%	4/29/11	16,109	—
20,000	—	Federal Home Loan Bank Discount Notes	0.271%	5/6/11	19,996	—
100,000	—	Federal Home Loan Bank Discount Notes	0.269%	8/12/11	99,978	—
—	10,000	Freddie Mac Discount Notes	0.091%	1/20/10	—	10,000
—	50,541	Freddie Mac Discount Notes	0.041–0.076%	1/25/10	—	50,540

174   Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF INVESTMENTS	continued
TIAA REAL ESTATE ACCOUNT ■ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

Principal					Fair Value

2010	2009	Issuer	Yield(4)	Maturity Date	2010	2009

$ —	$11,800	Freddie Mac Discount Notes	0.051%	2/2/10	$—	$11,800
—	47,000	Freddie Mac Discount Notes	0.030%	2/16/10	—	46,998
—	19,010	Freddie Mac Discount Notes	0.132%	2/26/10	—	19,009
—	5,736	Freddie Mac Discount Notes	0.081%	3/1/10	—	5,736
—	9,000	Freddie Mac Discount Notes	0.071%	3/8/10	—	8,999
45,880	—	Freddie Mac Discount Notes	0.157–0.162%	1/3/11	45,880	—
82,710	—	Freddie Mac Discount Notes	0.183%	1/10/11	82,709	—
27,960	—	Freddie Mac Discount Notes	0.152%	1/25/11	27,959	—
28,150	—	Freddie Mac Discount Notes	0.172%	1/31/11	28,149	—
18,100	—	Freddie Mac Discount Notes	0.142%	2/22/11	18,098	—
49,430	—	Freddie Mac Discount Notes	0.162–0.178%	3/7/11	49,421	—
26,710	—	Freddie Mac Discount Notes	0.162%	3/14/11	26,705	—
14,900	—	Freddie Mac Discount Notes	0.172%	3/21/11	14,897	—
24,600	—	Freddie Mac Discount Notes	0.183%	4/18/11	24,592	—
10,085	—	Freddie Mac Discount Notes	0.193%	4/19/11	10,082	—
50,000	—	Freddie Mac Discount Notes	0.252–0.257%	11/9/11	49,942	—

TOTAL GOVERNMENT AGENCY NOTES
(Cost $1,484,694 and $465,072)					1,484,774	465,092

UNITED STATES TREASURY SECURITIES—7.22% AND 2.13%
—	24,515	United States Treasury Bills	0.066–0.152%	2/25/10	—	24,514
—	47,200	United States Treasury Bills	0.137–0.162%	4/22/10	—	47,189
—	52,530	United States Treasury Bills	0.122–0.147%	5/13/10	—	52,506
—	62,015	United States Treasury Bills	0.127–0.147%	5/20/10	—	61,981
—	20,000	United States Treasury Bills	0.137%	5/27/10	—	19,985
32,300	—	United States Treasury Bills	0.130%	1/13/11	32,300	—
31,600	—	United States Treasury Bills	0.152%	1/27/11	31,599	—
32,430	—	United States Treasury Bills	0.129%	2/10/11	32,427	—
30,000	—	United States Treasury Bills	0.133%	2/17/11	29,996	—
30,000	—	United States Treasury Bills	0.140%	2/24/11	29,995	—
90,990	—	United States Treasury Bills	0.106–0.137%	3/3/11	90,972	—
41,400	—	United States Treasury Bills	0.132–0.178%	3/10/11	41,391	—
46,320	—	United States Treasury Bills	0.142–0.163%	3/17/11	46,310	—
34,000	—	United States Treasury Bills	0.141%	3/24/11	33,991	—
30,000	—	United States Treasury Bills	0.147%	3/31/11	29,991	—
50,000	—	United States Treasury Bills	0.137%	4/7/11	49,982	—
38,150	—	United States Treasury Bills	0.173%	4/14/11	38,135	—
30,000	—	United States Treasury Bills	0.173%	4/21/11	29,988	—
25,000	—	United States Treasury Bills	0.173%	4/28/11	24,989	—
28,630	—	United States Treasury Bills	0.153%	5/5/11	28,616	—
55,000	—	United States Treasury Bills	0.162–0.184%	5/12/11	54,971	—
49,225	—	United States Treasury Bills	0.190–0.210%	5/19/11	49,197	—
47,130	—	United States Treasury Bills	0.170–0.200%	5/26/11	47,102	—
205	—	United States Treasury Bills	0.167%	6/9/11	205	—
19,325	—	United States Treasury Bills	0.178%	6/16/11	19,310	—

TIAA Real Estate Account ▪ Prospectus   175

STATEMENTS OF INVESTMENTS	continued
TIAA REAL ESTATE ACCOUNT ■ DECEMBER 31, 2010 AND 2009
(Dollar values shown in thousands)

Principal					Fair Value

2010	2009	Issuer	Yield(4)	Maturity Date	2010	2009

$ 4,300	$ —	United States Treasury Bills	0.181%	6/23/11	$4,296	$—
29,480	—	United States Treasury Notes	0.148%	2/28/11	29,511	—
50,800	—	United States Treasury Notes	0.174–0.227%	3/31/11	50,883	—
21,450	—	United States Treasury Notes	0.245%	4/30/11	21,499	—
33,650	—	United States Treasury Notes	0.237%	6/30/11	33,805	—
30,350	—	United States Treasury Notes	0.273%	9/30/11	30,511	—

TOTAL UNITED STATES TREASURY SECURITIES
(Cost $911,921 and $206,163)					911,972	206,175

TOTAL OTHER MARKETABLE SECURITIES
(Cost $2,396,615 and $671,235)					2,396,746	671,267

TOTAL MARKETABLE SECURITIES
(Cost $2,876,978 and $671,235)					2,892,040	671,267

MORTGAGE LOAN RECEIVABLE—0.00% AND 0.73%

		Borrower	Current Rate(5)

—	75,000	Klingle Corporation	—	—	—	71,273

TOTAL MORTGAGE LOAN RECEIVABLE
(Cost $— and $75,000)					—	71,273

TOTAL INVESTMENTS
(Cost $14,549,338 and $12,593,008)					$12,636,666	$9,694,760

(1)	The investment has a mortgage loan payable outstanding, as indicated in Note 9.
(2)	The market value reflects the Account’s interest in the joint venture and is net of debt.
(3)	Properties within this investment are located throughout the United States.
(4)	Yield represents the annualized yield at the date of purchase.
(5)	At December 31, 2009, the interest rate on this investment was 1.04%, the loan was paid in full as of December 31, 2010.

176   Prospectus ▪ TIAA Real Estate Account

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

          In our opinion, the accompanying statements of assets and liabilities, including the statements of investments and the related statements of operations, changes in net assets and cash flows, present fairly, in all material respects, the financial position of the TIAA Real Estate Account (the “Account”) at December 31, 2010 and 2009, the results of its operations, the changes in its net assets and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Account’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Charlotte, North Carolina
March 17, 2011

TIAA Real Estate Account ▪ Prospectus   177

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
CONDENSED STATUTORY-BASIS FINANCIAL STATEMENTS INFORMATION

          (The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

TIAA CONDENSED STATUTORY-BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

	December 31,

(In millions)	2010	2009

ADMITTED ASSETS
Bonds	$161,873	$152,406
Preferred stocks	78	133
Common stocks	3,610	3,137
Mortgage loans	13,666	18,135
Real estate	1,341	1,586
Cash, cash equivalents and short-term investments	1,365	528
Contract loans	1,247	930
Derivatives	126	97
Other long-term investments	12,920	10,958
Investment income due and accrued	1,772	1,674
Federal income taxes	19	–
Net deferred federal income tax asset	3,246	2,432
Other assets	372	374
Separate account assets	12,909	9,338

TOTAL ADMITTED ASSETS	$214,544	$201,728

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$169,885	$164,526
Dividends due to policyholders	1,683	1,717
Interest maintenance reserve	873	324
Federal income taxes	–	70
Borrowed money	960	939
Asset valuation reserve	2,023	606
Derivatives	494	616
Other liabilities	1,620	1,660
Separate account liabilities	11,850	8,426

TOTAL LIABILITIES	189,388	178,884

CAPITAL AND CONTINGENCY RESERVES
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	22,882	20,030
Deferred income taxes	271	811

TOTAL CAPITAL AND CONTINGENCY RESERVES	25,156	22,844

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$214,544	$201,728

178   Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

(The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

TIAA CONDENSED STATUTORY-BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

(In millions)	2010	2009	2008

REVENUES
Insurance and annuity premiums and other considerations	$12,938	$11,527	$14,827
Annuity dividend additions	1,048	1,325	2,725
Net investment income	10,534	10,340	10,559
Other revenue	143	124	161

TOTAL REVENUES	$24,663	$23,316	$28,272

BENEFITS AND EXPENSES
Policy and contract benefits	$10,922	$11,175	$13,625
Dividends to policyholders	2,733	2,646	4,574
Increase in policy and contract reserves	5,062	6,994	11,900
Net operating expenses	798	808	831
Net transfers to (from) separate accounts	2,130	(1,289)	(4,229)
Other benefits and expenses	235	166	141

TOTAL BENEFITS AND EXPENSES	$21,880	$20,500	$26,842

Income before federal income taxes and net realized capital losses	$2,783	$2,816	$1,430
Federal income tax benefit	(28)	(58)	(45)
Net realized capital losses less capital gains taxes, after transfers to the interest maintenance reserve	(1,430)	(3,326)	(4,451)

NET INCOME (LOSS)	$1,381	$(452)	$(2,976)

BASIS OF PRESENTATION

          The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”); a comprehensive basis of accounting that differs from generally accepted accounting principles in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The following is a summary of the significant accounting policies followed by the Company:

TIAA Real Estate Account ▪ Prospectus   179

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

          Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

          Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Loan-backed and structured securities are reported at the lower of cost or fair value when rated NAIC 6 or when determined to be held for sale.

          If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

          Loan-backed and structured securities that the Company has the intent and ability to hold are considered other-than-temporary impairments (“OTTI”) when the Company does not expect to recover the entire amortized cost basis of the security, and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the security’s effective interest rate.

          Loan-backed and structured securities that the Company intends to sell or does not have the intent and ability to retain for a period of time sufficient to recover the amortized cost basis are written down to fair value and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

          In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

          The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value,

180   Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

          Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services.

          Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

          Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other than temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

          Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

          The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or

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changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Internal estimates of value can be used to determine fair value when a third party appraisal is pending completion. Third party appraisals are also utilized to determine write downs on land investments held for development.

          Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

          Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at TIAA’s percentage of the underlying GAAP equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When deemed to be other-than-temporarily impaired, the investment is written down to estimated fair value.

          Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

          Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition, excluding investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

          Contract Loans: Contract loans are stated at outstanding principal balances.

          Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes.

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Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

          The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a Replication Synthetic Asset Transaction (“RSAT”) is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of an RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

          Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are nonadmitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are nonadmitted.

          Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

          Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

          Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally investments in other long-term investments, furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax (“DFIT”) assets). Investment related non-admitted assets totaled $646 million and $418 million at December 31, 2010 and 2009, respectively. The non-admitted portion of the DFIT

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asset was $11,202 million and $13,522 million at December 31, 2010 and 2009, respectively. Other non-admitted assets were $358 million and $684 million at December 31, 2010 and 2009, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

          Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years and the remaining life of the lease, respectively.

          The accumulated depreciation on EDP equipment and computer software was $626 million and $440 million at December 31, 2010 and 2009, respectively. Related depreciation expenses allocated to TIAA were $25 million, $37 million and $38 million for the years ended December 31, 2010, 2009 and 2008, respectively.

          The accumulated depreciation on furniture and equipment and leasehold improvements was $485 million and $396 million at December 31, 2010, and 2009, respectively. Related depreciation expenses allocated to TIAA were $45 million, $56 million and $19 million for the years ended December 31, 2010, 2009 and 2008, respectively.

          Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred when acquiring new business are charged to operations as incurred.

          Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: The Company offers a range of group and individual annuities and individual life policies. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

          During 2009, TIAA received approval from the Department to change the valuation basis on a portion of its payout annuity reserves. These reserves, which had previously been calculated on the basis of interest at either 1.5% or 2.5%, with mortality on the basis of either the 1983 Table A with ages set back 9 years or the Annuity 2000 Table with ages set back either 9 or 12 years, will now be valued on the basis of interest at 2.5% with mortality in accordance with the Annuity 2000 Table with ages set back 4 years. This reserve modification had the net effect of reducing beginning of year 2009 reserves by approximately $2.26 billion.

Liability for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit

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of contract holders, less surrenders or withdrawals that represent a return to the contract holder.

          The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

          Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

          A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at anytime during the holding period.

          A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

          A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

          A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

          For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

          Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

          Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

          A realized gain or loss on each bond, excluding loan-backed and structured securities sold, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or

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the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

          A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

          A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

          For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

          OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

          Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

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ADDITIONAL ASSET INFORMATION

          (The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

          The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, 2010 are shown below (in millions):

		Excess of

	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:
U.S. governments	$19,942	$697	$(510)	$20,129
All other governments	2,926	509	(5)	3,430
States, territories and possessions	504	2	(30)	476
Political subdivisions of states, territories, and possessions	236	7	(7)	236
Special revenue and special assessment, non-guaranteed agencies and government	39,018	2,466	(327)	41,157
Credit tenant loans	3,300	357	(29)	3,628
Industrial and miscellaneous	92,270	6,346	(3,047)	95,569
Hybrids	2,299	144	(82)	2,361
Parent, subsidiaries and affiliates	1,378	70	(3)	1,445

Total bonds	161,873	10,598	(4,040)	168,431
Preferred stocks	78	6	—	84

TOTAL BONDS AND PREFERRED STOCKS	$161,951	$10,604	$(4,040)	$168,515

          The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more

	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

DECEMBER 31, 2010
Loan-backed and structured bonds	$5,727	$(209)	$5,518	$17,492	$(3,269)	$14,223
All other bonds	16,190	(670)	15,520	6,217	(347)	5,870

TOTAL BONDS	$21,917	$(879)	$21,038	$23,709	$(3,616)	$20,093

Unaffiliated common stocks	31	(21)	10	35	(8)	27
Preferred stocks	10	(8)	2	29	(26)	3

TOTAL BONDS AND STOCKS	$21,958	$(908)	$21,050	$23,773	$(3,650)	$20,123

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	Less than twelve months			Twelve months or more

	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

DECEMBER 31, 2009
Loan-backed and structured bonds	$7,704	$(322)	$7,382	$27,035	$(9,008)	$18,027
All other bonds	9,890	(246)	9,644	12,820	(994)	11,826

TOTAL BONDS	$17,594	$(568)	$17,026	$39,855	$(10,002)	$29,853

Unaffiliated common stocks	113	(10)	103	49	(18)	31
Preferred stocks	3	(2)	1	78	(40)	38

TOTAL BONDS AND STOCKS	$17,710	$(580)	$17,130	$39,982	$(10,060)	$29,922

          As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S. and other governments (58%) and residential mortgage-backed securities (22%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

          As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (58%), asset-backed securities (16%), and residential mortgage-backed securities (16%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

          As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (35%), U.S. and other governments (24%), commercial mortgage-backed securities (12%) and asset-backed securities (10%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

          As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (58%), residential mortgage-backed securities (20%), and asset-backed securities (13%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

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          Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution ($ in millions):

	Commercial Mortgage Loans by Property Type

	December 31, 2010		December 31, 2009

	Carrying Value	% of Total	Carrying Value	% of Total

Shopping centers	$4,579	33.5%	$6,396	35.3%
Office buildings	4,370	32.0	6,050	33.3
Industrial buildings	2,403	17.6	2,791	15.4
Apartments	1,304	9.5	1,378	7.6
Hotel	313	2.3	505	2.8
Mixed use	272	2.0	363	2.0
Land	265	1.9	385	2.1
Other	160	1.2	267	1.5

TOTAL	$13,666	100.0%	$18,135	100.0%

	Commercial Mortgage Loans by Geographic Distribution

	December 31, 2010		December 31, 2009

	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$3,791	27.7%	$4,908	27.1%
South Atlantic	3,338	24.4	4,447	24.5
South Central	1,849	13.5	2,070	11.4
Middle Atlantic	1,826	13.4	2,576	14.2
North Central	1,420	10.4	2,168	12.0
Mountain	515	3.8	687	3.8
New England	399	2.9	742	4.0
Other	528	3.9	537	3.0

TOTAL	$13,666	100.0%	$18,135	100.0%

          Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2010	2009	2008

Bonds	$9,343	$8,956	$8,232
Stocks	96	55	347
Mortgage loans	1,011	1,204	1,290
Real estate	244	272	285
Other long-term investments	322	177	692
Cash, cash equivalents and short-term investments	8	28	95
Other	—	—	9

TOTAL GROSS INVESTMENT INCOME	11,024	10,692	10,950
LESS INVESTMENT EXPENSES	(566)	(420)	(451)

Net investment income before amortization of IMR	10,458	10,272	10,499
Plus amortization of IMR	76	68	60

NET INVESTMENT INCOME	$10,534	$10,340	$10,559

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          Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2010	2009	2008

Bonds	$(418)	$(1,913)	$(2,822)
Stocks	57	(90)	(929)
Mortgage loans	(240)	(318)	(181)
Real estate	(4)	(43)	20
Other long-term investments	(198)	(1,086)	(546)
Cash, cash equivalents and short-term investments	(3)	15	(33)

Total before capital gains taxes and transfers to IMR	(806)	(3,435)	(4,491)
Transfers to IMR	(624)	109	40
Capital gains taxes	—	—	—

NET REALIZED CAPITAL LOSSES LESS CAPITAL GAINS TAXES, AFTER TRANSFERS TO IMR	$(1,430)	$(3,326)	$(4,451)

          Federal Income Taxes: By charter, TIAA is a stock life insurance Company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

          Beginning with 1998, TIAA has filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts (receivable from) due to TIAA’s subsidiaries for federal income taxes were $(19) million and $70 million at December 31, 2010 and 2009, respectively.

          The IRS started its examination for TIAA on April 2, 2009 for the tax years 2005 and 2006. The examination is scheduled to be completed in May of 2011. The statute of limitations for the 2007, 2008, and 2009 federal income tax returns are open until September 2011, September 2012, and September 2013 respectively.

          For the years 2003 and 2004 Federal income tax returns for the consolidated companies have been audited by the IRS. In November 2008, the IRS completed its audit and presented the group with a Revenue Agents Report that had no un-agreed adjustments.

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APPENDIX A — MANAGEMENT OF TIAA

          The Real Estate Account has no officers or directors. The Trustees and certain principal executive officers of TIAA as of the date hereof, their dates of birth, and their principal occupations during the past five years, are as follows:

TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Ronald L. Thompson Chairman of the TIAA Board of Trustees DOB: 6/17/49

Former Chairman and Chief Executive Officer, Midwest Stamping and Manufacturing Company from 1993 through 2005. Director, Chrysler Group, LLC and Washington University in St. Louis. Member, Plymouth Ventures Partnership II Advisory Board.

Jeffrey R. Brown DOB: 2/16/1968

William G. Karnes Professor of Finance and Director of the Center for Business and Public Policy, University of Illinois at Urbana-Champaign. Research Associate of the National Bureau of Economic Research (NBER) and Associate Director of the NBER Retirement Research Center. Former member of the Social Security Advisory Board from 2006 to 2008, and Director of the American Risk and Insurance Association and the Countryside School.

Robert C. Clark DOB: 2/26/44

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Formerly Dean and Royall Professor of Law, Harvard Law School from 1989 to 2003. Director of the Hodson Trust, Time Warner, Inc. and Omnicom Group.

Lisa W. Hess DOB: 8/8/55

President and Managing Partner, Sky Top Capital. Former Chief Investment Officer of Loews Corporation from 2002 to 2008. Founding partner of Zesiger Capital Group. Trustee of the WT Grant Foundation, the Chapin School, and the Pomfret School.

Edward M. Hundert, M.D. DOB: 10/1/56

Senior lecturer in Medical Ethics, Harvard Medical School. President, Case Western Reserve University from 2002 to 2006. Formerly, Dean, 2000-2002, University of Rochester School of Medicine and Dentistry, Professor of Medical Humanities and Psychiatry, 1997 to 2002. Board Member, Rock and Roll Hall of Fame.

Lawrence H. Linden DOB: 2/19/47

Retired Managing Director and former General Partner at Goldman Sachs, retiring in 2008. After joining Goldman Sachs in 1992, served at various times the Head of Technology, Head of Operations, and Co-Chairman of the Global Control and Compliance Committee. Founding Trustee of the Linden Trust for Conservation, trustee of Resources for the Future, Co-Chairman of the Board of Directors of the World Wildlife Fund and co-founder of, and senior advisor to, the Redstone Strategy Group. Member, Energy Initiative Advisory Board, Massachusetts Institute of Technology.

Maureen O’Hara DOB: 6/13/53

R.W. Purcell Professor of Finance at Johnson Graduate School of Management, Cornell University, where she has taught since 1979. Chair of the board of Investment Technology Group, Inc. since 2007, and member of the board since 2003. Director of New Star Financial, Inc. and Chair of the FINRA Economic Advisory Board.

Donald K. Peterson DOB: 8/13/49

Former Chairman and Chief Executive Officer, Avaya Inc. from 2002 to 2006 and President and Chief Executive Officer from 2000 to 2001. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies from 1996 to 2000. Member and former chairman of the board of Worcester Polytechnic Institute, overseer of the Tuck School of Business Administration at Dartmouth College, and trustee of the Committee for Economic Development. Director of Sanford C. Bernstein Fund Inc.

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TRUSTEES	(continued)

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Sidney A. Ribeau DOB: 12/3/47	President, Howard University since 2008. Formerly, President, Bowling Green State University, 1995-2008. Director, Worthington Industries.

Dorothy K. Robinson DOB: 2/18/51

Vice President and General Counsel, Yale University since 1995. Formerly General Counsel, Yale University, 1986-1995. Trustee, Newark Public Radio Inc., Director, Yale Southern Observatory, Inc., Youth Rights Media, Inc. and Friends of New Haven Legal Assistance.

David L. Shedlarz DOB: 4/17/48

Former Vice Chairman of Pfizer Inc. from 2006 to 2007, Executive Vice President from 1999 to 2005 and Chief Financial Officer of Pfizer from 1995 to 2005. Director, Pitney Bowes Inc. and the Hershey Corporation. Director, Multiple Sclerosis Society of New York City Chapter.

David F. Swensen DOB: 1/26/54

Chief Investment Officer, Yale University since 1985, and adjunct professor of investment strategy at Yale School of Management and lecturer in Yale’s Department of Economics. Member, Brookings Institution and President Obama’s Economic Recovery Advisory Board. Senior Trustee of the Carnegie Institution for Science and Hamden Hall Country Day School. Fellow of the American Academy of Arts and Sciences.

Marta Tienda DOB: 8/10/50

Maurice P. During ‘22 Professor in Demographic Studies and Professor of Sociology and Public Affairs, Princeton University, since 1997. Visiting Research Scholar at the New York University Center for Advanced Research in Social Sciences, 2010 to 2011. Director, Office of Population Research, Princeton University, 1998-2002. Commissioner, National Key Indicators Commission. Trustee, Sloan Foundation and Jacobs Foundation. Member of Visiting Committee, Harvard University Kennedy School of Government. Member, Adrenalina Research Advisory Board.

Rosalie J. Wolf DOB: 5/8/41

Managing Partner, Botanica Capital Partners LLC. Formerly, Senior Advisor and Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC from 2001 to 2003; formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Director, North European Oil Royalty Trust, Director and former Chairman of The Sanford C. Bernstein Fund, Inc. Member of the Brock Capital Group, LLC.

OFFICER-TRUSTEES

Name & Date of Birth	Principal Occupations During Past 5 Years

Roger W. Ferguson, Jr. DOB: 10/28/51

President and Chief Executive Officer of TIAA and CREF since April 2008. Formerly, Chairman of Swiss Re America Holding Corporation and Head of Financial Services and member of the Executive Committee, Swiss Re from 2006 to 2008; Vice Chairman and member of the Board of the U.S. Federal Reserve from 1999 to 2006 and a member of its Board of Governors from 1997 to 1999; and Partner and Associate, McKinsey & Company from 1984 to 1997. Currently a member of the advisory board of Brevan Howard Asset Management LLP, a director of International Flavors and Fragrances, Inc., and a member of the President’s Council on Jobs and Competitiveness. Fellow of the American Academy of Arts & Sciences and member of its Commission on the Humanities and Social Sciences. Board member at the Institute for Advanced Study, Memorial Sloan-Kettering Cancer Center, and the Committee for Economic Development. Member of the Harvard University Visiting Committee for the Memorial Church, the Economic Club of New York, the Council on Foreign Relations and the Group of Thirty.

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OFFICERS

Name & Date of Birth	Principal Occupations During Past 5 Years

Virginia M. Wilson DOB: 7/22/54

Executive Vice President and Chief Financial Officer, TIAA and CREF since 2010. Served from 2006 to 2009 as Executive Vice President and Chief Financial Officer of Wyndham Worldwide Corporation, one of the world’s largest hospitality firms, following its 2006 spin-off from Cendant Corporation, a multinational holding company with operations in the real estate, travel, car rental, hospitality, mortgage banking and other service sectors. Served from 2003 to 2006 as Cendant’s Executive Vice President and Chief Accounting Officer. Corporate controller of MetLife, Inc. from 1999 to 2003 and was senior vice president and controller of Transamerica Corporation (which was acquired by AEGON NV in 1999) from 1995 to 1999. Prior to 1995, was an audit partner at Deloitte & Touche LLP. Currently a director of the Los Angeles Child Guidance Clinic and a trustee and vice chair for Catholic Charities in New York.

Scott C. Evans DOB: 5/11/59

Executive Vice President of TIAA since 1999 and Head of Asset Management since 2006 of TIAA and CREF, the TIAA-CREF Funds, the TIAA-CREF Life Funds and TIAA Separate Account VA-1 (collectively, the “TIAA-CREF Funds”). Also served as Chief Investment Officer of TIAA between 2004 and 2006 and the TIAA-CREF Funds between 2003 and 2006. Trustee, IFRS Foundation; member of the ABP Investment Committee of Stichting Pensioenfond BP/Algemene; and member of the Tufts University Investment Committee.

Edward D. Van Dolsen DOB: 4/21/58

Executive Vice President and Chief Operating Officer of TIAA and CREF since 2010. Formerly Executive Vice President, Product Development and Management of TIAA from 2009 to 2010, Executive Vice President, Institutional Client Services from 2006 to 2009, and Executive Vice President, Product Management of TIAA from 2005 to 2006, and Executive Vice President of the TIAA-CREF Funds since 2008. Also served as Senior Vice President, Pension Products from 2003 to 2006.

Jorge Gutierrez DOB: 11/26/61	Vice President and Treasurer, TIAA since September, 2008. Assistant Treasurer, TIAA from 2004 to 2008.

William J. Mostyn III DOB: 1/18/48

Senior Vice President and Corporate Secretary of TIAA and the TIAA-CREF Funds since April 2008; Deputy General Counsel and Corporate Secretary of Bank of America Corporation from 2005 to 2007; Deputy General Counsel, Secretary and Corporate Governance Officer of The Gillette Company from 1974 to 2005.

PORTFOLIO MANAGEMENT TEAM

Name & Date of Birth	Principal Occupations During Past 5 Years

Margaret A. Brandwein DOB: 11/26/46	Managing Director and Portfolio Manager, TIAA Real Estate Account since 2004. From 2001 to 2004, Head of Commercial Mortgages – West Coast for TIAA.

Thomas C. Garbutt DOB: 10/12/58	Senior Managing Director and Head of Global Real Estate, TIAA.

TIAA Real Estate Account ▪ Prospectus   193

APPENDIX B — DESCRIPTION OF PROPERTIES

          Set forth below is general information about the Account’s portfolio of commercial and residential property investments as of December 31, 2010. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties. Please carefully read the footnotes to these tables, which immediately follow. Market value figures are in thousands.

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Fair Value	(3)

OFFICE PROPERTIES
1001 Pennsylvania Ave	Washington, DC	1987		2004	756,499		97%	$34.40		$ 589,839	(4)
Four Oaks Place	Houston, TX	1983		2004	1,758,378		93%	17.14		383,676
Fourth & Madison	Seattle, WA	2002		2004	845,533		99%	27.74		330,007	(4)
50 Fremont Street	San Francisco, CA	1983		2004	810,089		98%	27.98		315,072	(4)
780 Third Avenue	New York, NY	1984		1999	487,501		91%	48.29		300,616
1 & 7 Westferry Circus	London, UK	1992, 1993		2005	396,140		98%	48.63		260,045	(4)(5)
99 High Street	Boston, MA	1971		2005	731,204		84%	34.64		255,014	(4)
The Newbry	Boston, MA	1940-1961	(6)	2006	607,422		90%	39.80		252,017
1900 K Street	Washington, DC	1996		2004	339,060		99%	28.95		246,054
701 Brickell	Miami, FL	1986	(8)	2002	676,149		92%	31.87		201,170
Lincoln Centre	Dallas, TX	1984		2005	1,638,132		82%	16.32		195,416	(4)
275 Battery	San Francisco, CA	1988		2005	475,138		87%	30.98		180,364
1401 H Street NW	Washington, D.C.	1992		2006	340,656		92%	34.65		179,294	(4)
Wilshire Rodeo Plaza	Beverly Hills, CA	1935, 1984		2006	261,932		97%	49.68		165,513	(4)
Yahoo! Center(7)	Santa Monica, CA	1984		2004	1,185,119		90%	32.44		157,452
Mellon Financial Center at One Boston Place(10)	Boston, MA	1970	(8)	2002	804,444		89%	42.45		150,276
Millennium Corporate Park	Redmond, WA	1999, 2000		2006	536,884		95%	15.35		125,228
Ten & Twenty Westport Road	Wilton, CT	1974(8), 2001		2001	526,617		94%	21.39		100,663
Urban Centre	Tampa, FL	1984, 1987		2005	548,056		83%	19.21		89,727
The Ellipse at Ballston	Arlington, VA	1989		2006	194,972		91%	26.29		76,716
Morris Corporate Center III	Parsippany, NJ	1990		2000	525,533		85%	14.87		71,896
Oak Brook Regency Towers	Oakbrook, IL	1977	(8)	2002	402,318		96%	14.68		70,574
Treat Towers(11)	Walnut Creek, CA	1999		2003	372,255		83%	17.11		67,108
88 Kearny Street	San Francisco, CA	1986		1999	227,160		84%	37.54		65,407

194   Prospectus ▪ TIAA Real Estate Account

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Fair Value	(3)

Pacific Plaza	San Diego, CA	2000, 2002		2007	217,680		70%	18.52		56,201	(4)
One Virginia Square	Arlington, VA	1999		2004	116,077		100%	37.68		51,700
Parkview Plaza	Oakbrook, IL	1990		1997	265,175		91%	15.84		43,112
Wellpoint	Westlake Village, CA	1986 1998		2006	216,571		100%	16.75		41,000
West Lake North Business Park	Westlake Village, CA	2000		2004	197,288		78%	19.97		40,765
Prominence in Buckhead(11)	Atlanta, GA	1999		2003	441,795		69%	9.29		39,799
The North 40 Office Complex	Boca Raton, FL	1983, 1984		2006	350,000		97%	9.71		36,353
The Pointe on Tampa Bay	Tampa, FL	1982	(8)	2002	253,296		78%	10.17		35,188
Centerside I	San Diego, CA	1982		2004	202,913		68%	19.30		34,000
Camelback Center	Phoenix, AZ	2001		2007	231,345		82%	19.97		33,213
3 Hutton Centre	Santa Ana, CA	1985	(8)	2003	198,217		81%	19.21		32,195
8270 Greensboro Drive	McLean, VA	2000		2005	158,110		87%	20.94		27,895
Needham Corporate Center	Needham, MA	1987		2001	138,259		90%	15.60		18,566
Creeksides at Centerpoint	Kent, WA	1985		2006	218,166		53%	5.28		16,611

Subtotal—Office Properties							87%			$5,335,742

Percent leased weighted by property fair value—Office (9)							92%

INDUSTRIAL PROPERTIES
Ontario Industrial Portfolio	Various, CA	1997-1998		1998, 2000, 2004	3,981,894		100%	3.08		223,700	(4)
Dallas Industrial Portfolio	Dallas and Coppell, TX	1997-2001		2000-2002	3,684,941		97%	2.51		140,638
Rancho Cucamonga Industrial Portfolio	Rancho Cucamonga, CA	2000-2002		2000; 2001;
				2002; 2004	1,490,235		100%	2.92		83,400
Southern California RA Industrial Portfolio	Los Angeles, CA	1982		2004	920,078		92%	5.22		75,512
Great West Industrial Portfolio	Rancho Cucamonga
	and Fontana, CA	2004-2005		2008	1,369,645		100%	4.60		73,500
Rainier Corporate Park	Fife, WA	1991-1997		2003	1,104,646		94%	4.15		66,800
Seneca Industrial Park	Pembroke Park, FL	1999-2001		2007	882,182		90%	3.75		63,267
Chicago Industrial Portfolio	Chicago and Joliet, IL	1997-2000		1998; 2000	1,427,699		97%	3.15		58,865
Regal Logistics Campus	Seattle, WA	1999-2004		2005	968,535		100%	3.84		52,500
Chicago CALEast Industrial Portfolio(13)	Chicago, IL	1974-2005		2003	1,145,152		98%	3.81		50,801
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000-2005		2005	1,422,922		90%	2.75		49,001
Northern California RA Industrial Portfolio	Oakland, CA	1981		2004	657,602		84%	3.91		39,730
IDI National Portfolio(12)	Various, U.S.	1999-2004		2004	3,655,671		93%	2.49		39,255

TIAA Real Estate Account ▪ Prospectus   195

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Fair Value	(3)

Atlanta Industrial Portfolio	Lawrenceville, GA	1996-1999		2000	1,295,440		100%	2.71		38,800
South River Road Industrial	Cranbury, NJ	1999		2001	858,957		100%	3.85		38,465
Pinnacle Industrial/DFW Trade Center	Grapevine. TX	2003, 2004, 2006		2006	899,200		100%	3.65		38,400
GE Appliance East Coast Distribution Facility	Perryville, MD	2003		2005	1,004,000		100%	2.82		29,100
Broadlands Business Park	Elkton, MD	2006		2006	756,600		100%	3.15		24,200
Northeast RA Industrial Portfolio	Boston, MA	2000		2004	384,000		70%	3.13		22,077
Centre Pointe and Valley View	Los Angeles County, CA	1965-1989		2004	307,685		81%	4.78		19,946
Northwest RA Industrial Portfolio	Seattle, WA	1996		2004	312,321		100%	4.36		17,000
Summit Distribution Center	Memphis, TN	2002		2003	708,532		100%	2.04		15,800
Konica Photo Imaging Headquarters	Mahwah, NJ	1999		1999	168,000		100%	6.27		14,505
Airways Distribution Center	Memphis, TN	2005		2006	556,600		—%	0.00		12,113
UPS Distribution Facility	Fernley, NV	1998		1998	256,000		80%	2.55		7,100

Subtotal—Industrial Properties							93%			$1,294,475

Percent leased weighted by property fair value—Industrial (9)							95%

RETAIL PROPERTIES
DDR Joint Venture(14)	Various	Various		2007	12,205,571		83%	10.40		303,866
The Florida Mall(15)	Orlando, FL	1986	(8)	2002	986,972		99%	40.06		238,966
Printemps de l’Homme	Paris, FR	1930		2007	142,363		100%	77.27		223,743	(5)
Florida Retail Portfolio(16)	Various, FL	1974-2005		2006	1,259,829		84%	12.66		165,458
Miami International Mall(15)	Miami, FL	1982	(8)	2002	291,500		96%	38.36		93,221
Westwood Marketplace	Los Angeles, CA	1950	(8)	2002	202,201		100%	30.49		89,001
Mazza Gallerie	Washington, DC	1975		2004	293,935		93%	15.76		76,000
Marketfair	West Windsor, NJ	1987		2006	240,297		94%	23.56		66,245
West Town Mall(15)	Knoxville, TN	1972	(8)	2002	772,648		98%	22.58		50,613
Publix at Weston Commons	Weston, FL	2005		2006	126,922		99%	24.09		45,200	(4)
South Frisco Village	Frisco, TX	2002		2006	227,175		90%	11.40		29,000	(4)
Plainsboro Plaza	Plainsboro, NJ	1987		2005	218,653		78%	9.52		27,504
Champlin Marketplace	Champlin, MN	1998-1999, 2005		2007	103,577		97%	10.76		12,712
Suncrest Village	Orlando, FL	1987		2005	93,358		84%	10.62		12,600
Plantation Grove	Ocoee, FL	1995		1995	73,655		91%	9.46		9,400

Subtotal—Retail Properties							85%			$1,443,529

Percent leased weighted by property fair value—Retail(9)							93%

196   Prospectus ▪ TIAA Real Estate Account

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Fair Value	(3)

RESIDENTIAL PROPERTIES
Houston Apartment Portfolio(17)	Houston, TX	1984-2004	2006	N/A		98%	N/A		186,924	(4)
Palomino Park Apartments	Denver, CO	1996-2001	2005	N/A		95%	N/A		168,708	(4)
The Colorado	New York, NY	1987	1999	N/A		100%	N/A		123,039	(4)
Kierland Apartment Portfolio(17)	Scottsdale, AZ	1996-2000	2006	N/A		97%	N/A		96,002	(4)
Ashford Meadows Apartments	Herndon, VA	1998	2000	N/A		97%	N/A		95,436	(4)
The Legacy at Westwood Apartments	Los Angeles, CA	2001	2002	N/A		95%	N/A		93,242	(4)
Larkspur Courts	Larkspur, CA	1991	1999	N/A		96%	N/A		70,098
Regents Court Apartments	San Diego, CA	2001	2002	N/A		100%	N/A		65,005	(4)
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986	2001	N/A		96%	N/A		60,029
The Caruth	Dallas, TX	1999	2005	N/A		99%	N/A		56,083	(4)
1050 Lenox Park	Atlanta, GA	2001	2005	N/A		97%	N/A		50,805	(4)
The Reserve at Sugarloaf	Duluth, GA	2000	2005	N/A		97%	N/A		43,720	(4)
The Lodge at Willow Creek	Denver, CO	1997	1997	N/A		96%	N/A		39,709
The Maroneal	Houston, TX	1998	2005	N/A		94%	N/A		37,614
Glenridge Walk	Atlanta, GA	1996, 2001	2005	N/A		98%	N/A		33,605
Westcreek Apartments	Westlake Village, CA	1988	1997	N/A		96%	N/A		29,616
Lincoln Woods Apartments	Lafayette Hill, PA	1991	1997	N/A		93%	N/A		29,124
Quiet Water at Coquina Lakes	Deerfield Beach, FL	1995	2001	N/A		94%	N/A		23,730
Phoenix Apartment Portfolio(17)	Greater Phoenix Area, AZ	1995-1998	2006	N/A		96%	N/A		22,978
The Fairways of Carolina	Margate, FL	1993	2001	N/A		98%	N/A		22,317

Subtotal—Residential Properties						97%			$1,347,784

Percent leased weighted by property fair value—Residential(9)						97%

OTHER COMMERCIAL PROPERTIES
Storage Portfolio I(18)	Various, U.S.	1972-1990	2003	2,295,410		84%	10.12		52,812
Subtotal—Commercial Properties									$8,126,558

Total—All Properties—Percent Leased weighted by property fair value						93%			$9,474,342

TIAA Real Estate Account ▪ Prospectus   197

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.
(2)	Based on total contractual rent for leases existing as of December 31, 2010. The contractual rent can be either on a gross or net basis, depending on the terms of the leases.

(3)	Fair value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statements of Investments.
(4)

Property is subject to a mortgage. The fair value shown represents the Account’s interest gross of debt. Please see Note 9 to the Account’s audited financial statements included in this prospectus for more information with respect to the Account’s wholly owned properties subject to a mortgage.

(5)

1 & 7 Westferry Circus is located in the United Kingdom. Printemps de l’Homme is located in France. The fair value of each property is converted from local currency to U.S. Dollars at the exchange rate as of December 31, 2010.

(6)	This property was renovated in 2004 and 2006.
(7)	This property is held in 50%/50% joint venture with Equity Office Properties Trust. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.
(8)	Undergone extensive renovations since original construction.
(9)	Values shown are based on the property fair value weighted as a percent of the total fair value and based upon the percent leased for each property.
(10)

The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and .05% is owned by 100 individuals. Fair value shown reflects the value of the Account’s interest in the joint venture.

(11)	This investment property is held in a 75%/25% joint venture with Equity Office Properties Trust. Fair value shown reflects the value of the Account’s interest in the joint venture.
(12)	This investment property held in 60%/40% joint venture with Industrial Development International. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.
(13)	A portion of this portfolio was sold in 2008.
(14)

This investment property consists of 43 properties located in 13 states and is held in a 85%/15% joint venture with Developers Diversified Realty Corporation (“DDR”). Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(15)	This investment property is held in a 50%/50% joint venture with the Simon Property Group. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.
(16)

This investment property is held in a 80%/20% joint venture with Weingarten Realty Investors. Fair value shown reflects the value of the Account’s interest in the joint venture. This portfolio contains seven neighborhood and/or community shopping centers located in Ft. Lauderdale, Miami, Orlando, and Tampa, Florida areas.

(17)	A portion of this portfolio was sold in 2009.
(18)	This investment property is held in a 75%/25% joint venture with Storage USA. Fair value shown reflects the value of the Account’s interest in the joint venture, net of debt.

198   Prospectus ▪ TIAA Real Estate Account

          Residential Property Portfolio. The table below contains more detailed information regarding the apartment complexes in the Account’s portfolio as of December 31, 2010 and should be read in conjunction with the immediately preceding table.

Property	Location	Number of Units	Average Unit Size (Square Feet)	Avg. Rent Per Unit/ Per Month

Houston Apartment Porfolio(1)	Houston, TX	1,777	1,013	$1,448
Palomino Park(1)	Highlands Ranch, CO	1,184	1,096	1,078
Kierland Apartment Portfolio(1)	Scottsdale, AZ	724	1,048	979
South Florida Apartment Portfolio(1)	Boca Raton and Plantation, FL	550	906	1,055
Ashford Meadows Apartments	Herndon, VA	440	1,050	1,569
Windsor at Lenox Park	Atlanta, GA	407	1,024	1,389
The Caruth	Dallas, TX	338	1,168	1,541
Reserve at Sugarloaf	Duluth, GA	333	1,220	1,031
The Lodge at Willow Creek	Lone Tree, CO	316	995	1,005
The Maroneal	Houston, TX	309	928	1,431
Glenridge Walk	Sandy Springs, GA	296	1,146	1,349
The Colorado	New York, NY	256	622	2,930
Regents Court	San Diego, CA	251	886	1,664
Larkspur Courts	Larkspur, CA	248	1,001	2,016
Phoenix Apartment Portfolio	Chandler, AZ	240	976	817
Lincoln Woods Apartments	Lafayette Hill, PA	216	774	1,250
The Fairways of Carolina	Margate, FL	208	1,026	1,189
Quiet Waters at Coquina Lakes	Deerfield Beach, FL	200	1,048	1,275
Legacy at Westwood	Los Angeles, CA	187	1,181	4,773
Westcreek	Westlake Village, CA	126	951	1,620

(1) Represents a portfolio containing multiple properties.

APPENDIX C — SPECIAL TERMS

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern Time, or when trading closes on the NYSE, if earlier.

TIAA Real Estate Account ▪ Prospectus   199

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

200   Prospectus ▪ TIAA Real Estate Account

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

Valuation Day: As of the date of this prospectus, any business day, as well as, for certain contracts, the last calendar day of each month (which could fall on a weekend or holiday and thus on a day that is not a business day). Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren’t business days will end at 4 p.m. Eastern Time. Beginning on or around the fourth quarter of 2011, it is anticipated that, subject to any necessary approvals, valuation days will include only business days, and thus the last calendar day of each month will not be a valuation day unless it falls on a business day. If the last calendar day of a month does not fall on a business day, the last valuation day for such month shall be deemed to be the last business day of the month.

Valuation Period: The time from the end of one valuation day to the end of the next.

TIAA Real Estate Account ▪ Prospectus   201

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$232,200
Costs of printing and engraving	600,000	*
Legal fees	50,000	*
Accounting fees	30,000	*
Blue Sky Registration Fees	5,000	*
Miscellaneous	7,800	*

Total	$925,000	*

* Approximate

Item 14. Indemnification of Directors and Officers.

          Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

          None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

(1)	(A)

Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC.[5]

(3)	(A)	Charter of TIAA.[8]
	(B)	Restated Bylaws of TIAA (as amended). [9]
(4)	(A)

Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[2], Keogh Contract,[3] Retirement Select and Retirement Select Plus Contracts and Endorsements[1] and Retirement Choice and Retirement Choice Plus Contracts.[3]

	(B)	Forms of Income-Paying Contracts[2]
	(C)	Form of Contract Endorsement for Internal Transfer Limitation[10]
	(D)	Form of Accumulation Contract*
(5)		Opinion and Consent of Jon Feigelson, Esq.*

(10)	(A)	Independent Fiduciary Agreement, dated February 22, 2006, by and among TIAA, the Registrant, and Real Estate Research Corporation[4]
	(B)	Amendment to Independent Fiduciary Agreement, dated December 17, 2008, between TIAA, on behalf of the Registrant, and Real Estate Research Corporation[6]
	(C)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A. [7]
(23)	(A)	Consent of Jon Feigelson, Esq. (included in Exhibit 5)*
	(B)	Consent of Dechert LLP**
	(C)	Consent of PricewaterhouseCoopers LLP*
	(D)	Consent of PricewaterhouseCoopers LLP*
(24)		Powers of Attorney**

*	Filed herewith.
**	Previously filed.
[1]	Previously filed and incorporated herein by reference to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).
[2]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).
[3]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).
[4]

Previously filed and incorporated herein by reference to Exhibit 10.(a) to the Annual Report on Form 10-K of the Account for the period ended December 31, 2005, filed with the Commission on March 15, 2006 (File No. 33-92990).

[5]	Previously filed and incorporated herein by reference to the Account’s Current Report on Form 8-K, filed with the Commission on January 7, 2008 (File No. 33-92990).
[6]	Previously filed and incorporated herein by reference to the Account’s Current Report on Form 8-K, filed with the Commission on December 22, 2008 (File No. 33-92990).
[7]

Previously filed and incorporated herein by reference to Exhibit 10.(b) to the Annual Report on Form 10-K of the Account for the fiscal year ended December 31, 2007 and filed with the Commission on March 20, 2008 (File No. 33-92990).

[8]

Previously filed and incorporated by reference to Exhibit 3(A) to the Account’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and filed with the Commission on August 13, 2009 (File No. 33-92990).

[9]

Previously filed and incorporated by reference to Exhibit 3(B) to the Account’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and filed with the Commission on August 13, 2009 (File No. 33-92990).

[10]

Previously filed and incorporated by reference to Exhibit 4(C) to the Account’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and filed with the Commission on November 12, 2010 (File No. 33-92990).

(b)	Financial Statement Schedules

          All Schedules have been omitted because they are not required under the related instructions or are inapplicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide the full financial statements of TIAA promptly upon written or oral request.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

REPORT OF MANAGEMENT RESPONSIBILITY

April 12, 2011

To the Policyholders of Teachers Insurance and Annuity Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2010, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2010, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework.

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2010, 2009 and 2008. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

/s/ Roger W. Ferguson, Jr.	/s/ Virginia M. Wilson

Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying statutory-basis statements of admitted assets, liabilities and capital and contingency reserves of Teachers Insurance and Annuity Association of America (the “Company”) as of December 31, 2010 and 2009, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our financial statement audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory-basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2010 and 2009, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2010.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on December 31, 2009, the Company adopted Statement of Statutory Accounting Principles No. 10R, Income Taxes-Revised, A Temporary Replacement of SSAP No. 10.

As discussed in Note 2 to the financial statements, as of July 1, 2009, the Company adopted Statement of Statutory Accounting Principles No. 43R, Loan-backed and Structured Securities.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management Responsibility. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and, testing and evaluating the design and operating effectiveness of internal control, based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

April 12, 2011

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND

CONTINGENCY RESERVES

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	December 31,
(in millions)	2010	2009

ADMITTED ASSETS
Bonds	$161,873	$152,406
Preferred stocks	78	133
Common stocks	3,610	3,137
Mortgage loans	13,666	18,135
Real estate	1,341	1,586
Cash, cash equivalents and short-term investments	1,365	528
Contract loans	1,247	930
Derivatives	126	97
Other long-term investments	12,920	10,958
Investment income due and accrued	1,772	1,674
Federal income taxes	19	—
Net deferred federal income tax asset	3,246	2,432
Other assets	372	374
Separate account assets	12,909	9,338
TOTAL ADMITTED ASSETS	$214,544	$201,728

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$169,885	$164,526
Dividends due to policyholders	1,683	1,717
Interest maintenance reserve	873	324
Federal income taxes	—	70
Borrowed money	960	939
Asset valuation reserve	2,023	606
Derivatives	494	616
Other liabilities	1,620	1,660
Separate account liabilities	11,850	8,426
TOTAL LIABILITIES	189,388	178,884

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	22,882	20,030
Deferred income taxes	271	811
TOTAL CAPITAL AND CONTINGENCY RESERVES	25,156	22,844
TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$214,544	$201,728

STATUTORY–BASIS STATEMENTS OF OPERATIONS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	For the Years Ended December 31,
(in millions)	2010	2009	2008

REVENUES
Insurance and annuity premiums and other considerations	$12,938	$11,527	$14,827
Annuity dividend additions	1,048	1,325	2,725
Net investment income	10,534	10,340	10,559
Other revenue	143	124	161
Total revenues	$24,663	$23,316	$28,272

BENEFITS AND EXPENSES
Policy and contract benefits	$10,922	$11,175	$13,625
Dividends to policyholders	2,733	2,646	4,574
Increase in policy and contract reserves	5,062	6,994	11,900
Net operating expenses	798	808	831
Net transfers to (from) separate accounts	2,130	(1,289)	(4,229)
Other benefits and expenses	235	166	141
Total benefits and expenses	$21,880	$20,500	$26,842

Income before federal income taxes and net realized capital losses	$2,783	$2,816	$1,430
Federal income tax benefit	(28)	(58)	(45)
Net realized capital losses less capital gains taxes, after transfers to the interest maintenance reserve	(1,430)	(3,326)	(4,451)
Net income (loss)	$1,381	$(452)	$(2,976)

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total
	(in millions)
Balance, December 31, 2007	$3	$17,842	$17,845
Net loss		(2,976)	(2,976)
Net unrealized capital losses on investments		(2,757)	(2,757)
Change in asset valuation reserve		4,104	4,104
Change in net deferred income tax		13,009	13,009
Prior year federal income tax settlement		1,244	1,244
Change in non-admitted assets:
Deferred federal income tax asset		(12,704)	(12,704)
Other assets		(3)	(3)
Other, net		(8)	(8)
Balance, December 31, 2008	$3	$17,751	$17,754

Net loss		(452)	(452)
Net unrealized capital gains on investments		910	910
Change in asset valuation reserve		(273)	(273)
Change in accounting principle (Adoption of SSAP 43R)		219	219
Change in accounting principle (Adoption of SSAP 10R)		811	811
Change in surplus of separate accounts		(301)	(301)
Change in valuation basis of annuity reserves		2,260	2,260
Change in net deferred income tax		(218)	(218)
Change in dividend accrual methodology		155	155
Change in non-admitted assets:
Deferred federal income tax asset		458	458
Other assets		(479)	(479)
Issuance of surplus notes		2,000	2,000
Balance, December 31, 2009	$3	$22,841	$22,844

Net Income		1,381	1,381
Net unrealized capital gains on investments		1,361	1,361
Change in asset valuation reserve		(1,417)	(1,417)
Change in surplus of separate accounts		121	121
Change in net deferred income tax		(1,507)	(1,507)
Prior year surplus adjustment		(45)	(45)
Change in non-admitted assets:
Deferred federal income tax asset		2,320	2,320
Other assets		98	98
Balance, December 31, 2010	$3	$25,153	$25,156

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

	For the Years Ended December 31,
(in millions)	2010	2009	2008

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$12,941	$11,527	$14,827
Net investment income	10,373	10,073	10,606
Miscellaneous income	142	122	162
Total Receipts	23,456	21,722	25,595
Policy and contract benefits	10,574	11,401	13,533
Operating expenses	972	957	979
Dividends paid to policyholders	1,720	1,789	1,928
Federal income tax expense (benefit)	106	(119)	(91)
Net transfers to (from) separate accounts	2,149	(243)	(4,050)
Total Disbursements	15,521	13,785	12,299
Net cash from operations	7,935	7,937	13,296

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	31,795	17,247	13,238
Stocks	806	1,085	2,092
Mortgage loans and real estate	4,672	2,440	2,805
Other invested assets	2,269	778	1,981
Miscellaneous proceeds	130	79	(27)
Cost of investments acquired:
Bonds	42,082	32,719	20,367
Stocks	935	1,261	1,062
Mortgage loans and real estate	373	1,193	2,390
Other invested assets	3,444	2,075	4,587
Miscellaneous applications	179	214	222
Net cash used for investments	(7,341)	(15,833)	(8,539)

CASH FROM FINANCING AND OTHER
Issuance of surplus notes	—	2,000	—
Borrowed money	21	939	(952)
Net deposits on deposit-type contracts funds	51	54	32
Other cash provided (applied)	171	(122)	113
Net cash used by financing and other	243	2,871	(807)
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	837	(5,025)	3,950
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	528	5,553	1,603

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$1,365	$528	$5,553

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”); a comprehensive basis of accounting that differs from generally accepted accounting principles in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates (in millions).

	For the Years Ended December 31,
	2010	2009	2008
Net Income (Loss), New York SAP	$1,381	$(452)	$(3,283)
New York SAP Prescribed Practices:
Federal Income Tax Settlement	—	—	1,244
Additional Reserves for:
Term Conversions	2	2	2
Deferred and Payout Annuities issued after 2000	186	(312)	424
Net Income (Loss), NAIC SAP	$1,569	$(762)	$(1,613)

	For the Years Ended December 31,
	2010	2009	2008
Capital and Contingency Reserves, New York SAP	$25,156	$22,844	$17,754
New York SAP Prescribed Practices:
Intangible Asset Limitation	12	16	20
Additional Reserves for:
Term Conversions	15	13	11
Deferred and Payout Annuities issued after 2000	3,683	3,497	3,809
Capital and Contingency Reserves, NAIC SAP	$28,866	$26,370	$21,594

Reconciliations of Net Income and Contingency Reserves: Subsequent to the filing of its New York SAP financial statements, the Company made the following adjustments to the Statutory-Basis financial statements. Reconciliations of TIAA’s net income and contingency reserves between the New York SAP as originally filed and these audited financial statements are shown below (in millions):

	2010	2009	2008
Net (Loss) Income—New York SAP—as filed with Department	$1,381	$(452)	$(3,283)
Treatment of Guarantee of Subsidiary Debt	—	—	307
Net (Loss) Income—Audited Financial Statement	$1,381	$(452)	$(2,976)

Generally Accepted Accounting Principles in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•	Policy acquisition costs are deferred and amortized over the expected lives of the policies issued rather than being charged to operations when incurred;

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

•	Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until credit loss occurs;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in either earnings or other comprehensive income. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

For purposes of calculating the defined benefit and the post-retirement benefit obligations, active participants not currently vested, which are not considered under NAIC SAP, would also be included in determining the liability;

•	Annuities that do not subject the Company to significant insurance risk are classified as investment contracts rather than being classified as insurance contracts as they are under NAIC SAP;
•

Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP.

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Loan-backed and structured securities are reported at the lower of cost or fair value when rated NAIC 6 or when determined to be held for sale.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

Loan-backed and structured securities that the Company has the intent and ability to hold are considered OTTI when the Company does not expect to recover the entire amortized cost basis of the security, and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the security’s effective interest rate.

continued

Loan-backed and structured securities that the Company intends to sell or does not have the intent and ability to retain for a period of time sufficient to recover the amortized cost basis are written down to fair value and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other than temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Internal estimates of value can be used to determine fair value when a third party appraisal is pending completion. Third party appraisals are also utilized to determine write downs on land investments held for development.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at TIAA’s percentage of the underlying GAAP equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When deemed to be other-than-temporarily impaired, the investment is written down to estimated fair value.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition, excluding investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are nonadmitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are nonadmitted.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally investments in other long-term investments, furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax (“DFIT”) assets). Investment related non-admitted assets totaled $646 million and $418 million at December 31, 2010 and 2009, respectively. The non-admitted portion of the DFIT asset was $11,202 million and $13,522 million at December 31, 2010 and 2009, respectively. Other non-admitted assets were $358 million and $684 million at December 31, 2010 and 2009, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years and the remaining life of the lease, respectively.

The accumulated depreciation on EDP equipment and computer software was $626 million and $440 million at December 31, 2010 and 2009, respectively. Related depreciation expenses allocated to TIAA were $25 million, $37 million and $38 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The accumulated depreciation on furniture and equipment and leasehold improvements was $485 million and $396 million at December 31, 2010, and 2009, respectively. Related depreciation expenses allocated to TIAA were $45 million, $56 million and $19 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: The Company offers a range of group and individual annuities and individual life policies. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

During 2009, TIAA received approval from the Department to change the valuation basis on a portion of its payout annuity reserves. These reserves, which had previously been calculated on the basis of interest at either 1.5% or 2.5%, with mortality on the basis of either the 1983 Table A with ages set back 9 years or the Annuity 2000 Table with ages set back either 9 or 12 years, will now be valued on the basis of interest at 2.5% with mortality in accordance with the Annuity 2000 Table with ages set back 4 years. This reserve modification had the net effect of reducing beginning of year 2009 reserves by approximately $2.26 billion.

continued

Liability for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals that represent a return to the contract holder.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at anytime during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond, excluding loan-backed and structured securities sold, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or

6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Application of New Accounting Pronouncements: SSAP 100, Fair Value Measurements, effective December 31, 2010, defines fair value, establishes a framework for measuring fair value and establishes disclosure requirements about fair value. This standard applies under other accounting pronouncements that require or permit fair value measurements, but this standard does not require any new fair value amendments. The Company adopted this guidance effective December 31, 2010; however, it did not have a material impact on the Company’s financial statements.

SSAP 56—Separate Accounts—Revised disclosures, adopted September 2009 and required within the 2010 annual financial statements. The revised disclosures require disclosure on the general nature of the entity’s separate account business, an identification of the separate account assets that are legally insulated from the general account claims, identification of the separate account products that have guarantees backed by the general account and a discussion of securities lending transactions within the separate account.

SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superceded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP OTTI guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by TIAA, was a

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

$219 million increase in surplus as an adjustment as of July 1, 2009 and was recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows of structured securities. Declines in fair value related to non-credit declines are not recognized in earnings and only require disclosure if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required. The Company elected to early adopt SSAP No. 98 which resulted in an additional $469 million of realized losses being recognized at December 31, 2008.

SSAP No. 10R—Revised, Income Taxes, was effective as of December 31, 2009 for the 2009 annual financial statements and 2010 and 2011 interim and annual financial statements only. For entities that meet specified capital requirements, the revised statement increases the admitted deferred federal income tax asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement was accounted for as a change in accounting principle in 2009. The Company’s adoption of SSAP No. 10R resulted in an additional $1,082 million and $811 million of admitted deferred tax assets recognized as of December 31, 2010 and 2009, respectively. The statement is applicable through 2011 and incorporates additional disclosures for tax-planning strategies.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the OTTI. The discount or reduced premium associated with the other-than-temporarily impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable, in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required. The Company adopted this guidance January 1, 2009.

Note 3—long-term bonds, preferred stocks, and common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, are shown below (in millions):

	2010
		Excess of
	Book/ Adjusted Carrying Value	Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$19,942	$697	$(510)	$20,129
All Other Governments	2,926	509	(5)	3,430
States, Territories and Possessions	504	2	(30)	476
Political Subdivisions of States, Territories, and Possessions	236	7	(7)	236
Special Revenue and Special Assessment, Non-Guaranteed Agencies and Government	39,018	2,466	(327)	41,157
Credit Tenant Loans	3,300	357	(29)	3,628
Industrial and Miscellaneous	92,270	6,346	(3,047)	95,569
Hybrids	2,299	144	(82)	2,361
Parent, Subsidiaries and Affiliates	1,378	70	(3)	1,445
Total Bonds	161,873	10,598	(4,040)	168,431
Preferred Stocks	78	6	—	84
Total Bonds and Preferred Stocks	$161,951	$10,604	$(4,040)	$168,515

continued

	2009
		Excess of
	Book/ Adjusted Carrying Value	Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$15,582	$480	$(104)	$15,958
All Other Governments	2,623	375	(13)	2,985
States, Territories and Possessions	278	1	(22)	257
Political Subdivisions of States, Territories, and Possessions	242	7	(11)	238
Special Revenue and Special Assessment, Non-Guaranteed Agencies and Government	33,170	1,607	(318)	34,459
Credit Tenant Loans	420	28	(7)	441
Industrial and Miscellaneous	95,589	4,473	(9,620)	90,442
Hybrids	3,075	156	(299)	2,932
Parent, Subsidiaries and Affiliates	1,427	29	(48)	1,408
Total Bonds	152,406	7,156	(10,442)	149,120
Preferred Stocks	133	10	(17)	126
Total Bonds and Preferred Stocks	$152,539	$7,166	$(10,459)	$149,246

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2010 and 2009, were not deemed to be other than temporarily impaired.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2010
Loan-backed and structured bonds	$5,727	$(209)	$5,518	$17,492	$(3,269)	$14,223
All other bonds	16,190	(670)	15,520	6,217	(347)	5,870
Total bonds	$21,917	$(879)	$21,038	$23,709	$(3,616)	$20,093
Unaffiliated common stocks	31	(21)	10	35	(8)	27
Preferred stocks	10	(8)	2	29	(26)	3
Total bonds and stocks	$21,958	$(908)	$21,050	$23,773	$(3,650)	$20,123

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2009
Loan-backed and structured bonds	$7,704	$(322)	$7,382	$27,035	$(9,008)	$18,027
All other bonds	9,890	(246)	9,644	12,820	(994)	11,826
Total bonds	$17,594	$(568)	$17,026	$39,855	$(10,002)	$29,853
Unaffiliated common stocks	113	(10)	103	49	(18)	31
Preferred stocks	3	(2)	1	78	(40)	38
Total bonds and stocks	$17,710	$(580)	$17,130	$39,982	$(10,060)	$29,922

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S. and other governments (58%) and residential mortgage-backed securities (22%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (58%), asset-backed securities (16%), and residential mortgage-backed securities (16%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (35%), U.S. and other governments (24%), commercial mortgage-backed securities (12%) and asset-backed securities (10%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (58%), residential mortgage-backed securities (20%), and asset-backed securities (13%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline in fair value is primarily attributable to diminished market liquidity during the holding period as opposed to long term credit quality. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other-than temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date ($ in millions).

	December 31, 2010			December 31, 2009
	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$2,532	1.6%	$2,602	$1,324	0.9%	$1,398
Due after one year through five years	21,264	13.1	22,871	26,454	17.4	28,019
Due after five years through ten years	28,405	17.5	30,668	24,089	15.8	25,366
Due after ten years	38,061	23.6	39,939	29,898	19.6	30,807
Subtotal	90,262	55.8	96,080	81,765	53.7	85,590
Residential mortgage-backed securities	48,809	30.2	50,863	43,905	28.8	43,587
Commercial mortgage-backed securities	13,343	8.2	12,232	18,453	12.1	12,731
Asset-backed securities	9,459	5.8	9,256	8,283	5.4	7,212
Subtotal	71,611	44.2	72,351	70,641	46.3	63,530
Total	$161,873	100.0%	$168,431	$152,406	100.0%	$149,120

Included in the preceding table under asset-backed securities is TIAA’s exposure to sub-prime mortgages totaling approximately $3.1 billion and $3.2 billion at December 31, 2010 and 2009, respectively. Sub-prime securities of approximately $2.5 billion or 82% and $2.6 billion or 81% were rated investment grade (NAIC 1 and 2) at December 31, 2010 and 2009, respectively. Sub-prime securities are backed by loans that are in the riskiest category of loans and are typically sold in a separate market from prime loans.

continued

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2010	2009
Residential mortgage-backed securities	30.2%	28.8%
U.S. and other governments	11.9	10.8
Commercial mortgage-backed securities	8.2	9.4
Manufacturing	7.9	8.1
Public utilities	7.5	7.7
Finance and financial services	6.9	7.7
Asset-backed securities	5.9	5.4
Oil and gas	4.7	4.7
Communications	3.2	3.4
Services	3.2	2.4
Revenue and special obligations	2.4	2.3
Credit tenant loans	2.0	1.9
Retail and wholesale trade	1.9	1.9
Real estate investment trusts	1.6	1.8
Mining	1.2	1.1
Transportation	1.0	1.0
Other	0.3	0.3
Total	100.0%	100.0%

At December 31, 2010 and 2009, 92.1% and 92.8%, respectively, of the long-term bond portfolio was comprised of investment grade securities.

The following table presents the Company’s carrying value and estimated fair value for the residential mortgage-backed securities portfolio (“RMBS”) (in millions):

	December 31, 2010		December 31, 2009
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$46,918	$49,176	$41,844	$42,122
2	1,198	1,084	1,198	868
3	592	523	657	455
4	35	28	169	114
5	64	50	29	19
6	2	2	8	9
Total	$48,809	$50,863	$43,905	$43,587

With respect to the RMBS in the above table, approximately 99% and 98% were rated investment grade (NAIC 1 and 2) at December 31, 2010 and 2009, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in RMBS. Additionally, the Company continues to manage the RMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the RMBS portfolio as an integral component of its overall asset liability management program.

The following table presents the Company’s carrying value and estimated fair value for the commercial mortgage-backed securities (“CMBS”) portfolio (in millions):

	December 31, 2010		December 31, 2009
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$9,607	$9,600	$12,754	$10,523
2	577	400	3,287	1,422
3	832	620	1,280	415
4	1,167	820	927	299
5	918	548	193	59
6	242	244	12	13
Total	$13,343	$12,232	$18,453	$12,731

With respect to the CMBS in the above table, approximately 76% and 87% were rated investment grade (NAIC 1 and 2) and approximately 72% and 64% were issued prior to 2006 (based on carrying value) at December 31, 2010 and 2009, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in CMBS. Additionally, the Company continues to manage the CMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the CMBS portfolio as an integral component of its overall asset liability management program.

Included in the Company’s long-term investments are bonds with a NAIC designation of 6. The statutory carrying value of these investments and related contractual maturity is listed in the following table (in millions):

	December 31,
	2010	2009
Due in one year or less	$1	$1
Due after one year through five years	9	22
Due after five years through ten years	28	9
Due after ten years	—	—
Subtotal	38	32
Residential mortgage-backed securities	2	8
Commercial mortgage-backed securities	242	12
Asset-backed securities	64	6
Total	$346	$58

Troubled Debt Restructuring: During 2010 and 2009, the Company recorded bonds and stocks with book values aggregating $76 million and $29 million through troubled debt restructurings. When restructuring troubled debt, TIAA generally accounts for assets at their fair value at the time of restructuring or at the book value of the assets given up if lower. If the fair value is less than the book value of the assets given up, the required write-down is recognized as a realized capital loss.

Exchanges: During 2010 and 2009, the Company also acquired bonds and stocks through exchanges aggregating $1,665 million and $1,564 million, of which approximately $19 million and $0.3 million were acquired through non-monetary transactions, respectively. When exchanging securities, TIAA generally accounts for assets at fair value unless the exchange was as a result of restricted 144As exchanged for unrestricted securities, which are accounted for at book value.

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Loan-backed and Structured Securities: Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type and vintage.

The following table represents OTTI on securities with the intent to sell and/or the inability to retain for each quarter of 2010 (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$59	$1	$10	$48
b. Inability to retain	—	—	—	—
Total 1st Quarter	$59	$1	$10	$48

OTTI recognized 2nd Quarter
a. Intent to sell	$2,736	$—	$427	$2,309
b. Inability to retain	—	—	—	—
Total 2nd Quarter	$2,736	$—	$427	$2,309

OTTI recognized 3rd Quarter
a. Intent to sell	$28	$1	$5	$22
b. Inability to retain	—	—	—	—
Total 3rd Quarter	$28	$1	$5	$22

OTTI recognized 4th Quarter
a. Intent to sell	$361	$131	$65	$165
b. Inability to retain	—	—	—	—
Total 4th Quarter	$361	$131	$65	$165

Annual Aggregate Total		$133	$507

The following table represents OTTI on securities with the intent to sell and/or the inability to retain for each quarter of 2009 (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-Interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$41	$1	$7	$33
b. Inability to retain	—	—	—	—
Total 1st Quarter	$41	$1	$7	$33

OTTI recognized 2nd Quarter
a. Intent to sell	$17	$—	$4	$13
b. Inability to retain	—	—	—	—
Total 2nd Quarter	$17	$—	$4	$13

OTTI recognized 3rd Quarter
a. Intent to sell	$42	$—	$14	$28
b. Inability to retain	—	—	—	—
Total 3rd Quarter	$42	$—	$14	$28

OTTI recognized 4th Quarter
a. Intent to sell	$44	$1	$10	$33
b. Inability to retain	—	—	—	—
Total 4th Quarter	$44	$1	$10	$33

Annual Aggregate Total		$2	$35

At December 31, 2010, the Company held loan-backed and structured securities with a recognized OTTI where the present value of cash flows expected to be collected is less than the amortized cost. See Note 24 for listing of securities.

Other Disclosures: During 2010 and 2009, TIAA acquired common stocks from other long term private equity fund investment distributions totaling $17 million and $14 million, respectively.

Debt securities amounting to approximately $8 million at December 31, 2010 and 2009 were on deposit with governmental authorities or trustees, as required by law.

At December 31, 2010 and 2009, the carrying amount of restricted unaffiliated common stock was $252 million and $150 million, respectively. At December 31, 2010 and 2009, the carrying amount of restricted preferred stock was $19 million and $14 million, respectively. The restrictions limit share sales, private sales, general partner approval for sale, contractual restrictions and public or free trade restrictions.

At December 31, 2010 and 2009, the carrying amount of bonds and stocks denominated in a foreign currency was $2,961 million and $3,160 million, respectively. Bonds that totaled $1,168 million and $1,221 million at December 31, 2010 and 2009, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA’s investment subsidiaries and affiliates.

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The coupon rates for non-mezzanine commercial mortgage loans originated during 2010 ranged from 5.25% to 5.90% and from 4.00% to 8.00% for 2009. There were no mezzanine real estate loans originated or acquired during 2010 or 2009.

The maximum percentage of any one loan to the value of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 100% and 95% for commercial loans for the years ended December 31, 2010 and 2009, respectively. In 2010 there were three loans issued with a loan to value of 100% with a value of approximately $24 million at December 31, 2010, all three loans were full recourse construction loans with a committed tenant.

At December 31, 2010 and 2009, the carrying value of mezzanine real estate loans was $192 million and $637 million, respectively.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2010 and 2009 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan, as shown in the table below. For impaired mortgage loans where the impairments

continued

were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in millions):

	2010	2009	2008
Investment in impaired mortgage loans, with temporary allowances for credit losses (at net carried value plus accrued interest)	$29	$—	$—
Related temporary allowances for credit losses	$(2)	$—	$—
Investment in impaired mortgage loans, net of OTTI losses recognized	$251	$572	$259
Related write-downs for OTTI	$(21)	$(91)	$(209)
Average investments in impaired mortgage loans	$35	$36	$32
Interest income recognized on impaired mortgage loans during the period	$16	$15	$13
Interest income recognized on a cash basis during the period	$16	$14	$13

	2010	2009	2008
Allowance for credit losses:
Balance at the beginning of the period	$—	$—	$—
Additions charged to surplus	94	333	—
Direct write-downs charges against the allowance	(85)	(64)	—
Recoveries of amounts previously added to surplus	(7)	(269)	—
Balance at the end of the period	$2	$—	$—

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution ($ in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Shopping centers	$4,579	33.5%	$6,396	35.3%
Office buildings	4,370	32.0	6,050	33.3
Industrial buildings	2,403	17.6	2,791	15.4
Apartments	1,304	9.5	1,378	7.6
Hotel	313	2.3	505	2.8
Mixed use	272	2.0	363	2.0
Land	265	1.9	385	2.1
Other	160	1.2	267	1.5
Total	$13,666	100.0%	$18,135	100.0%

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Pacific	$3,791	27.7%	$4,908	27.1%
South Atlantic	3,338	24.4	4,447	24.5
South Central	1,849	13.5	2,070	11.4
Middle Atlantic	1,826	13.4	2,576	14.2
North Central	1,420	10.4	2,168	12.0
Mountain	515	3.8	687	3.8
New England	399	2.9	742	4.0
Other	528	3.9	537	3.0
Total	$13,666	100.0%	$18,135	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Middle-Atlantic states are PA, NJ and NY

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

Other comprises investments primarily in Canada.

At December 31, 2010 and 2009, approximately 20.7% and 21.3% of the mortgage loan portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2010 and 2009, approximately 12.3% and 10.5% of the mortgage loan portfolio, respectively, were invested in Texas and is included in the South Central region shown above.

Scheduled Mortgage Loan Maturities: At December 31, 2010 and 2009, contractual maturities for mortgage loans were as follows ($ in millions):

	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$1,335	9.8%	$1,800	9.9%
Due after one year through five years	7,207	52.7	7,462	41.2
Due after five years through ten years	4,408	32.3	8,111	44.7
Due after ten years	716	5.2	762	4.2
Total	$13,666	100.0%	$18,135	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2010 or 2009. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more than 180 days past due at December 31, 2010 or 2009.

During 2010 and 2009, the Company did not reduce the interest rate of any outstanding loans.

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2010 and 2009.

The Company has no reverse mortgages as of December 31, 2010 or 2009.

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Mortgage loans of $13 million and $14 million at December 31, 2010 and 2009, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

For the years ended December 31, 2010 and 2009, the carrying values of mortgage loans denominated in foreign currency were $445 million and $453 million, respectively.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5—real estate

At December 31, 2010 and 2009, TIAA’s directly owned real estate investments of $1,341 million and $1,586 million, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $112 million and $128 million, respectively.

At December 31, the carrying values of the directly owned real estate portfolio were diversified by property type and geographic region as follows ($ in millions):

	Directly Owned Real Estate by Property Type
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Office buildings	$801	59.7%	$957	60.4%
Industrial buildings	307	22.9	289	18.2
Apartments	103	7.7	105	6.6
Mixed-use projects	101	7.5	177	11.2
Land under development	27	2.0	43	2.7
Retail	0	0.0	13	0.8
Land	2	0.2	2	0.1
Total	$1,341	100.0%	$1,586	100.0%

	Directly Owned Real Estate by Geographic Region
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
South Atlantic	$512	38.2%	$608	38.3%
North Central	283	21.1	284	17.9
Middle Atlantic	183	13.7	193	12.2
Pacific	175	13.0	177	11.2
South Central	158	11.8	154	9.7
Mountain	—	0.0	35	2.2
Other	30	2.2	135	8.5
Total	$1,341	100.0%	$1,586	100.0%

At December 31, 2010 and 2009, approximately 16.4% and 18.7% of the real estate portfolio, respectively, was invested in Florida and is included in the South Atlantic region shown above.

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Third party appraisals are also utilized to determine write downs on land investments held for development.

OTTI for directly owned real estate investments for the years ended December 31, 2010, 2009 and 2008 were $35 million, $52 million and $23 million, respectively and these amounts are included in the impairment table in Note 9. The other-than-temporarily impaired real estate is directly owned industrial, office building and retail property at various locations throughout the country. The impairments are included in net realized capital losses in the statutory-basis statements of operations.

As of December 31, 2010 and 2009, the Company had no real estate investments classified as held for sale. For the year ended December 31, 2010 and 2009, the Company recognized a net realized gain on real estate sold of $31 million and $9 million, respectively. The gains are included in net realized capital losses in the statutory-basis statements of operations.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2010, 2009 and 2008, was $56 million, $61 million and $60 million, respectively. The amount of accumulated depreciation at December 31, 2010, 2009 and 2008 was $431 million, $422 million and $374 million, respectively.

There were no real estate properties acquired via the assumption of debt or in satisfaction of debt during 2010 or 2009.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

Note 6—subsidiaries and affiliates

TIAA holds interests in certain subsidiaries and affiliates that are primarily involved in the ownership and management of investments for the Company. The carrying value, OTTI, net investment income, and amounts due from (to) these investment subsidiaries and affiliates are shown below (in millions):

	2010	2009	2008
Net carrying value of investment subsidiaries and affiliates	$2,073	$1,860	$1,851
Reported as common stock
Reported as other long-term investments	4,544	3,505	2,605
Total net carrying value	$6,617	$5,365	$4,456

OTTI	$7	$138	$5
Net investment income (distributed from investment subsidiaries and affiliates)	$145	$36	$82
Amounts due from (to) subsidiaries and affiliates	$5	$1	$(31)

The larger investment subsidiaries and affiliates, included in the above table, are ND Properties, Inc., TIAA Global Public Investments, LLC, Ceres Agricultural Properties, LLC, 485 Properties, LLC, TIAA Realty, Inc., Mansilla Participacoes LTDA, TIAA CPPIB Commercial Mortgage Company REIT, LLC and WRC Properties, Inc.

continued

The carrying value, OTTI, net investment income, and amounts due (to) from TIAA’s operating subsidiaries and affiliates are shown below (in millions):

	2010	2009	2008
Net carrying value of operating subsidiaries and affiliates
Reported as common stock	$456	$373	$311
Reported as other long-term investments	471	499	439
Total net carrying value	$927	$872	$750

OTTI	$32	$27	$141
Amounts due (to) from subsidiaries and affiliates	$(7)	$45	$37

TIAA’s operating subsidiaries and affiliates primarily consist of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), Oleum Holding Company, LLC, TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), TIAA-CREF Individual & Institutional Services LLC (“Services”), TIAA Global Markets, Inc.(“TGM”), and Active Extension Funds I, II, III and V.

The 2010 OTTI relate to a decline in the fair value of subsidiaries and affiliates for which the carrying value is not expected to recover. Fair value of subsidiaries and affiliates is generally determined using the net asset value of the underlying financial statements at the measurement date.

TIAA held bonds of affiliates at December 31, 2010 and 2009 for $1,378 million and $1,427 million, respectively. The majority of these affiliated bonds were issued by ND Properties, Inc.

As of December 31, 2010, 2009 and 2008 no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets and the Company does not have any investment in foreign insurance subsidiaries. For the year ended December 31, 2010 the Company did not have any related party transactions which exceeded  1/2 of 1% of TIAA’s admitted assets.

TIAA discloses contingencies and guarantees related to subsidiaries and affiliates in Note 21.

The Company holds investments in non-insurance holding companies, or subsidiaries which are valued by the Company utilizing a look-through approach. The following table summarizes the Company’s carrying value in each subsidiary as of December 31 (in millions):

Subsidiary	Carrying Value 2010	Carrying Value 2009
Mansilla Participacoes LTDA	$433.1	$382.6
T-C 685 Third Avenue Member, LLC	192.0	—
TIAA Private Equity Alpha, LLC	—	112.6
TIAA European Funding Trust	40.6	42.1
Occator Agricultural Properties, LLC	37.5	35.3
TIAA-CREF Enterprises, Inc.	37.4	20.1
TIAA Union Place Phase I, LLC	19.9	—
T-C SMA II, LLC	17.9	7.7
Teachers Mayflower, LLC	—	6.2
TIAA The Reserve II Member, LLC	4.0	4.6
730 Texas Forest Holdings, Inc.	0.9	0.9
Demeter Agricultural Properties, LLC	0.4	0.4
T-C SMA I, LLC	0.3	0.1
Total	$784.0	$612.6

The financial statements for the above non-insurance holding companies are not audited and TIAA has limited the value of these non-insurance holding companies to the value contained in the financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in TIAA’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

Note 7—other long-term investments

The components of TIAA’s carrying value in other long-term investments at December 31 were (in millions):

	2010	2009
Unaffiliated other invested assets	$7,852	$6,850
Affiliated other invested assets	5,015	4,004
Other long-term assets	53	104
Total other long-term investments	$12,920	$10,958

As of December 31, 2010, unaffiliated other invested assets of $7,852 million includes $6,799 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $1,053 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2010, affiliated other invested assets totaling $5,015 million includes investment subsidiaries totaling $4,544 million of which $1,836 million represents investments in agriculture and timber related holdings, $1,024 million represents investments in real estate related holdings and $1,684 million represents investments in securities related holdings. The remaining $471 million of affiliated other invested assets represents operating subsidiaries and affiliates.

As of December 31, 2009, unaffiliated other invested assets of $6,850 million includes $5,604 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments and $1,035 million of investments in real estate related joint ventures, partnerships and LLCs. The remaining $211 million of unaffiliated other invested assets consists of defeased loans. As of December 31, 2009, affiliated other invested assets totaling $4,004 million includes investment subsidiaries totaling $3,505 million of which $1,515 million represents investments in agriculture and timber related holdings, $1,049 million represents investments in real estate related holdings and $941 million represents investments in securities related holdings. The remaining $499 million of affiliated other invested assets represents operating subsidiaries and affiliates.

For the years ended December 31, 2010, 2009 and 2008, OTTI in other long-term investments for which the carrying value is not expected to be recovered were $252 million, $1,005 million and $552 million, respectively.

For the years ended December 31, 2010 and 2009, other long-term investments denominated in foreign currency were $1,505 million and $1,223 million, respectively.

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 8—commitments

The outstanding obligation for future investments at December 31, 2010, is shown below by asset category (in millions):

	2011	2012	In later years	Total Commitments
Bonds	$743	$215	$—	$958
Stocks	127	53	51	231
Mortgage loans	152	43	—	195
Real estate	223	—	—	223
Other long-term investments	1,398	936	1,575	3,909
Total	$2,643	$1,247	$1,626	$5,516

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of mortgage and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Note 9—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2010	2009	2008
Bonds	$9,343	$8,956	$8,232
Stocks	96	55	347
Mortgage loans	1,011	1,204	1,290
Real estate	244	272	285
Other long-term investments	322	177	692
Cash, cash equivalents and short-term investments	8	28	95
Other	—	—	9
Total gross investment income	11,024	10,692	10,950
Less investment expenses	(566)	(420)	(451)
Net investment income before amortization of IMR	10,458	10,272	10,499
Plus amortization of IMR	76	68	60
Net investment income	$10,534	$10,340	$10,559

The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Due and accrued income is excluded from net investment income as follows: Bonds and preferred stocks in default; common stock affiliated related to real estate with rents over 90 days past due; mortgage loans in default with interest 180 days past due which has been assessed as collectible; and real estate relating to rent in arrears for more than 90 days. The total due and accrued income excluded from net income was $1 million each for the years ended December 31, 2010, 2009 and 2008.

Future rental income expected to be received under existing real estate leases in effect as of December 31, 2010 (in millions):

	2011	2012	2013	2014	2015	Thereafter	Total
Future rental income	$127	$113	$97	$79	$65	$164	$645

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2010	2009	2008
Bonds	$(418)	$(1,913)	$(2,822)
Stocks	57	(90)	(929)
Mortgage loans	(240)	(318)	(181)
Real estate	(4)	(43)	20
Other long-term investments	(198)	(1,086)	(546)
Cash, cash equivalents and short-term investments	(3)	15	(33)
Total before capital gains taxes and transfers to IMR	(806)	(3,435)	(4,491)
Transfers to IMR	(624)	109	40
Capital gains taxes	—	—	—
Net realized capital losses less capital gains taxes, after transfers to IMR	$(1,430)	$(3,326)	$(4,451)

Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31 (in millions):

	2010	2009	2008
Other-than-temporary impairments:
Bonds	$1,764	$2,249	$2,467
Stocks	5	146	890
Mortgage loans	326	336	211
Real estate	35	52	23
Other long-term investments	252	1,005	552
Total	$2,382	$3,788	$4,143

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2010, 2009 and 2008 were $19,587 million, $5,639 million and $5,099 million, respectively. Gross gains of $1,416 million, $658 million and $216 million and gross losses, excluding impairments considered to be other-than-temporary, of $71 million, $322 million and $571 million were realized during 2010, 2009 and 2008, respectively.

The Company has no contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings.

Wash Sales: The Company does not engage in the practice of wash sales. There were no NAIC 3-6 securities sold and reacquired within 30 days of the sale date during the years ended December 31, 2010 and 2009.

continued

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the carrying value of investments for the years ended December 31 were as follows (in millions):

	2010	2009	2008
Bonds	$(428)	$86	$(483)
Stocks	344	(16)	(633)
Mortgage loans	11	66	(172)
Derivatives	134	(463)	766
Other long-term investments	1,300	1,241	(2,240)
Cash, cash equivalents and short-term investments	—	(4)	5
Total	$1,361	$910	$(2,757)

Note 10—securitizations

When TIAA sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities (“SPEs”) that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs during 2010 or 2009. Teachers Advisors, Inc. (“Advisors”), an indirect subsidiary of TIAA, provides investment advisory services for most assets securitized by the Company.

The following sensitivity analysis represents changes in the fair value of the securitized assets. The following table as of December 31, 2010 summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2000 (in millions):

					Sensitivity Analysis of Adverse Changes in Key Assumptions
Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value		10% Adverse	20% Adverse
2000	Bonds	$73	$75	(a)	$(1)	$(1)
2001	Bonds	107	120	(b)	(2)	(4)
2002	Bonds	2	2	(c)	—	—
2007	Mortgages	14	11	(d)	(1)	(2)
	Total	$196	$208		$(4)	$(7)

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2010 was as follows:

a)	The retained interests securitized in 2000 are valued utilizing a discounted cash flow methodology. Discount rates utilized in the valuations ranged from 5.70% to 10.00%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

b)	The retained interests securitized in 2001 were valued using an independent third-party pricing service. The third-party pricing levels imply yield rates ranging from 2.29% to 27.88%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

c)	The retained interests securitized in 2002 were valued based upon a broker valuation mark. The valuation level implied a yield rates ranging from 44.69% to 112.98% based upon an internal cash flow projection. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

d)	The retained interests securitized in 2007 were valued using an independent third-party pricing service. The third-party pricing levels implied yields for the securities ranged from 20.68% to 32.57%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rates.

Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumptions, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

Note 11—disclosures about fair value of financial instruments

Fair Value of Financial Instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party -pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The following table represents the carrying value and estimated fair value of the Company’s financial instruments (in millions).

	December 31, 2010		December 31, 2009
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Bonds	$161,873	$168,431	$152,406	$149,120
Mortgage loans	13,666	14,456	18,135	17,469
Preferred stocks	78	84	133	126
Common stocks	3,610	4,045	3,137	3,173
Cash, cash equivalents and short-term investments	1,365	1,365	528	528
Contract loans	1,247	1,247	930	930
Separate accounts assets	12,909	12,909	9,338	9,338
Derivative financial instruments	126	199	97	196
Liabilities:
Liability for deposit-type contracts	646	646	574	574
Derivative financial instruments	494	506	616	613
Separate accounts liabilities	11,850	11,850	8,426	8,426
Borrowed money	960	958	939	937

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2010 and 2009. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Assets and Liabilities Measured and Reported at Fair Value

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

•	Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.
•	Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data using correlation or other means.

•

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, 2010 (in millions):

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$—	$514	$514
Total Bonds	$—	$—	$514	$514
Common Stock
Industrial and Miscellaneous	$818	$8	$256	$1,082
Total Common Stocks	$818	$8	$256	$1,082
Total Preferred Stocks	$—	$3	$9	$12
Derivatives:
Foreign Exchange Contracts	$—	$87	$—	$87
Interest Rate Contracts	—	19	—	19
Credit Default Swaps	—	7	—	7
Total Derivatives	$—	$113	$—	$113
Separate Accounts assets, net	$2,431	$2,447	$8,031	$12,909
Total assets at fair value	$3,249	$2,571	$8,810	$14,630

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$(227)	$—	$(227)
Credit Default Swaps	—	(58)	—	(58)
Total liabilities at fair value	$—	$(285)	$—	$(285)

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities.

continued

Level 2 financial instruments

Common stocks and preferred stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper. Preferred stocks in Level 2 are those carried on a lower of cost or market basis using daily trade prices based on prices for similar securities observable in the market. Bonds carried in Level 2 are composed of corporate bonds and asset-backed securities.

Fair values and changes in the fair value of separate account assets generally accrue directly to the policyholders, except for the accumulation units purchased by TIAA and further described in Note 21 and thus there is no net impact to the Company’s revenues and expenses or surplus.

Level 3 financial instruments

Bonds classified as Level 3 include asset-backed securities that were manually priced.

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

The following table shows transfers between Levels 1 and 2 assets measured and reported at fair value at December 31, 2010 (in millions):

Description	Transfers in		Transfers out
Level 1
Common Stock	$51	(a)
Level 2
Common Stock			$(51	)(a)

(a)	The Company’s policy is to recognize transfers between levels at the end of the reporting period. The Company transferred these holdings from Level 2 to Level 1 due to the availability of quoted prices for identical assets in active markets as of December 31, 2010.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2010 (in millions):

Description	Balance at 01/01/10	Transfers in of Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases, Issuances sales and Settlements	12/31/10 Total
Bonds	$49	$489	[d]	$—	$9	$3	$(36)	$514
Common Stocks	25	220	[c]	(14)[b]	6	9	10	256
Preferred Stocks	1	5	[e]	(1)[a]	—	—	4	9
Separate Accounts	7,166	—		—	741	—	124	8,031
Total	$7,241	$714		$(15)	$756	$12	$102	$8,810

a	The Company transferred preferred stocks out of Level 3 to Level 2 due to the availability of market-corroborated inputs and insignificance of unobservable inputs for these securities.
b	The Company transferred common stocks out of Level 3 to Level 1 due to the availability of quoted prices for identical assets in active markets for these securities.
c	The Company transferred $173 million in common stocks from Level 2 into Level 3 because a lack of observable market data is used in the valuation of these securities. The remaining were not previously measured and reported at fair value primarily due to the SVO valuation process.
d	The Company transferred bonds, which were not previously measured and reported at fair value into Level 3 primarily due to the SVO valuation process related to Loan Backed and Structured Securities. A lack of observable market information was used in the valuation of these securities.
e	The Company transferred $2.8 million in preferred stocks from Level 2 into Level 3 because a lack of observable market data is used in the valuation of these securities. The remaining were not previously measured and reported at fair value primarily due to the SVO valuation process.

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The Company’s policy is to recognize transfers into and out of Level 3 at the end of the reporting period.

Characteristics of items being measured for Level 2 and 3 are listed below.

Bonds Level 3:

As of December 31, 2010 the measured and reported fair value of bonds in Level 3 was $514 million representing 146 individual bonds. The bonds are carried at fair value due to being rated NAIC 6 or qualifying to be reported at fair value as a result of the SVO valuation process related to loan-backed and structured securities.

Of the 146 bonds, 142 are loan-backed and structured securities reported at fair value. 92 bonds with a fair value of $445 million are collateralized by commercial mortgage loans, 5 bonds with a fair value of $6 million are collateralized by residential mortgage loans, and 45 bonds with a fair value of $63 million are collateralized by various other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.32%.

Common Stocks Levels 2 and 3:

As of December 31, 2010 the reported fair value of common stocks in Level 2 and 3 was $264 million representing 16 individual common stocks. Common stocks are carried at fair value in accordance with SSAP 30.

Of the 16 common stocks, 5 common stocks with a fair value of $8 million were in Level 2 and 11 common stocks with a fair value of $256 million were reported in Level 3. 8 common stocks with a fair value of $73 million have a pricing method where the price per share is determined by the Company and 7 common stocks with a fair value of $191 million have a pricing method where the unit price has been published by the NAIC Valuation of Securities Office.

Preferred Stocks Levels 2 and 3:

As of December 31, 2010 the reported fair value of preferred stocks in Level 2 and 3 was $12 million representing 13 individual preferred stocks. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated RP4-RP6 and P4 to P6 are reported at the lower of book value or fair value.

Of the 13 preferred stocks, 3 preferred stocks with a fair value of $3 million were in Level 2 and 10 preferred stocks with a fair value of $9 million were reported in Level 3. Preferred stocks in Level 2 and 3 are comprised of 5 redeemable preferred stocks with a fair value of $2 million and 8 perpetual preferred stocks with a fair value of $10 million.

Note 12—derivative financial instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. TIAA does not engage in derivative financial instrument transactions for speculative purposes. The Company enters into derivatives directly with counterparties of high credit quality (i.e., rated A-/A3 or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counterparty, unless otherwise described below. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each counterpart to a derivative transaction. In addition to the ISDA agreement, Credit Support Annexes (“CSA’s”), which are bilateral collateral agreements, have been put in place with eleven derivative counterparties. The CSA’s allow TIAA’s exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. As of December 31, 2010, TIAA held cash collateral of $86.1 million from its counterparties. TIAA must also post collateral to the extent its net position with a given counterparty is at a loss relative to the counterparty. As of December 31, 2010, the Company pledged cash collateral of $53.7 million and securities collateral of $34.9 million to its counterparties.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating were to fall below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination would require immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2010 is $351.2 million for which the Company has posted collateral of $88.6 million in the normal course of business.

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain as of December 31, 2010, from foreign currency swap contracts that did not qualify for hedge accounting treatment was $123.4 million. The net realized loss for the year ended December 31, 2010, from all foreign currency swap contracts was $3.9 million.

continued

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium or (discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized gain for the year ended December 31, 2010, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $4.2 million. The net realized loss for the year ended December 31, 2010 from foreign currency forward contracts was $1.1 million.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts as a cash flow hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as fair value hedges in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2010, from interest rate swap contracts that do not qualify for hedge accounting treatment was $4.4 million. The net realized gain for the year ended December 31, 2010, from all interest rate swap contracts was $3.7 million.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps (“CDS”) as protection against unexpected adverse credit events on selective investments in the TIAA portfolio. When these swap contracts are designated as hedges, the premium payment to the counterparty is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2010, from purchased credit default swap contracts that do not qualify for hedge accounting treatment was $10.6 million. The net realized gain for the year ended December 31, 2010 from all purchased credit default swap contracts was $2.2 million.

Written Credit Default Swaps used in Replication Transactions: A RSAT is a written credit derivative transaction (the derivative component) entered into concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity).

As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, TIAA writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded over-the-counter, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The net unrealized gain/loss for the year ended December 31, 2010, from written credit default swap contracts was $0. The net realized gain for the year ended December 31, 2010 from all written credit default swap contracts was $27.9 million.

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the Notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by TIAA may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by TIAA to Counterparty and/or delivery of physical security by Counterparty to TIAA.

2.	Notional amount payment by TIAA to Counterparty net of contractual recovery fee.

3.	Notional amount payment by TIAA to Counterparty net of auction determined recovery fee.

The following table contains information related to replication positions where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Bond Series of indexes (DJ.NA.IG). Each index is comprised of 125 of the most liquid investment grade credits domiciled in North America and represent a broad exposure to the investment grade corporate market. TIAA has written contracts on the overall index, whereby TIAA is obligated to perform should a credit event occur with any reference entity that comprises the index. TIAA has also written contracts on the “Super Senior” (30% to 100%) Tranche of the Dow Jones North American Investment Grade Bond Series # 9 Index (DJ.NA.IG.9), whereby TIAA is obligated to perform should the default rate of the entire index exceed 30%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (in millions).

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2010 Impairment
DJ Investment Grade Index	less than 1 year	$479	0.40%	$—	$—
DJ Investment Grade Index	1-2 years	169	0.35%	(1)	—
Super SeniorTranche
DJ.NA.IG.9	1-2 years	4,919	0.79%	68	—
Totals		$5,567		$67	$—

The following table contains information related to Replication positions where Credit Default Swaps have been sold by the Company on individual debt obligations of corporations and sovereign nations. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the Notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (in millions).

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2010 Impairment
Corporate	2-5 years	$785	0.89%	$12	$—
Sovereign	2–5 years	152	1.48%	1	—
Total		$937		$13	$—

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

	Reference Entity Asset Class	RSAT Notional Amount	Derivative Component Fair Value	Cash Component Fair Value	RSAT Fair Value
RSAT NAIC Designation
1 Highest Quality	Index	$—	$—	$—	$—
	Tranche	4,919	68	5,585	5,653
	Corporate	685	14	718	732
	Sovereign	60	1	55	56
	Subtotal	5,664	83	6,358	6,441
2 High Quality	Index	648	(1)	645	644
	Tranche	—	—	—	—
	Corporate	90	1	98	99
	Sovereign	37	—	34	34
	Subtotal	775	—	777	777
3 Medium Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	—	—	—	—
	Sovereign	55	—	51	51
	Subtotal	55	—	51	51
4 Low Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	10	(3)	12	9
	Sovereign	—	—	—	—
	Subtotal	10	(3)	12	9
Total		$6,504	$80	$7,198	$7,278

continued

A summary of derivative asset and liability positions by carrying value, held by the Company, including notional amounts, carrying values and estimated fair values, appears below (in millions):

		December 31, 2010			December 31, 2009
		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign Currency Swap Contracts	Assets	$1,136	$87	$88	$632	$58	$59
	Liabilities	1,578	(406)	(444)	2,247	(492)	(534)
	Subtotal	2,714	(319)	(356)	2,879	(434)	(475)
Foreign Currency Forward Contracts	Assets	96	2	2	38	1	1
	Liabilities	26	—	—	22	(2)	(2)
	Subtotal	122	2	2	60	(1)	(1)
Interest Rate Swap Contracts	Assets	411	19	19	444	17	17
	Liabilities	—	—	—	185	(3)	(3)
	Subtotal	411	19	19	629	14	14
Credit Default Swap Contracts—RSAT	Assets	5,824	12	83	5,829	15	113
	Liabilities	680	(30)	(3)	1,508	(58)	(13)
	Subtotal	6,504	(18)	80	7,337	(43)	100
Credit Default Swap Contracts	Assets	234	7	7	205	6	6
(Purchased Default Protection)	Liabilities	1,712	(58)	(58)	1,565	(61)	(61)
	Subtotal	1,946	(51)	(51)	1,770	(55)	(55)
Total	Assets	7,701	127	199	7,148	97	196
	Liabilities	3,996	(494)	(505)	5,527	(616)	(613)
	Total	$11,697	$(367)	$(306)	$12,675	$(519)	$(417)

For the twelve months ended December 31, 2010, there were no impairments of derivative positions. During 2010, the average fair value of derivatives used for other than hedging purposes, which are the credit default swaps used in RSATs was $82.9 million in assets.

The table below illustrates the Fair Values of Derivative Instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Hedging instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes:

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
Qualifying Hedge Relationships	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV
Foreign Currency Swaps	Other Long-term Investments	$3	Other Long-term Investments	$1	Other Liabilities	$(218)	Other Liabilities	$(220)
Total Qualifying Hedge Relationships		3		1		(218)		(220)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Other Long-term Investments	19	Other Long-term Investments	17	Other Liabilities	—	Other Liabilities	(3)
Foreign Currency Swaps	Other Long-term Investments	85	Other Long-term Investments	58	Other Liabilities	(226)	Other Liabilities	(314)
Foreign Currency Forwards	Other Long-term Investments	2	Other Long-term Investments	1	Other Liabilities	—	Other Liabilities	(2)
Purchased Credit Default Swaps	Other Long-term Investments	7	Other Long-term Investments	6	Other Liabilities	(58)	Other Liabilities	(61)
Total Non-qualifying Hedge Relationships		113		82		(284)		(380)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Other Long-term Investments	83	Other Long-term Investments	113	Other Liabilities	(3)	Other Liabilities	(13)
Equity Contracts	Other Long-term Investments	—	Other Long-term Investments	—	Other Liabilities	—	Other Liabilities	—
Total Derivatives used for other than Hedging Purposes		83		113		(3)		(13)
Total Derivatives		$199		$196		$(505)		$(613)

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The table below illustrates the Effect of Derivative Instruments in the Statement of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions).

	Effect of Derivative Instruments
	December 31, 2010		December 31, 2009
Qualifying Hedge Relationships	Income Statement Location	Realized Gain (Loss)	Income Statement Location	Realized Gain (Loss)
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	$(11)	Net Realized Capital Gain (Loss)	$(12)
Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	(1)
Total Qualifying Hedge Relationships		(11)		(13)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Net Realized Capital Gain (Loss)	4	Net Realized Capital Gain (Loss)	13
Foreign Currency Swaps	Net Realized Capital Gain/(Loss)	7	Net Realized Capital Gain (Loss)	(70)
Foreign Currency Forwards	Net Realized Capital Gain (Loss)	(1)	Net Realized Capital Gain (Loss)	(11)
Purchased Credit Default Swaps	Net Realized Capital Gain (Loss)	2	Net Realized Capital Gain (Loss)	3
Total Non-qualifying Hedge Relationships		12		(65)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Net Realized Capital Gain (Loss)	28	Net Realized Capital Gain (Loss)	(26)
Equity Contracts	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Total Derivatives used for other than Hedging Purposes	Net Realized Capital Gain (Loss)	28	Net Realized Capital Gain (Loss)	(26)
Total Derivatives		$29		$(104)

Note 13—separate accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding non-pension (after-tax) variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA”) is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments that are easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 was registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Separate Account Stable Value is an insulated, non-unitized separate account qualifying under the laws of the State of New York to support a flexible premium group deferred fixed annuity contract that was offered initially to employer sponsored defined pension plans.

continued

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2010 and 2009 the Company’s separate account statement included legally insulated assets of $12,909 million and $9,338 million, respectively. The assets that are legally insulated from the general account claims, as of December 31, 2010 are attributed to the following products (in millions):

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
TIAA Separate Account VA-1	$746	$—
TIAA Real Estate Account	10,923	—
TIAA Separate Account VA-3	1,190	—
TIAA Stable Value	50	—
Total	$12,909	$—

As of December 31, 2010, the general account of TIAA had a maximum guaranteed minimum death benefit (“GMDB”) for separate account liabilities of $1.4 million. The amount paid for risk charges by the separate account is not explicit, but rather embedded within the mortality and expense charge.

For the year ended December 31, 2010, the general account of TIAA had paid $0.5 million towards separate account guarantees. The total separate account guarantees paid by the general account for the preceding four years ending at December 31, are as follows (in millions):

2009	$2.1
2008	$3.4
2007	$3.0
2006	$5.3

The General Account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If the Real Estate Separate Account can not fund participant requests, the General Account will fund them by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order. To compensate the general account for the risk taken, the separate account has paid liquidity charges as follows for the past five (5) years (in millions):

2010	$13.1
2009	$12.4
2008	$19.7
2007	$19.4
2006	$3.9

The table below shows amounts that the TIAA general account has paid towards the separate account liquidity guarantees and thus has purchased units in the Real Estate Separate Account for the years ended at December 31 (in millions):

2010	$—
2009	$1,058.7
2008	$155.6
2007	$—
2006	$—

Additional information regarding separate accounts of the Company is as follows (in millions):

	December 31, 2010
	Non-indexed Guarantee less than/equal to 4%	Non-guaranteed Separate Accounts	Total
Premiums and considerations	$25	$2,626	$2,651
Reserves:
For accounts with assets at:
Fair value	$—	$11,704	$11,704
Amortized cost	23	—	23
Total reserves	$23	$11,704	$11,727

By withdrawal characteristics:
At fair value	$—	$11,704	$11,704
Not subject to discretionary withdrawal	23	—	23
Total reserves	$23	$11,704	$11,727

	Non-guaranteed Separate Accounts
	December 31, 2009	December 31, 2008
Premiums and considerations	$1,330	$2,035
Reserves:
For accounts with assets at:
Fair value	$8,287	$12,127
Amortized cost	—	—
Total reserves	$8,287	$12,127

By withdrawal characteristics:
At fair value	$8,287	$12,127
Not subject to discretionary withdrawal	—	—
Total reserves	$8,287	$12,127

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts (in millions):

	2010	2009	2008
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$3,209	$1,523	$2,217
Transfers from Separate Accounts	(1,079)	(2,810)	(6,443)
Net transfers (from) or to Separate Accounts	2,130	(1,287)	(4,226)

Reconciling Adjustments:
Fund transfer exchange loss	—	(2)	(3)
Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$2,130	$(1,289)	(4,229)

Note 14—management agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating and investment subsidiaries. The Company has allocated expenses of $1,076 million and $955 million to its various subsidiaries and affiliates for the years ended December 31, 2010 and 2009, respectively. In addition, under management agreements, TIAA provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by TIAA and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by two subsidiaries of TIAA. Such services are provided in accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). TIAA also performs administrative services for CREF, on an at-cost basis. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $787 million, $710 million and $1,142 million for the years ended December 31, 2010, 2009 and 2008, respectively, are not included in the statements of operations and had no effect on TIAA’s operations.

Advisors provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1 and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by TIAA and Services. TIAA provides investment management and administrative services for REA. Distribution services are provided in accordance with a Distribution Services Agreement between REA and Services. Effective January 1, 2008 the Distribution and Administrative Services Agreement between REA and Services was modified to limit the work performed by Services to distribution activities with TIAA assuming responsibility for all administrative activities. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year and adjusted periodically, with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

The following amounts receivable from or payable to subsidiaries and affiliates are included in the lines Other assets and Other liabilities on the Balance Sheet, as of December 31 (in millions):

	Receivable		Payable
Subsidiary/Affiliate	2010	2009	2010	2009
CREF	$—	$—	$21.8	$40.0
Investment Management	—	1.8	2.5	—
TIAA-CREF Life	15.6	12.4	—	—
Advisors	—	—	4.8	—
Services	—	—	—	0.8
REA	—	2.6	0.7	—
Total	$15.6	$16.8	$29.8	$40.8

Note 15—federal income taxes

By charter, TIAA is a stock life insurance Company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The application of SSAP No. 10R requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. The Company has not recorded a valuation allowance as of December 31, 2010.

continued

A. Components of Net Deferred Tax Assets (“DTA”) and Deferred Tax Liabilities (“DTL”), as of December 31, consisted of the following (in millions):

(1)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$12,332	$2,410	$14,742	$13,493	$2,717	$16,210	$(1,161)	$(307)	$(1,468)
b) Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (1a – 1b)	12,332	2,410	14,742	13,493	2,717	16,210	(1,161)	(307)	(1,468)
d) Deferred Tax Liabilities	294	—	294	234	21	255	60	(21)	39
e) Subtotal (Net Deferred Tax Assets) (1c – 1d )	12,038	2,410	14,448	13,259	2,696	15,955	(1,221)	(286)	(1,507)
f) Deferred Tax Assets Nonadmitted	9,294	1,908	11,202	10,827	2,696	13,523	(1,533)	(788)	(2,321)
g) Net Admitted Deferred Tax Assets (1e – 1f)	$2,744	$502	$3,246	$2,432	$—	$2,432	$312	$502	$814

(2) The Company has admitted DTAs pursuant to paragraph 10.e of SSAP No. 10R.

(3) The Company recorded an increase in admitted DTAs as the result of its election to employ the provisions of paragraph 10.e. as follows (in millions):

		Changes during 2010
	Description	Ordinary	Capital	Total
	Gross deferred tax assets	$(1,161)	$(307)	$(1,468)
	Statutory valuation allowance	—	—	—
	Adjusted gross deferred tax assets	(1,161)	(307)	(1,468)
	Gross deferred tax liabilities	60	(21)	39
	Net deferred tax asset before admissibility test	$(1,221)	$(286)	$(1,507)

10.a	Federal Income Taxes recoverable through loss carryback	$—	$—	$—
10.b.i	Adj. Gross DTA expected to be realized in one year	126	498	624
10.b.ii	10% adj. statutory capital and surplus limit	45	498	543
	Admitted pursuant to par. 10.b. (lesser of i. or ii.)	45	498	543
10.c	Admitted pursuant to par. 10.c.	60	(21)	39
10.e.i	Additional admitted pursuant to par. 10.e.i.	—	—	—
10.e.ii.a	Adj. Gross DTA expected to be realized in three years	214	49	263
10.e.ii.b	15% adj. statutory capital and surplus limit	267	4	271
	Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	267	4	271
10.e.iii	Additional admitted pursuant to par. 10.e.iii.	—	—	—
	Admitted deferred tax asset	372	481	853
	Deferred tax liability	60	(21)	39
	Change in net admitted DTA or DTL	$312	$502	$814

	Change in non-admitted DTA	$(1,533)	$(788)	$(2,321)

(4)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) SSAP No. 10R, Paragraph 10.a.	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) SSAP No. 10R, Paragraph 10.b. (the lesser of paragraph 10.b.i. and 10.b.ii. below	1,666	498	2,164	1,621	—	1,621	45	498	543
c) SSAP No. 10R Paragraph 10.b.i.	1,760	498	2,258	1,634	—	1,634	126	498	624
d) SSAP No. 10R Paragraph 10.b.ii.	1,666	498	2,164	1,621	—	1,621	45	498	543
e) SSAP No. 10R Paragraph 10.c.	294	—	294	234	21	255	60	(21)	39
f) Total (4a+4b+4e)	$1,960	$498	$2,458	$1,855	$21	$1,876	$105	$477	$582
Deferred Tax Liabilities	(294)	—	(294)	(234)	(21)	(255)	(60)	21	(39)
Net admitted Deferred Tax Asset/(Liability) under Paragraph 10.a-c	$1,666	$498	$2,164	$1,621	$—	$1,621	$45	$498	$543

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

(4)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraph 10.e.:
g) SSAP No. 10R Paragraph 10.e.i.	$—	$—	$—	$—	$—	$—	$—	$—	$—
h) SSAP No. 10R, Paragraph 10.e.ii. (the lesser of paragraph 10.e.ii.a. and 10.e.ii.b. below	1,078	4	1,082	811	—	811	267	4	271
i) SSAP No. 10R Paragraph 10.e.ii.a.	1,903	49	1,952	1,689	—	1,689	214	49	263
j) SSAP No. 10R Paragraph 10.e.ii.b.	1,078	4	1,082	811	—	811	267	4	271
k) SSAP No. 10R Paragraph 10.e.iii.	—	—	—	—	—	—	—	—	—
I) Total (4g+4h+4k)	$1,078	$4	$1,082	$811	$—	$811	$267	$4	$271
Deferred Tax Liabilities	—	—	—	—	—	—	—	—	—
Net admitted Deferred Tax Asset/(Liability) under Paragraph 10.a-c	$1,078	$4	$1,082	$811	$—	$811	$267	$4	$271

Used in SSAP No. 10R, Paragraph 10.d.:
m) Total Adjusted Capital	xxx	xxx	$26,944	xxx	xxx	$24,305	xxx	xxx	$2,639
n) Authorized Control Level	xxx	xxx	$2,478	xxx	xxx	$2,257	xxx	xxx	$221

(5)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) Admitted Deferred Tax Assets	$1,666	$498	$2,164	$1,621	$—	$1,621	$45	$498	$543
b) Admitted Assets	xxx	xxx	213,462	xxx	xxx	200,917	xxx	xxx	12,545
c) Adjusted Statutory Surplus	xxx	xxx	24,074	xxx	xxx	22,033	xxx	xxx	2,041
d) Total Adjusted Capital from DTA’s	xxx	xxx	$2,164	xxx	xxx	$1,621	xxx	xxx	$543
Increases due to SSAP No. 10R, Paragraphs 10.e.:
e) Admitted Deferred Tax Assets	$1,078	$4	$1,082	$811	$—	$811	$267	$4	$271
f) Admitted Assets	xxx	xxx	$1,082	Xxx	xxx	$811	xxx	xxx	$271
g) Adjusted Statutory Surplus	xxx	xxx	$1,082	xxx	xxx	$811	xxx	xxx	$271

*	As reported on the statutory balance sheet for the most recently filed statement with the domiciliary state commissioner adjusted in accordance with SSAP No.10R, Paragraph 10bii.

	12/31/2010
	(1) Ordinary Percentage		(2) Capital Percentage		(3) (Col. 1 + 2) Total Percentage
Impact of Tax Planning Strategies (in millions)	Value	%	Value	%	Value	%
(a) Adjusted Gross DTAs (% of Total Adjusted Gross DTAs)	$402	2.7%	$547	3.7%	$949	6.4%
(b) Net Admitted Adjusted Gross DTAs (% of Total Net Admitted Adjusted Gross DTAs)	$—	0.0%	$502	15.5%	$502	15.5%

B. Temporary differences for which a DTL has not been established:

Not Applicable

continued

C. Current income taxes incurred consist of the following major components (in millions):

		(1) 12/31/2010	(2) 12/31/2009	(3) (Col.1-2) Change
1.	Current Income Tax:
(a)	Federal income taxes expense	$(28)	$(58)	$30
(b)	Foreign taxes	—	—	—
(c)	Subtotal	$(28)	$(58)	$30

(d)	Federal income taxes on net capital gains	137	—	137
(e)	Utilization of capital loss carry-forwards	(137)	—	(137)
(f)	Other	—	—	—
(g)	Federal and foreign income taxes incurred	(28)	(58)	30
2.	Deferred Tax Assets:
(a)	Ordinary
	Policyholder reserves	$380	$598	(218)
	Investments	70	69	1
	Deferred acquisition costs	28	29	(1)
	Policyholder dividends accrual	586	598	(12)
	Fixed assets	75	86	(11)
	Compensation and benefits accrual	217	168	49
	Intangible Assets—Business in Force and Software	8,005	8,426	(421)
	Net operating loss carry-forward	2,296	2,905	(609)
	Other (including items < 5% of total ordinary tax assets	675	614	61
	(99)Subtotal	$12,332	$13,493	$(1,161)
(b)	Statutory valuation allowance adjustment	—	—	—
(c)	Nonadmitted	9,294	10,806	(1,512)
(d)	Admitted ordinary deferred tax assets (2a99-2b-2c)	3,038	2,687	351
(e)	Capital
	Investments	$1,793	$1,946	$(153)
	Net capital loss carry-forward	481	649	(168)
	Real estate	136	122	14
	Other (including items < 5% of total capital tax assets	—	—	—
	(99)Subtotal	$2,410	$2,717	$(307)
(f)	Statutory valuation allowance adjustment	$—	$—	$—
(g)	Nonadmitted	$1,908	$2,717	$(809)
(h)	Admitted capital deferred tax assets(2e99-2f-2g)	$502	$—	$502
(i)	Admitted deferred tax assets(2d+2h)	$3,540	$2,687	$853
3.	Deferred Tax Liabilities:
(a)	Ordinary
	Investments	$293	$233	$60
	Other (including items < 5% of total ordinary tax liabilities	1	1	—
	(99)Subtotal	$294	$234	$60
(b)	Capital
	Investments	$—	$21	$(21)
	(99)Subtotal	$—	$21	$(21)
(c)	Deferred tax liabilities (3a+3b)	$294	$255	$39

4.	Net Deferred Tax:
	Assets/Liabilities (2i—3c)	$3,246	$2,432	$814

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

D. Reconciliation of Federal income Tax Rate to Actual Effective Rate

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows (in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Income Before Taxes	$1,977	$692	35.00%
Amortization of interest maintenance reserve	(76)	(27)	(1.37)%
Prepaid Expenses and Sundry Receivables (Opening Balance Adjustment)	438	154	7.79%
Prior year true-ups including Nonadmitted Partnership Tax Basis Adjustment	881	308	15.58%
Other	(23)	(7)	(0.36)%
Total	$3,197	$1,120	56.64%

Federal income tax incurred benefit		$(28)	(1.42)%
Adjustment to Surplus Related to Prior Year		45	2.28%
Change in net deferred income tax charge		1,507	76.23%
Tax effect of unrealized capital gain		(404)	(20.45)%
Total statutory income taxes		$1,120	56.64%

E. At December 31, 2010, the Company had net operating loss carry forwards expiring through the year 2023 of (in millions):

Year Incurred	Operating Loss	Year of Expiration
1998	$2,683	2013
1999	1,027	2014
2001	186	2016
2002	779	2017
2003	467	2018
2004	356	2019
2008	1,061	2023
Total	$6,559

At December 31, 2010, the Company had capital loss carry forwards expiring through the year 2014 of (in millions):

Year Incurred	Capital Loss	Year of Expiration
2009	$1,374	2014
Total	$1,374

At December 31, 2010, the Company had foreign tax credit carry forwards as follows (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2006	$2	2016
2007	2	2017
2008	2	2018
2009	2	2019
2010	3	2020
Total	$11

At December 31, 2010, the Company had general business credit carry forward as follows (in millions):

Year Incurred	General Business Credit	Year of Expiration
2002	$1	2022
2003	2	2023
2004	2	2024
2005	2	2025
2006	5	2026
2007	7	2027
2008	5	2028
2009	2	2029
2010	3	2030
Total	$29

TIAA did not incur federal income taxes in 2010 or preceding years that would be available for recoupment in the event of future net losses.

TIAA does not have any protective tax deposits on deposits with the Internal Revenue Service under IRC Sec. 6603.

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts (receivable from) due to TIAA’s subsidiaries for federal income taxes were $(19) million and $70 million at December 31, 2010 and 2009, respectively. The consolidating companies, as of December 31, 2010, which file a consolidated federal income tax return with TIAA are as follows:

1) TIAA-CREF Life Insurance Company

2) TIAA-CREF Enterprises, Inc.

3) Dan Properties, Inc.

4) JV Georgia One, Inc.

5) JWL Properties, Inc.

6) Covariance Capital Management, Inc.

7) ND Properties, Inc.

8) Savannah Teachers Properties, Inc.

9) TCT Holdings, Inc.

10) Teachers Advisors, Inc.

11) Oleum Holding Company, Inc.

12) Teachers Personal Investors Service, Inc.

13) T-Investment Properties Corp.

14) T-Land Corp.

15) WRC Properties, Inc.

16) TIAA-CREF Tuition Financing, Inc.

17) TIAA-CREF Trust Company, FSB

18) 730 Texas Forest Holdings, Inc.

19) TIAA Global Markets, Inc.

20) T-C Sports Co., Inc.

21) TIAA Board of Overseers

22) TIAA Realty, Inc.

continued

23) TIAA Park Evanston, Inc.

25) Port Northwest IV Corporation

25) Westchester Group Investment Management, Inc.

26) Westchester Group Investment Management Holding Company, Inc.

The IRS started its examination for TIAA on April 2, 2009 for the tax years 2005 and 2006. The examination is scheduled to be completed in May of 2011. The statute of limitations for the 2007, 2008, and 2009 federal income tax returns are open until September 2011, September 2012, and September 2013 respectively.

For the years 2003 and 2004 Federal income tax returns for the consolidated companies have been audited by the IRS. In November 2008, the IRS completed its audit and presented the group with a Revenue Agents Report that had no un-agreed adjustments.

FASB ASC 740 and Accounting Standards Update No. 2009-06 established a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and not recorded any uncertain tax benefits as of December 31, 2010 or 2009.

Note 16—pension plan and post-retirement benefits

TIAA maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All qualified employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $36 million, $44 million and $40 million for the years ended December 31, 2010, 2009 and 2008, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. As of December 31, 2010, the measurement date, the status of this plan for retirees and eligible active employees is summarized below (in millions):

	Post-retirement Benefits
	12/31/2010	12/31/2009	12/31/2008
Reconciliation of change in benefit obligation:
Benefit obligation at beginning of year	$116	$113	$99
Eligibility cost	5	5	4
Interest cost	6	7	6
Actuarial gains	10	1	9
Benefits paid	(7)	(7)	(5)
Plan amendments	—	(3)	—
Benefit obligation at end of year	$130	$116	$113
Reconciliation of funded status:
Benefit obligation at end of year
Current retirees	$99	$93	$86
Actives currently eligible to retire	31	23	27
Total obligation	130	116	113
Fair value of assets	—	—	—
Funded status	$(130)	$(116)	$(113)
Unrecognized net transition obligation	—	—	3
Unrecognized net (gain) losses	20	11	9
Unrecognized prior service cost	(1)	(1)	—
Accrued post-retirement benefit cost	$(111)	$(106)	$(101)

The net periodic post-retirement (benefit) cost for the years ended December 31 includes the following components (in millions):

	Post-retirement Benefits
	2010	2009	2008
Components of net periodic benefit cost:
Eligibility cost	$5	$5	$4
Interest cost	6	7	6
Amortization of net transition obligation and net (gain) or loss	—	1	1
Net periodic benefit cost	$11	$13	$11

The cost of post-retirement benefits includes a reduction arising from the Medicare Prescription Drug Act of 2003 (“The Act”) subsidy of $2 million for both 2010 and 2009.

The post-retirement benefit obligation for non-vested employees was approximately $33 million at December 31, 2010 and approximately $28 million at December 31, 2009.

The Company made changes (plan amendments) to its post-retirement life and health benefits during 2009. The changes included a provision that eliminates post-retirement life insurance coverage for employees who retire on or after January 1, 2010. This change is detailed in the plan amendment component in the reconciliation of the change in benefit obligation shown above.

In addition, the Company changed the post-retirement medical and dental provisions such that employees qualifying for these programs on or after January 1, 2015 will have coverage under the programs, but without any Company subsidy. These changes resulted in the reduction in the post-retirement benefit obligation for non-vested employees described above.

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The Company’s proportionate share of the net pension cost of post-retirement benefits related to the pension

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

plan was approximately $5 million, $6 million and $5 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The assumptions used by the Company to calculate the benefit cost and obligations in the year are as follows:

	Post-retirement Benefits
	2010	2009	2008
Weighted-average assumption:
Assumptions used to determine benefit obligations
Discount rate	5.25%	5.75%	5.75%
Rate of compensation increase	0.00%	0.00%	4.00%
Assumptions used to determine net periodic benefit cost
Discount rate	5.75%	5.75%	6.25%
Rate of compensation increase	0.00%	4.00%	4.00%
Assumed health care cost trend rates:
Rates of Increase in Health Benefit Cost Pre-65 Healthcare Costs
Immediate Rate	8.50%	9.00%	9.50%
Ultimate Rate	6.00%	5.00%	5.00%
Year Ultimate Rate Reached	2018	2016	2014
Post-65 Healthcare Costs
Immediate Rate	8.00%	8.50%	9.00%
Ultimate Rate	5.25%	5.00%	5.00%
Year Ultimate Rate Reached	2018	2015	2013
Dental cost trend rate	5.25%	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase or decrease in assumed medical cost trend rates would have the following effects (in millions):

	Post-retirement Benefits
	2010	2009	2008
Effect of a 1% increase in benefit costs:
Change in post-retirement benefit obligation	$14	$12	$12
Change in eligibility cost and interest cost	$1	$1	$1
Effect of a 1% decrease in benefit costs:
Change in post-retirement benefit obligation	$(12)	$(10)	$(10)
Change in eligibility cost and interest cost	$(1)	$(1)	$(1)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, are expected to be paid (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2011	$8
2012	$8
2013	$8
2014	$9
2015	$9
Total for 2016–2020	$56

Medicare Part D Subsidy Receipts
2011	$—
2012	$—
2013	$1
2014	$1
2015	$1
Total for 2016–2020	$5

The Company also maintains a non-qualified deferred compensation plan for non-employee Trustees and members of the TIAA Board of Overseers. The Company also maintains two non-qualified deferred compensation plans for non-employee Trustees and members of the TIAA Board of Overseers. The first plan provides for annual awards of $100,000 for each Trustee and $51,000 for each Overseer, which are subject to mandatory deferral into company-owned annuity contracts. The second plan enables Trustees and Overseers to voluntarily defer up to 100% of their cash retainers and committee fees. Payout of accumulations is normally made following the Trustees’ or member’s separation from the Board, either in a lump sum or in annual installments, depending on individual elections.

The Company previously provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees.

The SERP provided an annual retirement benefit payable at normal retirement calculated as 3.0% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years. This amount is reduced by the benefit arising from the basic TIAA defined contribution annuity contracts.

The accumulated benefit obligation totaled $44 million and $47 million as of December 31, 2010 and 2009, respectively. The Company had an accrued pension cost of $45 million and $46 million and had no additional minimum liability accrued as of December 31, 2010 and 2009, respectively. The Company did not have any projected benefit obligation for non-vested employees for 2010 or 2009.

The SERP obligations were determined based upon a discount rate of 4.77% and a rate of compensation increase is not applicable as of December 31, 2010 or 2009. In accordance with NAIC SSAP No. 89, Accounting For Pensions, A Replacement of SSAP No. 88, only vested obligations are reflected in the funded status.

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable.

Future benefits expected to be paid for the time periods specified on the SERP are as follows (in millions):

1/1/2011 to 12/31/2011	$4
1/1/2012 to 12/31/2012	$4
1/1/2013 to 12/31/2013	$4
1/1/2014 to 12/31/2014	$4
1/1/2015 to 12/31/2015	$4
1/1/2016 to 12/31/2020	$17

Note 17—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are calculated using CARVM in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products. For most annuities which do not contain variable

continued

guarantees, the reserves are calculated as the present value of guaranteed benefits using the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. Variable annuity reserves are calculated using Actuarial Guideline 43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

For retained assets, an accumulation account issued from the proceeds of annuities and life insurance policies, reserves held are equal to the total current account balances of all account holders.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3.0%. Approximately 80% of annuity and supplementary contract reserves are based on the 1983 Table set back at least 9 years or the Annuity 2000 table set back at least 9 years.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31 are as follows (in millions):

	2010		2009
	Amount	Percent	Amount	Percent
Subject to Discretionary Withdrawal
At fair value	$11,704	6.5%	$8,287	4.8%
At book value without adjustment	38,128	21.1%	35,680	20.8%
Not subject to discretionary withdrawal	130,706	72.4%	127,812	74.4%
Total (gross)	180,538	100.0%	171,779	100.0%

Reinsurance ceded	—		—
Total (net)	$180,538		$171,779

Annuity reserves and deposit-type contact funds for the years ended December 31 are as follows (in millions):

	2010	2009
General Account:
Total annuities (excluding supplementary contracts with life contingencies)	$165,561	$160,455
Supplementary contracts with life contingencies	2,604	2,463
Deposit-type contract funds	646	574
Subtotal	168,811	163,492

Separate Accounts:
Annuities	11,645	8,223
Supplementary contracts with life contingencies	79	61
Deposit-type contract funds	3	3
Subtotal	11,727	8,287
Total	$180,538	$171,779

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to

January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent insurance policies, term insurance policies, and regular insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.00% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $0.1 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2010, and $0.1 million at December 31, 2009. As of December 31, 2010 and December 31, 2009, TIAA had $1.0 billion and $1.1 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $12.5 million and $13.5 million at December 31, 2010 and December 31, 2009, respectively.

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 18—reinsurance

In 2005 the Company entered into reinsurance agreements with RGA Reinsurance Company. Two of the agreements were recaptured during 2007 and the remaining agreement was recaptured as of January 1, 2011. The statutory coinsurance reserve on the agreement at December 31, 2010 is approximately $17 million.

At December 31, disclosures related to these assumed coinsurance agreements were (in millions):

	2010	2009	2008
Aggregated assumed premiums	$12	$21	$22
Reinsurance payable on paid and unpaid losses	$—	$—	$—
Modified coinsurance reserves	$202	$192	$183
(Decrease) Increase in policy and contract reserves	$(4)	$(5)	$(4)

In 2004, TIAA and its subsidiary, TIAA-CREF Life, entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement. After appropriate filings in each jurisdiction, MetLife offered the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2010 and 2009, there were premiums in force of $16 million and $21 million, respectively.

The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers and there are no reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of reinsurance.

The major lines in the accompanying financial statements that were reduced by ceded reinsurance agreements at December 31 are as follows (in millions):

	2010	2009	2008
Insurance and annuity premiums	$16	$21	$23
Policy and contract benefits	$62	$70	$81
Increase in policy and contract reserves	$81	$95	$50
Reserves for life and health insurance	$510	$591	$686

Note 19—commercial paper program

TIAA began issuing commercial paper in May 1999. The Company had maintained a committed and unsecured 5-year revolving credit facility of $1 billion with a group of banks to support the commercial paper program. The commercial paper program and credit facility were both terminated effective March 5, 2010.

Note 20—capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves represented or reduced by each item below for the year ended December 31 are as follows (in millions):

	2010	2009
Net unrealized capital gains (losses)	$1,361	$910
Asset valuation reserve	$(1,418)	$(273)
Net deferred federal income tax	$(1,507)	$(218)
Change in non-admitted assets	$2,418	$(21)
Net change in reserve valuation	$—	$2,260
Net change in separate account surplus	$121	$(301)
Issuance of surplus notes	$—	$2,000
Changes in accounting principles	$—	$1,030
Change in dividend accrual methodology	$—	$155

Capital: TIAA has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of TIAA. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On December 16, 2009, the Company issued Surplus Notes (“Notes”) in an aggregate principal amount of $2 billion. The Notes bear interest at an annual rate of 6.850%, and have a maturity date of December 16, 2039. Proceeds from the issuance of the Notes were $1,997 million, net of issuance discount. The Notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the Notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company. Interest on these Notes is scheduled to be paid semiannually on June 16 and December 16 of each year through the maturity date. During 2010 interest of $137 million was paid.

No subsidiary or affiliate of the Company is an obligor or guarantor of the Notes, which are solely obligations of the Company.

The Notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the Notes are not part of the legal liabilities of the Company. The Notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the Notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the Notes to be redeemed to the redemption date.

At December 31, 2010 and 2009, no affiliates of the Company held any portion of the Notes.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 21—contingencies and guarantees

Subsidiary and Affiliate Guarantees:

TGM, a wholly-owned subsidiary of TIAA, was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. TGM is authorized to issue up to $5 billion in debt and TIAA’s Board of Trustees authorized TIAA to guarantee up to $5 billion of TGM’s debt. TGM had $2,530 million at December 31, 2010 and $3,280 million at December 31, 2009 of outstanding debt and accrued interest. On July 12, 2010, The Company increased the size of the uncommitted and unsecured 364-day revolving line of credit to

continued

TGM from $750 million to $1 billion. There was no outstanding principal or accrued interest on the line of credit as of December 31, 2010 or 2009. There were no draw downs or repayments on the line during 2010 or 2009. Subsequent to year end, TGM borrowed $610 million against the line of credit of which $105 million was repaid in 2011.

The carrying value of TGM was $(182) million and $(267) million at December 31, 2010 and December 31, 2009, respectively. Pursuant to TIAA’s guarantee of TGM, TIAA reported the negative equity of TGM as an unrealized loss.

The Company has a financial support agreement with TIAA-CREF Life. Under this agreement, the Company will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. This agreement was not utilized during 2010.

The Company also provides a $100 million unsecured 364-day revolving line of credit to TIAA-CREF Life. As of December 31, 2010, $30 million of this facility was maintained on a committed basis for which the Company received a commitment fee of 15 basis points on the undrawn committed amount. During 2010, there were 18 draw downs totaling $34 million that were repaid by December 31, 2010. During 2009, there were 7 draw downs totaling $15 million that were repaid by December 31, 2009. As of December 31, 2010 and 2009, outstanding principal plus accrued interest on this line of credit was $0.

The Company provides a $1 billion uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Mutual Funds (the “Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1 billion committed credit facility maintained with a group of banks. As of December 31, 2010 and 2009, neither CREF nor the Funds had utilized this line of credit.

The Company provides a $100 million committed and unsecured 364-day revolving line of credit to TCAM, a real estate fund managed by Advisors, in which TIAA has a minority indirect equity ownership interest. During 2010, there were 4 draw downs totaling $152 million. During 2009, there were 2 draw downs totaling $5 million which were repaid by December 31, 2009. Outstanding principal and accrued interest under this line of credit totaled $30 million and $0 as of December 31, 2010 and 2009, respectively.

On October 1, 2010, the Company has provided to the Office of Thrift Supervision a written commitment to maintain TIAA-CREF Trust Company as a “Well Capitalized” institution for Prompt Corrective Action purposes for at least three years.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As a result of net participant transfers from REA, on December 24, 2008, the TIAA general account purchased $155.6 million of accumulation units (measured based on the cost of such units) issued by REA. During 2009, the TIAA general account purchased additional $1,059 million of accumulation units in a number of separate transactions. TIAA made no additional purchases in 2010. Overall TIAA has purchased $1,214 million of accumulation units and the fair value of such units was $1,034 million as of December 31, 2010. Accumulation units owned by TIAA are included as separate account assets and valued in the same manner as units owned by individual REA participants on a fair value basis and will fluctuate in value.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2010, the future minimum lease payments are estimated as follows (in millions):

Year	2011	2012	2013	2014	2015	Thereafter	Total
Amount	$33	$32	$29	$22	$19	$50	$185

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2010, 2009 and 2008 was approximately $32 million, $35 million and $36 million, respectively.

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Other Contingencies and Guarantees:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is TIAA management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

Note 22—borrowed money

Effective March 2009, TIAA was authorized to execute investment transactions under the Term Asset-Backed Securities Loan Facility (“TALF”) program. Under the TALF program, the Federal Reserve Bank of New York (“FRBNY”) would lend up to $200 billion on a non-recourse basis to holders of certain AAA-rated Asset Backed Securities (“ABS”) backed by newly and recently originated consumer and small business loans. The

FRBNY will lend an amount equal to the market value of the ABS less a haircut and will be secured at all times by the ABS. Loan proceeds will be disbursed to the borrower, contingent on receipt by the FRBNY custodian bank of the eligible collateral.

As of December 31, 2010, TIAA held $1,055 million of eligible asset-backed securities under the TALF program which have been pledged as collateral to support a loan outstanding payable in the amount of $960 million.

Note 23—subsequent events

In March 2011, the Company commenced a repurchase program to sell and repurchase securities for the purpose of funding general corporate obligations. During periods of excess liquidity levels, proceeds will be invested in short-term instruments.

The Company has considered the impact of the natural disaster which occurred in Japan on March 11, 2011. Currently, management has determined that, based on information presently available related to the Company’s investment portfolio and in consideration of the Company’s related exposures, any impact has not been material relative to the financial position of the Company through the date that these financial statements were available to be issued. Management will continue to evaluate and consider the potential impact to the Company.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 12, 2011, the date the financial statements were issued.

Note 24—securities with a recognized other-than-temporary impairments

The following table represents loan-backed and structured securities with a recognized other-than-temporary impairment and currently held at December 31, 2010, where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars).

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
00253CHY6	$3,100,607	$1,882,904		$(1,217,703)	$1,882,904	$1,186,653	Q4 2010
00253CHZ3	1,276,822	1,024,886		(251,936)	1,024,886	899,530	Q4 2010
02660TFM0	9,072,871	8,993,573		(79,299)	8,993,573	5,104,550	Q4 2010
03762AAG4	2,101,951	2,013,090		(88,862)	2,013,090	1,179,900	Q4 2010
03762GAC0	1,545,356	1,197,715		(347,641)	1,197,715	1,017,450	Q4 2010
03762GAE6	209,324	157,847		(51,477)	157,847	289,710	Q4 2010
05947UMM7	1,960,454	36,450		(1,924,005)	36,450	149,096	Q4 2010
05947UMN5	240,004	—	*	(240,004)	—	58,764	Q4 2010
059497AE7	683,458	—	*	(683,458)	—	892,320	Q4 2010
05950VAP5	13,448,285	10,560,944		(2,887,341)	10,560,944	6,026,132	Q4 2010
05950VAT7	1,600,210	411,018		(1,189,192)	411,018	684,000	Q4 2010
059511AM7	1,035,890	—	*	(1,035,890)	—	1,105,164	Q4 2010
059511AS4	749,798	—	*	(749,798)	—	1,406,667	Q4 2010
059511AU9	845,707	—	*	(845,707)	—	1,373,330	Q4 2010
07383F6U7	2,490,124	2,094,926		(395,199)	2,094,926	3,100,870	Q4 2010
07387BAU7	1,221,650	1,190,560		(31,089)	1,190,560	2,196,301	Q4 2010
07387BEQ2	820,330	447,544		(372,786)	447,544	1,811,230	Q4 2010
07388RAL1	493,059	—	*	(493,059)	—	3,027,355	Q4 2010
07388VAL2	10,747,974	7,302,404		(3,445,570)	7,302,404	4,214,420	Q4 2010
07388YBC5	1,417,660	—	*	(1,417,660)	—	990,577	Q4 2010
07388YBE1	855,193	—	*	(855,193)	—	630,000	Q4 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
07401DAM3	$3,439,369	$3,083,707		$(355,662)	$3,083,707	$1,972,655	Q4 2010
12498NAC7	4,999,786	4,674,166		(325,620)	4,674,166	2,499,495	Q4 2010
12513YAM2	3,046,463	1,671,633		(1,374,830)	1,671,633	5,784,456	Q4 2010
126671R65	3,749,037	3,574,283		(174,754)	3,574,283	1,375,277	Q4 2010
126671TV8	435,057	319,559		(115,498)	319,559	168,056	Q4 2010
126671TW6	448,023	394,139		(53,884)	394,139	210,082	Q4 2010
14986DAR1	10,107,291	4,565,745		(5,541,546)	4,565,745	5,114,828	Q4 2010
14986DAT7	3,644,860	1,876,782		(1,768,078)	1,876,782	5,615,912	Q4 2010
20047EAM4	1,814,136	1,197,606		(616,529)	1,197,606	5,642,594	Q4 2010
20047QAN5	11,304,365	4,660,376		(6,643,989)	4,660,376	5,416,753	Q4 2010
20173QAK7	6,017,476	4,101,651		(1,915,825)	4,101,651	3,633,294	Q4 2010
20173QAL5	6,017,620	959,070		(5,058,550)	959,070	2,925,876	Q4 2010
20173QAM3	7,865,861	1,977,948		(5,887,913)	1,977,948	5,279,911	Q4 2010
20173QAN1	2,176,684	1,431,413		(745,272)	1,431,413	3,858,538	Q4 2010
20173QAQ4	1,257,962	589,030		(668,932)	589,030	964,680	Q4 2010
20173QAR2	582,408	375,122		(207,286)	375,122	669,900	Q4 2010
20173TAP0	1,780,482	722,541		(1,057,941)	722,541	3,688,180	Q4 2010
22544QAK5	1,798,847	709,514		(1,089,333)	709,514	6,708,762	Q4 2010
22545LAV1	304,002	301,815		(2,187)	301,815	328,910	Q4 2010
22545MAL1	1,147,301	894,975		(252,326)	894,975	2,821,098	Q4 2010
22608SAD0	3,150,813	3,071,255		(79,558)	3,071,255	600,009	Q4 2010
294751DY5	1,226,812	903,019		(323,793)	903,019	260,169	Q4 2010
36159XAJ9	19,512,730	18,670,215		(842,515)	18,670,215	10,504,542	Q4 2010
361849N57	5,009,542	4,922,538		(87,004)	4,922,538	3,074,680	Q4 2010
361849N73	1,264,245	704,838		(559,408)	704,838	4,954,623	Q4 2010
361849R61	9,617,774	7,935,307		(1,682,467)	7,935,307	4,877,148	Q4 2010
361849R79	4,702,135	963,680		(3,738,455)	963,680	2,659,464	Q4 2010
361849R87	1,586,254	866,712		(719,542)	866,712	3,096,156	Q4 2010
361849S29	426,981	326,781		(100,200)	326,781	1,165,320	Q4 2010
36228CDP5	707,260	471,909		(235,350)	471,909	1,040,356	Q4 2010
36228CWE9	4,574,013	3,905,338		(668,675)	3,905,338	2,234,865	Q4 2010
36228CYQ0	18,382,849	18,045,609		(337,240)	18,045,609	12,913,908	Q4 2010
3622ELAD8	41,439,863	40,333,121		(1,106,743)	40,333,121	32,759,823	Q4 2010
3622MSAC6	427,403	—	*	(427,403)	—	75,000	Q4 2010
362332AM0	4,533,075	4,250,580		(282,495)	4,250,580	1,500,000	Q4 2010
362334ME1	21,081,013	20,974,960		(106,052)	20,974,960	16,318,857	Q4 2010
36298JAA1	21,479,336	19,948,371		(1,530,965)	19,948,371	13,746,958	Q4 2010
46625MQ77	619,843	270,160		(349,683)	270,160	196,715	Q4 2010
46625MUH0	1,191,047	821,129		(369,918)	821,129	635,138	Q4 2010
46625YA78	3,989,943	1,223,441		(2,766,502)	1,223,441	1,199,316	Q4 2010
46625YC68	192,699	137,255		(55,444)	137,255	304,000	Q4 2010
46625YQ63	3,341,845	2,972,005		(369,839)	2,972,005	2,933,371	Q4 2010
46625YQ89	424,305	398,175		(26,130)	398,175	1,386,337	Q4 2010
46625YRB1	4,095,553	3,032,137		(1,063,415)	3,032,137	2,185,563	Q4 2010
46628FAU5	3,244,633	2,010,466		(1,234,168)	2,010,466	1,417,955	Q4 2010
46629GAP3	4,402,923	1,023,733		(3,379,190)	1,023,733	3,635,317	Q4 2010
46629GAQ1	911,998	445,384		(466,614)	445,384	1,984,740	Q4 2010
46629PAG3	4,152,176	3,729,601		(422,575)	3,729,601	2,989,477	Q4 2010
46629PAU2	625,708	491,322		(134,386)	491,322	1,395,696	Q4 2010
46629YAM1	4,299,779	4,041,162		(258,617)	4,041,162	8,095,640	Q4 2010
46629YAQ2	955,307	909,968		(45,339)	909,968	1,874,158	Q4 2010
46630AAC2	494,162	414,909		(79,253)	414,909	595,000	Q4 2010
46631BAM7	3,754,144	1,860,108		(1,894,036)	1,860,108	4,424,780	Q4 2010
46631BAN5	4,758,756	2,507,697		(2,251,059)	2,507,697	10,524,883	Q4 2010
46631BAP0	1,116,985	1,083,703		(33,282)	1,083,703	4,835,036	Q4 2010
46632HAQ4	387,089	234,521		(152,568)	234,521	640,263	Q4 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46632HAR2	$657,982	$413,493		$(244,489)	$413,493	$1,445,123	Q4 2010
50179AAL1	13,174,417	12,419,388		(755,029)	12,419,388	4,828,886	Q4 2010
50179AAM9	1,005,481	790,316		(215,165)	790,316	480,000	Q4 2010
50180CAM2	337,891	277,302		(60,588)	277,302	2,842,250	Q4 2010
52108HF82	7,459,725	5,924,508		(1,535,216)	5,924,508	5,205,529	Q4 2010
52108HV76	4,377,380	741,716		(3,635,665)	741,716	1,821,350	Q4 2010
52108MGC1	3,137,225	628,286		(2,508,939)	628,286	1,267,523	Q4 2010
52108MGD9	369,749	—	*	(369,749)	—	497,400	Q4 2010
525221EB9	27,039,152	26,946,966		(92,185)	26,946,966	21,562,436	Q4 2010
55312VAR9	9,678,413	9,608,263		(70,150)	9,608,263	7,471,935	Q4 2010
55313KAH4	8,711,805	6,978,695		(1,733,110)	6,978,695	6,165,800	Q4 2010
59022HBX9	1,360,166	449,703		(910,463)	449,703	2,575,146	Q4 2010
59025KAK8	18,903,173	14,904,466		(3,998,707)	14,904,466	9,272,020	Q4 2010
59025WAU0	3,874,226	3,161,797		(712,429)	3,161,797	1,874,928	Q4 2010
60688BAM0	1,868,835	1,400,981		(467,855)	1,400,981	2,517,984	Q4 2010
60688BAS7	1,558,562	1,157,994		(400,568)	1,157,994	2,520,386	Q4 2010
617451CA5	7,211,647	6,847,723		(363,925)	6,847,723	3,362,630	Q4 2010
61746WE97	205,421	114,771		(90,650)	114,771	713,866	Q4 2010
61746WF21	44,826	—	*	(44,826)	—	129,579	Q4 2010
61750HAN6	1,079,242	784,248		(294,993)	784,248	1,234,718	Q4 2010
61751XAJ9	1,066,523	781,536		(284,988)	781,536	3,427,585	Q4 2010
61751XAK6	685,846	571,591		(114,255)	571,591	3,196,975	Q4 2010
61751XAL4	173,370	152,936		(20,434)	152,936	1,030,404	Q4 2010
61753JAK5	6,101,236	1,100,337		(5,000,899)	1,100,337	4,938,200	Q4 2010
61753JAL3	1,461,072	613,152		(847,920)	613,152	4,701,500	Q4 2010
61753JAM1	651,003	400,720		(250,283)	400,720	3,409,210	Q4 2010
61753JAN9	436,652	238,561		(198,091)	238,561	1,621,328	Q4 2010
61754KAH8	34,531,549	32,008,838		(2,522,712)	32,008,838	20,419,998	Q4 2010
61754KAN5	14,246,522	—	*	(14,246,522)	—	11,932,260	Q4 2010
61754KAP0	2,120,835	—	*	(2,120,835)	—	3,653,011	Q4 2010
76110WQA7	14,360,762	14,183,345		(177,416)	14,183,345	6,766,953	Q4 2010
76110WRW8	2,900,673	2,557,357		(343,316)	2,557,357	720,800	Q4 2010
81375WHJ8	13,468,350	12,013,441		(1,454,909)	12,013,441	6,643,498	Q4 2010
81375WHK5	3,992,206	3,666,950		(325,256)	3,666,950	2,376,394	Q4 2010
92976UAA8	3,123,080	2,712,496		(410,584)	2,712,496	2,800,000	Q4 2010
92977RAK2	5,447,870	5,160,767		(287,104)	5,160,767	3,041,064	Q4 2010
02148FAW5	23,469,071	23,456,026		(13,045)	23,456,026	20,626,166	Q4 2010
02149HAK6	21,622,113	21,396,405		(225,708)	21,396,405	22,846,880	Q4 2010
02151CBD7	24,471,199	24,001,487		(469,711)	24,001,487	23,706,444	Q4 2010
02151NBA9	15,480,186	15,291,181		(189,004)	15,291,181	13,428,018	Q4 2010
05946XL92	11,074,631	10,989,293		(85,338)	10,989,293	9,273,597	Q4 2010
05948KB65	9,575,839	9,448,438		(127,401)	9,448,438	7,787,100	Q4 2010
05948KC98	17,059,882	17,047,745		(12,137)	17,047,745	15,271,833	Q4 2010
05948KF20	17,433,474	17,417,390		(16,083)	17,417,390	16,163,338	Q4 2010
05948KKZ1	4,378,874	4,348,094		(30,780)	4,348,094	3,162,909	Q4 2010
05948KLA5	748,470	655,160		(93,310)	655,160	968,395	Q4 2010
05948KP37	10,440,936	10,342,820		(98,115)	10,342,820	9,470,228	Q4 2010
12543TAD7	9,455,636	9,424,960		(30,676)	9,424,960	8,013,000	Q4 2010
12543UAD4	42,092,526	41,384,370		(708,155)	41,384,370	38,905,393	Q4 2010
12543UAE2	14,949,355	14,714,571		(234,783)	14,714,571	13,537,440	Q4 2010
12544AAC9	48,165,626	47,278,200		(887,426)	47,278,200	30,525,000	Q4 2010
12544DAK5	21,408,333	21,278,877		(129,455)	21,278,877	19,988,228	Q4 2010
12544DAQ2	15,270,767	15,189,090		(81,677)	15,189,090	13,553,792	Q4 2010
12544LAK7	30,760,928	30,597,504		(163,424)	30,597,504	29,382,400	Q4 2010
12544RAL2	8,573,674	8,569,990		(3,684)	8,569,990	6,884,000	Q4 2010
12545CAU4	37,156,526	37,023,160		(133,366)	37,023,160	37,092,000	Q4 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12667F4N2	$9,394,946	$9,362,609	$(32,336)	$9,362,609	$7,370,515	Q4 2010
12667F5J0	19,508,667	19,458,636	(50,030)	19,458,636	16,864,398	Q4 2010
12667F5Z4	6,127,911	6,074,174	(53,736)	6,074,174	23,122,722	Q4 2010
12667F5Z4	21,006,008	20,971,664	(34,343)	20,971,664	23,122,722	Q4 2010
12667F7D1	24,551,494	24,417,749	(133,745)	24,417,749	20,944,078	Q4 2010
12667FR98	1,434,383	1,345,289	(89,094)	1,345,289	2,014,288	Q4 2010
12667FYZ2	11,827,718	9,763,883	(2,063,835)	9,763,883	5,306,397	Q4 2010
12667GBA0	14,356,377	14,265,050	(91,326)	14,265,050	54,951,911	Q4 2010
12667GBA0	23,954,630	23,799,646	(154,984)	23,799,646	54,951,911	Q4 2010
12667GBA0	28,520,429	28,356,700	(163,728)	28,356,700	54,951,911	Q4 2010
12667GFB4	24,466,401	24,329,899	(136,502)	24,329,899	54,299,602	Q4 2010
12667GFB4	41,264,741	41,037,127	(227,614)	41,037,127	54,299,602	Q4 2010
12667GFT5	18,562,240	18,474,874	(87,366)	18,474,874	15,007,688	Q4 2010
12667GJG9	15,775,364	15,766,092	(9,272)	15,766,092	12,829,793	Q4 2010
12667GJR5	50,983,827	50,777,728	(206,098)	50,777,728	40,057,620	Q4 2010
12667GLE1	29,155,692	29,145,504	(10,187)	29,145,504	25,833,254	Q4 2010
12667GQA4	22,109,150	21,879,738	(229,411)	21,879,738	18,047,633	Q4 2010
12667GW74	19,617,942	19,539,187	(78,755)	19,539,187	16,537,691	Q4 2010
12668AAG0	15,979,720	15,516,771	(462,948)	15,516,771	15,873,697	Q4 2010
126694JS8	27,801,206	27,787,428	(13,778)	27,787,428	22,064,889	Q4 2010
126694W61	23,884,838	23,708,747	(176,091)	23,708,747	18,993,432	Q4 2010
126694XQ6	30,891,682	30,711,314	(180,367)	30,711,314	26,691,546	Q4 2010
12669D5V6	3,366,134	3,224,123	(142,010)	3,224,123	2,161,792	Q4 2010
12669DN79	3,832,053	3,076,024	(756,029)	3,076,024	2,305,674	Q4 2010
12669EWY8	8,695,050	8,642,661	(52,389)	8,642,661	6,982,960	Q4 2010
12669EWZ5	1,659,204	1,236,059	(423,144)	1,236,059	1,567,961	Q4 2010
12669YAF9	19,396,738	19,386,356	(10,381)	19,386,356	10,846,750	Q4 2010
12670AAF8	45,556,275	45,009,286	(546,988)	45,009,286	39,241,526	Q4 2010
161631AV8	40,499,302	40,096,350	(402,952)	40,096,350	35,712,547	Q4 2010
16163BAP9	28,514,838	28,163,886	(350,952)	28,163,886	24,986,500	Q4 2010
16165TBJ1	9,210,013	9,136,783	(73,229)	9,136,783	8,184,917	Q4 2010
170255AS2	14,567,962	14,517,614	(50,347)	14,517,614	13,461,000	Q4 2010
17025TAV3	27,400,420	27,375,370	(25,050)	27,375,370	25,509,873	Q4 2010
1729732W8	20,382,765	20,315,199	(67,565)	20,315,199	17,354,537	Q4 2010
17310AAR7	32,430,459	32,419,024	(11,435)	32,419,024	24,900,996	Q4 2010
17312FAD5	9,808,087	9,796,800	(11,287)	9,796,800	8,686,000	Q4 2010
22541Q4M1	6,735,654	6,418,429	(317,224)	6,418,429	3,526,395	Q4 2010
22541SVH8	6,484,621	6,430,759	(53,862)	6,430,759	3,627,227	Q4 2010
251510ET6	3,345,542	3,209,845	(135,696)	3,209,845	1,586,646	Q4 2010
32051DXD9	964,040	883,028	(81,012)	883,028	887,873	Q4 2010
32051DXE7	704,378	616,897	(87,480)	616,897	627,581	Q4 2010
32051G2J3	20,635,774	20,567,316	(68,458)	20,567,316	17,988,737	Q4 2010
32051GN35	27,101,137	26,907,870	(193,267)	26,907,870	19,863,250	Q4 2010
32051GP41	19,697,380	19,476,620	(220,760)	19,476,620	14,994,000	Q4 2010
32051GVL6	24,502,122	24,194,205	(307,917)	24,194,205	22,632,548	Q4 2010
362669AQ6	9,992,478	9,836,120	(156,357)	9,836,120	9,037,754	Q4 2010
46627MAC1	10,865,010	10,703,051	(161,959)	10,703,051	7,621,227	Q4 2010
46628YBK5	29,058,811	28,786,174	(272,636)	28,786,174	26,129,350	Q4 2010
46628YBP4	15,236,182	15,097,096	(139,086)	15,097,096	11,056,346	Q4 2010
52521RAS0	1,883,101	1,784,443	(98,657)	1,784,443	2,390,945	Q4 2010
576434JM7	5,273,081	4,794,747	(478,333)	4,794,747	3,308,819	Q4 2010
74951PEA2	475,728	462,483	(13,244)	462,483	381,945	Q4 2010
749577AL6	18,052,454	17,775,596	(276,858)	17,775,596	11,959,216	Q4 2010
74957EAE7	18,232,309	18,044,355	(187,954)	18,044,355	16,918,370	Q4 2010
74957EAF4	38,283,506	37,751,749	(531,757)	37,751,749	34,693,545	Q4 2010
74957VAQ2	22,154,815	21,889,958	(264,856)	21,889,958	20,054,567	Q4 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
74957XAF2	$36,766,143	$36,351,790		$(414,353)	$36,351,790	$30,585,720	Q4 2010
749583AH3	10,049,814	9,934,668		(115,145)	9,934,668	4,931,266	Q4 2010
74958AAD6	13,436,388	13,414,590		(21,798)	13,414,590	27,992,687	Q4 2010
74958AAD6	18,104,247	18,066,777		(37,469)	18,066,777	27,992,687	Q4 2010
74958BAH5	25,527,559	25,194,638		(332,920)	25,194,638	22,300,818	Q4 2010
74958EAD8	48,792,758	48,664,800		(127,958)	48,664,800	43,555,000	Q4 2010
75115CAG2	7,692,270	7,620,317		(71,953)	7,620,317	7,894,687	Q4 2010
76110HQS1	4,259,476	4,133,507		(125,968)	4,133,507	4,000,830	Q4 2010
76110HX53	10,221,638	10,177,036		(44,601)	10,177,036	8,533,547	Q4 2010
76110HX87	22,805,055	22,632,748		(172,306)	22,632,748	18,830,017	Q4 2010
761118CZ9	10,039,550	10,005,568		(33,982)	10,005,568	9,365,092	Q4 2010
76114DAE4	13,559,310	13,519,856		(39,453)	13,519,856	13,404,091	Q4 2010
949772AD9	28,243,539	28,132,050		(111,489)	28,132,050	23,501,359	Q4 2010
949837AF5	68,474,786	68,353,707		(121,079)	68,353,707	44,639,062	Q4 2010
949837BE7	19,812,631	19,775,778		(36,853)	19,775,778	16,546,363	Q4 2010
949837BK3	8,514,486	8,499,688		(14,798)	8,499,688	7,110,656	Q4 2010
949837CC0	25,450,065	25,373,072		(76,992)	25,373,072	20,690,221	Q4 2010
94983BAP4	15,420,570	15,386,926		(33,644)	15,386,926	12,756,150	Q4 2010
94984AAR1	29,144,103	28,982,130		(161,973)	28,982,130	17,766,000	Q4 2010
94984AAS9	9,953,947	9,909,440		(44,507)	9,909,440	9,662,000	Q4 2010
94984FAR0	35,173,276	35,157,002		(16,274)	35,157,002	34,782,734	Q4 2010
94984HAC9	36,429,878	36,105,824		(324,054)	36,105,824	34,059,273	Q4 2010
94984XAB6	9,370,976	9,287,499		(83,476)	9,287,499	5,478,272	Q4 2010
94984XAD2	7,749,137	7,680,094		(69,042)	7,680,094	4,557,000	Q4 2010
94984XAM2	11,829,068	11,723,543		(105,524)	11,723,543	8,324,642	Q4 2010
94985JAB6	48,321,959	48,228,400		(93,559)	48,228,400	44,145,000	Q4 2010
94985JBR0	29,162,715	29,121,539		(41,176)	29,121,539	27,803,419	Q4 2010
94985JCA6	28,558,476	28,534,710		(23,766)	28,534,710	26,562,000	Q4 2010
94985LAD7	15,368,802	15,349,891		(18,911)	15,349,891	12,980,185	Q4 2010
94985RAP7	61,243,010	60,846,336		(396,674)	60,846,336	47,827,200	Q4 2010
94985WAP6	21,483,620	21,439,796		(43,823)	21,439,796	19,756,941	Q4 2010
94985WAQ4	73,940,814	73,680,424		(260,390)	73,680,424	62,384,887	Q4 2010
94985WBL4	36,878,715	36,769,287		(109,427)	36,769,287	30,262,158	Q4 2010
94986AAC2	19,180,863	19,096,840		(84,023)	19,096,840	102,925,000	Q4 2010
94986AAC2	19,329,580	19,244,820		(84,760)	19,244,820	102,925,000	Q4 2010
94986AAC2	71,734,602	71,420,325		(314,277)	71,420,325	102,925,000	Q4 2010
03702YAC4	14,400	—	[2]	(7,200)	7,200	7,200	Q4 2010
05947U6E3	8,003,952	—	[2]	(6,831,697)	1,172,255	1,172,255	Q4 2010
059500AH1	10,026,689	—	[2]	(7,513,799)	2,512,890	2,512,890	Q4 2010
059500AJ7	10,026,444	—	[2]	(7,868,105)	2,158,339	2,158,339	Q4 2010
05950EAN8	3,636,647	—	[2]	(1,953,272)	1,683,375	1,683,375	Q4 2010
05950VAR1	12,034,861	—	[2]	(8,198,726)	3,836,135	3,836,135	Q4 2010
05950WAQ1	5,075,684	—	[2]	(4,175,684)	900,000	900,000	Q4 2010
05950WAQ1	8,990,631	—	[2]	(7,394,751)	1,595,880	1,595,880	Q4 2010
05950WAQ1	9,448,183	—	[2]	(7,648,183)	1,800,000	1,800,000	Q4 2010
07387BEK5	9,182,390	—	[2]	(5,509,271)	3,673,119	3,673,119	Q4 2010
07387BEN9	3,313,391	—	[2]	(2,161,953)	1,151,438	1,151,438	Q4 2010
07387BEP4	1,934,097	—	[2]	(507,963)	1,426,134	1,426,134	Q4 2010
07388LAN0	20,528,082	—	[2]	(10,546,982)	9,981,100	9,981,100	Q4 2010
07388RAK3	3,642,416	—	[2]	(1,347,832)	2,294,584	2,294,584	Q4 2010
12513YAL4	3,894,222	—	[2]	(1,387,523)	2,506,699	2,506,699	Q4 2010
17310MAQ3	9,598,479	—	[2]	(4,877,589)	4,720,890	4,720,890	Q4 2010
20173MAM2	4,964,116	—	[2]	(3,466,972)	1,497,144	1,497,144	Q4 2010
20173VAK6	9,929,988	—	[2]	(4,177,038)	5,752,950	5,752,950	Q4 2010
20173VAL4	4,911,899	—	[2]	(2,286,030)	2,625,869	2,625,869	Q4 2010
20173VAM2	5,953,003	—	[2]	(1,723,424)	4,229,579	4,229,579	Q4 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
22545LAP4	$8,021,098	$—	[2]	$(5,108,298)	$2,912,800	$2,912,800	Q4 2010
22545LAR0	2,280,212	—	[2]	(909,887)	1,370,325	1,370,325	Q4 2010
22545LAR0	3,023,211	—	[2]	(1,234,937)	1,788,274	1,788,274	Q4 2010
22545LAR0	3,027,075	—	[2]	(1,238,801)	1,788,274	1,788,274	Q4 2010
36228CXF5	4,683,448	—	[2]	(3,280,059)	1,403,389	1,403,389	Q4 2010
36828QSJ6	10,856,558	—	[2]	(5,883,307)	4,973,251	4,973,251	Q4 2010
46625YUR2	5,263,727	—	[2]	(2,273,135)	2,990,592	2,990,592	Q4 2010
46625YUR2	9,996,646	—	[2]	(4,483,016)	5,513,630	5,513,630	Q4 2010
46627QBJ6	20,048,492	—	[2]	(13,876,532)	6,171,960	6,171,960	Q4 2010
46629YAL3	16,040,303	—	[2]	(7,240,391)	8,799,912	8,799,912	Q4 2010
46630EAL4	4,873,921	—	[2]	(2,202,866)	2,671,055	2,671,055	Q4 2010
46631BAL9	9,862,726	—	[2]	(5,042,606)	4,820,120	4,820,120	Q4 2010
55312YAH5	7,081,363	—	[2]	(1,997,414)	5,083,949	5,083,949	Q4 2010
59022HLQ3	9,707,869	—	[2]	(5,299,299)	4,408,570	4,408,570	Q4 2010
59022HLQ3	10,543,736	—	[2]	(5,786,890)	4,756,846	4,756,846	Q4 2010
59022KAK1	22,524,821	—	[2]	(11,474,382)	11,050,439	11,050,439	Q4 2010
59023BAL8	4,712,257	—	[2]	(2,869,173)	1,843,084	1,843,084	Q4 2010
606935AP9	4,965,073	—	[2]	(2,827,984)	2,137,089	2,137,089	Q4 2010
61746WFS4	2,428,681	—	[2]	(149,158)	2,279,523	2,279,523	Q4 2010
61750HAK2	11,170,743	—	[2]	(5,486,895)	5,683,848	5,683,848	Q4 2010
74040KAC6	4,024,899	—	[2]	(919,386)	3,105,513	3,105,513	Q4 2010
92976BBV3	3,224,723	—	[2]	(1,242,124)	1,982,599	1,982,599	Q4 2010
92976BBV3	23,512,118	—	[2]	(11,765,214)	11,746,904	11,746,904	Q4 2010
92978MAL0	10,612,719	—	[2]	(3,872,055)	6,740,664	6,740,664	Q4 2010
92978YAK6	3,339,950	—	[2]	(136,180)	3,203,770	3,203,770	Q4 2010
46625MUJ6	2,326,704	—	*	(2,326,704)	—	715,289	Q3 2010
46625MQ85	1,057,827	2,824		(1,055,003)	2,824	233,586	Q3 2010
22544QAM1	487,456	27,610		(459,846)	27,610	6,078,402	Q3 2010
92978QAJ6	33,516	29,201		(4,315)	29,201	45,068	Q3 2010
50180CAV2	513,643	56,863		(456,780)	56,863	900,000	Q3 2010
50180JAL9	78,357	58,000		(20,357)	58,000	840,000	Q3 2010
07388RAM9	655,917	80,005		(575,912)	80,005	2,418,138	Q3 2010
46625YQ97	349,798	83,841		(265,957)	83,841	1,825,110	Q3 2010
07388RAN7	93,544	87,476		(6,068)	87,476	2,224,900	Q3 2010
46625M2Y4	127,218	90,542		(36,676)	90,542	168,938	Q3 2010
20173MAQ3	340,808	152,700		(188,108)	152,700	450,000	Q3 2010
53944MAC3	230,382	161,090		(69,292)	161,090	70,000	Q3 2010
03927PAG3	1,003,568	191,997		(811,571)	191,997	180,000	Q3 2010
46625YC68	1,201,084	217,132		(983,952)	217,132	770,491	Q3 2010
50180JAK1	17,728,775	251,080		(17,477,695)	251,080	5,568,380	Q3 2010
294751EN8	619,302	375,350		(243,952)	375,350	162,368	Q3 2010
03927PAH1	3,010,831	378,597		(2,632,234)	378,597	465,000	Q3 2010
03762CAD7	974,009	409,562		(564,447)	409,562	807,600	Q3 2010
46632HAQ4	502,407	410,663		(91,744)	410,663	562,770	Q3 2010
50177AAL3	928,391	418,825		(509,566)	418,825	2,683,060	Q3 2010
3622MSAC6	635,194	427,403		(207,791)	427,403	150,000	Q3 2010
42332QAM5	3,256,794	433,593		(2,823,201)	433,593	424,554	Q3 2010
52108MGD9	511,840	436,322		(75,518)	436,322	497,400	Q3 2010
46625YQ89	497,524	466,387		(31,137)	466,387	1,482,484	Q3 2010
61745MX57	2,601,720	479,664		(2,122,056)	479,664	1,481,676	Q3 2010
50180CAM2	1,960,200	490,243		(1,469,957)	490,243	2,554,245	Q3 2010
361849S29	2,229,531	509,443		(1,720,088)	509,443	3,046,218	Q3 2010
61745MU68	1,350,938	535,909		(815,029)	535,909	1,994,764	Q3 2010
361849K84	3,973,100	552,964		(3,420,136)	552,964	3,000,254	Q3 2010
07388RAL1	1,778,009	596,132		(1,181,877)	596,132	2,621,697	Q3 2010
46625MQ77	759,578	619,476		(140,102)	619,476	157,342	Q3 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
61751NAQ5	$819,550	$680,057	$(139,493)	$680,057	$1,032,044	Q3 2010
36228CDP5	767,216	707,260	(59,956)	707,260	1,050,518	Q3 2010
52522HAJ1	742,508	723,061	(19,447)	723,061	707,431	Q3 2010
46625M2W8	1,031,919	782,253	(249,666)	782,253	174,387	Q3 2010
294751EM0	1,506,623	831,775	(674,848)	831,775	250,445	Q3 2010
36228CXK4	6,802,460	848,176	(5,954,284)	848,176	2,100,000	Q3 2010
805564NE7	2,078,249	897,226	(1,181,023)	897,226	284,686	Q3 2010
07387BEQ2	936,886	921,644	(15,242)	921,644	1,679,372	Q3 2010
46629GAQ1	3,340,284	960,932	(2,379,352)	960,932	1,810,975	Q3 2010
52108HZ80	1,227,132	976,255	(250,877)	976,255	2,483,719	Q3 2010
294751CV2	1,182,805	997,277	(185,528)	997,277	319,590	Q3 2010
50179AAM9	1,354,724	1,047,071	(307,653)	1,047,071	480,000	Q3 2010
46625MUH0	4,605,575	1,191,047	(3,414,528)	1,191,047	1,742,729	Q3 2010
52108MDU4	1,499,489	1,212,294	(287,195)	1,212,294	1,133,392	Q3 2010
361849N73	9,996,216	1,268,522	(8,727,694)	1,268,522	5,013,340	Q3 2010
46631BAP0	2,024,805	1,271,800	(753,005)	1,271,800	4,168,738	Q3 2010
07387BAU7	4,968,623	1,309,906	(3,658,717)	1,309,906	1,920,227	Q3 2010
46630VAP7	2,972,270	1,328,263	(1,644,007)	1,328,263	1,568,592	Q3 2010
03762CAC9	3,428,690	1,328,887	(2,099,803)	1,328,887	1,146,600	Q3 2010
20173QAQ4	1,410,974	1,353,322	(57,652)	1,353,322	964,680	Q3 2010
59022HBX9	10,248,420	1,485,949	(8,762,471)	1,485,949	2,311,735	Q3 2010
36298JAC7	1,834,754	1,633,630	(201,124)	1,633,630	750,000	Q3 2010
361849R87	10,524,919	1,707,335	(8,817,584)	1,707,335	2,773,103	Q3 2010
20173TAP0	7,846,013	1,883,441	(5,962,572)	1,883,441	3,328,123	Q3 2010
60688BAM0	2,426,047	1,968,375	(457,672)	1,968,375	2,211,318	Q3 2010
07387BEP4	2,571,979	1,969,179	(602,800)	1,969,179	1,319,047	Q3 2010
22544QAK5	3,458,269	2,028,181	(1,430,088)	2,028,181	5,817,474	Q3 2010
03762AAG4	2,267,403	2,115,821	(151,582)	2,115,821	669,000	Q3 2010
60687UAM9	2,665,917	2,224,903	(441,014)	2,224,903	1,356,766	Q3 2010
20173QAN1	6,403,967	2,305,279	(4,098,688)	2,305,279	3,359,886	Q3 2010
61751NAN2	5,016,590	2,335,548	(2,681,042)	2,335,548	1,514,820	Q3 2010
55312TAH6	4,025,969	2,425,063	(1,600,906)	2,425,063	3,848,100	Q3 2010
07383F6U7	4,544,157	2,523,716	(2,020,441)	2,523,716	2,917,320	Q3 2010
61745MX40	3,005,245	2,832,830	(172,415)	2,832,830	1,934,883	Q3 2010
61749WAJ6	3,131,729	2,976,424	(155,305)	2,976,424	2,610,356	Q3 2010
00253CHY6	3,120,280	3,102,049	(18,231)	3,102,049	1,118,999	Q3 2010
52108MGC1	3,824,197	3,155,305	(668,892)	3,155,305	1,174,873	Q3 2010
61745M6T5	5,294,616	3,219,448	(2,075,168)	3,219,448	3,402,161	Q3 2010
46628FAU5	4,037,131	3,268,489	(768,642)	3,268,489	1,305,785	Q3 2010
92976UAA8	10,526,641	3,285,654	(7,240,987)	3,285,654	1,820,000	Q3 2010
46625YQ63	4,672,578	3,377,957	(1,294,621)	3,377,957	2,935,598	Q3 2010
12513YAM2	4,194,326	3,401,151	(793,175)	3,401,151	8,093,726	Q3 2010
22545YAQ4	8,946,144	3,496,744	(5,449,400)	3,496,744	3,427,502	Q3 2010
07388RAK3	4,195,950	3,640,274	(555,676)	3,640,274	1,977,550	Q3 2010
59022HBW1	5,862,578	3,821,756	(2,040,822)	3,821,756	1,872,228	Q3 2010
46631BAM7	7,607,123	3,843,062	(3,764,061)	3,843,062	3,819,190	Q3 2010
14986DAT7	3,963,006	3,956,894	(6,112)	3,956,894	5,420,895	Q3 2010
12513YAL4	4,948,019	3,977,880	(970,139)	3,977,880	3,374,460	Q3 2010
07387BAT0	4,534,942	3,983,278	(551,664)	3,983,278	1,709,633	Q3 2010
81375WHK5	4,270,433	4,033,599	(236,834)	4,033,599	2,176,741	Q3 2010
03927PAF5	5,015,517	4,193,790	(821,727)	4,193,790	1,050,000	Q3 2010
61749WAH0	4,477,955	4,259,879	(218,076)	4,259,879	3,597,948	Q3 2010
396789KF5	4,416,306	4,367,634	(48,672)	4,367,634	1,844,566	Q3 2010
52108HV76	4,714,587	4,387,185	(327,402)	4,387,185	2,177,995	Q3 2010
46629GAP3	7,018,791	4,441,001	(2,577,790)	4,441,001	3,337,782	Q3 2010
46629YAM1	8,430,490	4,516,533	(3,913,957)	4,516,533	7,004,700	Q3 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
36228CWE9	$5,010,138	$4,580,652		$(429,486)	$4,580,652	$2,300,505	Q3 2010
20173MAN0	6,985,383	4,641,381		(2,344,002)	4,641,381	2,800,000	Q3 2010
36228CXF5	4,985,507	4,710,423		(275,084)	4,710,423	1,403,265	Q3 2010
361849R79	6,014,394	4,719,268		(1,295,126)	4,719,268	2,522,106	Q3 2010
52108MDS9	10,011,964	4,776,836		(5,235,128)	4,776,836	1,859,030	Q3 2010
46630EAL4	5,014,073	4,876,733		(137,340)	4,876,733	1,607,520	Q3 2010
46631BAN5	5,386,554	5,053,566		(332,988)	5,053,566	9,091,732	Q3 2010
61754JAM0	6,257,352	5,085,114		(1,172,238)	5,085,114	3,054,182	Q3 2010
92977RAK2	6,000,000	5,455,051		(544,949)	5,455,051	2,810,760	Q3 2010
03762CAB1	22,500,000	5,549,436		(16,950,564)	5,549,436	2,837,250	Q3 2010
50180JAJ4	12,276,489	5,571,591		(6,704,898)	5,571,591	4,764,503	Q3 2010
59022HJU7	11,674,617	5,635,576		(6,039,041)	5,635,576	6,285,333	Q3 2010
94352MAG3	8,691,868	6,629,095		(2,062,773)	6,629,095	2,198,400	Q3 2010
52108HF82	7,727,956	7,452,402		(275,554)	7,452,402	5,477,803	Q3 2010
46625MZG7	14,378,021	7,761,562		(6,616,459)	7,761,562	7,068,304	Q3 2010
20173QAM3	12,864,169	7,933,958		(4,930,211)	7,933,958	4,574,089	Q3 2010
92977QAM0	9,999,889	8,976,592		(1,023,297)	8,976,592	7,785,280	Q3 2010
17310MAQ3	10,917,564	9,677,098		(1,240,466)	9,677,098	3,092,280	Q3 2010
55312VAR9	12,830,377	9,851,955		(2,978,422)	9,851,955	7,430,873	Q3 2010
14986DAR1	12,388,126	10,206,673		(2,181,453)	10,206,673	4,876,652	Q3 2010
92978MAL0	10,891,007	10,594,077		(296,930)	10,594,077	6,121,980	Q3 2010
760985XK2	11,177,627	10,796,094		(381,533)	10,796,094	5,812,531	Q3 2010
61750HAK2	12,037,386	11,184,732		(852,654)	11,184,732	4,961,112	Q3 2010
92978TAK7	14,624,706	11,979,384		(2,645,322)	11,979,384	6,905,860	Q3 2010
81375WHJ8	14,316,870	13,476,996		(839,874)	13,476,996	6,308,833	Q3 2010
22545YAN1	18,819,647	14,484,539		(4,335,108)	14,484,539	5,107,725	Q3 2010
36242DDD2	14,949,165	14,918,720		(30,445)	14,918,720	13,206,450	Q3 2010
46629YAL3	18,836,677	16,076,405		(2,760,272)	16,076,405	7,588,238	Q3 2010
61749EAE7	18,695,577	18,367,862		(327,715)	18,367,862	14,629,965	Q3 2010
36228CYQ0	19,061,878	18,417,176		(644,702)	18,417,176	10,564,431	Q3 2010
03762CAE5	20,000,000	19,175,412		(824,588)	19,175,412	4,278,000	Q3 2010
55312TAG8	20,068,059	20,027,948		(40,111)	20,027,948	9,761,480	Q3 2010
36298JAA1	24,766,309	22,359,588		(2,406,721)	22,359,588	13,478,365	Q3 2010
59022KAK1	27,077,048	22,595,965		(4,481,083)	22,595,965	15,713,334	Q3 2010
87222PAE3	28,206,921	26,236,469		(1,970,452)	26,236,469	17,684,360	Q3 2010
525221EB9	28,731,701	27,779,667		(952,034)	27,779,667	21,675,300	Q3 2010
36242DSS3	27,998,997	27,925,439		(73,558)	27,925,439	24,350,900	Q3 2010
52522HAL6	32,497,160	30,700,898		(1,796,262)	30,700,898	19,912,720	Q3 2010
337925CP4	708,577	—	*	(708,577)	—	681,596	Q3 2010
337925CZ2	610,176	—	*	(610,176)	—	548,633	Q3 2010
337925DL2	473,971	—	*	(473,971)	—	461,740	Q3 2010
337925EG2	1,044,691	—	*	(1,044,691)	—	714,399	Q3 2010
337925EH0	474,932	—	*	(474,932)	—	422,913	Q3 2010
337925EU1	1,214,988	—	*	(1,214,988)	—	1,178,254	Q3 2010
337925CA7	428,760	—	*	(428,760)	—	428,944	Q3 2010
42332QAN3	184	—	*	(184)	—	1	Q3 2010
46625MZH5	973,556	—	*	(973,556)	—	647,412	Q3 2010
50180JAR6	37,891	—	*	(37,891)	—	840,000	Q3 2010
50180JAM7	191,908	—	*	(191,908)	—	1,700,000	Q3 2010
50180CAW0	348,525	—	*	(348,525)	—	647,640	Q3 2010
493553AY7	303,149	—	*	(303,149)	—	297,426	Q3 2010
493553AW1	1,010,735	—	*	(1,010,735)	—	999,320	Q3 2010
362332AN8	398,583	—	*	(398,583)	—	500,000	Q3 2010
22544QAN9	271,620	—	*	(271,620)	—	2,556,246	Q3 2010
07388RAP2	93,508	—	*	(93,508)	—	520,000	Q3 2010
291701CS7	357,217	—	*	(357,217)	—	340,483	Q3 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
337937AK2	$555,930	$—	*	$(555,930)	$—	$722,709	Q3 2010
291701CR9	246,063	—	*	(246,063)	—	240,943	Q3 2010
291701CN8	843,207	—	*	(843,207)	—	871,099	Q3 2010
225458SA7	2,727,617	—	*	(2,727,617)	—	2,663,768	Q3 2010
22544QAP4	60,547	—	*	(60,547)	—	1,334,085	Q3 2010
36246LAH4	9,403,620	—	[2]	(943,600)	8,460,020	8,460,020	Q3 2010
74040KAC6	3,935,934	—	[2]	(934,784)	3,001,150	3,001,150	Q3 2010
55313KAJ0	7,044,613	—	[2]	(3,901,296)	3,143,317	3,143,317	Q3 2010
76110H5M7	85,551	57,121		(28,430)	57,121	102,751	Q3 2010
74951PEA2	515,299	501,141		(14,157)	501,141	383,289	Q3 2010
05948KLA5	794,663	789,904		(4,759)	789,904	958,430	Q3 2010
12669DN87	1,039,821	851,895		(187,926)	851,895	1,283,223	Q3 2010
76110HSH3	1,655,812	1,148,317		(507,495)	1,148,317	616,643	Q3 2010
12667FR98	1,634,046	1,588,689		(45,357)	1,588,689	1,372,774	Q3 2010
76110HHB8	2,172,936	1,711,873		(461,063)	1,711,873	1,619,613	Q3 2010
52521RAS0	2,357,220	1,999,845		(357,375)	1,999,845	1,262,735	Q3 2010
12669E4W3	2,775,166	2,218,359		(556,807)	2,218,359	2,657,258	Q3 2010
05949AA67	2,301,179	2,246,111		(55,068)	2,246,111	3,101,032	Q3 2010
76110HNQ8	2,978,792	2,836,486		(142,307)	2,836,486	1,900,872	Q3 2010
251510CY7	4,008,391	3,877,663		(130,728)	3,877,663	2,457,374	Q3 2010
12669DN79	4,281,079	3,932,407		(348,672)	3,932,407	2,303,428	Q3 2010
76110HQS1	4,582,481	4,359,220		(223,261)	4,359,220	3,995,766	Q3 2010
05948KKZ1	4,469,511	4,442,425		(27,086)	4,442,425	3,137,443	Q3 2010
576434JM7	5,523,783	5,415,092		(108,691)	5,415,092	3,306,110	Q3 2010
12667GUG6	6,076,219	5,956,519		(119,700)	5,956,519	5,270,371	Q3 2010
76110HSG5	6,261,452	6,042,010		(219,442)	6,042,010	3,928,811	Q3 2010
32051GFL4	7,399,409	7,313,027		(86,382)	7,313,027	5,749,581	Q3 2010
12667FW92	7,483,674	7,461,412		(22,262)	7,461,412	7,874,328	Q3 2010
05948KF38	7,700,164	7,591,408		(108,757)	7,591,408	7,856,195	Q3 2010
94984XAD2	7,777,291	7,755,115		(22,176)	7,755,115	4,252,391	Q3 2010
949837BK3	8,529,969	8,512,962		(17,007)	8,512,962	6,582,888	Q3 2010
12544RAL2	8,654,164	8,581,480		(72,684)	8,581,480	6,388,110	Q3 2010
12669EL95	8,835,696	8,797,872		(37,823)	8,797,872	6,601,090	Q3 2010
12669G5U1	9,025,626	8,841,996		(183,630)	8,841,996	8,322,040	Q3 2010
12669EWY8	9,139,220	8,891,603		(247,617)	8,891,603	6,957,959	Q3 2010
16165TBJ1	9,471,606	9,310,541		(161,065)	9,310,541	7,319,370	Q3 2010
94984XAB6	9,405,896	9,378,147		(27,748)	9,378,147	5,127,610	Q3 2010
12543TAD7	9,547,555	9,470,080		(77,475)	9,470,080	7,959,480	Q3 2010
76110HHA0	9,694,151	9,529,147		(165,003)	9,529,147	7,251,752	Q3 2010
17312FAD5	9,815,809	9,806,180		(9,629)	9,806,180	8,066,300	Q3 2010
362669AQ6	10,010,325	9,998,147		(12,178)	9,998,147	7,466,551	Q3 2010
05948KP37	10,530,359	10,456,348		(74,011)	10,456,348	8,709,566	Q3 2010
46627MAC1	10,932,249	10,874,923		(57,326)	10,874,923	6,533,115	Q3 2010
94984XAM2	11,873,049	11,838,358		(34,691)	11,838,358	7,959,049	Q3 2010
12667FYZ2	13,543,516	12,153,503		(1,390,013)	12,153,503	5,378,866	Q3 2010
45660LPD5	13,630,938	13,535,779		(95,159)	13,535,779	10,422,789	Q3 2010
76114DAE4	14,403,332	14,158,910		(244,422)	14,158,910	13,090,774	Q3 2010
12667GKE2	14,381,868	14,217,499		(164,369)	14,217,499	12,474,020	Q3 2010
12669YAX0	14,609,899	14,474,708		(135,191)	14,474,708	7,351,063	Q3 2010
170255AS2	14,686,766	14,580,345		(106,421)	14,580,345	12,626,625	Q3 2010
36185MEG3	14,702,269	14,698,050		(4,219)	14,698,050	13,749,795	Q3 2010
12669YAH5	15,042,278	14,902,664		(139,614)	14,902,664	11,353,622	Q3 2010
12543UAE2	14,985,389	14,972,823		(12,566)	14,972,823	13,808,141	Q3 2010
46628YBP4	15,292,671	15,243,202		(49,469)	15,243,202	10,564,104	Q3 2010
12544DAQ2	15,349,276	15,280,254		(69,022)	15,280,254	10,370,642	Q3 2010
94985LAD7	15,362,213	15,357,526		(4,687)	15,357,526	11,807,387	Q3 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
94983BAP4	$15,420,761	$15,412,865		$(7,897)	$15,412,865	$12,098,625	Q3 2010
02151NBA9	15,606,580	15,520,065		(86,515)	15,520,065	12,120,095	Q3 2010
17025AAB8	16,283,347	15,828,040		(455,307)	15,828,040	16,699,980	Q3 2010
05948KC98	17,319,534	17,277,034		(42,499)	17,277,034	14,358,801	Q3 2010
05948KF20	17,618,032	17,564,850		(53,182)	17,564,850	15,131,075	Q3 2010
749577AL6	18,139,489	18,074,251		(65,238)	18,074,251	10,410,837	Q3 2010
02148YAD6	18,639,155	18,554,515		(84,640)	18,554,515	17,726,264	Q3 2010
12667GFT5	18,726,582	18,576,104		(150,477)	18,576,104	13,843,487	Q3 2010
12669YAF9	19,610,253	19,399,149		(211,104)	19,399,149	10,066,709	Q3 2010
949837BE7	19,849,775	19,801,904		(47,870)	19,801,904	15,333,220	Q3 2010
12667GW74	19,818,397	19,813,092		(5,305)	19,813,092	15,345,380	Q3 2010
12667F5Z4	21,428,561	21,294,549		(134,012)	21,294,549	17,673,695	Q3 2010
12544DAK5	21,491,809	21,405,725		(86,084)	21,405,725	16,578,519	Q3 2010
02149HAK6	21,864,991	21,660,002		(204,989)	21,660,002	20,699,706	Q3 2010
94985WAP6	21,974,515	21,939,669		(34,846)	21,939,669	19,201,255	Q3 2010
12667GQA4	22,343,996	22,294,347		(49,649)	22,294,347	16,792,289	Q3 2010
02148FAW5	24,307,551	23,980,519		(327,032)	23,980,519	19,215,067	Q3 2010
12667F7D1	24,953,037	24,876,150		(76,887)	24,876,150	19,505,863	Q3 2010
949837CC0	25,539,157	25,444,549		(94,608)	25,444,549	19,255,931	Q3 2010
74958BAH5	25,685,855	25,561,877		(123,978)	25,561,877	18,927,974	Q3 2010
16163BAP9	28,686,716	28,528,270		(158,446)	28,528,270	23,782,605	Q3 2010
94985JCA6	28,644,151	28,584,900		(59,251)	28,584,900	25,770,990	Q3 2010
46628YBK5	29,077,252	29,054,422		(22,830)	29,054,422	14,702,251	Q3 2010
94985JBR0	29,257,811	29,169,352		(88,458)	29,169,352	13,110,447	Q3 2010
12667GLE1	29,623,764	29,503,475		(120,289)	29,503,475	24,393,453	Q3 2010
12544LAK7	30,863,683	30,752,256		(111,427)	30,752,256	27,918,624	Q3 2010
02151FAD1	35,662,487	35,631,440		(31,047)	35,631,440	26,756,800	Q3 2010
94984HAC9	37,354,109	36,448,626		(905,483)	36,448,626	32,702,779	Q3 2010
74957XAF2	36,832,899	36,774,560		(58,339)	36,774,560	28,287,752	Q3 2010
94985WBL4	36,958,147	36,857,659		(100,488)	36,857,659	27,838,397	Q3 2010
17025JAB9	37,271,990	36,891,974		(380,015)	36,891,974	34,077,959	Q3 2010
12545CAU4	37,511,851	37,191,320		(320,531)	37,191,320	34,835,400	Q3 2010
12667F2J3	39,544,156	39,164,430		(379,725)	39,164,430	32,915,608	Q3 2010
161631AV8	40,692,742	40,504,204		(188,539)	40,504,204	32,871,977	Q3 2010
12543UAD4	42,273,632	42,132,737		(140,895)	42,132,737	23,735,250	Q3 2010
02147QAE2	43,134,015	42,336,150		(797,865)	42,336,150	37,748,150	Q3 2010
12670AAF8	45,917,985	45,587,433		(330,552)	45,587,433	37,380,393	Q3 2010
12544AAC9	48,512,531	48,193,800		(318,731)	48,193,800	28,169,900	Q3 2010
94985JAB6	48,450,962	48,327,700		(123,262)	48,327,700	30,442,250	Q3 2010
74958EAD8	48,969,169	48,804,200		(164,969)	48,804,200	41,046,800	Q3 2010
12667GJR5	50,995,614	50,818,362		(177,252)	50,818,362	37,041,360	Q3 2010
94985RAP7	61,403,193	61,264,640		(138,553)	61,264,640	44,305,600	Q3 2010
12667GFB4	66,405,357	66,349,512		(55,845)	66,349,512	52,004,355	Q3 2010
12667GBA0	67,787,544	67,607,741		(179,803)	67,607,741	51,342,736	Q3 2010
949837AF5	68,594,272	68,455,886		(138,386)	68,455,886	41,453,035	Q3 2010
94985WAQ4	72,997,980	72,781,248		(216,732)	72,781,248	57,469,842	Q3 2010
94986AAC2	110,671,126	110,256,395		(414,731)	110,256,395	97,475,610	Q3 2010
05948KF38	8,102,922	8,008,653		(94,269)	8,008,653	7,523,260	Q3 2010
02660TFM0	10,000,000	9,111,833		(888,167)	9,111,833	5,875,731	Q2 2010
05947UJV1	230,773	—		(230,773)	—	250,062	Q2 2010
05947UWD6	3,887	—	*	(3,887)	—	17	Q2 2010
38500XAL6	19,569,620	1,200,000		(18,369,620)	1,200,000	1,200,000	Q2 2010
38500XAM4	1,390,890	—	*	(1,390,890)	—	180,390	Q2 2010
525221JV0	1,204,722	1,143,027		(61,695)	1,143,027	1,389,414	Q2 2010
61749EAE7	20,521,789	19,037,308		(1,484,481)	19,037,308	16,444,615	Q2 2010
02147QAE2	43,607,310	43,250,000		(357,310)	43,250,000	36,456,645	Q2 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
02148FAW5	$24,764,882	$24,744,699	$(20,183)	$24,744,699	$18,944,847	Q2 2010
02148YAD6	18,959,037	18,754,083	(204,954)	18,754,083	17,217,844	Q2 2010
02149HAK6	22,147,214	21,909,031	(238,183)	21,909,031	20,032,454	Q2 2010
02151CBD7	25,594,706	25,322,620	(272,086)	25,322,620	21,171,746	Q2 2010
02151FAD1	36,260,450	35,708,000	(552,450)	35,708,000	25,848,640	Q2 2010
05948KB65	9,775,591	9,767,580	(8,011)	9,767,580	6,880,762	Q2 2010
05948KC98	17,486,605	17,465,528	(21,077)	17,465,528	13,745,026	Q2 2010
05948KF20	17,769,200	17,751,754	(17,446)	17,751,754	15,634,741	Q2 2010
05948KKZ1	4,669,696	4,553,585	(116,111)	4,553,585	3,037,480	Q2 2010
05948KLA5	943,050	848,321	(94,729)	848,321	925,782	Q2 2010
05948KP37	10,605,841	10,530,759	(75,082)	10,530,759	8,290,079	Q2 2010
05949AMP2	840,574	727,190	(113,384)	727,190	1,437,741	Q2 2010
12543UAD4	42,348,982	42,321,343	(27,639)	42,321,343	22,970,474	Q2 2010
12543UAE2	15,120,338	15,014,740	(105,598)	15,014,740	8,284,514	Q2 2010
12543XAD8	24,672,024	24,630,000	(42,024)	24,630,000	18,013,338	Q2 2010
12544DAK5	21,554,275	21,486,386	(67,889)	21,486,386	15,740,814	Q2 2010
12544DAQ2	15,401,721	15,360,128	(41,593)	15,360,128	10,058,344	Q2 2010
12544LAK7	30,938,839	30,854,400	(84,439)	30,854,400	26,452,928	Q2 2010
12544RAL2	8,678,575	8,663,000	(15,575)	8,663,000	6,057,710	Q2 2010
12545CAU4	37,809,701	37,548,000	(261,701)	37,548,000	32,720,240	Q2 2010
12667F7D1	25,272,217	25,220,610	(51,607)	25,220,610	19,089,165	Q2 2010
12667FMJ1	18,249,039	16,795,987	(1,453,052)	16,795,987	9,771,574	Q2 2010
12667FR98	2,402,990	1,819,641	(583,349)	1,819,641	1,365,102	Q2 2010
12667FYZ2	14,897,374	13,912,931	(984,443)	13,912,931	5,145,385	Q2 2010
12667G8B2	87,218	68,304	(18,914)	68,304	177,785	Q2 2010
12667GBA0	68,402,008	68,282,640	(119,368)	68,282,640	50,138,543	Q2 2010
12667GFB4	67,048,513	66,949,823	(98,690)	66,949,823	50,786,923	Q2 2010
12667GFT5	18,766,761	18,741,443	(25,318)	18,741,443	13,010,285	Q2 2010
12667GJG9	16,197,696	16,150,982	(46,714)	16,150,982	11,650,232	Q2 2010
12667GJR5	50,615,994	50,483,550	(132,444)	50,483,550	35,617,692	Q2 2010
12667GKE2	14,577,494	14,515,865	(61,629)	14,515,865	7,914,878	Q2 2010
12667GLE1	29,905,071	29,881,712	(23,359)	29,881,712	23,880,078	Q2 2010
12667GQA4	22,506,298	22,460,394	(45,904)	22,460,394	16,292,248	Q2 2010
12667GUG6	6,374,893	6,339,105	(35,788)	6,339,105	5,439,295	Q2 2010
12667GW74	19,961,817	19,886,000	(75,817)	19,886,000	14,816,578	Q2 2010
12668AAG0	17,380,632	17,270,938	(109,694)	17,270,938	16,458,570	Q2 2010
126694JS8	27,851,078	27,774,433	(76,645)	27,774,433	11,456,916	Q2 2010
12669DN79	4,405,292	4,358,244	(47,048)	4,358,244	2,268,827	Q2 2010
12669DN87	1,232,118	1,116,045	(116,073)	1,116,045	1,266,465	Q2 2010
12669E4W3	2,888,994	2,881,803	(7,191)	2,881,803	2,594,890	Q2 2010
12669YAF9	19,667,671	19,608,000	(59,671)	19,608,000	9,585,698	Q2 2010
12669YAH5	15,357,306	15,079,800	(277,506)	15,079,800	10,946,251	Q2 2010
12669YAX0	14,918,393	14,647,080	(271,313)	14,647,080	6,992,192	Q2 2010
161631AV8	40,839,369	40,694,486	(144,883)	40,694,486	31,252,349	Q2 2010
16163BAP9	28,792,721	28,700,550	(92,171)	28,700,550	23,400,306	Q2 2010
170255AS2	14,759,899	14,701,500	(58,399)	14,701,500	11,982,225	Q2 2010
17025AAB8	16,181,831	16,172,000	(9,831)	16,172,000	14,520,234	Q2 2010
17307G4H8	8,933,129	8,323,160	(609,969)	8,323,160	6,853,426	Q2 2010
17312FAD5	9,835,339	9,813,000	(22,339)	9,813,000	7,749,916	Q2 2010
251510ET6	3,857,397	3,772,604	(84,793)	3,772,604	1,528,953	Q2 2010
32051GDH5	3,252,876	1,786,149	(1,466,727)	1,786,149	3,463,472	Q2 2010
32051GFL4	7,483,229	7,445,103	(38,126)	7,445,103	5,640,328	Q2 2010
32051GVL6	25,285,339	24,685,122	(600,217)	24,685,122	20,274,599	Q2 2010
36185MEG3	14,806,237	14,698,500	(107,737)	14,698,500	13,133,460	Q2 2010
3622MPAN8	28,614,151	28,411,588	(202,563)	28,411,588	23,067,594	Q2 2010
362669AQ6	10,054,269	10,017,389	(36,880)	10,017,389	7,067,147	Q2 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
45660LPD5	$13,629,843	$13,624,200		$(5,643)	$13,624,200	$9,771,779	Q2 2010
46628YBP4	15,318,147	15,300,702		(17,445)	15,300,702	10,182,346	Q2 2010
52521RAS0	2,469,848	2,467,918		(1,930)	2,467,918	1,344,928	Q2 2010
576434JM7	5,886,943	5,653,674		(233,269)	5,653,674	3,250,454	Q2 2010
576434SW5	8,120,545	7,355,638		(764,907)	7,355,638	6,446,802	Q2 2010
74951PEA2	597,326	543,209		(54,117)	543,209	436,786	Q2 2010
74957EAF4	38,358,479	38,293,596		(64,883)	38,293,596	31,920,863	Q2 2010
74957VAQ2	22,202,597	22,177,240		(25,357)	22,177,240	18,773,771	Q2 2010
749583AH3	10,118,223	10,072,116		(46,107)	10,072,116	4,455,192	Q2 2010
74958BAH5	25,784,859	25,728,036		(56,823)	25,728,036	18,448,619	Q2 2010
74958EAD8	49,154,795	48,980,000		(174,795)	48,980,000	39,845,220	Q2 2010
76110H5M7	91,144	90,400		(744)	90,400	99,457	Q2 2010
76110HHB8	2,928,571	2,269,149		(659,422)	2,269,149	1,574,575	Q2 2010
76110HNQ8	3,116,679	3,024,481		(92,198)	3,024,481	1,883,540	Q2 2010
76110HSG5	6,516,403	6,414,262		(102,141)	6,414,262	3,841,482	Q2 2010
76110HSH3	1,800,187	1,733,449		(66,738)	1,733,449	604,826	Q2 2010
761118PQ5	12,207,070	12,192,106		(14,964)	12,192,106	9,685,647	Q2 2010
94980KAQ5	547,902	379,172		(168,730)	379,172	609,386	Q2 2010
949837AF5	68,992,674	68,564,059		(428,615)	68,564,059	39,882,612	Q2 2010
949837BE7	19,954,665	19,833,968		(120,697)	19,833,968	14,590,502	Q2 2010
949837BK3	8,580,092	8,527,305		(52,787)	8,527,305	6,364,555	Q2 2010
949837CC0	25,681,333	25,528,998		(152,335)	25,528,998	18,373,777	Q2 2010
94984XAB6	9,481,753	9,414,256		(67,497)	9,414,256	5,064,834	Q2 2010
94984XAD2	7,840,833	7,784,280		(56,553)	7,784,280	4,191,274	Q2 2010
94984XAM2	11,969,285	11,883,922		(85,363)	11,883,922	7,797,417	Q2 2010
94985JAB6	48,678,798	48,455,000		(223,798)	48,455,000	29,726,700	Q2 2010
94985JBR0	29,415,431	29,263,940		(151,491)	29,263,940	12,762,503	Q2 2010
94985JCA6	28,823,651	28,677,000		(146,651)	28,677,000	24,438,870	Q2 2010
94985RAP7	61,723,029	61,427,200		(295,829)	61,427,200	44,165,632	Q2 2010
94985WAP6	22,493,083	22,415,762		(77,321)	22,415,762	19,308,138	Q2 2010
94985WAQ4	72,279,028	71,850,942		(428,086)	71,850,942	30,769,004	Q2 2010
94985WBL4	37,110,835	36,927,295		(183,540)	36,927,295	27,557,573	Q2 2010
94986AAC2	111,161,847	110,675,500		(486,347)	110,675,500	92,731,400	Q2 2010
059512AM5	26,404,034	—	[2]	(19,923,125)	6,480,909	6,480,909	Q2 2010
19075CAJ2	10,031,998	—	[2]	(5,248,178)	4,783,820	4,783,820	Q2 2010
19075CAK9	5,761,021	—	[2]	(385,711)	5,375,310	5,375,310	Q2 2010
19075CAN3	454,802	—	[2]	(4,802)	450,000	450,000	Q2 2010
36246LAH4	19,769,386	—	[2]	(9,647,006)	10,122,380	10,122,380	Q2 2010
36246LAJ0	17,703,838	—	[2]	(9,099,438)	8,604,400	8,604,400	Q2 2010
52108RAG7	28,021,097	—	[2]	(5,282,325)	22,738,772	22,738,772	Q2 2010
55313KAJ0	1,755,398	—	[2]	(84,954)	1,670,444	1,670,444	Q2 2010
55313KAJ0	1,789,364	—	[2]	(118,920)	1,670,444	1,670,444	Q2 2010
55313KAJ0	3,863,753	—	[2]	(105,254)	3,758,499	3,758,499	Q2 2010
61746WFS4	2,614,031	—	[2]	(104,456)	2,509,575	2,509,575	Q2 2010
92978YAK6	9,765,193	—	[2]	(5,334,123)	4,431,070	4,431,070	Q2 2010
92978YAN0	2,880,921	—	[2]	(222,411)	2,658,510	2,658,510	Q2 2010
92978YAT7	1,640,163	—	[2]	(265,163)	1,375,000	1,375,000	Q2 2010
00253CHY6	3,147,874	3,121,443		(26,431)	3,121,443	1,069,028	Q2 2010
03072SQV0	1,528,576	1,058,958		(469,618)	1,058,958	432,209	Q2 2010
03762AAG4	3,000,000	2,290,278		(709,722)	2,290,278	473,700	Q2 2010
03762CAC9	5,584,298	3,524,267		(2,060,031)	3,524,267	868,500	Q2 2010
03762CAD7	1,266,130	1,058,868		(207,262)	1,058,868	609,000	Q2 2010
03762GAC0	2,005,088	1,849,219		(155,869)	1,849,219	1,020,600	Q2 2010
05947UY28	3,872,411	3,536,539		(335,872)	3,536,539	2,304,160	Q2 2010
05950VAT7	5,719,149	1,716,939		(4,002,210)	1,716,939	684,000	Q2 2010
05950XAN6	8,880,703	113,574		(8,767,129)	113,574	5,829,948	Q2 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
07383F4H8	$4,215,294	$2,999,442	$(1,215,852)	$2,999,442	$2,092,997	Q2 2010
07383F6U7	5,012,020	4,551,163	(460,857)	4,551,163	2,193,960	Q2 2010
07387BEP4	4,526,623	2,598,305	(1,928,318)	2,598,305	1,022,967	Q2 2010
07387BEQ2	1,586,185	1,037,442	(548,743)	1,037,442	1,538,635	Q2 2010
07387BFZ1	2,845,351	2,806,498	(38,853)	2,806,498	994,117	Q2 2010
07387BGA5	1,043,338	704,201	(339,137)	704,201	475,037	Q2 2010
07388PAQ4	684,280	539,480	(144,800)	539,480	550,000	Q2 2010
07388RAK3	4,401,107	4,183,273	(217,834)	4,183,273	2,069,025	Q2 2010
07388RAL1	8,100,749	1,863,914	(6,236,835)	1,863,914	2,004,431	Q2 2010
07388RAM9	7,968,701	765,096	(7,203,605)	765,096	1,874,997	Q2 2010
07388RAN7	1,282,927	230,554	(1,052,373)	230,554	1,767,880	Q2 2010
07388RAP2	566,417	157,102	(409,315)	157,102	520,000	Q2 2010
07388VAL2	11,525,006	10,970,227	(554,779)	10,970,227	3,277,402	Q2 2010
07388YBE1	1,156,869	1,027,849	(129,020)	1,027,849	718,053	Q2 2010
12513YAL4	9,675,666	5,017,599	(4,658,067)	5,017,599	2,571,440	Q2 2010
12513YAM2	5,896,605	4,533,599	(1,363,006)	4,533,599	6,280,559	Q2 2010
12513YAP5	426,721	—	(426,721)	—	525,000	Q2 2010
126171AQ0	4,279,102	3,221,462	(1,057,640)	3,221,462	1,587,060	Q2 2010
126671R73	4,136,680	1,903,429	(2,233,251)	1,903,429	1,441,915	Q2 2010
14986DAR1	16,842,252	12,454,676	(4,387,576)	12,454,676	3,947,228	Q2 2010
14986DAT7	20,095,834	4,270,382	(15,825,452)	4,270,382	4,591,840	Q2 2010
161546DN3	629,467	370,153	(259,314)	370,153	352,676	Q2 2010
161546GN0	2,474,742	2,218,390	(256,352)	2,218,390	1,496,551	Q2 2010
161546HW9	2,109,796	1,916,133	(193,663)	1,916,133	877,420	Q2 2010
17310MAQ3	11,543,931	10,977,840	(566,091)	10,977,840	2,437,350	Q2 2010
17310MAS9	869,195	658,119	(211,076)	658,119	524,056	Q2 2010
190749AN1	454,683	—	(454,683)	—	334,555	Q2 2010
20047EAM4	17,809,954	2,262,744	(15,547,210)	2,262,744	7,551,052	Q2 2010
20047EAP7	1,939,562	86,050	(1,853,512)	86,050	4,187,072	Q2 2010
20173MAQ3	543,825	409,714	(134,111)	409,714	450,000	Q2 2010
20173QAN1	8,868,964	6,470,937	(2,398,027)	6,470,937	2,766,705	Q2 2010
20173QAQ4	1,819,040	1,504,220	(314,820)	1,504,220	964,680	Q2 2010
21075WBA2	1,992,829	1,695,008	(297,821)	1,695,008	1,755,083	Q2 2010
21075WCJ2	1,024,488	991,680	(32,808)	991,680	919,230	Q2 2010
22544QAK5	7,527,566	3,664,397	(3,863,169)	3,664,397	4,856,256	Q2 2010
22544QAM1	1,598,153	928,636	(669,517)	928,636	4,888,517	Q2 2010
22544QAN9	462,771	405,235	(57,536)	405,235	2,008,916	Q2 2010
22544QAP4	260,514	141,114	(119,400)	141,114	1,063,716	Q2 2010
22544QAQ2	432,694	—	(432,694)	—	1,627,740	Q2 2010
225458SA7	18,121,902	2,904,026	(15,217,876)	2,904,026	2,131,445	Q2 2010
225458SB5	9,869,737	—	(9,869,737)	—	1,281,595	Q2 2010
225470G80	9,885,679	9,314,838	(570,841)	9,314,838	3,586,580	Q2 2010
225470H22	829,081	674,362	(154,719)	674,362	930,776	Q2 2010
294751CV2	1,421,894	1,210,588	(211,306)	1,210,588	325,129	Q2 2010
361849K84	7,525,132	4,018,985	(3,506,147)	4,018,985	4,018,985	Q2 2010
361849K92	7,623,154	—	(7,623,154)	—	3,325,906	Q2 2010
361849S29	4,640,299	2,288,639	(2,351,660)	2,288,639	2,291,990	Q2 2010
36228CXK4	14,004,526	6,878,135	(7,126,391)	6,878,135	2,100,000	Q2 2010
3622MSAC6	935,442	768,560	(166,882)	768,560	450,000	Q2 2010
362332AT5	166,263	—	(166,263)	—	2,198,895	Q2 2010
36298JAA1	27,099,044	24,822,176	(2,276,868)	24,822,176	12,400,025	Q2 2010
36298JAC7	5,139,995	1,949,799	(3,190,196)	1,949,799	1,200,000	Q2 2010
42332QAN3	1,680,985	861,180	(819,805)	861,180	220,625	Q2 2010
449670FA1	1,137,158	989,132	(148,026)	989,132	824,067	Q2 2010
46625M2W8	1,190,469	1,035,452	(155,017)	1,035,452	172,779	Q2 2010
46625M2Y4	304,618	148,459	(156,159)	148,459	166,916	Q2 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46625MQ85	$1,454,205	$1,055,723		$(398,482)	$1,055,723	$129,182	Q2 2010
46625MQ93	263,036	—	*	(263,036)	—	121,269	Q2 2010
46625MUJ6	3,233,936	2,328,338		(905,598)	2,328,338	915,605	Q2 2010
46625MZH5	1,098,149	973,556		(124,593)	973,556	600,519	Q2 2010
46625MZJ1	229,904	—	*	(229,904)	—	480,692	Q2 2010
46625YC68	1,920,693	1,211,550		(709,143)	1,211,550	801,566	Q2 2010
46625YQ63	5,852,943	4,691,374		(1,161,569)	4,691,374	2,214,827	Q2 2010
46625YQ89	1,091,980	539,080		(552,900)	539,080	1,126,233	Q2 2010
46625YQ97	652,152	415,318		(236,834)	415,318	1,398,630	Q2 2010
46628FAU5	4,912,849	4,049,667		(863,182)	4,049,667	1,006,440	Q2 2010
46629GAQ1	3,896,818	3,365,021		(531,797)	3,365,021	1,352,515	Q2 2010
46629PAU2	2,702,265	690,309		(2,011,956)	690,309	983,460	Q2 2010
46629YAM1	13,707,049	8,592,792		(5,114,257)	8,592,792	6,450,580	Q2 2010
46630AAC2	688,305	577,839		(110,466)	577,839	595,000	Q2 2010
46630AAG3	354,138	345,685		(8,453)	345,685	360,000	Q2 2010
46631BAM7	9,824,117	7,639,563		(2,184,554)	7,639,563	3,573,100	Q2 2010
46631BAN5	20,305,019	5,730,812		(14,574,207)	5,730,812	8,501,437	Q2 2010
46631BAP0	3,520,588	2,243,276		(1,277,312)	2,243,276	3,436,631	Q2 2010
46632HAQ4	644,565	523,138		(121,427)	523,138	487,451	Q2 2010
46632HAR2	1,000,083	789,774		(210,309)	789,774	968,281	Q2 2010
50179AAM9	2,402,327	1,391,550		(1,010,777)	1,391,550	480,000	Q2 2010
50180CAM2	2,358,833	2,090,558		(268,275)	2,090,558	1,991,243	Q2 2010
50180JAK1	20,070,456	17,763,790		(2,306,666)	17,763,790	4,400,140	Q2 2010
50180JAL9	3,748,058	176,580		(3,571,478)	176,580	840,000	Q2 2010
50180JAM7	1,106,615	432,446		(674,169)	432,446	1,700,000	Q2 2010
50180JAR6	308,480	212,024		(96,456)	212,024	840,000	Q2 2010
52108HV76	5,010,652	4,725,295		(285,357)	4,725,295	1,674,835	Q2 2010
52108HZ80	4,919,590	1,306,664		(3,612,926)	1,306,664	1,793,141	Q2 2010
52108MDU4	2,403,634	1,590,363		(813,271)	1,590,363	977,760	Q2 2010
52108MGC1	4,348,789	3,833,542		(515,247)	3,833,542	923,270	Q2 2010
52108MGD9	4,934,933	577,539		(4,357,394)	577,539	497,400	Q2 2010
52108RCK6	6,079,350	2,445,872		(3,633,478)	2,445,872	853,528	Q2 2010
525221JV0	1,204,722	1,143,027		(61,695)	1,143,027	1,219,341	Q2 2010
52522HAL6	33,516,549	32,632,083		(884,466)	32,632,083	18,025,164	Q2 2010
53944MAC3	589,299	230,382		(358,917)	230,382	420,000	Q2 2010
55312TAH6	7,043,679	4,110,302		(2,933,377)	4,110,302	2,912,630	Q2 2010
55312VAR9	19,759,184	12,962,511		(6,796,673)	12,962,511	5,571,293	Q2 2010
55312YAH5	7,938,163	7,162,925		(775,238)	7,162,925	4,310,000	Q2 2010
55312YAJ1	1,059,807	891,680		(168,127)	891,680	2,550,000	Q2 2010
55313KAH4	9,999,723	8,754,244		(1,245,479)	8,754,244	4,566,120	Q2 2010
59022HBX9	10,266,655	10,211,952		(54,703)	10,211,952	4,731,891	Q2 2010
59023BAN4	1,021,114	1,018,056		(3,058)	1,018,056	770,000	Q2 2010
60687UAM9	3,361,402	2,705,553		(655,849)	2,705,553	1,074,526	Q2 2010
60687VAN5	32,425	27,267		(5,158)	27,267	749,891	Q2 2010
617451FW4	3,284,135	3,248,440		(35,695)	3,248,440	549,494	Q2 2010
61745M6T5	6,514,086	5,299,526		(1,214,560)	5,299,526	2,651,250	Q2 2010
61745MX57	2,849,974	2,608,523		(241,451)	2,608,523	1,120,443	Q2 2010
61749MAG4	108,945	92,067		(16,878)	92,067	345,736	Q2 2010
61750HAN6	2,178,763	1,209,245		(969,518)	1,209,245	753,703	Q2 2010
61750YAF6	32,430,105	32,248,898		(181,207)	32,248,898	26,973,444	Q2 2010
61751NAQ5	1,387,727	864,604		(523,123)	864,604	805,440	Q2 2010
61751NAR3	714,999	378,635		(336,364)	378,635	400,000	Q2 2010
61751XAJ9	3,806,023	1,176,416		(2,629,607)	1,176,416	2,239,730	Q2 2010
61751XAK6	991,153	807,197		(183,956)	807,197	2,016,340	Q2 2010
61751XAL4	287,819	225,267		(62,552)	225,267	687,532	Q2 2010
61754KAP0	2,678,454	2,541,397		(137,057)	2,541,397	3,684,741	Q2 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
643529AD2	$12,102,280	$11,103,196		$(999,084)	$11,103,196	$8,263,928	Q2 2010
74438WAN6	1,082,617	400,684		(681,933)	400,684	35,420	Q2 2010
760985YY1	831,763	605,023		(226,740)	605,023	143,230	Q2 2010
76110WRX6	1,417,999	758,223		(659,776)	758,223	583,292	Q2 2010
86359B4V0	21,641,235	20,762,501		(878,734)	20,762,501	14,349,507	Q2 2010
86359DMX2	49,984,375	47,927,368		(2,057,007)	47,927,368	32,510,440	Q2 2010
87222PAE3	29,238,524	28,382,087		(856,437)	28,382,087	15,820,916	Q2 2010
92977QAM0	20,053,514	10,149,716		(9,903,798)	10,149,716	5,842,480	Q2 2010
92978MAL0	11,091,220	10,867,453		(223,767)	10,867,453	4,429,080	Q2 2010
92978MAN6	7,874,789	1,282,000		(6,592,789)	1,282,000	5,840,200	Q2 2010
92978MAT3	130,171	—		(130,171)	—	435,680	Q2 2010
92978TAK7	20,062,978	14,704,038		(5,358,940)	14,704,038	5,308,880	Q2 2010
92978TAL5	22,273,467	4,978,080		(17,295,387)	4,978,080	6,427,860	Q2 2010
92978TAM3	5,018,168	4,288,449		(729,719)	4,288,449	5,558,910	Q2 2010
93934DAR8	63,646	54,032		(9,614)	54,032	44,885	Q2 2010
94352LAA8	753,269	703,329		(49,940)	703,329	780,244	Q2 2010
94352MAG3	10,000,000	8,713,521		(1,286,479)	8,713,521	2,076,900	Q2 2010
939344AN7	6,065,430	—	[2]	(1,272,720)	4,792,710	4,792,710	Q2 2010
36246LAH4	10,122,380	—	[2]	(718,760)	9,403,620	9,403,620	Q2 2010
52108RAG7	22,738,772	—	[2]	(1,975,596)	20,763,176	20,763,176	Q2 2010
55313KAJ0	7,099,387	—	[2]	(54,774)	7,044,613	7,044,613	Q2 2010
61746WFS4	2,509,576	—	[2]	(80,894)	2,428,682	2,428,682	Q2 2010
92978YAK6	4,431,070	—	[2]	(1,091,120)	3,339,950	3,339,950	Q2 2010
92978YAN0	2,658,510	—	[2]	(314,085)	2,344,425	2,344,425	Q2 2010
00253CHK6	2,245,378	1,955,804		(289,574)	1,955,804	1,174,423	Q1 2010
74040KAC6	6,795,019	—	[2]	(2,859,085)	3,935,934	3,935,934	Q1 2010
03702YAC4	25,200	—	[2]	(10,800)	14,400	14,400	Q1 2010
55312TAR4	650,808	—	[2]	(165,128)	485,680	485,680	Q1 2010
00253CHZ3	1,380,622	1,351,331		(29,291)	1,351,331	674,212	Q1 2010
02147QAE2	45,092,898	43,634,925		(1,457,973)	43,634,925	35,987,230	Q1 2010
02148FAW5	26,144,301	25,008,260		(1,136,041)	25,008,260	18,776,720	Q1 2010
02148YAD6	19,568,230	18,986,984		(581,246)	18,986,984	17,070,532	Q1 2010
02149HAK6	23,392,360	22,157,145		(1,235,215)	22,157,145	19,738,678	Q1 2010
02151CBD7	27,542,769	25,854,585		(1,688,184)	25,854,585	23,165,668	Q1 2010
02151FAD1	37,054,586	36,269,400		(785,186)	36,269,400	25,475,656	Q1 2010
02151NBA9	17,316,643	15,671,369		(1,645,274)	15,671,369	8,688,977	Q1 2010
03072SQV0	2,402,016	1,539,826		(862,190)	1,539,826	447,980	Q1 2010
036510AB1	2,640,442	2,216,364		(424,078)	2,216,364	502,060	Q1 2010
03762CAC9	9,000,000	5,654,271		(3,345,729)	5,654,271	1,626,300	Q1 2010
03762CAD7	6,000,000	1,372,918		(4,627,082)	1,372,918	1,165,200	Q1 2010
03762GAC0	10,500,000	2,177,454		(8,322,546)	2,177,454	2,088,450	Q1 2010
03762GAE6	2,700,000	374,568		(2,325,432)	374,568	610,740	Q1 2010
05947UMP0	220,115	—	*	(220,115)	—	268,157	Q1 2010
05947UMQ8	40,439	—	*	(40,439)	—	7,346	Q1 2010
05947UVZ8	318,015	298,794		(19,221)	298,794	11,341	Q1 2010
05947UWA2	160,955	—	*	(160,955)	—	5,670	Q1 2010
05947UWB0	38,213	—	*	(38,213)	—	11	Q1 2010
05947UWC8	37,462	—	*	(37,462)	—	11	Q1 2010
05947UY28	4,010,191	3,876,118		(134,073)	3,876,118	2,551,720	Q1 2010
05947UY51	7,831,831	68,014		(7,763,817)	68,014	4,118,618	Q1 2010
05947UY77	9,757,427	86,694		(9,670,733)	86,694	2,848,530	Q1 2010
05948KB65	9,967,742	9,779,206		(188,536)	9,779,206	6,793,636	Q1 2010
05948KC98	17,655,061	17,488,890		(166,171)	17,488,890	13,601,691	Q1 2010
05948KF20	17,999,982	17,770,893		(229,089)	17,770,893	15,539,459	Q1 2010
05948KLA5	1,682,897	966,410		(716,487)	966,410	922,443	Q1 2010
05948KP37	10,677,570	10,605,671		(71,899)	10,605,671	8,190,960	Q1 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05949AA67	$4,729,113	$2,495,578	$(2,233,535)	$2,495,578	$3,005,167	Q1 2010
05949AA75	255,894	251,887	(4,007)	251,887	430,578	Q1 2010
05949AM23	1,731,479	910,147	(821,332)	910,147	1,872,146	Q1 2010
05949AM31	358,619	174,351	(184,268)	174,351	328,060	Q1 2010
05949AMN7	6,185,487	5,227,430	(958,057)	5,227,430	4,028,445	Q1 2010
05949AMP2	2,112,024	867,709	(1,244,315)	867,709	1,432,633	Q1 2010
05949TBF5	19,631,054	19,565,964	(65,090)	19,565,964	16,488,408	Q1 2010
059500AM0	223,440	187,083	(36,357)	187,083	223,440	Q1 2010
05950XAN6	12,038,356	8,926,103	(3,112,253)	8,926,103	5,155,668	Q1 2010
059511AM7	1,289,986	1,249,704	(40,282)	1,249,704	1,392,444	Q1 2010
059511AS4	1,188,469	1,011,351	(177,118)	1,011,351	1,314,724	Q1 2010
059511AU9	1,414,062	1,236,027	(178,035)	1,236,027	1,730,310	Q1 2010
07383F5T1	4,790,399	4,327,654	(462,745)	4,327,654	1,797,485	Q1 2010
07387BGA5	1,400,027	1,067,771	(332,256)	1,067,771	394,127	Q1 2010
07388RAN7	2,618,137	1,403,761	(1,214,376)	1,403,761	1,527,310	Q1 2010
07388RAP2	923,296	652,661	(270,635)	652,661	585,000	Q1 2010
07388YBC5	1,667,650	1,652,127	(15,523)	1,652,127	1,013,894	Q1 2010
07388YBE1	1,280,301	1,239,645	(40,656)	1,239,645	651,277	Q1 2010
12513YAL4	10,033,170	9,682,091	(351,079)	9,682,091	2,297,280	Q1 2010
12513YAM2	16,421,411	6,213,015	(10,208,396)	6,213,015	5,320,833	Q1 2010
12513YAP5	668,265	489,748	(178,517)	489,748	550,000	Q1 2010
12513YAR1	10,266,538	114,284	(10,152,254)	114,284	4,599,900	Q1 2010
12543UAE2	15,131,563	15,127,220	(4,343)	15,127,220	8,170,711	Q1 2010
12543XAD8	24,797,903	24,672,225	(125,678)	24,672,225	18,039,990	Q1 2010
12544ABJ3	13,091,155	12,070,878	(1,020,277)	12,070,878	12,263,022	Q1 2010
12544DAK5	21,675,290	21,552,653	(122,637)	21,552,653	15,549,424	Q1 2010
12544DAQ2	15,572,064	15,404,221	(167,843)	15,404,221	9,926,487	Q1 2010
12558MBP6	4,464,218	2,194,447	(2,269,771)	2,194,447	1,602,262	Q1 2010
12566RAG6	38,921,572	36,322,540	(2,599,032)	36,322,540	29,557,714	Q1 2010
126378AG3	13,400,744	11,953,260	(1,447,484)	11,953,260	9,307,516	Q1 2010
126378AH1	14,653,389	13,107,947	(1,545,442)	13,107,947	8,948,331	Q1 2010
126670GR3	6,435,271	6,134,841	(300,430)	6,134,841	2,553,352	Q1 2010
126670QT8	3,567,630	3,532,757	(34,873)	3,532,757	1,735,609	Q1 2010
126671TW6	791,031	482,758	(308,273)	482,758	173,299	Q1 2010
12667F4N2	9,827,189	9,686,117	(141,072)	9,686,117	6,712,318	Q1 2010
12667F7D1	25,637,740	25,380,242	(257,498)	25,380,242	18,962,088	Q1 2010
12667FMJ1	19,236,952	18,352,895	(884,057)	18,352,895	9,673,785	Q1 2010
12667FR98	4,326,017	2,464,197	(1,861,820)	2,464,197	1,354,983	Q1 2010
12667FW92	8,268,058	8,092,925	(175,133)	8,092,925	8,186,958	Q1 2010
12667FYZ2	19,181,294	15,089,537	(4,091,757)	15,089,537	5,129,987	Q1 2010
12667G8B2	91,097	88,957	(2,140)	88,957	179,961	Q1 2010
12667GBA0	69,058,015	68,732,995	(325,020)	68,732,995	49,770,826	Q1 2010
12667GFB4	67,640,171	67,336,274	(303,897)	67,336,274	50,440,009	Q1 2010
12667GFT5	19,136,757	18,770,374	(366,383)	18,770,374	12,774,402	Q1 2010
12667GJG9	16,350,299	16,229,555	(120,744)	16,229,555	11,513,931	Q1 2010
12667GJR5	50,384,658	50,284,751	(99,907)	50,284,751	34,930,567	Q1 2010
12667GKE2	14,834,096	14,618,697	(215,399)	14,618,697	7,806,783	Q1 2010
12667GLE1	30,077,725	30,005,580	(72,145)	30,005,580	23,611,971	Q1 2010
12667GQA4	22,619,726	22,510,909	(108,817)	22,510,909	16,091,161	Q1 2010
12667GUG6	6,835,517	6,537,866	(297,651)	6,537,866	5,463,941	Q1 2010
12667GW74	20,027,382	19,963,420	(63,962)	19,963,420	14,633,914	Q1 2010
12668AAG0	18,586,413	17,911,328	(675,085)	17,911,328	16,654,665	Q1 2010
12668ASQ9	27,229,913	25,937,547	(1,292,366)	25,937,547	22,812,379	Q1 2010
12668ASR7	7,317,769	6,886,618	(431,151)	6,886,618	4,037,703	Q1 2010
12669DN79	4,528,692	4,471,443	(57,249)	4,471,443	2,271,979	Q1 2010
12669DN87	1,895,658	1,279,333	(616,325)	1,279,333	1,264,284	Q1 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12669E4W3	$4,764,288	$2,964,336	$(1,799,952)	$2,964,336	$2,585,613	Q1 2010
12669EL95	9,268,819	9,039,136	(229,683)	9,039,136	6,425,375	Q1 2010
12669EWY8	9,536,306	9,367,430	(168,876)	9,367,430	6,773,222	Q1 2010
12669EWZ5	2,824,872	1,934,891	(889,981)	1,934,891	1,526,678	Q1 2010
12669G5U1	9,149,772	9,036,280	(113,492)	9,036,280	7,866,346	Q1 2010
12669YAH5	16,359,710	15,365,488	(994,222)	15,365,488	7,308,981	Q1 2010
12669YAX0	15,297,865	14,926,570	(371,295)	14,926,570	6,898,128	Q1 2010
14986DAT7	24,625,401	20,166,978	(4,458,423)	20,166,978	4,189,337	Q1 2010
152314DS6	1,127,221	801,232	(325,989)	801,232	430,502	Q1 2010
152314DT4	340,216	163,344	(176,872)	163,344	285,159	Q1 2010
161546DN3	737,959	631,245	(106,714)	631,245	383,371	Q1 2010
161546DP8	757,971	437,227	(320,744)	437,227	276,098	Q1 2010
161546EC6	1,632,334	737,755	(894,579)	737,755	775,601	Q1 2010
161546ED4	1,026,193	150,374	(875,819)	150,374	122,313	Q1 2010
161546ET9	1,741,926	805,218	(936,708)	805,218	460,741	Q1 2010
161546FK7	2,617,221	1,184,558	(1,432,663)	1,184,558	1,193,016	Q1 2010
161546FY7	2,174,201	1,131,814	(1,042,387)	1,131,814	901,447	Q1 2010
161546GN0	3,527,196	2,676,088	(851,108)	2,676,088	1,565,295	Q1 2010
161546HW9	2,319,369	2,179,089	(140,280)	2,179,089	914,234	Q1 2010
161546HX7	2,309,448	754,383	(1,555,065)	754,383	783,254	Q1 2010
161551FV3	428,801	168,509	(260,292)	168,509	139,347	Q1 2010
161551FW1	102,065	17,042	(85,023)	17,042	6,631	Q1 2010
16163BAP9	28,961,620	28,795,776	(165,844)	28,795,776	23,240,422	Q1 2010
16165LAG5	13,413,371	13,314,507	(98,864)	13,314,507	8,095,071	Q1 2010
16165TBJ1	10,243,892	9,600,706	(643,186)	9,600,706	7,029,679	Q1 2010
17025AAB8	16,388,366	16,154,460	(233,906)	16,154,460	14,346,748	Q1 2010
17307GVK1	11,149,554	10,299,526	(850,028)	10,299,526	7,870,632	Q1 2010
17309YAD9	19,148,250	16,770,460	(2,377,790)	16,770,460	12,633,390	Q1 2010
17310AAR7	32,435,381	32,363,117	(72,264)	32,363,117	21,929,096	Q1 2010
17312FAD5	9,848,853	9,834,560	(14,293)	9,834,560	7,686,453	Q1 2010
190749AN1	1,108,586	511,945	(596,641)	511,945	360,290	Q1 2010
19075CAL7	2,833,371	2,096,747	(736,624)	2,096,747	4,471,046	Q1 2010
19075CAM5	719,222	568,626	(150,596)	568,626	851,135	Q1 2010
19075CAN3	556,895	476,463	(80,432)	476,463	500,000	Q1 2010
19075CAS2	2,932,809	2,400,723	(532,086)	2,400,723	2,419,440	Q1 2010
20047EAP7	2,599,344	2,086,554	(512,790)	2,086,554	5,188,491	Q1 2010
20173QAQ4	2,340,132	1,906,647	(433,485)	1,906,647	964,680	Q1 2010
20173QAR2	1,418,892	843,266	(575,626)	843,266	669,900	Q1 2010
22544QAK5	15,058,638	7,669,903	(7,388,735)	7,669,903	4,243,770	Q1 2010
22544QAM1	6,170,500	1,899,693	(4,270,807)	1,899,693	4,437,299	Q1 2010
22544QAN9	2,210,330	592,662	(1,617,668)	592,662	1,752,254	Q1 2010
22544QAP4	928,438	334,945	(593,493)	334,945	942,255	Q1 2010
22544QAQ2	1,521,856	574,510	(947,346)	574,510	1,467,674	Q1 2010
225458SB5	13,997,534	9,852,236	(4,145,298)	9,852,236	2,691,761	Q1 2010
22545LAT6	1,045,498	923,208	(122,290)	923,208	771,809	Q1 2010
22545LAV1	547,602	470,162	(77,440)	470,162	339,520	Q1 2010
22545XAP8	717,543	—	(717,543)	—	2,567,337	Q1 2010
22545YAS0	5,830,405	3,577,397	(2,253,008)	3,577,397	2,765,958	Q1 2010
251510CY7	6,027,410	4,221,438	(1,805,972)	4,221,438	2,388,495	Q1 2010
251510ET6	5,967,441	3,950,554	(2,016,887)	3,950,554	1,526,850	Q1 2010
251511AC5	14,805,071	14,612,272	(192,799)	14,612,272	10,668,651	Q1 2010
294751BY7	3,584,750	2,457,027	(1,127,723)	2,457,027	1,050,749	Q1 2010
294751CV2	2,670,004	1,445,990	(1,224,014)	1,445,990	475,977	Q1 2010
294751DH2	2,155,248	1,701,535	(453,713)	1,701,535	389,294	Q1 2010
294751DY5	1,611,177	1,242,907	(368,270)	1,242,907	272,004	Q1 2010
294751EN8	1,273,203	638,486	(634,717)	638,486	160,511	Q1 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
294751FB3	$4,469,940	$2,159,859		$(2,310,081)	$2,159,859	$1,262,440	Q1 2010
294751FC1	1,232,038	609,805		(622,233)	609,805	514,437	Q1 2010
294754AY2	5,323,066	5,073,326		(249,740)	5,073,326	4,147,640	Q1 2010
32051GDH5	3,970,409	3,264,438		(705,971)	3,264,438	3,409,527	Q1 2010
32051GFL4	7,578,722	7,537,146		(41,576)	7,537,146	5,595,466	Q1 2010
36228CYQ0	23,086,753	19,954,462		(3,132,291)	19,954,462	7,527,524	Q1 2010
3622ECAH9	5,882,873	4,421,834		(1,461,039)	4,421,834	2,885,374	Q1 2010
3622ECAK2	18,750,828	16,607,826		(2,143,002)	16,607,826	11,280,108	Q1 2010
3622ELAD8	44,091,517	41,871,096		(2,220,421)	41,871,096	24,891,299	Q1 2010
3622MPBE7	50,351,907	49,993,950		(357,957)	49,993,950	40,524,485	Q1 2010
362332AT5	431,489	238,109		(193,380)	238,109	2,881,920	Q1 2010
362332AV0	399,877	—	*	(399,877)	—	1,640,000	Q1 2010
362334ME1	23,534,063	22,348,250		(1,185,813)	22,348,250	16,824,456	Q1 2010
362334QC1	9,034,890	8,860,291		(174,599)	8,860,291	6,830,887	Q1 2010
362375AD9	15,214,761	14,512,803		(701,958)	14,512,803	11,097,407	Q1 2010
36246LAJ0	20,153,020	17,736,258		(2,416,762)	17,736,258	8,786,450	Q1 2010
36246LAK7	7,434,944	7,194,912		(240,032)	7,194,912	11,114,285	Q1 2010
36246LAL5	3,694,056	306,945		(3,387,111)	306,945	7,096,560	Q1 2010
362669AQ6	10,072,205	10,055,881		(16,324)	10,055,881	6,988,691	Q1 2010
36298JAC7	7,457,412	5,205,353		(2,252,059)	5,205,353	1,300,000	Q1 2010
36828QLB0	6,650,482	5,297,161		(1,353,321)	5,297,161	1,925,996	Q1 2010
45660LPD5	13,660,835	13,628,158		(32,677)	13,628,158	9,535,212	Q1 2010
46412QAD9	4,715,407	4,220,242		(495,165)	4,220,242	2,670,797	Q1 2010
46625MQ93	446,572	295,023		(151,549)	295,023	121,263	Q1 2010
46625MR27	170,908	—	*	(170,908)	—	68,300	Q1 2010
46625YQ97	795,260	713,219		(82,041)	713,219	1,202,170	Q1 2010
46627MAC1	11,101,556	10,947,012		(154,544)	10,947,012	6,190,987	Q1 2010
46628CAD0	19,262,507	16,978,772		(2,283,735)	16,978,772	13,019,864	Q1 2010
46628SAG8	24,118,269	20,192,336		(3,925,933)	20,192,336	14,055,183	Q1 2010
46628YBP4	15,322,409	15,320,058		(2,351)	15,320,058	10,033,890	Q1 2010
46629GAQ1	5,014,990	3,913,629		(1,101,361)	3,913,629	1,142,630	Q1 2010
46629PAU2	3,005,928	2,707,139		(298,789)	2,707,139	898,887	Q1 2010
46629YAM1	15,658,620	13,795,880		(1,862,740)	13,795,880	5,507,620	Q1 2010
46630AAC2	1,551,188	728,104		(823,084)	728,104	490,000	Q1 2010
46631BAN5	28,347,649	20,421,136		(7,926,513)	20,421,136	6,896,809	Q1 2010
46631BAP0	9,891,067	3,714,812		(6,176,255)	3,714,812	2,894,337	Q1 2010
46632HAQ4	1,677,705	661,287		(1,016,418)	661,287	508,468	Q1 2010
46632HAR2	2,047,306	1,057,218		(990,088)	1,057,218	1,015,355	Q1 2010
50177AAL3	2,208,516	1,197,758		(1,010,758)	1,197,758	1,903,030	Q1 2010
50179AAM9	2,908,774	2,465,436		(443,338)	2,465,436	480,000	Q1 2010
50179AAN7	1,311,655	—	*	(1,311,655)	—	549,000	Q1 2010
50179AAS6	1,242,113	—	*	(1,242,113)	—	524,370	Q1 2010
50180JAM7	4,017,423	1,334,232		(2,683,191)	1,334,232	1,700,000	Q1 2010
50180JAR6	2,095,451	478,725		(1,616,726)	478,725	840,000	Q1 2010
52108HZ80	5,810,790	4,946,320		(864,470)	4,946,320	1,767,997	Q1 2010
52521RAS0	2,782,285	2,514,992		(267,293)	2,514,992	1,353,507	Q1 2010
525221EB9	29,827,547	28,822,444		(1,005,103)	28,822,444	20,852,745	Q1 2010
525221JW8	40,440,084	34,927,611		(5,512,473)	34,927,611	25,824,420	Q1 2010
52522HAL6	39,058,866	33,636,080		(5,422,786)	33,636,080	17,901,172	Q1 2010
52523KAH7	11,907,943	11,021,602		(886,341)	11,021,602	8,733,078	Q1 2010
53944MAC3	1,630,132	589,299		(1,040,833)	589,299	420,000	Q1 2010
55312TAJ2	2,018,264	1,289,222		(729,042)	1,289,222	1,686,681	Q1 2010
55312TAK9	3,935,156	2,755,763		(1,179,393)	2,755,763	3,275,550	Q1 2010
55312YAH5	8,090,720	7,967,844		(122,876)	7,967,844	3,775,230	Q1 2010
55312YAJ1	1,551,651	1,249,295		(302,356)	1,249,295	1,950,000	Q1 2010
55312YAK8	733,206	333,928		(399,278)	333,928	880,000	Q1 2010

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
55312YAL6	$910,764	$—	*	$(910,764)	$—	$700,000	Q1 2010
55312YAS1	550,646	—	*	(550,646)	—	400,000	Q1 2010
55312YAT9	765,344	—	*	(765,344)	—	600,000	Q1 2010
55313KAJ0	9,661,758	7,452,367		(2,209,391)	7,452,367	5,451,815	Q1 2010
576434GR9	2,237,348	1,529,886		(707,462)	1,529,886	1,340,151	Q1 2010
576434SW5	11,213,256	8,207,145		(3,006,111)	8,207,145	6,404,670	Q1 2010
59022HEC2	1,383,042	207,699		(1,175,343)	207,699	2,685,200	Q1 2010
59022HED0	159,625	—	*	(159,625)	—	225,006	Q1 2010
59022HEE8	116,912	—	*	(116,912)	—	120,381	Q1 2010
59022HEF5	97,099	—	*	(97,099)	—	63,300	Q1 2010
59022HEG3	60,513	—	*	(60,513)	—	38,232	Q1 2010
59022HEH1	57,487	—	*	(57,487)	—	17,780	Q1 2010
59022HEJ7	102,830	—	*	(102,830)	—	125	Q1 2010
59023BAN4	1,122,794	1,105,828		(16,966)	1,105,828	700,000	Q1 2010
60687UAM9	3,497,630	3,390,262		(107,368)	3,390,262	825,381	Q1 2010
60687VAM7	657,467	431,421		(226,046)	431,421	1,131,145	Q1 2010
60687VAN5	298,309	80,935		(217,374)	80,935	641,864	Q1 2010
60688BAS7	2,250,067	1,955,270		(294,797)	1,955,270	1,571,053	Q1 2010
61745MU68	2,299,306	1,415,396		(883,910)	1,415,396	1,525,508	Q1 2010
61745MX57	3,006,452	2,853,555		(152,897)	2,853,555	1,241,373	Q1 2010
61746WF21	92,228	86,333		(5,895)	86,333	107,333	Q1 2010
61749MAG4	191,762	145,696		(46,066)	145,696	315,933	Q1 2010
61749WAH0	5,178,256	4,930,474		(247,782)	4,930,474	3,532,277	Q1 2010
61749WAJ6	3,606,906	3,446,762		(160,144)	3,446,762	2,750,651	Q1 2010
61750CAS6	5,688,819	4,877,713		(811,106)	4,877,713	2,649,141	Q1 2010
61750HAN6	4,028,870	2,229,199		(1,799,671)	2,229,199	671,389	Q1 2010
61751NAQ5	1,632,133	1,424,789		(207,344)	1,424,789	689,540	Q1 2010
61751NAR3	835,685	762,541		(73,144)	762,541	400,000	Q1 2010
61751XAL4	321,195	312,526		(8,669)	312,526	566,774	Q1 2010
61752JAF7	12,151,727	11,733,026		(418,701)	11,733,026	9,177,410	Q1 2010
61753JAM1	1,468,321	1,034,343		(433,978)	1,034,343	1,927,030	Q1 2010
61753JAN9	893,267	724,829		(168,438)	724,829	1,013,006	Q1 2010
61754KAN5	29,543,750	14,902,848		(14,640,902)	14,902,848	7,169,550	Q1 2010
61754KAP0	4,753,770	2,882,584		(1,871,186)	2,882,584	3,179,403	Q1 2010
74951PEA2	1,411,161	611,715		(799,446)	611,715	798,880	Q1 2010
749577AL6	18,344,213	18,173,451		(170,762)	18,173,451	9,351,820	Q1 2010
74958BAH5	26,688,678	25,795,063		(893,615)	25,795,063	18,183,241	Q1 2010
74958EAD8	49,330,341	49,156,800		(173,541)	49,156,800	39,456,610	Q1 2010
75115CAG2	8,686,890	8,574,274		(112,616)	8,574,274	8,132,934	Q1 2010
75971EAF3	426,984	364,335		(62,649)	364,335	261,375	Q1 2010
759950GW2	11,000,000	9,571,051		(1,428,949)	9,571,051	5,472,159	Q1 2010
7609854A6	33,830,344	30,009,356		(3,820,988)	30,009,356	15,941,114	Q1 2010
760985YY1	951,336	833,683		(117,653)	833,683	122,201	Q1 2010
76110H5M7	105,883	91,862		(14,021)	91,862	97,872	Q1 2010
76110HHB8	3,704,290	2,979,257		(725,033)	2,979,257	1,570,435	Q1 2010
76110HNQ8	3,421,480	3,163,808		(257,672)	3,163,808	1,875,614	Q1 2010
76110HQS1	5,909,509	4,753,597		(1,155,912)	4,753,597	3,911,273	Q1 2010
76110HQT9	1,234,187	501,006		(733,181)	501,006	552,010	Q1 2010
76110HSH3	2,599,507	1,840,661		(758,846)	1,840,661	597,846	Q1 2010
76110HX53	10,731,362	10,506,169		(225,193)	10,506,169	7,093,483	Q1 2010
76110HX87	23,928,208	23,397,766		(530,442)	23,397,766	15,777,859	Q1 2010
76110WQA7	15,542,700	14,592,408		(950,292)	14,592,408	6,411,873	Q1 2010
76110WRX6	2,811,280	1,514,494		(1,296,786)	1,514,494	597,290	Q1 2010
76110WTB2	4,358,804	4,046,507		(312,297)	4,046,507	1,956,630	Q1 2010
76110WTC0	2,897,609	969,749		(1,927,860)	969,749	1,371,019	Q1 2010
76110WTU0	2,967,641	2,806,539		(161,102)	2,806,539	1,139,118	Q1 2010

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
76110WTV8	$828,000	$529,299		$(298,701)	$529,299	$492,091	Q1 2010
76110WUL8	14,858,673	14,320,496		(538,177)	14,320,496	4,842,900	Q1 2010
76110WUM6	6,485,856	6,369,500		(116,356)	6,369,500	5,036,685	Q1 2010
76110WVT0	877,241	672,338		(204,903)	672,338	363,176	Q1 2010
76110WWK8	2,357,146	1,818,861		(538,285)	1,818,861	770,759	Q1 2010
761118CZ9	11,151,038	10,916,220		(234,818)	10,916,220	5,093,136	Q1 2010
761118PQ5	12,290,266	12,209,616		(80,650)	12,209,616	9,599,776	Q1 2010
76113GAC2	981,879	350,473		(631,406)	350,473	382,698	Q1 2010
76114DAE4	15,287,451	15,118,884		(168,567)	15,118,884	13,098,239	Q1 2010
76126CJN3	232,440	—	*	(232,440)	—	—	Q1 2010
87222PAE3	35,277,842	29,398,655		(5,879,187)	29,398,655	16,122,708	Q1 2010
92976UAY6	9,767,017	8,009,215		(1,757,802)	8,009,215	5,915,670	Q1 2010
92977QAP3	8,825,113	2,097,324		(6,727,789)	2,097,324	3,343,397	Q1 2010
92977QAQ1	3,067,791	555,880		(2,511,911)	555,880	2,894,060	Q1 2010
92978MAN6	21,198,285	8,122,135		(13,076,150)	8,122,135	6,003,050	Q1 2010
92978MAT3	1,306,147	207,324		(1,098,823)	207,324	1,234,287	Q1 2010
92978QAP2	454,099	—	*	(454,099)	—	1,408,390	Q1 2010
92978QAR8	1,555,608	—	*	(1,555,608)	—	3,448,340	Q1 2010
92978QAT4	721,689	—	*	(721,689)	—	1,200,000	Q1 2010
92978YAN0	3,627,379	2,938,839		(688,540)	2,938,839	2,425,770	Q1 2010
92978YAT7	2,342,643	1,692,527		(650,116)	1,692,527	1,375,000	Q1 2010
93934DAR8	80,306	66,124		(14,182)	66,124	42,673	Q1 2010
94352LAA8	3,643,263	803,888		(2,839,375)	803,888	752,967	Q1 2010
94353CAD1	3,758,989	882,312		(2,876,677)	882,312	743,640	Q1 2010
94980KAQ5	672,475	563,431		(109,044)	563,431	608,303	Q1 2010
949837AF5	69,106,312	68,983,549		(122,763)	68,983,549	39,419,082	Q1 2010
949837BE7	19,956,633	19,950,284		(6,349)	19,950,284	14,404,911	Q1 2010
949837BK3	8,604,257	8,579,231		(25,026)	8,579,231	6,285,336	Q1 2010
94983BAP4	15,480,624	15,407,947		(72,677)	15,407,947	11,951,023	Q1 2010
94984AAR1	29,305,436	29,134,800		(170,636)	29,134,800	15,831,891	Q1 2010
94984AAS9	10,026,305	9,967,760		(58,545)	9,967,760	7,951,333	Q1 2010
94984FAR0	35,362,500	35,181,913		(180,587)	35,181,913	26,150,659	Q1 2010
94984JAK7	44,835,899	43,930,925		(904,974)	43,930,925	31,606,570	Q1 2010
94984XAB6	9,537,419	9,483,578		(53,841)	9,483,578	5,034,366	Q1 2010
94984XAD2	7,887,301	7,842,358		(44,943)	7,842,358	4,163,905	Q1 2010
94984XAM2	12,041,714	11,971,668		(70,046)	11,971,668	7,721,227	Q1 2010
94985JAB6	48,930,619	48,678,950		(251,669)	48,678,950	29,241,105	Q1 2010
94985JBR0	29,490,677	29,416,351		(74,326)	29,416,351	12,570,636	Q1 2010
94985JCA6	28,951,381	28,831,230		(120,151)	28,831,230	24,132,195	Q1 2010
94985RAP7	61,798,708	61,727,872		(70,836)	61,727,872	43,791,258	Q1 2010
94985WAP6	23,112,305	22,793,202		(319,103)	22,793,202	19,317,875	Q1 2010
94985WAQ4	71,557,171	71,525,516		(31,655)	71,525,516	30,565,698	Q1 2010
94985WBL4	37,253,580	37,102,427		(151,153)	37,102,427	27,324,140	Q1 2010
94986AAC2	111,247,247	111,160,855		(86,392)	111,160,855	80,968,395	Q1 2010
02148FAW5	28,092,012	26,534,625		(1,557,387)	26,534,625	18,680,752	Q4 2009
02149HAK6	24,244,801	23,401,542		(843,259)	23,401,542	18,845,141	Q4 2009
02151CBD7	28,168,626	27,928,844		(239,782)	27,928,844	23,040,583	Q4 2009
02151FAD1	38,605,381	37,069,441		(1,535,940)	37,069,441	24,873,276	Q4 2009
02151NBA9	18,265,546	17,329,209		(936,337)	17,329,209	8,458,155	Q4 2009
036510AB1	3,069,872	2,757,335		(312,537)	2,757,335	558,395	Q4 2009
03702YAC4	28,800	—[2]		(3,600)	25,200	25,200	Q4 2009
03927NAA1	14,694,000	9,404,655		(5,289,345)	9,404,655	5,250,000	Q4 2009
05947UJT6	684,903	461,411		(223,492)	461,411	307,397	Q4 2009
05947UMM7	2,599,818	1,949,371		(650,447)	1,949,371	378,124	Q4 2009
05947UMN5	423,878	293,741		(130,137)	293,741	280,237	Q4 2009
05947UMQ8	65,123	40,438		(24,685)	40,438	88,982	Q4 2009

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05947UVY1	$1,969,347	$1,783,588	$(185,759)	$1,783,588	$231,398	Q4 2009
05947UVZ8	1,943,102	318,015	(1,625,087)	318,015	230,470	Q4 2009
05947UWA2	767,441	160,955	(606,486)	160,955	225,250	Q4 2009
05947UWB0	131,202	38,214	(92,988)	38,214	109,176	Q4 2009
05947UWC8	58,568	37,462	(21,106)	37,462	100,663	Q4 2009
05947UWD6	68,815	3,886	(64,929)	3,886	85,979	Q4 2009
05948KB65	10,449,434	9,975,968	(473,466)	9,975,968	6,636,940	Q4 2009
05948KC98	17,774,894	17,659,659	(115,235)	17,659,659	13,260,340	Q4 2009
05948KLA5	1,899,662	1,730,054	(169,608)	1,730,054	929,252	Q4 2009
05948KP37	10,774,470	10,676,031	(98,439)	10,676,031	7,980,675	Q4 2009
059497AC1	10,033,749	7,475,988	(2,557,761)	7,475,988	2,700,530	Q4 2009
059497AD9	2,324,169	1,247,454	(1,076,715)	1,247,454	1,025,695	Q4 2009
059497AE7	1,248,722	976,677	(272,045)	976,677	816,252	Q4 2009
05949AA67	6,044,085	4,810,509	(1,233,576)	4,810,509	3,013,807	Q4 2009
05949AA75	751,465	301,666	(449,799)	301,666	430,971	Q4 2009
05949AM23	2,018,499	1,815,560	(202,939)	1,815,560	1,867,555	Q4 2009
05949AM31	419,986	371,791	(48,195)	371,791	325,386	Q4 2009
05949AMP2	2,912,645	2,125,205	(787,440)	2,125,205	1,401,219	Q4 2009
059511AL9	7,909,548	4,984,251	(2,925,297)	4,984,251	2,157,600	Q4 2009
059511AM7	3,154,584	1,355,076	(1,799,508)	1,355,076	1,145,100	Q4 2009
059511AS4	1,707,661	1,267,071	(440,590)	1,267,071	1,098,652	Q4 2009
059511AU9	2,073,166	1,533,143	(540,023)	1,533,143	1,463,230	Q4 2009
07387BAU7	7,875,040	5,079,213	(2,795,827)	5,079,213	1,562,905	Q4 2009
07387BEQ2	6,510,227	1,763,263	(4,746,964)	1,763,263	2,421,832	Q4 2009
07387BGA5	2,801,784	1,418,267	(1,383,517)	1,418,267	380,252	Q4 2009
07388PAQ4	1,081,028	804,094	(276,934)	804,094	600,000	Q4 2009
07388RAM9	8,630,233	7,989,403	(640,830)	7,989,403	2,029,004	Q4 2009
07388RAN7	9,125,638	2,720,811	(6,404,827)	2,720,811	2,167,880	Q4 2009
07388RAP2	1,971,041	1,002,354	(968,687)	1,002,354	1,156,116	Q4 2009
07388YBC5	1,811,745	1,741,414	(70,331)	1,741,414	858,613	Q4 2009
07388YBE1	1,393,067	1,358,950	(34,117)	1,358,950	594,875	Q4 2009
073945AN7	3,339,528	3,306,158	(33,370)	3,306,158	957,803	Q4 2009
073945AQ0	1,868,880	659,799	(1,209,081)	659,799	418,758	Q4 2009
073945AS6	579,048	467,855	(111,193)	467,855	261,696	Q4 2009
12513YAM2	29,101,145	16,596,465	(12,504,680)	16,596,465	4,656,066	Q4 2009
12513YAP5	1,266,628	728,019	(538,609)	728,019	550,000	Q4 2009
12543TAD7	10,072,936	9,581,949	(490,987)	9,581,949	7,308,631	Q4 2009
12543UAD4	45,177,737	42,394,764	(2,782,973)	42,394,764	20,791,904	Q4 2009
12543UAE2	15,930,769	15,151,663	(779,106)	15,151,663	7,917,427	Q4 2009
12544AAC9	49,835,937	48,573,999	(1,261,938)	48,573,999	25,931,615	Q4 2009
12544DAK5	21,950,653	21,668,533	(282,120)	21,668,533	15,139,755	Q4 2009
12544DAQ2	15,698,178	15,576,809	(121,369)	15,576,809	9,330,008	Q4 2009
12544LAK7	31,269,224	30,929,119	(340,105)	30,929,119	23,283,773	Q4 2009
12544RAL2	8,883,000	8,687,070	(195,930)	8,687,070	5,835,361	Q4 2009
12545CAU4	39,546,663	37,843,801	(1,702,862)	37,843,801	29,109,776	Q4 2009
12558MBN1	14,860,111	14,345,457	(514,654)	14,345,457	2,493,919	Q4 2009
12566RAG6	40,498,727	38,955,331	(1,543,396)	38,955,331	28,805,442	Q4 2009
12566XAE8	34,342,512	31,146,696	(3,195,816)	31,146,696	22,906,737	Q4 2009
12566XAG3	15,725,340	14,714,071	(1,011,269)	14,714,071	7,004,737	Q4 2009
126171AQ0	4,979,133	4,294,375	(684,758)	4,294,375	1,184,275	Q4 2009
126378AG3	14,468,757	13,583,840	(884,917)	13,583,840	9,322,523	Q4 2009
126378AH1	15,735,264	14,849,376	(885,888)	14,849,376	8,924,133	Q4 2009
126670GR3	6,999,491	6,444,126	(555,365)	6,444,126	2,538,239	Q4 2009
126670QT8	3,628,335	3,588,346	(39,989)	3,588,346	2,216,845	Q4 2009
126671TW6	1,104,726	893,475	(211,251)	893,475	157,397	Q4 2009
12667F2J3	38,230,681	37,962,650	(268,031)	37,962,650	16,806,135	Q4 2009

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12667F4N2	$10,000,000	$9,861,140	$(138,860)	$9,861,140	$6,538,343	Q4 2009
12667FMJ1	19,582,164	19,378,750	(203,414)	19,378,750	11,437,931	Q4 2009
12667FR98	6,874,348	4,442,078	(2,432,270)	4,442,078	1,295,211	Q4 2009
12667FYZ2	24,125,540	19,416,478	(4,709,062)	19,416,478	5,117,969	Q4 2009
12667GFB4	68,056,538	67,661,838	(394,700)	67,661,838	49,131,254	Q4 2009
12667GFT5	19,521,163	19,142,452	(378,711)	19,142,452	12,645,891	Q4 2009
12667GJG9	16,385,944	16,353,724	(32,220)	16,353,724	11,171,557	Q4 2009
12667GKE2	15,362,913	14,843,603	(519,310)	14,843,603	7,562,329	Q4 2009
12667GQA4	23,036,429	22,632,016	(404,413)	22,632,016	15,677,998	Q4 2009
12667GW74	20,096,846	20,031,300	(65,546)	20,031,300	14,258,906	Q4 2009
12668ASQ9	4,716,558	4,702,861	(13,697)	4,702,861	3,743,740	Q4 2009
12668ASQ9	23,876,161	23,806,826	(69,335)	23,806,826	18,951,563	Q4 2009
12668ASR7	7,449,505	7,322,310	(127,195)	7,322,310	3,739,156	Q4 2009
126694AG3	14,053,115	13,575,455	(477,660)	13,575,455	5,578,762	Q4 2009
126694HK7	19,184,867	19,020,520	(164,347)	19,020,520	14,660,188	Q4 2009
126694JS8	27,939,566	27,834,551	(105,015)	27,834,551	10,595,359	Q4 2009
126694W61	24,054,887	22,698,356	(1,356,531)	22,698,356	9,466,804	Q4 2009
126694XQ6	32,714,970	30,923,460	(1,791,510)	30,923,460	13,730,021	Q4 2009
12669DN87	2,557,344	1,951,794	(605,550)	1,951,794	1,261,641	Q4 2009
12669E4W3	5,078,179	4,840,772	(237,407)	4,840,772	2,593,800	Q4 2009
12669YAF9	20,652,190	19,664,480	(987,710)	19,664,480	8,774,980	Q4 2009
12669YAH5	16,469,188	16,368,464	(100,724)	16,368,464	6,872,166	Q4 2009
12669YAX0	15,969,650	15,316,597	(653,053)	15,316,597	6,697,462	Q4 2009
12670AAF8	48,352,021	45,989,004	(2,363,017)	45,989,004	33,931,285	Q4 2009
14986DAT7	24,737,519	24,630,219	(107,300)	24,630,219	3,632,255	Q4 2009
152314DS6	1,296,322	1,130,882	(165,440)	1,130,882	326,094	Q4 2009
152314DT4	372,409	340,217	(32,192)	340,217	225,279	Q4 2009
161546DP8	1,096,469	763,269	(333,200)	763,269	310,295	Q4 2009
161546FY7	4,136,277	2,201,131	(1,935,146)	2,201,131	671,769	Q4 2009
161551FV3	551,726	430,572	(121,154)	430,572	253,334	Q4 2009
161551FW1	154,005	103,493	(50,512)	103,493	3,237	Q4 2009
161631AV8	42,128,293	40,838,840	(1,289,453)	40,838,840	30,045,941	Q4 2009
16163BAP9	29,341,512	28,968,116	(373,396)	28,968,116	13,865,667	Q4 2009
16165LAG5	13,821,284	13,647,764	(173,520)	13,647,764	7,986,973	Q4 2009
16165TBJ1	10,448,900	10,263,761	(185,139)	10,263,761	6,816,639	Q4 2009
170255AS2	15,112,930	14,773,335	(339,595)	14,773,335	11,552,634	Q4 2009
17025JAB9	9,459,235	9,190,500	(268,735)	9,190,500	4,008,065	Q4 2009
17025JAB9	28,874,314	28,054,001	(820,313)	28,054,001	12,234,618	Q4 2009
17025TAV3	28,498,552	27,463,403	(1,035,149)	27,463,403	15,287,882	Q4 2009
172973W62	440,184	436,545	(3,639)	436,545	313,988	Q4 2009
17309YAD9	20,217,243	19,172,925	(1,044,318)	19,172,925	12,006,899	Q4 2009
17310AAR7	32,963,982	32,409,718	(554,264)	32,409,718	20,022,763	Q4 2009
17310MAQ3	15,046,908	11,646,343	(3,400,565)	11,646,343	1,856,580	Q4 2009
17310MAS9	1,275,932	960,222	(315,710)	960,222	414,852	Q4 2009
17312FAD5	9,855,551	9,846,320	(9,231)	9,846,320	7,494,675	Q4 2009
190749AN1	1,490,230	1,163,840	(326,390)	1,163,840	360,290	Q4 2009
19075CAK9	10,988,235	5,934,671	(5,053,564)	5,934,671	4,175,325	Q4 2009
19075CAL7	4,094,402	2,993,689	(1,100,713)	2,993,689	3,540,530	Q4 2009
19075CAM5	1,087,743	779,994	(307,749)	779,994	719,115	Q4 2009
19075CAN3	841,743	620,145	(221,598)	620,145	500,000	Q4 2009
19075CAS2	3,735,011	3,321,386	(413,625)	3,321,386	2,419,440	Q4 2009
20047EAP7	3,693,912	2,729,624	(964,288)	2,729,624	4,169,656	Q4 2009
20173MAN0	19,810,076	7,538,530	(12,271,546)	7,538,530	3,457,580	Q4 2009
20173MAQ3	1,220,517	672,398	(548,119)	672,398	450,000	Q4 2009
20173QAQ4	2,426,918	2,420,539	(6,379)	2,420,539	964,680	Q4 2009
20173QAR2	1,574,088	1,494,364	(79,724)	1,494,364	669,900	Q4 2009

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
20173VAM2	$7,613,342	$6,145,038	$(1,468,304)	$6,145,038	$1,986,190	Q4 2009
22544QAK5	17,504,444	15,077,211	(2,427,233)	15,077,211	3,463,938	Q4 2009
22544QAM1	19,198,558	6,452,459	(12,746,099)	6,452,459	3,771,547	Q4 2009
22544QAN9	3,673,347	2,374,304	(1,299,043)	2,374,304	1,541,414	Q4 2009
22544QAP4	1,395,672	1,013,001	(382,671)	1,013,001	841,401	Q4 2009
22544QAQ2	2,386,341	1,713,686	(672,655)	1,713,686	1,332,980	Q4 2009
225458DT2	2,910,803	2,893,702	(17,101)	2,893,702	1,143,105	Q4 2009
225458SB5	14,087,585	14,001,463	(86,122)	14,001,463	3,794,631	Q4 2009
22545MAL1	2,038,813	1,858,087	(180,726)	1,858,087	2,593,430	Q4 2009
22545XAP8	2,080,603	858,458	(1,222,145)	858,458	2,707,527	Q4 2009
22545XAQ6	1,601,753	—	(1,601,753)	—	1,117,160	Q4 2009
22545YAQ4	16,380,576	9,249,972	(7,130,604)	9,249,972	2,061,587	Q4 2009
22545YAS0	7,162,378	6,066,179	(1,096,199)	6,066,179	2,435,132	Q4 2009
225470H22	970,504	913,918	(56,586)	913,918	879,984	Q4 2009
251510CY7	6,174,468	6,128,159	(46,309)	6,128,159	2,385,464	Q4 2009
251510ET6	6,610,704	6,129,009	(481,695)	6,129,009	1,531,776	Q4 2009
294751FB3	4,704,156	4,472,358	(231,798)	4,472,358	941,193	Q4 2009
294751FC1	2,323,121	1,249,074	(1,074,047)	1,249,074	395,093	Q4 2009
294754AY2	5,853,602	5,588,893	(264,709)	5,588,893	4,304,994	Q4 2009
32051G2J3	19,664,606	19,456,027	(208,579)	19,456,027	15,337,214	Q4 2009
32051GDH5	5,217,232	4,028,086	(1,189,146)	4,028,086	3,390,503	Q4 2009
32051GFL4	7,842,427	7,595,406	(247,021)	7,595,406	5,536,785	Q4 2009
36157TJG7	1,804,125	1,308,394	(495,731)	1,308,394	1,469,454	Q4 2009
361849S29	6,462,883	4,691,114	(1,771,769)	4,691,114	1,678,015	Q4 2009
36228CXK4	14,878,974	14,014,915	(864,059)	14,014,915	1,650,000	Q4 2009
36228CYQ0	24,033,161	23,095,688	(937,473)	23,095,688	7,171,836	Q4 2009
3622ECAH9	6,009,448	5,942,640	(66,808)	5,942,640	2,934,538	Q4 2009
3622MPBE7	50,481,437	50,370,399	(111,038)	50,370,399	39,532,250	Q4 2009
3622MSAC6	2,256,915	1,320,709	(936,206)	1,320,709	1,198,500	Q4 2009
362332AM0	6,642,090	4,602,455	(2,039,635)	4,602,455	1,911,030	Q4 2009
362332AN8	3,128,933	473,329	(2,655,604)	473,329	856,025	Q4 2009
362332AT5	8,451,782	642,221	(7,809,561)	642,221	2,520,945	Q4 2009
362332AV0	3,936,084	668,865	(3,267,219)	668,865	1,640,000	Q4 2009
362334QC1	9,544,327	9,182,164	(362,163)	9,182,164	7,009,589	Q4 2009
36246LAJ0	24,572,527	20,199,835	(4,372,692)	20,199,835	6,914,975	Q4 2009
36246LAK7	20,209,700	7,818,915	(12,390,785)	7,818,915	8,829,030	Q4 2009
36246LAL5	6,796,200	4,064,932	(2,731,268)	4,064,932	5,808,390	Q4 2009
362669AQ6	10,133,998	10,076,618	(57,380)	10,076,618	6,805,070	Q4 2009
36298JAC7	9,824,095	7,485,905	(2,338,190)	7,485,905	1,299,000	Q4 2009
36828QSL1	1,764,915	977,473	(787,442)	977,473	908,306	Q4 2009
45660LPD5	13,759,047	13,655,346	(103,701)	13,655,346	9,245,813	Q4 2009
46412QAD9	4,768,657	4,752,037	(16,620)	4,752,037	1,247,784	Q4 2009
46614KAB2	2,754,987	2,069,970	(685,017)	2,069,970	500,000	Q4 2009
46625M2W8	1,230,406	1,196,250	(34,156)	1,196,250	169,265	Q4 2009
46625MQ93	2,095,225	474,700	(1,620,525)	474,700	146,389	Q4 2009
46625MR27	296,961	182,520	(114,441)	182,520	126,514	Q4 2009
46625MUJ6	4,427,693	3,229,620	(1,198,073)	3,229,620	1,013,133	Q4 2009
46625MZH5	1,179,409	1,094,197	(85,212)	1,094,197	490,187	Q4 2009
46625MZJ1	2,162,622	259,295	(1,903,327)	259,295	342,817	Q4 2009
46625MZK8	2,331,637	—	(2,331,637)	—	302,478	Q4 2009
46625MZL6	44,886	—	(44,886)	—	225,453	Q4 2009
46625YC68	3,016,699	1,949,218	(1,067,481)	1,949,218	439,970	Q4 2009
46625YQ89	1,513,711	1,156,511	(357,200)	1,156,511	800,079	Q4 2009
46625YQ97	994,984	852,693	(142,291)	852,693	1,010,060	Q4 2009
46627MAC1	11,109,835	11,107,913	(1,922)	11,107,913	5,679,297	Q4 2009
46628CAD0	19,859,800	19,289,493	(570,307)	19,289,493	12,805,916	Q4 2009

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46628SAG8	$26,022,755	$24,189,294		$(1,833,461)	$24,189,294	$13,494,828	Q4 2009
46628YBK5	29,479,163	29,064,914		(414,249)	29,064,914	12,713,916	Q4 2009
46628YBP4	15,611,011	15,328,042		(282,969)	15,328,042	9,316,003	Q4 2009
46629YAM1	16,337,536	15,714,000		(623,536)	15,714,000	4,461,220	Q4 2009
46629YAQ2	1,460,898	1,180,316		(280,582)	1,180,316	1,011,940	Q4 2009
46630AAG3	450,846	429,259		(21,587)	429,259	360,000	Q4 2009
46630JAQ2	30,100,789	28,949,901		(1,150,888)	28,949,901	11,111,370	Q4 2009
46630JAS8	2,912,412	2,596,223		(316,189)	2,596,223	2,667,440	Q4 2009
46630JAU3	4,457,046	3,568,616		(888,430)	3,568,616	4,334,260	Q4 2009
46630JAW9	3,084,864	2,480,742		(604,122)	2,480,742	3,159,820	Q4 2009
46631BAP0	16,557,726	9,978,276		(6,579,450)	9,978,276	2,458,651	Q4 2009
46632HAR2	2,993,238	2,071,845		(921,393)	2,071,845	863,376	Q4 2009
50177AAL3	9,847,630	2,320,838		(7,526,792)	2,320,838	1,603,730	Q4 2009
50179AAM9	3,872,820	2,919,211		(953,609)	2,919,211	480,000	Q4 2009
50179AAN7	1,687,002	1,350,628		(336,374)	1,350,628	549,000	Q4 2009
50179AAS6	1,625,796	1,300,608		(325,188)	1,300,608	524,370	Q4 2009
50180CAV2	824,030	740,070		(83,960)	740,070	720,000	Q4 2009
50180JAM7	5,085,004	4,203,919		(881,085)	4,203,919	1,700,000	Q4 2009
50180JAR6	2,635,610	2,240,013		(395,597)	2,240,013	840,000	Q4 2009
52108HSR6	6,799,961	2,694,967		(4,104,994)	2,694,967	1,660,414	Q4 2009
52108HST2	5,299,935	2,114,928		(3,185,007)	2,114,928	1,280,942	Q4 2009
52108HSV7	4,566,802	1,859,367		(2,707,435)	1,859,367	1,111,033	Q4 2009
52108HZ80	6,961,779	5,822,810		(1,138,969)	5,822,810	1,828,078	Q4 2009
525221EB9	4,999,219	4,976,531		(22,688)	4,976,531	2,699,322	Q4 2009
525221EB9	24,996,094	24,882,653		(113,441)	24,882,653	13,496,608	Q4 2009
525221JW8	42,492,282	40,532,474		(1,959,808)	40,532,474	25,739,305	Q4 2009
52522HAL6	40,000,000	39,094,709		(905,291)	39,094,709	17,347,248	Q4 2009
55312TAH6	10,038,969	7,114,883		(2,924,086)	7,114,883	2,796,660	Q4 2009
55312TAJ2	4,409,205	2,116,859		(2,292,346)	2,116,859	2,034,828	Q4 2009
55312TAK9	5,861,263	4,227,537		(1,633,726)	4,227,537	3,406,325	Q4 2009
55312TAQ6	627,674	—	[2]	(29,932)	597,742	597,742	Q4 2009
55312TAR4	692,324	—	[2]	(41,516)	650,808	650,808	Q4 2009
55312VAR9	20,572,173	19,840,853		(731,320)	19,840,853	3,954,150	Q4 2009
55312YAH5	9,889,566	8,118,376		(1,771,190)	8,118,376	3,489,990	Q4 2009
55312YAJ1	3,719,481	1,734,574		(1,984,907)	1,734,574	3,123,960	Q4 2009
55312YAK8	1,238,011	832,561		(405,450)	832,561	1,387,912	Q4 2009
55313KAJ0	16,420,888	9,748,421		(6,672,467)	9,748,421	4,319,428	Q4 2009
576434GR9	2,302,714	2,299,657		(3,057)	2,299,657	1,342,087	Q4 2009
576434SW5	11,501,301	11,319,423		(181,878)	11,319,423	6,428,454	Q4 2009
59022HEC2	4,863,526	1,462,290		(3,401,236)	1,462,290	2,343,838	Q4 2009
59022HED0	254,509	182,000		(72,509)	182,000	271,585	Q4 2009
59022HEE8	143,242	124,815		(18,427)	124,815	155,145	Q4 2009
59025KAK8	19,132,586	18,816,090		(316,496)	18,816,090	6,127,020	Q4 2009
60687UAM9	5,359,678	3,522,644		(1,837,034)	3,522,644	724,072	Q4 2009
60687VAM7	1,011,356	718,736		(292,620)	718,736	973,765	Q4 2009
60687VAN5	467,103	343,023		(124,080)	343,023	551,651	Q4 2009
60688BAM0	5,814,544	2,690,005		(3,124,539)	2,690,005	1,276,092	Q4 2009
60688BAS7	2,980,912	2,368,385		(612,527)	2,368,385	1,370,490	Q4 2009
617453AD7	1,542,447	1,438,751		(103,696)	1,438,751	1,055,068	Q4 2009
61745MTQ6	3,511,230	3,145,941		(365,289)	3,145,941	467,827	Q4 2009
61745MU68	2,521,714	2,318,144		(203,570)	2,318,144	1,326,172	Q4 2009
61749EAE7	21,937,113	20,632,744		(1,304,369)	20,632,744	14,241,794	Q4 2009
61749MAC3	4,982,502	3,122,849		(1,859,653)	3,122,849	1,248,255	Q4 2009
61749MAD1	3,971,145	869,200		(3,101,945)	869,200	1,097,016	Q4 2009
61749MAE9	649,935	537,517		(112,418)	537,517	973,452	Q4 2009
61749MAF6	335,488	309,596		(25,892)	309,596	444,996	Q4 2009

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
61749MAG4	$245,789	$226,491	$(19,298)	$226,491	$295,570	Q4 2009
61749WAH0	5,831,762	5,444,731	(387,031)	5,444,731	4,125,921	Q4 2009
61749WAJ6	3,826,597	3,730,700	(95,897)	3,730,700	2,791,770	Q4 2009
61750HAN6	5,794,800	4,054,044	(1,740,756)	4,054,044	601,333	Q4 2009
61750YAF6	33,373,686	32,686,865	(686,821)	32,686,865	16,663,416	Q4 2009
61751NAQ5	2,487,197	1,664,541	(822,656)	1,664,541	589,020	Q4 2009
61751NAR3	1,028,941	880,327	(148,614)	880,327	400,000	Q4 2009
61751XAJ9	5,018,681	3,840,989	(1,177,692)	3,840,989	1,588,515	Q4 2009
61751XAL4	358,335	344,824	(13,511)	344,824	468,594	Q4 2009
61752JAF7	12,681,357	12,380,156	(301,201)	12,380,156	9,537,557	Q4 2009
61753JAN9	1,142,224	984,350	(157,874)	984,350	877,061	Q4 2009
61754KAN5	29,809,708	29,531,670	(278,038)	29,531,670	5,844,840	Q4 2009
61754KAP0	13,409,091	4,918,205	(8,490,886)	4,918,205	2,666,250	Q4 2009
643529AD2	13,146,934	13,050,002	(96,932)	13,050,002	9,017,512	Q4 2009
74438WAN6	1,816,058	1,072,747	(743,311)	1,072,747	458,439	Q4 2009
74438WAP1	49,158	—	(49,158)	—	141,563	Q4 2009
74924PAJ1	936,873	519,462	(417,411)	519,462	328,120	Q4 2009
74951PEA2	3,495,148	1,433,284	(2,061,864)	1,433,284	835,487	Q4 2009
749577AL6	19,105,048	18,361,591	(743,457)	18,361,591	8,706,964	Q4 2009
74957EAE7	18,387,988	18,193,031	(194,957)	18,193,031	12,426,822	Q4 2009
74957EAF4	38,816,646	38,362,975	(453,671)	38,362,975	30,535,097	Q4 2009
74957VAQ2	22,747,844	22,214,688	(533,156)	22,214,688	17,832,166	Q4 2009
74957XAF2	37,231,074	36,852,426	(378,648)	36,852,426	26,262,639	Q4 2009
749583AH3	10,731,811	10,129,812	(601,999)	10,129,812	4,117,628	Q4 2009
74958AAD6	32,866,792	31,650,698	(1,216,094)	31,650,698	25,854,525	Q4 2009
74958AAH7	29,073,808	27,518,939	(1,554,869)	27,518,939	17,192,658	Q4 2009
74958BAH5	27,755,168	26,705,568	(1,049,600)	26,705,568	17,197,206	Q4 2009
74958EAD8	49,662,273	49,333,700	(328,573)	49,333,700	37,201,145	Q4 2009
75115CAG2	9,239,147	8,856,644	(382,503)	8,856,644	4,622,037	Q4 2009
75971EAF3	467,367	426,479	(40,888)	426,479	249,442	Q4 2009
760985CM1	1,269,068	1,011,624	(257,444)	1,011,624	804,386	Q4 2009
760985SS1	6,542,585	6,519,651	(22,934)	6,519,651	2,957,601	Q4 2009
760985U66	182,646	71,279	(111,367)	71,279	31,872	Q4 2009
76110H5M7	110,543	107,800	(2,743)	107,800	93,788	Q4 2009
76110HHB8	4,318,025	3,800,654	(517,371)	3,800,654	1,572,093	Q4 2009
76110HQT9	1,441,903	1,286,427	(155,476)	1,286,427	541,109	Q4 2009
76110HSH3	3,131,045	2,652,424	(478,621)	2,652,424	583,025	Q4 2009
76110HX53	10,788,610	10,730,777	(57,833)	10,730,777	6,894,858	Q4 2009
76110HX87	24,320,507	23,938,919	(381,588)	23,938,919	15,338,776	Q4 2009
76110WQA7	17,189,799	15,628,688	(1,561,111)	15,628,688	5,701,419	Q4 2009
76110WQU3	4,478,236	2,780,527	(1,697,709)	2,780,527	1,017,879	Q4 2009
76110WRX6	3,720,469	2,952,563	(767,906)	2,952,563	628,962	Q4 2009
76110WTC0	4,438,808	3,111,413	(1,327,395)	3,111,413	1,183,599	Q4 2009
76110WTV8	2,022,143	899,482	(1,122,661)	899,482	407,986	Q4 2009
76110WXR2	9,699,484	9,369,981	(329,503)	9,369,981	4,053,679	Q4 2009
761118CZ9	11,726,512	11,266,871	(459,641)	11,266,871	4,579,678	Q4 2009
761118PQ5	12,839,852	12,296,584	(543,268)	12,296,584	9,392,704	Q4 2009
76114DAE4	16,600,875	15,340,493	(1,260,382)	15,340,493	12,614,418	Q4 2009
84604CAE7	3,738,299	3,401,918	(336,381)	3,401,918	1,038,660	Q4 2009
86359DPP6	26,065,028	22,653,220	(3,411,808)	22,653,220	7,578,276	Q4 2009
87222PAE3	36,209,915	35,349,968	(859,947)	35,349,968	15,782,436	Q4 2009
87246AAP3	20,502,917	14,536,427	(5,966,490)	14,536,427	2,167,886	Q4 2009
92976UAA8	13,920,295	10,668,447	(3,251,848)	10,668,447	1,820,000	Q4 2009
92977QAP3	13,540,376	8,896,827	(4,643,549)	8,896,827	2,906,604	Q4 2009
92977QAQ1	4,916,523	3,218,603	(1,697,920)	3,218,603	2,611,154	Q4 2009
92978MAN6	25,076,116	21,257,728	(3,818,388)	21,257,728	5,553,925	Q4 2009

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
92978MAT3	$4,232,886	$1,366,517		$(2,866,369)	$1,366,517	$1,044,924	Q4 2009
92978QAJ6	41,868,287	34,756,308		(7,111,979)	34,756,308	17,803,755	Q4 2009
92978QAN7	1,054,106	588,222		(465,884)	588,222	1,852,940	Q4 2009
92978QAP2	1,006,290	586,700		(419,590)	586,700	1,681,690	Q4 2009
92978QAR8	2,428,623	2,009,686		(418,937)	2,009,686	3,686,283	Q4 2009
92978TAL5	23,643,133	22,488,549		(1,154,584)	22,488,549	8,652,630	Q4 2009
92978TAM3	7,091,481	5,731,599		(1,359,882)	5,731,599	7,777,740	Q4 2009
92978YAN0	8,560,596	3,780,993		(4,779,603)	3,780,993	2,170,710	Q4 2009
92978YAT7	3,155,533	2,481,477		(674,056)	2,481,477	1,375,000	Q4 2009
939344AN7	7,558,129	—	[2]	(1,492,699)	6,065,430	6,065,430	Q4 2009
94980KAQ5	891,257	697,126		(194,131)	697,126	605,375	Q4 2009
94980SAS4	37,892,867	37,298,560		(594,307)	37,298,560	19,209,448	Q4 2009
94980SBJ3	19,025,324	18,852,599		(172,725)	18,852,599	9,434,204	Q4 2009
949837AF5	69,395,783	69,077,308		(318,475)	69,077,308	37,135,283	Q4 2009
949837BE7	20,118,623	19,943,534		(175,089)	19,943,534	14,029,989	Q4 2009
949837BK3	8,651,946	8,601,312		(50,634)	8,601,312	6,121,859	Q4 2009
949837CC0	26,170,357	25,669,010		(501,347)	25,669,010	17,713,389	Q4 2009
94983BAP4	15,664,980	15,471,918		(193,062)	15,471,918	11,295,344	Q4 2009
94984AAR1	29,306,329	29,299,321		(7,008)	29,299,321	14,513,796	Q4 2009
94984FAR0	35,392,208	35,362,908		(29,300)	35,362,908	25,486,630	Q4 2009
94984XAB6	9,930,589	9,542,007		(388,582)	9,542,007	4,478,081	Q4 2009
94984XAD2	8,215,869	7,891,136		(324,733)	7,891,136	3,736,617	Q4 2009
94984XAM2	12,527,390	12,047,711		(479,679)	12,047,711	6,848,925	Q4 2009
94985JAB6	49,089,904	48,927,100		(162,804)	48,927,100	27,457,860	Q4 2009
94985JBR0	30,201,956	29,492,146		(709,810)	29,492,146	11,724,021	Q4 2009
94985JCA6	30,000,000	28,972,050		(1,027,950)	28,972,050	23,547,594	Q4 2009
94985LAD7	15,416,713	15,332,698		(84,015)	15,332,698	10,789,988	Q4 2009
94985RAP7	63,260,667	61,811,840		(1,448,827)	61,811,840	41,620,166	Q4 2009
94985WAP6	24,098,090	23,541,749		(556,341)	23,541,749	18,898,058	Q4 2009
94985WAQ4	71,553,189	70,433,050		(1,120,139)	70,433,050	28,405,225	Q4 2009
94985WBL4	37,767,886	37,226,500		(541,386)	37,226,500	25,982,515	Q4 2009
94986AAC2	113,043,780	111,243,241		(1,800,539)	111,243,241	79,103,383	Q4 2009
00253CHZ3	2,893,261	1,404,258		(1,489,003)	1,404,258	694,423	Q3 2009
126670QT8	4,999,957	3,628,335		(1,371,622)	3,628,335	1,948,947	Q3 2009
126670QU5	19,998,914	12,696,540		(7,302,374)	12,696,540	7,020,652	Q3 2009
12670BAC3	6,955,065	4,636,033		(2,319,032)	4,636,033	3,256,906	Q3 2009
23243NAG3	10,669,451	4,937,169		(5,732,282)	4,937,169	3,141,673	Q3 2009
251511AC5	18,175,550	14,861,707		(3,313,843)	14,861,707	8,959,648	Q3 2009
33848JAC9	9,112,868	6,923,454		(2,189,414)	6,923,454	6,366,877	Q3 2009
3622ECAK2	20,941,477	18,788,252		(2,153,225)	18,788,252	11,474,209	Q3 2009
3622ELAD8	50,223,381	44,199,500		(6,023,881)	44,199,500	26,566,545	Q3 2009
362334NC4	17,932,324	14,708,014		(3,224,310)	14,708,014	8,351,942	Q3 2009
362375AD9	19,344,302	15,288,032		(4,056,270)	15,288,032	10,719,528	Q3 2009
395386AP0	16,986,719	14,017,799		(2,968,920)	14,017,799	11,738,682	Q3 2009
525221CM7	28,026,636	24,254,757		(3,771,879)	24,254,757	7,226,630	Q3 2009
525221JW8	44,542,371	42,492,282		(2,050,089)	42,492,282	25,949,093	Q3 2009
52523KAH7	14,909,635	11,956,832		(2,952,803)	11,956,832	8,970,537	Q3 2009
61750YAF6	39,999,988	33,373,686		(6,626,302)	33,373,686	18,338,272	Q3 2009
61752JAF7	14,943,281	12,681,357		(2,261,924)	12,681,357	8,250,000	Q3 2009
74040KAC6	4,810,269	—	[2]	(515,386)	4,294,883	4,294,883	Q3 2009
87222PAE3	39,983,008	36,209,916		(3,773,092)	36,209,916	16,649,220	Q3 2009
036510AB1	4,581,160	3,134,629		(1,446,531)	3,134,629	471,803	Q3 2009
03702YAC4	2,162,800	—	[2]	(432,560)	1,730,240	1,730,240	Q3 2009
05947UJV1	312,746	—	[2]	(90,811)	221,935	221,935	Q3 2009
05947UMN5	1,743,036	423,878		(1,319,158)	423,878	280,466	Q3 2009
05947UWA2	1,738,023	767,441		(970,582)	767,441	212,822	Q3 2009

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05947UWB0	$791,256	$131,202		$(660,054)	$131,202	$100,361	Q3 2009
059500AK4	850,693	—	[2]	(50,693)	800,000	800,000	Q3 2009
059500AM0	239,991	—	[2]	(16,551)	223,440	223,440	Q3 2009
05950EAN8	3,960,726	3,647,958		(312,768)	3,647,958	615,536	Q3 2009
05950EAP3	4,884,794	1,370,873		(3,513,921)	1,370,873	715,945	Q3 2009
059511AM7	5,904,407	3,154,584		(2,749,823)	3,154,584	750,192	Q3 2009
059511AS4	6,726,167	1,707,661		(5,018,506)	1,707,661	855,021	Q3 2009
059511AU9	9,752,428	2,073,166		(7,679,262)	2,073,166	1,137,750	Q3 2009
07387BEQ2	7,985,888	6,510,227		(1,475,661)	6,510,227	1,649,017	Q3 2009
07388RAN7	10,040,541	9,125,638		(914,903)	9,125,638	1,940,070	Q3 2009
07388RAP2	6,515,045	1,971,040		(4,544,005)	1,971,040	1,059,461	Q3 2009
07388VAL2	18,797,504	11,722,177		(7,075,327)	11,722,177	2,502,987	Q3 2009
07388YBA9	10,701,132	3,390,725		(7,310,407)	3,390,725	770,000	Q3 2009
07401DAN1	9,459,397	2,892,020		(6,567,377)	2,892,020	861,453	Q3 2009
12513YAP5	5,018,081	1,266,627		(3,751,454)	1,266,627	400,000	Q3 2009
19075CAK9	15,052,911	10,989,000		(4,063,911)	10,989,000	2,273,985	Q3 2009
19075CAL7	14,220,451	4,095,130		(10,125,321)	4,095,130	1,907,778	Q3 2009
19075CAM5	5,017,824	1,088,000		(3,929,824)	1,088,000	450,000	Q3 2009
19075CAN3	5,017,830	842,000		(4,175,830)	842,000	400,000	Q3 2009
19075CAS2	30,351,166	3,735,010		(26,616,156)	3,735,010	2,419,440	Q3 2009
20047EAP7	10,886,649	3,667,140		(7,219,509)	3,667,140	720,850	Q3 2009
20173QAN1	11,305,071	8,930,131		(2,374,940)	8,930,131	1,359,588	Q3 2009
20173VAM2	9,537,950	7,613,342		(1,924,608)	7,613,342	2,640,870	Q3 2009
22544QAM1	25,959,195	19,198,558		(6,760,637)	19,198,558	2,598,478	Q3 2009
22544QAN9	13,672,024	3,673,346		(9,998,678)	3,673,346	1,221,097	Q3 2009
22544QAP4	4,970,573	1,387,115		(3,583,458)	1,387,115	715,966	Q3 2009
225470H22	3,888,986	970,505		(2,918,481)	970,505	240,000	Q3 2009
362332AT5	15,051,925	8,451,781		(6,600,144)	8,451,781	2,285,175	Q3 2009
36246LAK7	34,001,514	20,209,700		(13,791,814)	20,209,700	4,404,435	Q3 2009
36246LAL5	28,970,952	6,796,200		(22,174,752)	6,796,200	3,239,070	Q3 2009
36828QSL1	2,972,198	1,764,915		(1,207,283)	1,764,915	611,917	Q3 2009
396789KF5	5,378,625	4,506,021		(872,604)	4,506,021	1,194,307	Q3 2009
42332QAN3	5,754,119	3,428,230		(2,325,889)	3,428,230	412,061	Q3 2009
46614KAB2	9,657,805	2,800,420		(6,857,385)	2,800,420	500,000	Q3 2009
46625YQ89	3,430,992	1,513,711		(1,917,281)	1,513,711	581,182	Q3 2009
46629YAM1	20,070,948	16,337,536		(3,733,412)	16,337,536	3,476,200	Q3 2009
46630JAS8	10,035,389	2,912,412		(7,122,977)	2,912,412	1,108,700	Q3 2009
46632HAR2	4,028,186	2,987,063		(1,041,123)	2,987,063	657,928	Q3 2009
50180CAM2	11,464,618	2,607,049		(8,857,569)	2,607,049	1,573,335	Q3 2009
55312TAJ2	9,036,266	4,409,675		(4,626,591)	4,409,675	1,432,692	Q3 2009
55312TAK9	24,178,234	5,855,254		(18,322,980)	5,855,254	2,631,250	Q3 2009
55312TAR4	701,767	692,323		(9,444)	692,323	849,940	Q3 2009
55312VAR9	22,585,862	20,572,173		(2,013,689)	20,572,173	2,925,000	Q3 2009
55312YAH5	10,039,874	9,890,092		(149,782)	9,890,092	6,055,360	Q3 2009
55312YAJ1	15,059,261	3,720,260		(11,339,001)	3,720,260	3,310,965	Q3 2009
55312YAK8	8,031,810	1,238,428		(6,793,382)	1,238,428	1,521,368	Q3 2009
55312YAL6	10,039,591	1,036,649		(9,002,942)	1,036,649	1,268,330	Q3 2009
55312YAS1	10,039,851	682,106		(9,357,745)	682,106	1,273,890	Q3 2009
55312YAT9	2,141,339	1,234,413		(906,926)	1,234,413	1,800,000	Q3 2009
59023BAL8	4,930,792	4,713,154		(217,638)	4,713,154	604,725	Q3 2009
60687VAM7	5,018,438	1,011,356		(4,007,082)	1,011,356	581,350	Q3 2009
60688BAM0	8,279,911	5,814,544		(2,465,367)	5,814,544	2,036,952	Q3 2009
60688BAS7	9,910,681	2,980,912		(6,929,769)	2,980,912	2,100,637	Q3 2009
606935AQ7	4,916,561	1,051,034		(3,865,527)	1,051,034	812,775	Q3 2009
61745MU68	3,909,052	2,521,714		(1,387,338)	2,521,714	949,776	Q3 2009
61746WE63	5,393,259	4,810,580		(582,679)	4,810,580	1,369,482	Q3 2009

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
61749MAE9	$3,953,068	$649,935		$(3,303,133)	$649,935	$783,732	Q3 2009
61750CAS6	9,000,000	5,734,363		(3,265,637)	5,734,363	1,779,777	Q3 2009
61751NAQ5	4,014,486	2,487,197		(1,527,289)	2,487,197	496,676	Q3 2009
61751XAK6	5,019,637	1,104,081		(3,915,556)	1,104,081	698,545	Q3 2009
61753JAK5	10,039,176	6,315,957		(3,723,219)	6,315,957	1,924,670	Q3 2009
61753JAL3	10,039,489	1,923,248		(8,116,241)	1,923,248	1,497,480	Q3 2009
61754KAP0	16,333,731	13,409,091		(2,924,640)	13,409,091	1,823,465	Q3 2009
74438WAN6	2,435,634	1,816,058		(619,576)	1,816,058	483,756	Q3 2009
92978QAJ6	44,853,705	41,898,576		(2,955,129)	41,898,576	23,143,606	Q3 2009
92978QAN7	10,035,032	1,054,620		(8,980,412)	1,054,620	1,308,000	Q3 2009
92978QAP2	10,035,430	1,006,809		(9,028,621)	1,006,809	1,227,540	Q3 2009
92978QAR8	33,913,365	2,428,623		(31,484,742)	2,428,623	2,703,520	Q3 2009
92978QAT4	2,207,457	(307,191)		(2,514,648)	(307,191)	1,400,000	Q3 2009
92978TAL5	30,104,829	23,644,657		(6,460,172)	23,644,657	5,013,420	Q3 2009
92978TAM3	30,106,380	7,091,481		(23,014,899)	7,091,481	4,660,680	Q3 2009
92978YAN0	14,349,202	8,560,596		(5,788,606)	8,560,596	1,692,555	Q3 2009
92978YAT7	11,921,571	3,155,532		(8,766,039)	3,155,532	1,410,463	Q3 2009
02151CBD7	30,078,496	28,536,105		(1,542,391)	28,536,105	22,051,302	Q3 2009
12566XAG3	17,348,888	15,725,340		(1,623,548)	15,725,340	6,953,865	Q3 2009
02147QAE2	49,228,610	45,152,500		(4,076,110)	45,152,500	36,433,950	Q3 2009
12544RAL2	9,625,351	8,883,000		(742,351)	8,883,000	5,950,703	Q3 2009
12566XAE8	36,726,158	34,342,512		(2,383,646)	34,342,512	23,452,904	Q3 2009
16165TBJ1	11,550,415	10,448,900		(1,101,515)	10,448,900	6,535,688	Q3 2009
46627MAC1	11,998,763	11,109,835		(888,928)	11,109,835	5,856,448	Q3 2009
362334ME1	30,218,777	—	[2]	(12,195,320)	18,023,457	18,023,457	Q2 2009
61749EAE7	25,483,761	—	[2]	(16,778,706)	8,705,055	8,705,055	Q2 2009
294751CV2	2,761,322	—	[2]	(2,327,975)	433,347	433,347	Q2 2009
12613KAJ8	6,296,000	—	[2]	(5,351,600)	944,400	944,400	Q2 2009
643529AD2	15,955,720	—	[2]	(8,979,720)	6,976,000	6,976,000	Q2 2009
74040KAC6	5,669,246	—	[2]	(858,977)	4,810,269	4,810,269	Q2 2009
939344AN7	6,948,092	—	[2]	(1,155,092)	5,793,000	5,793,000	Q2 2009
015386AD7	1,718,750	—	[2]	(172,250)	1,546,500	1,546,500	Q2 2009
46630AAG3	3,008,127	—	[2]	(2,599,827)	408,300	408,300	Q2 2009
46630AAC2	3,509,499	—	[2]	(2,982,749)	526,750	526,750	Q2 2009
20173QAQ4	8,069,157	—	[2]	(7,372,176)	696,981	696,981	Q2 2009
22545YAS0	22,629,873	—	[2]	(20,705,482)	1,924,391	1,924,391	Q2 2009
46630JAU3	20,074,125	—	[2]	(17,918,125)	2,156,000	2,156,000	Q2 2009
50179AAN7	5,511,632	—	[2]	(4,650,800)	860,832	860,832	Q2 2009
362332AV0	20,707,546	—	[2]	(18,846,146)	1,861,400	1,861,400	Q2 2009
22545MAL1	14,047,555	—	[2]	(12,207,955)	1,839,600	1,839,600	Q2 2009
50179AAS6	7,520,314	—	[2]	(6,537,495)	982,819	982,819	Q2 2009
22545LAR0	16,935,085	—	[2]	(14,758,255)	2,176,830	2,176,830	Q2 2009
50179AAM9	4,015,625	—	[2]	(3,284,425)	731,200	731,200	Q2 2009
07388YBE1	6,678,995	—	[2]	(6,104,995)	574,000	574,000	Q2 2009
07388YBC5	6,807,716	—	[2]	(6,205,016)	602,700	602,700	Q2 2009
05950VAT7	5,720,982	—	[2]	(5,312,292)	408,690	408,690	Q2 2009
05947UMQ8	407,714	—	[2]	(339,694)	68,020	68,020	Q2 2009
05947UMP0	1,621,046	—	[2]	(1,360,721)	260,325	260,325	Q2 2009
05947UJT6	1,000,436	—	[2]	(743,026)	257,410	257,410	Q2 2009
22545LAT6	5,426,647	—	[2]	(4,926,626)	500,021	500,021	Q2 2009
61751NAR3	4,002,195	—	[2]	(3,660,595)	341,600	341,600	Q2 2009
92978MAT3	5,464,600	—	[2]	(4,860,639)	603,961	603,961	Q2 2009
92977QAQ1	13,034,405	—	[2]	(11,980,105)	1,054,300	1,054,300	Q2 2009
61754JAN8	2,787,584	—	[2]	(2,427,884)	359,700	359,700	Q2 2009
61753JAN9	7,376,067	—	[2]	(6,286,655)	1,089,412	1,089,412	Q2 2009
61753JAM1	10,040,730	—	[2]	(8,673,730)	1,367,000	1,367,000	Q2 2009

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
50180JAL9	$7,028,178	$—	[2]	$(5,882,278)	$1,145,900	$1,145,900	$	Q2 2009
61749MAF6	2,933,947	—	[2]	(2,552,647)	381,300	381,300		Q2 2009
61746WE89	934,072	—	[2]	(703,548)	230,524	230,524		Q2 2009
61746WE71	2,038,212	—	[2]	(1,558,205)	480,007	480,007		Q2 2009
59023BAM6	5,888,700	—	[2]	(4,806,900)	1,081,800	1,081,800		Q2 2009
59022HEC2	6,984,225	—	[2]	(5,699,025)	1,285,200	1,285,200		Q2 2009
50180JAM7	17,068,049	—	[2]	(14,611,549)	2,456,500	2,456,500		Q2 2009
59022HED0	2,244,466	—	[2]	(1,953,125)	291,341	291,341		Q2 2009
52108RCK6	13,624,490	—	[2]	(12,692,065)	932,425	932,425		Q2 2009
50180JAR6	12,048,727	—	[2]	(10,654,327)	1,394,400	1,394,400		Q2 2009
52108MDU4	7,906,789	—	[2]	(6,461,189)	1,445,600	1,445,600		Q2 2009
251510CY7	9,287,032	—	[2]	(7,029,696)	2,257,336	2,257,336		Q2 2009
52521RAS0	3,173,730	—	[2]	(1,672,517)	1,501,213	1,501,213		Q2 2009
02149HAK6	27,458,769	—	[2]	(13,202,360)	14,256,409	14,256,409		Q2 2009
75115CAG2	10,160,350	—	[2]	(5,511,758)	4,648,592	4,648,592		Q2 2009
015386AA3	2,620,115	—	[2]	(20,115)	2,600,000	2,600,000		Q1 2009
126378AG3	16,952,099	—	[2]	(8,331,528)	8,620,571	8,620,571		Q1 2009
126378AH1	18,332,132	—	[2]	(8,896,772)	9,435,360	9,435,360		Q1 2009
152314DT4	406,084	—	[2]	(125,394)	280,690	280,690		Q1 2009
46628SAG8	28,479,557	—	[2]	(15,739,186)	12,740,371	12,740,371		Q1 2009
589929JS8	3,614,073	—	[2]	(977,614)	2,636,460	2,636,460		Q1 2009
61749WAH0	8,348,064	—	[2]	(3,723,256)	4,624,808	4,624,808		Q1 2009
61749WAJ6	4,840,214	—	[2]	(2,064,598)	2,775,616	2,775,616		Q1 2009
74040KAC6	6,735,434	—	[2]	(1,066,188)	5,669,246	5,669,246		Q1 2009
84604CAE7	4,395,157	—	[2]	(2,954,291)	1,440,866	1,440,866		Q1 2009
939344AN7	7,049,401	—	[2]	(101,309)	6,948,092	6,948,092		Q1 2009
03702YAC4	4,325,600	—	[2]	(2,162,800)	2,162,800	2,162,800		Q1 2009
05947UMQ8	402,748	—	[2]	(279,196)	123,552	123,552		Q1 2009
059497AD9	5,019,063	—	[2]	(4,649,648)	369,415	369,415		Q1 2009
059497AE7	6,023,080	—	[2]	(5,633,623)	389,457	389,457		Q1 2009
059500AK4	1,073,719	—	[2]	(223,026)	850,693	850,693		Q1 2009
059500AM0	279,971	—	[2]	(39,980)	239,991	239,991		Q1 2009
12513YAR1	46,179,909	—	[2]	(43,275,482)	2,904,427	2,904,427		Q1 2009
190749AN1	5,165,844	—	[2]	(4,674,925)	490,919	490,919		Q1 2009
22544QAQ2	14,679,428	—	[2]	(13,730,058)	949,370	949,370		Q1 2009
22545DAL1	18,978,397	—	[2]	(17,449,489)	1,528,908	1,528,908		Q1 2009
46629YAQ2	5,060,345	—	[2]	(4,730,706)	329,639	329,639		Q1 2009
46630JAW9	20,076,375	—	[2]	(18,747,505)	1,328,870	1,328,870		Q1 2009
55312TAQ6	1,243,450	—	[2]	(615,776)	627,674	627,674		Q1 2009
55312TAR4	1,246,413	—	[2]	(544,645)	701,768	701,768		Q1 2009
59022HEE8	1,733,805	—	[2]	(1,545,986)	187,819	187,819		Q1 2009
59023BAN4	6,816,310	—	[2]	(5,908,928)	907,382	907,382		Q1 2009
61751XAL4	2,008,458	—	[2]	(1,850,014)	158,444	158,444		Q1 2009
05949AA67	7,180,337	—	[2]	(4,018,514)	3,161,823	3,161,823		Q1 2009
05949AA75	831,546	—	[2]	(270,990)	560,556	560,556		Q1 2009
12667FR98	9,441,206	—	[2]	(3,893,272)	5,547,934	5,547,934		Q1 2009
12669DN87	2,733,589	—	[2]	(1,410,077)	1,323,512	1,323,512		Q1 2009
251510ET6	12,727,050	—	[2]	(11,016,684)	1,710,366	1,710,366		Q1 2009
79548KJH2	51,335	—	[2]	(23,450)	27,885	27,885		Q1 2009
79548KJJ8	53,540	—	[2]	(21,307)	32,233	32,233		Q1 2009
79548KJK5	28,691	—	[2]	(12,508)	16,183	16,183		Q1 2009
02148FAW5	32,011,265	—	[2]	(13,311,789)	18,699,476	18,699,476		Q1 2009
12667G8B2	299,003	—	[2]	(124,689)	174,314	174,314		Q1 2009
76110H5M7	236,856	—	[2]	(153,532)	83,324	83,324		Q1 2009
76114DAE4	18,470,379	—	[2]	(12,205,478)	6,264,901	6,264,901		Q1 2009
004421RV7	7,280,863	—	[2]	(2,325,579)	4,955,284	4,955,284		Q4 2008

continued

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
015386AA3	$4,500,000	$—	[2]	$(1,575,000)	$2,925,000	$2,925,000	Q4 2008
015386AB1	10,200,000	—	[2]	(3,570,000)	6,630,000	6,630,000	Q4 2008
015386AD7	2,437,500	—	[2]	(722,816)	1,714,684	1,714,684	Q4 2008
02148YAD6	24,448,783	—	[2]	(10,894,044)	13,554,738	13,554,738	Q4 2008
028909AC3	1,459,724	—	[2]	(481,866)	977,858	977,858	Q4 2008
03702YAC4	7,278,038	—	[2]	(2,952,438)	4,325,600	4,325,600	Q4 2008
05947UJV1	884,711	—	[2]	(566,669)	318,042	318,042	Q4 2008
05947UWC8	724,284	—	[2]	(637,873)	86,411	86,411	Q4 2008
05947UWD6	917,748	—	[2]	(838,199)	79,549	79,549	Q4 2008
05949AA75	2,375,256	—	[2]	(1,542,097)	833,159	833,159	Q4 2008
05949AM23	5,328,628	—	[2]	(3,347,549)	1,981,079	1,981,079	Q4 2008
05949AM31	1,618,515	—	[2]	(1,265,231)	353,284	353,284	Q4 2008
07388PAQ4	5,021,524	—	[2]	(4,378,524)	643,000	643,000	Q4 2008
073945AS6	1,754,077	—	[2]	(1,498,173)	255,904	255,904	Q4 2008
12558MBP6	16,579,545	—	[2]	(13,472,642)	3,106,903	3,106,903	Q4 2008
12667G8B2	444,952	—	[2]	(146,728)	298,224	298,224	Q4 2008
12669EWZ5	4,405,837	—	[2]	(2,024,744)	2,381,093	2,381,093	Q4 2008
152314DT4	1,149,308	—	[2]	(750,425)	398,883	398,883	Q4 2008
17310MAS9	4,015,015	—	[2]	(3,485,815)	529,200	529,200	Q4 2008
20173MAQ3	4,869,808	—	[2]	(4,234,308)	635,500	635,500	Q4 2008
20173QAR2	6,726,129	—	[2]	(5,859,949)	866,181	866,181	Q4 2008
21075WCJ2	1,407,861	—	[2]	(377,699)	1,030,162	1,030,162	Q4 2008
22540VHN5	2,463,713	—	[2]	(1,124,977)	1,338,736	1,338,736	Q4 2008
22545LAV1	4,260,344	—	[2]	(3,754,459)	505,885	505,885	Q4 2008
22545XAP8	33,792,994	—	[2]	(29,365,135)	4,427,859	4,427,859	Q4 2008
294751DY5	1,586,038	—	[2]	(894,024)	692,014	692,014	Q4 2008
294751FC1	2,299,916	—	[2]	(1,875,560)	424,356	424,356	Q4 2008
36228CDP5	750,894	—	[2]	(532,759)	218,135	218,135	Q4 2008
3622ECAH9	9,815,000	—	[2]	(6,403,699)	3,411,301	3,411,301	Q4 2008
3622MSAC6	14,658,028	—	[2]	(12,858,028)	1,800,000	1,800,000	Q4 2008
38500XAM4	3,263,688	—	[2]	(2,878,688)	385,000	385,000	Q4 2008
46412QAD9	6,997,504	—	[2]	(5,554,244)	1,443,260	1,443,260	Q4 2008
46625M2W8	1,708,545	—	[2]	(1,550,593)	157,952	157,952	Q4 2008
46625M2Y4	596,284	—	[2]	(442,858)	153,426	153,426	Q4 2008
46625MR27	1,555,235	—	[2]	(1,309,659)	245,576	245,576	Q4 2008
46625YQ97	4,931,368	—	[2]	(4,159,368)	772,000	772,000	Q4 2008
50179MBT7	7,930,571	—	[2]	(6,789,914)	1,140,656	1,140,656	Q4 2008
50180CAV2	6,024,175	—	[2]	(5,211,175)	813,000	813,000	Q4 2008
50180CAW0	7,183,387	—	[2]	(6,315,658)	867,729	867,729	Q4 2008
53944MAC3	6,954,397	—	[2]	(5,694,397)	1,260,000	1,260,000	Q4 2008
55312TAQ6	3,817,868	—	[2]	(2,574,418)	1,243,450	1,243,450	Q4 2008
55312TAR4	3,616,402	—	[2]	(2,369,989)	1,246,413	1,246,413	Q4 2008
55312YAT9	20,004,831	—	[2]	(17,949,031)	2,055,800	2,055,800	Q4 2008
589929JS8	4,196,584	—	[2]	(460,813)	3,735,771	3,735,771	Q4 2008
59022HEF5	1,041,525	—	[2]	(907,992)	133,533	133,533	Q4 2008
59022HEG3	217,210	—	[2]	(129,739)	87,471	87,471	Q4 2008
59022HEH1	148,995	—	[2]	(100,815)	48,180	48,180	Q4 2008
59022HEJ7	163,421	—	[2]	(75,981)	87,440	87,440	Q4 2008
60687VAN5	3,276,152	—	[2]	(2,857,652)	418,500	418,500	Q4 2008
617453AC9	4,941,714	—	[2]	(4,307,214)	634,500	634,500	Q4 2008
617453AD7	6,839,059	—	[2]	(6,037,244)	801,815	801,815	Q4 2008
61746WE97	982,114	—	[2]	(622,238)	359,876	359,876	Q4 2008
61746WF21	198,149	—	[2]	(108,779)	89,370	89,370	Q4 2008
61749MAG4	2,463,365	—	[2]	(2,174,584)	288,781	288,781	Q4 2008
70556RAD3	41,824,931	—	[2]	(16,186,786)	25,638,145	25,638,145	Q4 2008
74040KAC6	14,387,860	—	[2]	(7,644,893)	6,742,967	6,742,967	Q4 2008

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
74924PAJ1	$1,071,735	$—	[2]	$(577,030)	$494,705	$494,705	Q4 2008
760985U58	380,419	—	[2]	(70,655)	309,764	309,764	Q4 2008
760985U66	166,134	—	[2]	(69,050)	97,084	97,084	Q4 2008
76110HQT9	2,966,509	—	[2]	(1,968,981)	997,528	997,528	Q4 2008
76110VLD8	2,354,851	—	[2]	(467,251)	1,887,601	1,887,601	Q4 2008
76110VPJ1	2,462,808	—	[2]	(780,464)	1,682,344	1,682,344	Q4 2008
76110VPU6	1,428,428	—	[2]	(659,001)	769,427	769,427	Q4 2008
76110VTQ1	6,999,985	—	[2]	(6,060,515)	939,470	939,470	Q4 2008
76110WRX6	4,096,799	—	[2]	(1,412,549)	2,684,250	2,684,250	Q4 2008
76110WVT0	1,123,115	—	[2]	(565,567)	557,549	557,549	Q4 2008
76113GAC2	4,756,743	—	[2]	(4,437,090)	319,653	319,653	Q4 2008
92978QAT4	20,021,630	—	[2]	(17,893,630)	2,128,000	2,128,000	Q4 2008
939344AN7	10,000,000	—	[2]	(3,054,200)	6,945,800	6,945,800	Q4 2008
93934DAQ0	87,351	—	[2]	(51,823)	35,528	35,528	Q4 2008
94980KAQ5	1,103,943	—	[2]	(643,629)	460,314	460,314	Q4 2008
059500AK4	10,014,230	—	[2]	(8,891,170)	1,123,060	1,123,060	Q4 2008
059500AM0	3,181,507	—	[2]	(2,885,786)	295,721	295,721	Q4 2008
004421RV7	9,463,168	7,747,697	[1]	(1,715,471)	7,747,697	7,003,715	Q3 2008
03702YAC4	21,627,908	—	[2]	(14,058,108)	7,569,800	7,569,800	Q3 2008
05949AM31	1,873,669	1,656,719	[1]	(216,950)	1,656,719	739,839	Q3 2008
12558MBP6	19,071,607	16,855,724	[1]	(2,215,883)	16,855,724	5,396,442	Q3 2008
55312TAQ6	10,046,558	—	[2]	(6,083,638)	3,962,920	3,962,920	Q3 2008
55312TAR4	11,893,403	—	[2]	(8,099,902)	3,793,501	3,793,501	Q3 2008
589929JS8	5,505,188	—	[2]	(694,732)	4,810,456	4,810,456	Q3 2008
59022HEF5	1,160,443	1,060,145	[1]	(100,298)	1,060,145	445,708	Q3 2008
59022HEG3	575,821	229,619	[1]	(346,202)	229,619	266,453	Q3 2008
59022HEH1	259,151	161,404	[1]	(97,747)	161,404	233,878	Q3 2008
59022HEJ7	327,200	188,252	[1]	(138,948)	188,252	232,061	Q3 2008
74040KAC6	15,328,440	—	[2]	(940,580)	14,387,860	14,387,860	Q3 2008
004421RV7	13,293,979	10,420,391	[1]	(2,873,588)	10,420,391	8,677,457	Q2 2008
05947UJV1	1,613,758	1,063,032	[1]	(550,726)	1,063,032	2,510,921	Q2 2008
152314DT4	1,874,385	1,222,995	[1]	(651,390)	1,222,995	1,436,123	Q2 2008
59022HEG3	698,839	588,230	[1]	(110,609)	588,230	460,785	Q2 2008
59022HEH1	644,929	271,560	[1]	(373,369)	271,560	412,942	Q2 2008
59022HEJ7	1,010,816	352,031	[1]	(658,785)	352,031	628,144	Q2 2008
74040KAC6	16,983,047	—	[2]	(834,284)	16,148,763	16,148,763	Q2 2008
46625M2Y4	1,434,849	674,165	[1]	(760,684)	674,165	727,135	Q1 2008
59022HEJ7	1,064,661	1,035,647	[1]	(29,014)	1,035,647	756,208	Q1 2008
61746WE97	1,687,099	1,085,336	[1]	(601,763)	1,085,336	1,710,037	Q1 2008
61746WF21	659,501	249,760	[1]	(409,741)	249,760	545,244	Q1 2008
68400XBL3	557,541	280,704	[1]	(276,837)	280,704	426,874	Q1 2008
760985U66	867,188	—	[2]	(536,924)	330,264	330,264	Q4 2007
363259AA0	15,000,000	—	[2]	(4,800,000)	10,200,000	10,200,000	Q4 2007
61746WF21	771,351	676,705	[1]	(94,646)	676,705	556,580	Q4 2007
760985U58	2,813,940	911,116	[1]	(1,902,824)	911,116	2,421,305	Q4 2007
76110WRX6	5,900,848	4,987,584	[1]	(913,264)	4,987,584	4,149,159	Q4 2007
652454BB4	10,000,000	—	[2]	(1,500,000)	8,500,000	8,500,000	Q3 2007
652454BC2	5,000,000	—	[2]	(850,000)	4,150,000	4,150,000	Q3 2007
52518RBE5	1,322,892	—	[2]	(333,510)	989,382	989,382	Q2 2006
74681@AK5	4,500,000	—	[2]	(2,487,421)	2,012,579	2,012,579	Q3 2003
Total				$(3,074,384,468)

[1]	Impairment based on undiscounted cash flows.
[2]	Impairment based on Fair Value.
*	Securities identified as having a net present value of $0.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TIAA Real Estate Account, has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 27th day of April, 2011.

TIAA REAL ESTATE ACCOUNT

By: TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By:	/s/ Roger W. Ferguson, Jr.

Roger W. Ferguson, Jr.
President and Chief Executive
Officer and Trustee

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Ferguson, Jr.	President and Chief Executive Officer (Principal Executive Officer) and Trustee	April 27, 2011

Roger W. Ferguson, Jr.

/s/ Virginia M. Wilson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2011

Virginia M. Wilson

*	Chairman of the Board of Trustees	April 27, 2011

Ronald L. Thompson

*	Trustee	April 27, 2011

Jeffrey R. Brown

*	Trustee	April 27, 2011

Robert C. Clark

*	Trustee	April 27, 2011

Lisa W. Hess

*	Trustee	April 27, 2011

Edward M. Hundert, M.D.

*	Trustee	April 27, 2011

Lawrence H. Linden

*	Trustee	April 27, 2011

Maureen O’Hara

*	Trustee	April 27, 2011

Donald K. Peterson

*	Trustee	April 27, 2011

Sidney A. Ribeau

*	Trustee	April 27, 2011

Dorothy K. Robinson

*	Trustee	April 27, 2011

David L. Shedlarz

*	Trustee	April 27, 2011

David F. Swensen

*	Trustee	April 27, 2011

Marta Tienda

*	Trustee	April 27, 2011

Rosalie J. Wolf

/s/ Stewart P. Greene

          * Signed by Stewart P. Greene as attorney in fact pursuant to powers of attorney filed herewith